As filed with the Securities and Exchange Commission on February 2, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form S-1

INTERNATIONAL BATTERY METALS LTD.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	1400	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

6100 Tennyson Parkway, Suite 240
Plano, Texas 75024
(832) 683-8839
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Norma Garcia
General Counsel
International Battery Metals Ltd.
6100 Tennyson Parkway, Suite 240
Plano, Texas 75024
(832) 683-8839
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies To

Kara L. MacCullough

Grant J. Levine

Greenberg Traurig, P.A.

401 East Las Olas Boulevard, Suite 2000

Fort Lauderdale, FL 33301

(954) 765-0500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by market and other conditions.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The selling shareholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Subject to completion, dated February 2, 2026

51,530,518 Common Shares

INTERNATIONAL BATTERY METALS LTD.

We have completed a private placement of units, with each unit consisting of one common share and one warrant (which represents the right to acquire one common share). This prospectus relates to the registration of the resale or other distribution by the selling shareholder named herein of the shares and the shares underlying the warrants issued as part of the private placement. Specifically, this prospectus relates to the resale or other disposition of up to 51,530,518 of our common shares (“Common Shares”), consisting of up to 25,765,259 Common Shares previously issued and up to 25,765,259 Common Shares that may be issued upon the exercise of warrants to purchase Common Shares (“Warrants”) by the selling shareholder named in this prospectus. Our Common Shares are listed on the TSX Venture Exchange (the “TSXV”) under the symbol “IBAT.” Our Common Shares also quoted in the United States on the OTCQB Venture Market of the OTC Markets Group, Inc. (“OTC”) under the symbol “IBATF”. On January 30, 2026, the last reported sale price of our Common Shares on the TSXV was CAD$0.1300 per share, or US$0.0959 based on the exchange rate of CAD$1.3562 to US$1.00 as published by the Bank of Canada as of that date. On January 30, 2026, the last reported sales price of our Common Shares on the OTCQB was US$0.0950 per share.

We are registering the offer and sale of the shares covered by this prospectus to satisfy certain registration rights we have granted to the selling shareholder. The selling shareholder may, from time to time, sell, transfer or otherwise dispose of any or all of their Common Shares or interests in their Common Shares on the TSXV or any stock exchange, market or trading facility on which the Common Shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices on the TSXV at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. We will not receive any of the proceeds from the sale or other disposition of the Common Shares by the selling shareholder. We will, however, receive the net proceeds of any Warrants exercised for cash. See “Use of Proceeds” on page 28 and “Plan of Distribution” beginning on page 71 of this prospectus for more information. In connection with any sales of shares offered hereunder, the selling shareholder and any agents, brokers or dealers participating in such sales may be deemed to be “underwriters” within the meaning of the U.S. Securities Act of 1933, as amended (the “Securities Act”).

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012, as amended, (the “JOBS Act”), and, a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K under the Securities Act, as such, we have elected to comply with certain reduced public company reporting requirements. See “Prospectus Summary – Implications of Being an Emerging Growth Company and a Smaller Reporting Company.” In addition, our Common Shares are subject to the penny stock rules under the Securities Exchange Act of 1934, as amended, and subject to certain requirements prior to and following their sale and certain risks associated with offering a penny stock. See “Risk Factors – Risks related to our Common Shares”.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 5 of this prospectus for a discussion of the risks that you should consider in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated February    , 2026.

Neither we nor the selling shareholder have authorized any other person to provide you with different or additional information other than that contained in this prospectus. We and the selling shareholder take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide. The selling shareholder is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus or such other date stated in this prospectus, and our business, financial condition, results of operations and/or prospects may have changed since those dates.

For investors outside the United States: We have not, and the selling shareholder has not, taken any action that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities covered hereby and the distribution of this prospectus outside the United States.

In this registration statement, unless the context otherwise requires, the terms “we,” “us,” “our,” “Company” or “IBAT” refer to International Battery Metals Ltd., together with its direct and indirect wholly-owned subsidiaries, IBAT USA, Inc. and Selective Adsorption Lithium Inc.

Unless otherwise noted herein, all references to “CDN$,” “CAD$,” or “Canadian dollars” are to the currency of Canada and “$,” “dollars,” “US$,” “United States dollars,” or “U.S. dollars” are to the currency of the United States.

i

IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY
AND A SMALLER REPORTING COMPANY

As a company with less than $1.235 billion in revenue during its most recently completed fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). As an emerging growth company, we may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include:

●	Reduced disclosure about the Company’s executive compensation arrangements;

●	Exemptions from non-binding shareholder advisory votes on executive compensation or golden parachute arrangements;

●	The Company’s election under Section 107(b) of the Jumpstart Our Business Startups Act of 2012 to delay adoption of new or revised accounting standards with different effective dates for public and private companies until those standards would otherwise apply to private companies; and

●	An exemption from the auditor attestation requirement under Section 404(b) of the Sarbanes-Oxley Act of 2002 in respect of management’s assessment of the Company’s internal control over financial reporting, which requirement would otherwise apply if we ceased to qualify as a smaller reporting company under the rules of the SEC.

We may take advantage of these accommodations until the last day of the fiscal year following the fifth anniversary of the date on which it first sells common equity securities pursuant to a registration statement under the Securities Act, or such earlier time that we are no longer an emerging growth company. We will remain an “emerging growth company” until the earliest of (a) the last day of the first fiscal year in which our annual gross revenues exceed $1.235 billion, (b) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, (c) the date on which we have issued more than $1.0 billion in nonconvertible debt during the preceding three-year period or (d) the last day of our fiscal year containing the fifth anniversary of the date on which we completed our initial public offering of securities.

We cannot predict whether investors will find the Common Shares less attractive because we rely upon certain of these exemptions. If some investors find the Common Shares less attractive as a result, there may be a less active trading market for the Common Shares and the Common Share price may be more volatile. On the other hand, if we no longer qualify as an emerging growth company, we would be required to divert additional management time and attention from the Company’s development and other business activities and incur increased legal and financial costs to comply with the additional associated reporting requirements, which could negatively impact the Company’s business, financial condition and results of operations.

We are also a “smaller reporting company” as defined under the Securities Act and Exchange Act. We may continue to be a smaller reporting company so long as either (i) the market value of our Common Shares held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our Common Shares held by non-affiliates is less than $700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and have reduced disclosure obligations regarding executive compensation, and, similar to emerging growth companies, if we are a smaller reporting company under the requirements of (ii) above, we would not be required to obtain an attestation report on internal control over financial reporting issued by our independent registered public accounting firm.

We may choose to take advantage of some or all of these exemptions. We have taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock.

ii

RISK FACTORS SUMMARY

The following is a summary of some of the principal risks that could adversely affect our business, financial condition, or results of operations. This summary should be read together with the more detailed description of each risk contained in the section “Risk Factors” in this prospectus.

Risks Related to Our Business

●	We are in the early commercialization stage of our business and have a very limited history of operations, and therefore will be subject to many risks.
●	Our success as a company developing technology to extract and process lithium chloride depends largely on our research and development capabilities and our ability to secure capital to fund operations.
●	We have historically incurred losses, expect future losses, and may never achieve or maintain profitability.
●	The success of our business will depend on our ability to convert target customers into future pipeline of potential contracts and future contracted revenues into actual revenues, and we may fail to do so. We may be exposed to counterparty risks with respect to our arrangements with future customers. Our prospects and operations may be adversely affected by changes in demand for lithium-based products.
●	We are a pre-revenue, development stage company with an untested business plan in an industry with no generally accepted measure of the market size, which makes it difficult for us to forecast our financial results, creates uncertainty as to how investors will evaluate our prospects, and increases the risk that we will not succeed.
●	As a development stage company, we are subject to the risks associated with new businesses.
●	We have a large, accumulated deficit, expect future losses, and may never achieve or maintain profitability.
●	Our failure to manage our anticipated growth successfully may adversely affect our operating results.
●	Our ability to continue as a going concern is dependent on several factors beyond our control.
●	We will need to continue to raise capital and we face various risks in doing so.
●	We face intense competition, and we may not be able to compete successfully.
●	Demand and fluctuation in market prices for lithium will greatly affect the results of our operations and our ability to successfully execute on our business plan.
●	Our long-term success depends on our ability to create lithium chloride, to successfully identify providers of the carbonation process to create lithium carbonate and then to enter into and deliver lithium carbonate product under offtake agreements.
●	We may not be successful in our efforts to lease our MDLE Plant or license our technology, which could adversely affect our business.
●	There is risk to the growth of lithium markets and the supply of lithium sources.
●	As a smaller, development-stage company, we are likely to be more sensitive to competitive pressures that will cause our revenues and gross margins to fluctuate from quarter to quarter.
●	We rely on our management and key employees, and we may not be able to attract, train and retain a sufficient number of qualified employees to maintain and grow our business.
●	Volatility in the demand for lithium products or the development of alternative battery technologies that do not utilize lithium inputs may negatively impact overall prospects for growth of lithium marketing and pricing.
●	Changes in government incentives relating to lithium-based end products may negatively impact our future success.
●	Environmental risks and stringent regulations related to lithium-based products may lead to additional disclosure requirements and substantial expenditures to ensure compliance.
●	Our business is subject to hazards common to chemical and natural resource extraction businesses, any of which could injure our employees or other persons, damage our facilities or other properties, interrupt our production and adversely affect our reputation and results of operations.
●	Uncertain geopolitical tensions between the United States and China may adversely affect demand for lithium-based products.
●	We may be exposed to claims and other legal actions that may adversely affect us.
●	We expect that we will be dependent on one or a small group of customers for most of our revenue, and our failure to expand our customer base would have an adverse effect on our business growth and may result in changes to our business strategy.
●	Our dependence on third-party suppliers could negatively affect our operating results.

iii

●	Global financial conditions pose risks for us.
●	We may not be able to obtain or maintain sufficient general liability insurance.
●	Increased cybersecurity requirements, vulnerabilities, threats and more sophisticated and targeted computer crime could pose a risk to our systems, networks, products, solutions, services and data.
●	We have no restrictions on the ability of our directors and officers to serve on the boards of directors or as officers of other companies, with the result that potential conflicts of interest may arise.
●	The requirements of being a reporting public company in the United States may strain our resources and divert management’s attention.
●	We have identified a material weakness in our internal controls over financial reporting and if we are unable to remediate this material weakness, we may not be able to accurately or timely report our financial condition or operations.
●	Changes in U.S. tax laws and tax examinations could have a material adverse effect on our business, cash flow, results of operations and financial conditions.
●	We face risks relating to natural disasters, public health crises, political crises, and other catastrophic events or other events outside of our control.
●	We are required to comply with anti-corruption and bribery laws, and the potential for significant penalties could result in material adverse effect on our reputation and results of operations.
●	We may qualify as a passive foreign investment company, or “PFIC,” which could result in adverse U.S. federal income tax consequences to U.S. investors.

Risks Related to Government Regulation

●	We anticipate that we are and will continue to be, subject to the authority and approvals of certain regulatory agencies, both domestically and internationally, with regard to the development, testing, manufacture, and installation of the MDLE Plant, and there can be no assurance that any required regulatory approvals may be obtained or maintained.
●	We may not have or be able to obtain adequate funding to complete any additional studies or other steps that regulatory authorities may impose in assessing our technology for regulatory approval.
●	Domestic and foreign government regulation and enforcement of data practices and data tracking technologies is expansive, broadly defined and rapidly evolving. Such regulation could directly restrict portions of our business.
●	Indemnification of our officers and directors may cause us to use corporate resources to the detriment of our shareholders.
●	Resource Extraction companies are subject to numerous stringent laws, regulations and standards, including environmental protection laws and regulations. If any changes occur that would make these laws, regulations and standards more stringent, it may require capital outlays in excess of those anticipated or cause substantial delays, which would have a material adverse effect on our operations.
●	Canada’s new modern slavery reporting legislation may adversely affect supply chains and the Company’s business and retention of key employees, directors, and officers.

Risks Related to Intellectual Property

●	Patent terms may be inadequate to protect our competitive position on our core technology for an adequate amount of time and do not necessarily address all potential threats to our business.
●	We may be subject to claims that our employees, consultants or independent contractors have wrongfully used or disclosed confidential information of their former employers or other third parties.
●	Our ability to obtain intellectual property protection for our technology is limited. If we cannot obtain intellectual property protection for our technology our business may be negatively impacted.
●	If we infringe the intellectual property rights of others, we may be required to cease operations related to infringement in some markets and our business may be negatively affected.

Risks related to our Common Shares

●	Our Common Shares are listed on the TSX Venture Exchange and quoted on the OTCQB however the shares are thinly traded and the public price for our Common Shares is volatile. We can offer no assurance that an active trading market for our Common Shares will develop or that the public price of our Common Shares will become less volatile
●	This is not an initial public offering of stock to investors at large, and there is no guarantee that the selling shareholder will sell the Common Shares. Alternatively, if a large number of Shares are sold, the public price of our Common Shares on the TSXV or OTCQB will decrease.
●	If we sell Common Shares in future financings or if we issue shares related to warrants, options and restricted share units, existing shareholders may experience immediate dilution and our share price may decline consequently.
●	Our Common Shares are considered a “penny stock,” and is thereby subject to additional sale and trading regulations that may make it more difficult to sell. Further, the market for penny stocks has suffered in recent years from patterns of fraud and abuse.

iv

GLOSSARY OF INDUSTRY TERMS

Unless otherwise indicated in this prospectus, the following terms have the indicated meanings.

“DLE” means direct lithium extraction.

“EVs” means electric vehicles.

“ESG” means environmental, social, and governance.

“mg/L” milligrams per liter.

“MDLE” means modular direct lithium extraction.

“ppm” means parts per million.

v

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains statements that we believe are, or may be considered to be, “forward-looking statements” within the meaning of U.S. federal securities laws and Canadian provincial and territorial securities laws. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on current beliefs, expectations or assumptions, whether express or implied, regarding the future of the business, future plans and strategies, operational results and other future conditions and are being made pursuant to the “safe harbor” provisions of U.S. federal securities laws and Canadian provincial and territorial securities laws.

All statements other than statements of historical fact included in this registration statement regarding the prospects of the Company’s industry or its prospects, plans, financial position or business strategy may constitute forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking words such as “plans,” “expects” or “does not expect,” “is expected,” “look forward to,” “budget,” “scheduled,” “estimates,” “forecasts,” “will continue,” “intends,” “the intent of,” “have the potential,” “anticipates,” “does not anticipate,” “believes,” “should,” “should not,” or variations of such words and phrases that indicate that certain actions, events or results “may,” “could,” “would,” “might,” or “will,” “be taken,” “occur,” or “be achieved,” or the negative of these terms or variations of them or similar terms. Furthermore, forward-looking statements may be included in various filings that we make with the SEC or press releases or oral statements made by or with the approval of one of the Company’s authorized executive officers. Although we believe that the expectations reflected in these forward-looking statements are reasonable, it cannot assure you that these expectations will prove to be correct. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements.

Specifically, this prospectus contains forward-looking statements regarding:

●	any assumptions that we make regarding the data that we may rely on as well as our knowledge of the industry;

●	our strategy, future operations, financial positions, estimated revenues and losses, forecasts, projected costs, prospects and plans;

●	our ongoing commitment to research and development and innovation;

●	our intention to expand into new geographical areas as well as our opportunities and strategies for growth, including our intention to expand into international markets;

●	our ability to identify and pursue customers that are complementary to our strategy;

●	our expectations regarding competition in the industry, as well as our ability to compete effectively;

●	our ability to attract and retain talent and the effectiveness of our compensation strategies and leadership;

●	our future capital requirements and ability to source additional working capital, as well the uses of such funds;

●	our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

●	our expectations regarding the expenses that we may incur, as well as our ability to generate revenue and sustain profitability; and

●	our ability to comply with the various obligations of our existing license agreements and any future license agreements that we may enter into.

vi

These forward-looking statements reflect our current views about future events and are subject to risks, uncertainties, and assumptions. Forward-looking information contained in this prospectus while considered reasonable by us as of the date of such statements, does not take into account the effect of transactions or other items announced or occurring after the statements are made. We undertake no obligation to update forward-looking statements to reflect events or circumstances after the date hereof, unless otherwise required by law. You should not place undue reliance on any forward-looking statements contained in this prospectus. We wish to caution readers that certain important factors may have affected and could in the future affect our actual results and could cause actual results to differ significantly from those expressed in any forward-looking statement. The most important factors that could prevent us from achieving our goals, and cause the assumptions underlying forward-looking statements and the actual results to differ materially from those expressed in or implied by those forward-looking statements include, but are not limited to, the following:

●	our ability to compete with other companies and implement a robust business plan;

●	our belief in the sufficiency of our intellectual property rights in our technology;

●	the success or failure of management’s efforts to continue to develop the next generation of our MDLE Plant technology;

●	our ability to attract a substantial customer base to successfully establish and maintain appropriate collaborations and derive significant revenue from those collaborations;

●	rapid technological change that could cause our technology to become obsolete and if we do not improvise on our technology through our research and development efforts, we may be unable to effectively compete;

●	the loss of key members of our management team;

●	our ability to expand in existing and new markets;

●	our ability to obtain adequate or timely funding to expand our business; and

●	other risks, including those described under the headings “Risk Factors Summary” and “Risk Factors” in this prospectus.

You are advised to consult any additional disclosures we make in its reports to the SEC. All subsequent written and oral forward-looking statements attributable to we or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements contained in this prospectus.

vii

PROSPECTUS SUMMARY

This summary highlights information contained in greater detail elsewhere in this prospectus. This summary is incomplete and does not contain all the information you should consider in making your investment decision. You should read the entire prospectus carefully before investing in our Common Shares. You should carefully consider, among other things, our financial statements and the related notes and the sections entitled “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus. Unless otherwise indicated or the context otherwise requires, the terms “we,” “us,” “our,” and “our company” refer to International Battery Metals, Inc.

Our Company

Overview

We are an advanced technology and manufacturing company focused on exploiting our proprietary and patented technology used in our modular direct lithium extraction plants, or MDLE Plants, to assist owners of lithium brine deposits to extract lithium chloride at sufficient concentration and purity to economically facilitate the production of Lithium Carbonate, an integral component in the manufacture of batteries. Our proprietary and patented MDLE Plant is (1) modular, meaning it can be deployed and then redeployed at a different brine deposit when the resource source is spent and (2) scalable, meaning the component-driven system can specifically configure valves, pumps, our propriety columns and media and many other pieces to customize the plant to a customer’s requirements based on their needs and that multiple MDLE Plants can be linked together based on the characteristics of the resource location. In addition, our proprietary absorption extraction process is designed to be an environmentally responsible, low-cost method of producing high-quality commercial grade lithium products.

We believe our MDLE Plants can be utilized by owners on a variety of different brine deposits including, (i) salar or salt lake brine deposits, such as those found in the Lithium Triangle of Argentina, Chile and Bolivia, (ii) brine reservoirs in the US and Canada, including in the US states of North Dakota, Wyoming, Oklahoma, Pennsylvania, Arkansas and Texas (including the Smackover geological formation found in Arkansas and Texas), and (iii) any other naturally occurring lithium brine deposits around the world. In addition, we plan to market our technology to industrial customers who have lithium rich brine by-products from their operations. While our existing MDLE Plant was initially designed for potential customers in the Lithium Triangle, we believe that the US owners of brine reservoirs, especially within the Smackover geological formation in Arkansas and Texas, are currently best positioned to benefit from our existing MDLE Plant. Consequently, we are actively marketing our current MDLE Plant and our technology to US owners of brine reservoirs and anticipate that we will need to spend between $1.0 million and $10.0 million to customize the existing MDLE Plant to meet the needs of this initial customer depending on the reservoir’s lithium concentration and purity. We have not yet delivered MDLE Plants nor licensed our technology to customers and are therefore a pre-revenue company.

Market Opportunity

In recent years, the lithium-ion battery market has been the primary driver of the growth of lithium demand and is anticipated to continue to drive growth in the future according to a report by McKinsey & Company dated January 16, 2023. The proliferation of vehicle electrification has required a significant increase in the production of lithium-ion batteries, which is expected to drive lithium market growth over time. Moreover, pressure from regulators on automakers to reduce carbon dioxide emissions from vehicles has resulted in further demand for lithium-ion batteries in the automotive sector, as automakers shifted interest toward producing more EVs. However, according to Goldman Sachs Research report dated May 21, 2024 recent market forecast for demand associated with the EV market, a primary market for lithium-ion batteries, has declined as the rate of sales growth for EVs has slowed. According to a Fastmarkets report dated February 6, 2025, a leading cross-commodity price reporting agency in the agriculture, forest products and metals and mining markets, this has led to market perception that the lithium market is oversupplied and resulted in a dramatic decline in prices for lithium carbonate and lithium hydroxide, the primary lithium compounds used to produce lithium-ion batteries. We expect these market conditions to continue for the next year or two, which emphasizes the importance of being the low-cost lithium extraction technology.

Traditionally, lithium has been produced from either hard rock mining or solar evaporation ponds which each produce lithium with high environmental costs.

●	Hard rock mining entails drilling and blasting of solid rock in open pit mines to obtain the lithium containing minerals spodumene, lepidolite or petalite which can be crushed and processed to extract lithium. The hard rock mining process is very energy intensive and consumes large quantities of water and chemicals. Furthermore, hard rock mining produces significant amount of waste rock or tailings which can contain toxic chemicals or heavy metals.

●	In solar evaporation for lithium extraction, lithium containing brines are pumped from underground aquifers into large ponds on the surface, resulting in the long-term depletion of the aquifer. This process consumes a staggering amount of water, with some studies, including a June 2024 report by the International Lithium Association, reflecting that approximately 180+ metric tons of water is necessary to produce 1 metric ton of lithium. The brine is concentrated by allowing the water to evaporate over 12 to 18 months. The brine is then processed to extract the lithium salts by removing other metals and dissolved solids through chemical processes that include large quantities of freshwater, often depleting, and risking contamination of nearby freshwater aquifers. The lithium salts are then further processed into either lithium carbonate or lithium hydroxide for shipment to customers.

1

In response to the environmental costs of hard rock mining and the use of solar evaporation to extract lithium compounds, the industry has focused on developing direct lithium extraction (“DLE”) technologies. DLE technologies are focused on extracting the lithium compounds directly from the brine and allowing the brine to be re-injected back into the reservoir.

While DLE technologies still require freshwater, the systems are designed to recycle the freshwater to reduce the environmental impact. The development of DLE technologies have focused on absorption and adsorption technologies, ion exchange, solvent extraction and membrane technologies. While each of these technologies have made advancements in the laboratory and small pilot scale projects, the first generation of technology, on which our absorption process technology was designed and overseen by our founder, Dr. Burba, was used to achieve commercial success at a facility in Argentina. This was one of the first DLE projects in the world at the time and one of only a few commercial DLE facilities in operation today. based on the first generation of technology on which our technology is based.

Our Strategy

Our strategy is to deploy our current MDLE Plant and continue to build upon our proprietary DLE technology developed by Dr. Burba to develop and deploy additional MDLE plants. We believe that our strategy of employing advanced brine extraction technologies and methodologies for selective mineral extraction is less capital intensive and a more environmentally responsible approach compared to traditional lithium extraction processes of hard rock mining and solar evaporation. We believe that this approach is environmentally sustainable because our process does not deconstruct land structures as is the case from hard rock mining nor does it waste precious water as is the case in solar evaporation. Instead, our technology is designed to extract the desired lithium chloride from subsurface brine and typically re-injects the brine into the aquifer to maintain pressure after lithium extraction. Essential features of our growth strategy include:

●	Deploy our current MDLE Plant in a Commercial Setting. We believe we are one of the first DLE technology providers that has developed and deployed a commercial scale direct lithium extraction plant in the U.S. and the only that has developed a modular plant. Our MDLE Plant produces lithium chloride which is then converted to lithium carbonate in a separate refining unit. Our existing MDLE Plant was deployed during a three-month demonstration period in 2024 during which it produced approximately 25 metric tons of battery-grade lithium carbonate. We intend to build upon this success by deploying our current MDLE Plant with an owner of an oil field brine reservoir that is interested in implementing DLE technologies. While our MDLE Plants are modular and capable of being located on a wide variety of geographies, we need to customize the MDLE Plant to the specific needs and resources of each customer and depending on the lithium content within a specific brine resource. We are currently targeting deploying our existing MDLE Plant at naturally occurring brine reservoirs in the U.S and based on ongoing discussions with potential customers and their requirements based on their specific brine concentrations, we anticipate that we will need to spend between $1.0 million and $10.0 million for customizations, which could include adding components such as additional heat exchangers, pumps, condensate coolers, a reverse osmosis unit, chillers, tanks and pipelines to increase the flowrate to fully utilize the twelve-column absorption capacity and expand the MDLE Plant’s capacity. Our MDLE Plant currently produces lithium chloride which is then converted to lithium carbonate in a separate refining unit.

●	Continue Development of Our MDLE Plant Technology. We believe that our patented MDLE Plant technology will continue to be an important component of the energy transition. We are currently in the preliminary stages of researching and developing the media and design for the next generation of our MDLE Plant technology which we anticipate could provide customers with additional options for processing brine solutions and increasing lithium chloride production.

●	Explore Opportunities in new geographic areas. We believe there is increasing support by U.S. and international governments for the sustainable production of lithium compounds. We plan to continue to explore opportunities in various areas within North America and in new geographical areas. For example, we entered into an 18-month exclusive collaboration agreement on September 30, 2025, with a major Middle East energy services provider to jointly pursue DLE opportunities across the region. The agreement contemplates joint participation in proposals and tenders and provides the counterparty the exclusive right to receive and operate processing plants based on our proprietary DLE technology in Saudi Arabia, UAE and Oman for an 18-month period, subject to a three-year extension if a project is contracted during the initial term.

●	License our technology. We believe there will be opportunities to license our technology to lithium brine resource developers to allow them to deploy our proprietary columns, media, and processes in their plant and developments, thus allowing them to control the construction of their own DLE plant while also benefitting from our technology.

●	Engage in joint-ventures. We will evaluate opportunities to enter into joint venture agreements or strategic partnerships with one or more parties, including landowners, producers and financial backers, to participate in the full development of lithium brine resources. While we have not yet identified a joint venture partner, we anticipated that we would deploy IBAT’s MDLE technology into the development and participate in the extraction of brine resources, full plant development, and ultimate sale of lithium carbonate. We are also exploring opportunities, working with key third party vendors, to provide potential customers with end-to-end solutions for lithium carbonate. Our MDLE Plant produces lithium chloride which must then be converted to lithium carbonate (the input for battery production) in a separate refining unit. We believe that providing customers a turn-key solution, from brine to lithium carbonate, will make our MDLE Plant more attractive to potential customers.

Our Strengths and Competitive Advantage

We believe our proprietary and patented MDLE Plant technology provides us the following competitive advantages as compared to other DLE technologies and other lithium extraction processes:

●	Has Demonstrated Commercial-Scale Technology. We believe that the results of our 2024 demonstration study support that our proprietary MDLE Plant technology is capable of achieving commercial scale production of lithium chloride, which can be processed into lithium carbonate, with over 99% purity. We intend to build upon this success by deploying our initial MDLE Plant with industrial customers that have already committed to DLE technologies. While our MDLE Plants are modular and capable of being located on a wide variety of geographies, the MDLE Plant must be customized to the specific needs and resources of each customer and depending on the lithium content within a specific brine resource. As we are currently targeting deploying our existing MDLE Plant at naturally occurring brine reservoirs in the U.S., we anticipate that we will need to spend between $1.0 million and $10.0 million for customizations, which could include adding components to increase the flowrate to fully utilize the twelve-column absorption capacity and expand the MDLE Plant’s capacity.

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●	Increases Lithium Recovery through our Highly Selective Proprietary Absorption Technology. The proprietary absorbent utilized in our proprietary extraction columns is highly selective of lithium ions and screens for chloride ions which efficiently produces a lithium chloride solution by flushing the extraction columns with fresh or brackish water. Competing direct lithium extraction technologies use various combinations of selective membranes and ion exchanges, requiring alternating applications of acids and bases with less selectivity, resulting in having to run multiple cycles and generating excess salts as waste materials. Our process benefits from reduced cycles, reducing energy consumption, eliminating most of the chemicals and avoiding waste materials.

●	Maximizes Water-Conservation through Reduced Water Usage and Waste. Our MDLE Plant and extraction process for lithium chloride has significant water conservation advantages for both the management of the brine aquifers and reduction of clean water usage as compared to other DLE technologies. Our proprietary process maintains the cleanliness of the water used in the process because it does not require chemicals for the lithium extraction and the operator of the brine re-injects the remaining brine back into the reservoir.

●	Eliminates Dangerous Chemicals in the Lithium Extraction Process. Our proprietary MDLE extraction absorption process does not rely on hydrochloric acid and sodium hydroxide to process the brine. Instead, our absorbent removes the lithium and allows the remaining brine to be injected back into the aquifer without further treatment. This has cost advantages over competitors that use chemicals in their process as they must either dispose of the contaminated brine (reducing the brine aquifer) or further process the brine for reinjection. Additionally, for the clean water used in our process, we believe that we will be able to recycle up to 98% of the water due to the efficiency of our reverse osmosis unit and incorporation of mechanical evaporation.

●	Enhances Optionality for Plant Design and Reduce CapEx Through our Patented Modular Technology. We believe that the modular design of our proprietary and patented MDLE Plant provides an economic advantage compared to existing alternative technologies based on our ability to customize the plant to reflect site limitations and requirements. Our MDLE Plant customers can customize the MDLE Plant to meet the specific site requirements, by modifying the number and size of the modules to support the size and geography of the resource site, the quantity of brine available, the concentration of lithium in the brine, and their desired level of production. Furthermore, the modularity gives customers the option to scale up operations by adding additional modules in the future with little disruption to the existing operations. The modules are fabricated in manufacturing facilities and then transported by trucks to the site, which reduces costs from traditional onsite construction plants. Our existing MDLE Plant must be customized to the specific needs and resources of each customer and depending on the lithium content within a specific brine resource For example, based on ongoing discussions with potential customers in the U.S. and their requirements based on their specific brine concentrations, we anticipate that we may add components such as additional heat exchangers, pumps, condensate coolers, a reverse osmosis unit, chillers, tanks and pipelines to increase the flowrate to fully utilize the twelve-column absorption capacity and expand the MDLE Plant’s capacity (which would have a cost of up to $10.0 million).

●	Deliver Customers Cost-Efficient DLE with Reduced Operating Costs. As a result of our highly selective absorption process and the elimination of chemicals from the extraction process, we believe our MDLE Plant is more efficient for customers and has lower operating costs as compared to our DLE competitors.

Recent Developments

On October 30, 2025, the Company and EV Metals 7 LLC (“EV Metals”), a company controlled by Jacob Warnock, a director of the Company came to an agreement under the letter agreement entered into on February 28, 2025 with EV Metals (the “2025 Letter Agreement”) for EV Metals to acquire an additional 12,464,000 units priced at $0.16 per unit (CAD$0.255) for gross proceeds to the Company of $2.0 million. Each unit consists of one Common Share and one warrant to purchase a Common Share. Each warrant, which expires four years from the date of issuance, entitles the holder to purchase one Common Share at a price of CAD$0.30. As part of this offering, the Company paid Mr. Warnock a fee of 5% of the gross proceeds or $0.1 million.

Company History and Executive Offices

We were originally incorporated under the Business Corporations Act (British Columbia) on July 29, 2010. On April 13, 2018, pursuant to a share exchange agreement (the “Share Exchange Agreement”) we acquired (i) from North American Lithium, Inc. (“NAL”) all of its data, analysis and reports related to lithium extraction from oilfield brines for petrol-lithium extraction projects, (ii) from Selective Adsorption Lithium, Inc., (“SAL”) all of the outstanding shares of SAL, and (iii) from the SAL shareholders additional intellectual property, including patents, relating to lithium extraction from oil field brines for petro lithium extraction projects. Dr. John Burba, the Company’s Chief Technology Officer, and two former employees and members of the Company’s Board of Directors were the shareholders of NAL and SAL. The purpose of the transaction was to focus all the Company’s efforts on the development of Dr. Burba’s vision for lithium extraction technologies and the development of a MDLE Plant. In connection with the acquisitions, we issued 4,700,000 Common Shares at closing and subsequently issued 20,609,488 Common Shares upon the satisfaction of certain milestones. In addition, we entered into a royalty agreement with NAL pursuant to which we agreed to pay on a fiscal quarterly basis a royalty equal to 5% of our product income (as defined in the Royalty Agreement). In connection with the acquisitions, we changed our name to International Battery Metals, Inc. in September 2017. Our principal executive offices are located at 6100 Tennyson Parkway, Suite 240, Plano, Texas 75024.

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THE OFFERING

Common Shares offered by the selling shareholder.	Up to an aggregate of 51,530,518 Common Shares, consisting of (a) up to 25,765,259 Common Shares previously issued to the selling shareholder and (b) up to 25,765,259 Common Shares that may be issued to the selling shareholder upon the exercise of Warrants held by the selling shareholder.

Common Shares outstanding prior to the exercise of any Warrants as of January 30, 2026	316,573,123 Common Shares.

Common Shares outstanding assuming the exercise of all Warrants as of January 30, 2026	342,338,382 Common Shares.

Terms of the offering	The selling shareholder will determine if, when and how they will dispose of the Common Shares registered pursuant to the registration statement of which this prospectus forms a part. See “Plan of Distribution.”

Use of proceeds	The selling shareholder will receive all of the proceeds from the sale or other disposition of the Common Shares covered by this prospectus. We will not receive any proceeds from such sales or dispositions. We may receive proceeds from the cash exercise of the Warrants by the selling shareholder.

Plan of distribution	The selling shareholder may sell all or a portion of the Common Shares beneficially owned by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. Registration of the resale of the Common Shares does not mean, however, that such Common Shares necessarily will be offered or sold. See “Plan of Distribution.”

Risk factors

Investing in our Common Shares involves a high degree of risk. See “Risk Factors” beginning on page 5 of this prospectus for a discussion of factors you should consider before making a decision to invest in our securities.

The potential issuance of additional Common Shares could result in the dilution of the ownership interests of the holders of our securities and may create downward pressure on the trading price, if any, of our Common Shares. The registration rights of certain of our shareholders and the sales of substantial amounts of our Common Shares following the effectiveness of the registration statement of which this prospectus is a part or other effective registration statements of the Company, or the perception that these sales may occur, could cause the market price of our Common Shares to decline and impair our ability to raise capital.

Listing information	Our Common Shares are listed on the TSXV under the symbol “IBAT” and are also traded on the OTCQB under the symbol “IBATF”. We cannot assure you that an active trading market for our Common Shares will develop on the TSXV, OTCQB, or elsewhere or, if developed, that any market will be sustained.

In this prospectus, unless otherwise indicated, the number of Common Shares outstanding as of January 30, 2026 and the other information based thereon does not include:

●	1,600,000 Common Shares issuable upon exercise of outstanding Stock Options;

●	6,400,000 Common Shares issuable upon vesting of outstanding RSUs and approximately 13,328,124 Common Shares issuable upon PSUs that the Company is obligated to issue in the future, depending on the performance of the Company;

●	Common Shares that may be issued under the Stock Option Plan pursuant to future awards of Stock Options, which amount shall not exceed 10% of the issued and outstanding Common Shares plus shares issuable upon exercise of all outstanding Stock Options on the particular date of the grant of any Stock Option;

●	17,459,694 Common Shares issuable under the Restricted Share Unit Plan; and

●	108,879,365 Common Shares issuable upon exercise of outstanding Warrants to purchase Common Shares; and

●	Common Shares that may be issued under the 2025 Omnibus Equity Incentive Plan (the “Omnibus Plan”).

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RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks described in “Risk Factors” before deciding to invest in our securities. If any of these risks actually occur, our business, financial condition and results of operations would likely be materially adversely affected. In such case, the trading price of our securities would likely decline, and you may lose all or part of your investment.

Risks Relating to Our Business

We are in the early commercialization stage of our business and have a very limited history of operations, and therefore will be subject to many risks.

We are in early commercialization stage of our business and have a very limited history of operations. Our business prospects must be considered in light of the risks, expenses, and difficulties often encountered by companies at this stage. Since we have not yet achieved full commercialization, the risks include but are not limited to: ability to raise sufficient capital, continued operating losses, difficulty in implementing our business plan, uncertainty regarding our ability to generate revenue and be profitable, uncertainty of the success and acceptance of our technology, the evolving and unpredictable nature of our business, our ability to anticipate and adapt to a rapidly evolving market, acceptance by consumers of our proprietary technology and our patented MDLE Plant, our ability to identify, attract and retain qualified personnel, reliance on third parties to carry out contractual arrangements, commercialization or other activities, cost and complexity of compliance with regulations in connection with our operations, and meeting the challenges of the other risk factors described herein. There can be no assurance that we will succeed in adequately mitigating any of these risks. In addition, the novel nature of our business and technologies could result in unforeseen costs, additional changes to the process chemistry and engineering, and other unforeseen circumstances that could result in additional delays relating to the further development and commencement of commercial operations of the MDLE Plant, all of which could have a material adverse effect on our business, financial condition, and results of operations.

Our success as a company developing technology to extract and process lithium chloride depends largely on our research and development capabilities, our ability to customize our current and future MDLE Plants to meet customer requirements and our ability to secure capital to fund this research and customization efforts.

Our success as a company developing technology to extract and process lithium chloride, which is then converted to lithium carbonate, depends on our ability to develop and implement a DLE technology that is more efficient than current lithium extraction processes and those developed by our competitors. Many DLE technologies are emerging and being tested at scale, with a handful of projects outside of the U.S. already in the commercial stage. Furthermore, the industries and market segments in which we operate are subject to rapid technological developments, evolving industry standards, changes in customer requirements, including with respect to lithium carbonate purity, and competitive new products and features. We expect to continue to make significant investment in our MDLE technology, including our propriety columns and media, and we will need to continue to invest heavily to scale our operational capabilities to ultimately enable our customers to extract sufficient levels of lithium chloride. For example, once we have entered into an agreement with an initial commercial customer, we will need to secure capital to customize our current or future MDLE Plants to the specific geography and brine quality of the customer. Our existing MDLE Plant must be customized to the specific needs and resources of each customer and depending on the lithium content within a specific brine resource. Based on ongoing discussions with potential customers and their requirements based on their specific brine concentrations, we anticipate that we will need to spend up to $10.0 million in customizations to add components such as additional heat exchangers, pumps, condensate coolers, a reverse osmosis unit, chillers, tanks and pipelines to increase the flowrate to fully utilize the twelve-column absorption capacity and expand the MDLE Plant’s capacity. We cannot assure you that we will secure sufficient funds to customize the MDLE Plant or that our future research and development efforts will be successful or be completed within the anticipated time frame or budget. There is no guarantee we will achieve anticipated sales targets or be able to operate in a profitable manner. In addition, we cannot assure you that our existing or potential competitors will not develop technologies which are similar or superior to our technology or are more competitively priced. As it is often difficult to project the time frame for developing new technologies and the duration of the market window for these products, there is a substantial risk that we may have to abandon a potential technology that is no longer commercially viable, even after we have invested significant resources in the development of such technologies. If we fail in developing competitively advantaged technology or securing adequate capital, our business, prospects, financial condition and results of operations may be materially and adversely affected.

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We must incur significant expense in sales and marketing to launch a new product or technology, and we may not generate sufficient revenue from new offerings to offset our costs.

We invest, and plan to continue to invest, significant capital and resources in attracting new customers by marketing our technology to customers who have brine resources from existing chemical, mineral and metal production, and brine aquifer resource holders. We may not even be able to recoup the costs that we incur to attract new customers, including the costs necessary to customize and increase the output of the MDLE Plant for our initial commercial customer. In addition, delays in implementing effective sales and marketing strategy to attract new customers could negatively impact our revenue and operating results. The time that it takes for us to recover our investment after implementation of the MDLE Plant technology at a customer’s site depends on various factors including our customer acquisition costs and customer retention rate. Because of the lengthy period of time required to recoup our investment, unexpected developments beyond our control could occur that result in the customer ceasing or suspending use of our MDLE Plant before we generate any revenue from it, which would impose additional challenges in our ability to repurpose our MDLE Plant for other customers or applications. Our existing MDLE Plant must be customized to the specific needs and resources of each customer and depending on the lithium content within a specific brine resource. Based on ongoing discussions with potential customers and their requirements based on their specific brine concentrations, we anticipate that we will need to spend up to $10.0 million in customizations to add components such as additional heat exchangers, pumps, condensate coolers, a reverse osmosis unit, chillers, tanks and pipelines to increase the flowrate to fully utilize the twelve-column absorption capacity and expand the MDLE Plant’s capacity. Any termination or suspension by a future customer of their use of our MDLE Plant technology could negatively impact customer adoption generally. Because of any of the above, we may ultimately be unable to recover the full investment that we make in attracting new customers or achieve any level of profitability from such product offering.

We have historically incurred losses, expect future losses, and may never achieve or maintain profitability.

We are a pre-revenue, development stage company. We have incurred substantial losses since our inception, and we expect to incur additional operating losses as a result of ongoing operating costs, including the additional costs of operating as a public company. The extent of our future losses is unpredictable, and our prospects must be weighed against the risks and uncertainties encountered by us in the continuously evolving mining and minerals industry, including the risks described throughout this prospectus. If we cannot successfully address these risks, our business and financial condition may suffer.

The success of our business will depend on our ability to identity and successfully negotiate commercially reasonable agreements with potential customers to install and operate our MDLE Plants.

We are a pre-revenue company that does not have any current customers. While we completed a commercial scale demonstration project of our first MDLE Plant with US Magnesium, the project was terminated earlier than anticipated due to the cost of lithium production at the US Magnesium facility and its impact on the profitability to US Magnesium. Our success is highly dependent on our ability to effectively identify and negotiate an agreement, on commercially reasonable terms, for the placement of our current MDLE Plant to a new customer and to build and market additional MDLE Plants based on our proprietary technology. Furthermore, we will need to customize our current MDLE Plant to address the specific geography and brine quality of our initial commercial customer and depending on the lithium content within a specific brine resource. Based on ongoing discussions with potential customers and their requirements based on their specific brine concentrations, we anticipate that we will need to spend up to $10.0 million in customizations to add components such as additional heat exchangers, pumps, condensate coolers, a reverse osmosis unit, chillers, tanks and pipelines to increase the flowrate to fully utilize the twelve-column absorption capacity and expand the MDLE Plant’s capacity. There are a limited number of customers who have resources that could utilize our MDLE technology and they may prefer other DLE technology or other DLE technology may provide a less expensive or more effective process based on the nature of their natural resources. Should future customers prefer DLE technology from our competitors, it could materially and adversely affect our business or financial condition.

Our long-term success depends on our ability to provide customers the ability to extract lithium chloride from their brine and convert the resulting lithium chloride into lithium carbonate.

Our MDLE Plant produces lithium chloride from brine resources that must then be converted into lithium carbonate in a separate carbonation facility before it can used in industrial products, such as electric batteries. It may be difficult to identify customers for our MDLE Plant that already have, or have the financial resources to construct, their own carbonation facilities. Consequently, we may need to either partner with or acquire access to carbonation facilities in order to provide customers with an end-to-end process which extracts lithium and delivers battery grade lithium carbonate. While the carbonation process is an established technology, the facilities are capital intensive and we may not have the resources or be able to find a partner with the resources to fund the carbonation process. If we are unable to identify customers that can implement the carbonation process themselves and are unable to deliver customers an end-to-end process which produces lithium carbonate, we may not be able to sell our current or any future MDLE Plants which would materially and adversely affect our financial condition.

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We are a pre-revenue, development stage company with an untested business plan in an industry with no generally accepted measure of the market size, which makes it difficult for us to forecast our financial results, creates uncertainty as to how investors will evaluate our prospects, and increases the risk that we will not succeed.

Pursuant to the Share Exchange Agreement with NAL and SAL on April 13, 2018, we were established to develop and market technology to extract lithium from brine. We have not yet established profitable operations or generated revenue. We realized a net loss from operations of $3.5 million and $8.5 million for the years ended March 31, 2025, and 2024, respectively. We have an untested business plan, and the royalty structure for all stakeholders, including resources owners, remains largely undefined in the lithium extraction market, which leads to uncertainty as to the terms we can expect to obtain from counterparties, which may not be sufficient to allow us to become profitable. Therefore, it is uncertain how our business model will affect investors’ perceptions and expectations with respect to our business and economic prospects. Our business model may not succeed, and no assurance can be given that we will ever generate positive cash flow.

In addition, although there are various estimates, there is no generally accepted measure of the market size for lithium-based products. As such, it is difficult for us to evaluate the market demand for our technology and product offerings consistent with our business plan. If we have overestimated the demand for our technology and product offerings based on a misunderstanding of the market size for the end product, we may not be successful in our business model, and our business, results of operations and financial condition would suffer.

As a development stage company, we are subject to the risks associated with new businesses.

We are a development stage company with no history of revenue-generating operations, and our principal asset consists of the MDLE Plant technology created by us. Therefore, we are, and expect for the foreseeable future to be, subject to all the risks and uncertainties inherent in a new business, in particular new businesses engaged in the extraction and processing of lithium. We must establish many important functions necessary to operate our business, including manufacturing and developing environmentally friendly models of lithium extraction, customizing design of our MDLE Plant technology to meet individual customer needs, establishing a managerial and administrative structure and an internal infrastructure for the Company’s compliance with various local, state and federal environmental laws and regulations including but not limited to obtaining various permits and approvals before installing our MDLE Plant technology on a customer’s site, among others.

Accordingly, you should consider our prospects in light of the costs, uncertainties, delays and difficulties often encountered by companies in their pre-revenue generating stages, particularly those in the extraction and processing of lithium. Potential investors should carefully consider the risks and uncertainties that a company with no history of generating revenue will face. In particular, potential investors should consider that there is a significant risk that we will not be able to:

●	implement or execute our current business plan, or that our business plan is sound;
●	maintain our anticipated management team who are key to the successful implementation of our business plan;
●	raise sufficient funds in the capital markets or otherwise to carry out our business plan;
●	volatility of global prices of raw materials and lithium;
●	the nature and extent of future competition in our principal markets;
●	risks relating to the estimation of demand for lithium and its byproducts;
●	changes in governmental regulations; and/or
●	determine that the processes and technologies that we have developed are commercially viable.

If we cannot execute any one of the above, our business may fail, in which case you would lose the entire amount of your investment in us.

We also expect to encounter unforeseen expenses, difficulties, complications, delays and other known and unknown factors which we cannot foresee and plan for. It is difficult to predict future revenues and expenses, and we have limited insight into trends that may emerge and affect our business. We are a pre-revenue company facing substantial business and operational risks, including an untested market strategy, all of which makes forecasting future business results particularly difficult and results in a significant level of execution risk, which could have a material adverse effect us.

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We have a large, accumulated deficit, expect future losses, and may never achieve or maintain profitability.

We have a large, accumulated deficit, expect future losses, and may never achieve or maintain profitability. We have incurred substantial losses since our inception, and we expect to incur additional operating losses as a result of ongoing operating costs including the additional costs of operating as a public company. The extent of our future losses is highly uncertain, and our prospects must be considered in light of the risks and uncertainties encountered by us in the continuously evolving mining and minerals industry, including the risks described throughout this prospectus. If we cannot successfully address these risks, our business and financial condition may suffer.

Our failure to manage our anticipated growth successfully may adversely affect our operating results.

Our failure to manage our anticipated growth successfully may adversely affect our operating results. As we grow, we must continue to build our operational, financial and management controls, contracting relationships, marketing and business development plans and controls and reporting systems and procedures. Our ability to manage our growth will also depend upon a number of factors, including the ability for us to rapidly:

●	expand our internal financial controls and disclosure controls, particularly now that we are registering our Common Shares with the SEC and are becoming subject to U.S. federal securities laws, among other things;
●	attract and retain qualified technical personnel in order to continue to develop reliable and flexible technologies to meet evolving customer needs;
●	build a corporate development team to keep resource holders and potential industrial customers informed regarding the technical features and key selling points of our proprietary technologies, and patented MDLE Plant; and
●	develop operational engineering and maintenance support capacity for customers operating our MDLE Plants.

Implementing each of these items will increase our costs, and we cannot assure you that we will have offsetting revenue. Our inability to achieve any of these objectives could harm our business, financial condition, and results of operations.

Our ability to continue as a going concern is dependent on several factors beyond our control.

Our ability to continue as a going concern is dependent on a variety of factors, each of which are beyond our control:

●	Historically, we have relied on equity financing transactions to fund our operations, as conventional bank financing has historically not been available to us, given our early commercialization stage. If we fail to achieve our business plan or are negatively impacted by risks outside of our control, there can be no assurance that such financing transactions will be available in the future or available on such terms as are acceptable by us.
●	We face significant competition from emerging companies with DLE technologies who have substantially greater capital resources than we do. In addition to competing for access to capital, access to undeveloped resources, skilled personnel, access to equipment and materials, and potentially the ability to obtain required approvals from regulatory agencies, our competitors may offer project financing to our customers on terms and conditions which we are unable provide.
●	We are reliant on protecting our intellectual property, both patents and trade secrets, to protect our business. Patent challenges or the enforcement of patent and intellectual property rights from misappropriation can involve legal challenges and lawsuits which can incur substantial legal fees and related costs, negatively impacting our cash flow and business prospects.
●	We have spent and continue to spend substantial funds in connection with the development and commercialization of our MDLE Plant, which will include up to $10.0 million in additional expenditures to customize the existing MDLE Plant for our initial commercial customer. Based on the current lithium content of the brine reserves that we are targeting for deployment of our MDLE Plant, we anticipate that these additional expenditures, which include additional pumping capacity, heating capabilities, storage and expanding our column capacity, will be necessary to increase the water handling throughput and therefore the output capacity of the MDLE Plant. We currently do not have any revenues to offset such expenditures and our ability to raise these funds from third parties may be limited. If we are unable to raise these funds we will not be able to fully recover the amounts capitalized as of September 30, 2025.

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●	We expect to incur significant expenses and, when necessary, add additional personnel to enable us to operate as a public company, including as a result of our being subject to reporting obligations under both the Canadian Securities Act and the U.S. federal securities laws and the other U.S. laws and regulations to which we are and will become subject.
●	We have not generated any funds from our operations and we anticipate future funds from operations to be limited for the foreseeable future.
●	We may need to raise substantial capital to continue to fund our operations, support our marketing efforts, support our R&D programs, develop our engineering capabilities, and support any regulatory approval processes, and we will need funds to purchase certain components for the fabrication of our MDLE Plant to meet the potential demand for our product offering.
●	Fabrication costs and timelines can be impacted by a wide variety of factors, many of which are beyond our control and can result in a significant increase in both the time and costs to build our future MDLE Plants. These include, but are not limited to, weather conditions, ground conditions, access to construction materials, supply chain constraints, availability of equipment and supplies, customer site-specific requirements, change orders, access to engineers and skilled labor, and performance of key contractors and suppliers.

Each of these risks could materially impact our ability to continue as a going concern and our financial position.

We will need to continue to raise capital and we face various risks in doing so.

We will need to continue to raise capital to fund our business, which will include up to $10.0 million in additional expenditures to customize the MDLE Plant for our initial commercial customer. Based on ongoing discussions with potential customers and their requirements based on their specific brine concentrations, we anticipate that we will need to add components such as additional heat exchangers, pumps, condensate coolers, a reverse osmosis unit, chillers, tanks and pipelines to increase the flowrate to fully utilize the twelve-column absorption capacity and expand the MDLE Plant’s capacity. We face several risks in our ability to successfully complete this necessary capital raise as well as others to fund additional business activities and if we are not able to raise such amounts we would be unable to fully realize the amounts capitalized on our balance sheet as of September 30, 2025. The current financing environment in the United States, particularly for early-stage development companies and for DLE companies like us, is exceptionally challenging and we can provide no assurances as to when such an environment may improve. If we continue to raise equity or equity-linked instruments, this may be dilutive to our existing shareholders. If we raise debt, the interest rate may be high, the financial leverage associated with the debt may add financial stress to our balance sheet and for our shareholders, and compliance with any associated negative and financial covenants contained in any debt agreement may limit our operational flexibility. There can be no assurance that additional funding will be available on terms acceptable to us, or available to us at all.

In addition, as the development and commercial deployment of our MDLE Plant is still at its early stage, our ability to fund ongoing development and the availability of financing is affected by the strength of the economy and other general economic factors. This risk could negatively affect our ability to secure additional future financing due to unfavorable lithium price volatility and demand.

We face intense competition, and we may not be able to compete successfully.

The lithium extraction market in which we participate is highly complex, competitive and growing very rapidly. It is characterized by aggressive expansion and entry from existing and new players and emerging technologies. We compete with other companies that are developing or have developed technology designed to exploit similar markets to those in which we plan to operate. However, many of these other companies have substantially greater financial and other resources than we do. There can be no assurance that developments by other companies will not adversely affect the competitiveness of our technology. The DLE industry is characterized by extensive R&D efforts and rapid technological change. Competition can be expected to increase as technological advances are made and commercial applications for DLE technology increase. In addition, our competitors may use different technologies or approaches to develop technology like the technology we have developed or may develop new or enhanced technology or processes that may be more effective and less expensive. Furthermore, battery grade lithium does not have uniform specifications among end customers. Therefore, our MDLE Plant technology installed at a customer’s site needs to be customized and tailored to extract lithium per individual customer specifications and demands. It is critical to our success that we are able to anticipate and respond to changes in technology and industry standards and new customer challenges by consistently developing and refining our core technology to meet or exceed the changing challenges and needs of our customers.

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Moreover, our success is largely dependent on our ability to achieve and maintain the competitive differentiation of our MDLE Plant technology. Any failure to develop high-quality advancements to our technology could adversely affect our reputation, our ability to lease our MDLE Plants to existing and prospective customers, and our operating results. There can be no assurance that our MDLE Plant or any other technology developed by us will compete successfully or that research and new industry developments will not render our technology obsolete or uneconomical.

Demand and fluctuation in market prices for lithium will greatly affect the results of our operations and our ability to successfully execute on our business plan.

The prices of commodities fluctuate daily. Price volatility could have dramatic effects on the results of operations and our ability to execute our business plan. According to Benchmark Mineral Intelligence, the Global Weighted Average price of lithium carbonate price in 2024 was approximate $12,000 per metric ton in 2024 which represents approximately 80% decline from 2022. Although lithium prices have been on a downward trajectory, there can be no guarantees that the price of lithium carbonate will remain stable or increase, given the continued rise and focus by governments on transitioning away from fossil fuels to meet global clean energy goals. The price of lithium materials may also be reduced by the discovery of new lithium deposits and production methods, which could not only increase the overall supply of lithium (causing downward pressure on its price) but could draw new entrants into the lithium extraction industry that could compete with us. Even if our MDLE Plant technology is able to produce commercial quantities of lithium, there is no guarantee that a profitable market will exist for the sale of lithium-based end products.

Our business will be significantly affected by changes in the market price of lithium-based end products, such as lithium carbonate and lithium hydroxide. Factors beyond our control may affect the marketability of any lithium produced. The prices of various metals have experienced significant fluctuations over short periods of time and are affected by numerous factors beyond our control, including international economic and geopolitical trends, inflation, currency exchange rates, changes in interest rates and global or regional consumption patterns, speculative activities and increased production due to improved mining and production methods. The supply of and demand for lithium is affected by various factors, including, among others, political events, economic conditions, and production costs in major producing regions. Furthermore, the price of lithium-based end products is significantly affected by their purity and performance, and by the specifications of end-user battery manufacturers. If the lithium produced from our MDLE Plant technology does not meet battery-grade quality and/or does not meet customer specifications, pricing will be reduced from that expected for battery-grade product. In turn, the availability of customers may also decrease. We may not be able to effectively mitigate against pricing risks for our products. Depressed pricing for lithium-based end products will affect the level of revenues expected to be generated by us, which in turn could affect our share price and the potential value of our MDLE Plant technology. There can be no assurance that the price of lithium will be such that our MDLE Plant technology can be deployed at a profit.

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Our long-term success depends on the ability of us or our customers to enter into offtake agreements to deliver lithium chloride or lithium carbonate.

Either we or our customers will need to enter into offtake agreements to deliver lithium chloride, to be converted into lithium carbonate, or lithium hydroxide, for use in the production of lithium batteries.  As there are no uniform specifications among end user clients for battery grade lithium carbonate, we cannot ensure that the lithium chloride we produce, or the resulting lithium carbonate produced from our lithium chloride, will be able to meet the quantity, quality and other characteristics required by these offtake agreements.  Furthermore, these agreements may be at prices, which would not allow us to recover our production costs.  Failure to meet these specifications could result in price adjustments, the rejection of deliveries, or termination of the contracts. In addition, these offtake agreements may contain force majeure provisions allowing temporary suspension of performance by the customer during certain events beyond the control of the affected party. To the extent that we or our customers are unable to enter into, satisfactorily perform in accordance with and sell under offtake agreements at commercially profitable rates, the demand for our MDLE Plants will be materially and adversely affected and we may be unable to commercialize our MDLE Plant technology which would adversely affect our financial condition and future financial results

We may not be successful in our efforts to lease our MDLE Plant or license our technology, which could adversely affect our business.

The success of our business depends in large part on our ability to successfully identify new customers, generally through the leasing of our current and future MDLE Plants to customers or the licensing of our technology. Our leasing and licensing efforts focus on identifying businesses with reliable and proven access to high quality brine that have already received regulatory environmental permits and have the infrastructure that allows us to implement our MDLE Plant technology. Furthermore, our MDLE Plant produces lithium chloride which must then be converted to lithium carbonate (the input for battery production) in a separate refining unit. If there are not lithium carbonate refining units nearby a customer’s brine reservoir or if we are unable to provide another efficient and economically viable solution for converting the lithium chloride into lithium carbonate, potential customers may not be willing to utilize our MDLE Plant.

We expect that the terms of any such future leases or licenses would provide that, once defined production targets are achieved, we would be entitled to rents and royalties based on the quantities of lithium carbonate produced and the prices that are realized in the market. Since future royalty payments may be tied to the successful achievement of certain commercialization benchmarks, which may or may not be achieved, we may not be able to recover our investment into the development of the MDLE Plant technology.

Furthermore, the potential lease or licensing agreements with our target customers will typically require customization to address the specific geography and brine quality of the customer or could require us to build pilot plants for testing, which may be cost and time intensive and ultimately not yield much profit. If we are unable to identify a sufficient number of potential customers for leasing or licensing our MDLE Plant technology, or if the customers that we identify do not prove to be as valuable as we anticipated, we will not be able to successfully receive rents or royalties from those customers, and our business, financial condition and results of operations may suffer materially as a result.

There is risk to the growth of lithium markets and the supply of lithium sources.

Our business is significantly dependent on the development and adoption of new applications for lithium batteries and the growth in demand for plug-in hybrid electric vehicles, battery electric vehicles and other power storage solutions that rely on lithium batteries. As such, our business results inherently depend on decarbonization of the global economy. The past couple of years saw weaker than expected EV sales, which signals a decline in demand for one of the principal end products for lithium carbonate. To the extent that the development, adoption, decarbonization and growth of the lithium markets do not occur in the volume and/or manner that we contemplate, or demand for principal end products that incorporate lithium carbonate does not grow at expected rates, the long-term growth in the markets for lithium products may be adversely affected, which would have a material adverse effect on our business, financial condition and operating results. Moreover, we depend on the availability of brine resources from existing chemical, mineral and metal production, and brine aquifer resource holders in order to extract lithium carbonate using our MDLE Plant. Although there have been discoveries of high lithium concentration in the Smackover Formation, a geological formation in Arkansas, to our knowledge, there has been no extraction of lithium from this formation to date, and therefore the scope of any such opportunity is uncertain. If for regulatory or other reasons, the resource holders are not able to exploit the lithium deposits in the brines in the Smackover Formation, this could have an adverse effect on the potential growth of the lithium markets as the expected supply make not be able to meet anticipated demand.

As a smaller, development-stage company, we are likely to be more sensitive to competitive pressures that will cause our revenues and gross margins to fluctuate from quarter to quarter.

Our revenues can change from one quarter to the next and gross margins are subject to a number of factors that could cause lower than expected or even negative gross margins. Some factors that may influence our quarterly revenue, gross margins and operating results may include:

●	lower than anticipated demand for our MDLE Plant;
●	pricing campaigns designed to attract customers;
●	manufacturing issues;
●	fluctuations in material costs;
●	fluctuations in the market prices for lithium;
●	repair and warranty costs;
●	availability of qualified personnel;
●	changes in regulatory environment; and
●	pressure to reduce prices from competition.

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As a smaller, early commercial-stage company, we may be more sensitive to such factors than many of our competitors, and we may find that we are unable to compete within our markets successfully.

We rely on our management and key employees, and we may not be able to attract, train and retain a sufficient number of qualified employees to maintain and grow our business.

We depend and will continue to depend on the business and technical expertise of our management and key employees who have expertise in technology, chemistry and engineering. In light of the specialized and technical nature of our business, the loss of our key personnel could slow our ability to innovate and execute on our development goals. As our operations expand, additional general management resources will be required. If we need to expand our operations, our ability to recruit, train, integrate and manage new employees is uncertain and failure to do so would have a negative impact on our ability to execute on our business plan.

We expect that our potential expansion into areas and activities requiring additional expertise, such as governmental approvals, manufacturing, sales, marketing, and distribution will place additional requirements on our management and our operational and financial resources. We expect these demands will require an increase in management and scientific personnel and the development of additional expertise by existing management personnel. There is currently aggressive competition for employees who have experience in technology, chemistry and engineering. This intense competition may make it more difficult for us to attract and retain qualified personnel, as a number of the companies against which we compete for personnel are in a later stage of their company lifecycle and thus may have greater financial resources than we do, and/or are able to provide benefits that are more comprehensive or are otherwise viewed as more attractive than ours. These competitors may also actively seek to hire our existing personnel away from us, even if such employees have entered into a non-compete agreement. We may be unable to enforce these agreements under the laws of the jurisdictions in which our employees work. The failure to attract and retain such personnel or to develop such expertise could materially adversely affect our business, financial condition, and results of operations. The loss of our executive officers or our other key personnel, particularly with little or no notice, could cause delays in business development projects and could have adverse impact on our business and results of operations.

Volatility in the demand for lithium products or the development of alternative battery technologies that do not utilize lithium inputs may negatively impact overall prospects for growth of lithium marketing and pricing.

The development of our MDLE Plant is highly dependent upon the currently projected demand for and uses of lithium-based end products. This includes lithium-ion batteries for electric vehicles (EVs), power storage solutions and other large format batteries that currently have limited market share and whose projected adoption rates are not assured. To the extent that such markets do not develop in the manner contemplated by us or demand for such end products declines or do not grow as expected, then the long-term growth in the market for lithium products will be adversely affected, which would inhibit the potential for development of our MDLE Plant and would otherwise have a negative effect on our business and financial condition. For example, the past couple of years saw weaker than expected EV sales, which signals a decline in demand for one of the principal end products for lithium carbonate. In addition, as a commodity, lithium market demand is subject to the substitution effect in which end-users adopt an alternate commodity as a response to supply constraints or increases in market pricing. To the extent that these factors arise in the market for lithium, it could have a negative impact on overall prospects for growth of the lithium market and pricing, which in turn could have a negative effect on the Company. Further, although current batteries utilized in EV production rely on lithium compounds as a critical input, alternative materials and technologies are being researched with the goal of making batteries lighter, more efficient, faster charging and less expensive, and some of these technologies could be less reliant on lithium compounds. We cannot predict which new technologies may ultimately prove to be commercially viable and when, but any future battery technologies that use less or no lithium could materially and adversely impact our business and future results of operations.

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Changes in government incentives relating to lithium-based end products may negatively impact our future success.

Demand for lithium-based end products, such as lithium-ion batteries for use in EVs and power storage solutions, may be impacted by changes to government regulation and economic incentives. Government economic incentives that support the development and adoption of EVs in the United States and abroad, including certain tax exemptions, tax credits and rebates, may be reduced, eliminated or exhausted from time to time. For example, previously available incentives favoring EVs in areas including Canada, Germany, Hong Kong, Denmark and California have expired or were cancelled or made temporarily unavailable, and in some cases were not eventually replaced or reinstituted. Any similar developments could have a negative impact on overall prospects for growth of the lithium market and pricing, which in turn could have a negative effect on the Company.

Environmental risks and stringent regulations related to lithium-based products may lead to additional disclosure requirements and substantial expenditures to ensure compliance.

All phases of mineral extraction and development businesses present environmental risks and hazards and are subject to extensive environmental laws and regulations. U.S. and non-U.S. environmental laws (including in Argentina and Chile, where we may operate) and regulations provide for, among other things, restrictions and prohibitions on spills, releases or emissions of various substances used and or produced in association with natural resource exploration and production operations. Under certain circumstances, we may be responsible under our future agreements with customers to operate the MDLE Plant on behalf of our customers, which may subject us to potential liability for any non-compliance under such environmental laws. These laws and regulations also require that facility sites be operated, maintained, abandoned, and reclaimed to the satisfaction of applicable regulatory authorities. Such regulations relate to many aspects of our operations. In addition, environmental regulations are evolving in a manner that is expected to require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors, and employees.

While from a sustainability standpoint, DLE offers several advantages compared to traditional hard rock mining, there still remain challenges, including:

●	Reinjection of brine could dilute the brine’s purity.
●	Obtaining operational and environmental permits can take time and is complex, possibly causing project delays.
●	Violating applicable laws and regulations may result in the imposition of fines and penalties, some of which may be material, as well as reputational damage. The discharge of pollutants into the air, soil or water may give rise to liabilities to foreign governments and third parties and may require us to incur costs to remedy such discharge.
●	Applicable environmental laws and regulations require enhanced public disclosure and consultation.

No assurance can be given that the application of environmental laws to our business and operations, whether as a result of our activities or those of our customers, will not result in a curtailment of production or a material increase in the costs of production, development or exploration activities or otherwise adversely affect our financial condition, results of operations or prospects.

Our business is subject to hazards common to chemical and natural resource extraction businesses, any of which could injure our employees or other persons, damage our facilities or other properties, interrupt our production and adversely affect our reputation and results of operations.

Our business is subject to general hazards faced by chemical manufacturing, fabrication, storage, and extraction businesses, including explosions, fires, severe weather, natural disasters, mechanical failure, unscheduled downtime, transportation interruptions, remediation, chemical spills, discharges or releases of toxic or hazardous substances or gases and other risks. These hazards can cause personal injury and loss of life to our employees and other personnel. In addition, the occurrence of disruptions, shutdowns or other material operating problems at our MDLE Plants installed at a customer’s site, due to any of these hazards may diminish our ability to meet our contractual obligations with those customers and achieve the desired production and output. Accordingly, these hazards and their consequences could adversely affect our reputation and have a material adverse effect on our operations as a whole, including our results of operations and cash flows, both during and after the period of operational difficulties.

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Uncertain geopolitical tensions between the United States and China may adversely affect demand for lithium based products.

In recent years, there has been a substantial increase in political tensions among many jurisdictions, including between the United States and China. This political tension is particularly acute in respect of critical mineral and rare earth metals, including lithium, in these jurisdictions and is the subject of increasingly active industrial policy. There is a risk that legislation, tariffs, embargoes, or other trade restrictions could impede our ability to contract our MDLE Plants in foreign markets. Such restrictions may negatively impact our ability to advance our business, including becoming subject to restrictions arising from industrial policies, a reduced ability to obtain financing and impediments to obtaining government approvals, all of which could have a material adverse impact on the Company.

We may be exposed to claims and other legal actions that may adversely affect us.

In the ordinary course of our business, we may become party to litigation or other proceedings in local or international jurisdictions in respect of any aspect of our business, whether under criminal law, contract or otherwise. The causes of potential litigation cannot be known and may arise from, among other things, business activities, employment matters, including compensation issues, environmental, health and safety laws and regulations, tax matters, volatility in our stock price, failure to comply with disclosure obligations or labor disruptions. Regulatory and government agencies may initiate investigations relating to the enforcement of applicable laws or regulations and we may incur expenses in defending them and be subject to fines or penalties in case of any violation and could face damage to its reputation. We may attempt to resolve disputes involving foreign contractors/suppliers through arbitration in another county and such arbitration proceedings may be costly and protracted, which may have an adverse effect on our financial condition. Litigation may be costly and time-consuming and can divert the attention of our management and key personnel from operations and, if adjudged adversely, may have a material and adverse effect on our cash flows, results of operations and financial condition.

We expect that we will be dependent on one or a small group of customers for most of our revenue, and our failure to expand our customer base would have an adverse effect on our business growth and may result in changes to our business strategy.

We have not generated any revenue to date, and the entity, US Magnesium, with which we entered into a commercial scale demonstration project of our first MDLE Plant terminated its operations, including its use of our MDLE Plant at its site in September 2024 prior to us achieving defined production targets. As a result, our lease agreement with US Magnesium was terminated and our MDLE Plant was decommissioned and relocated out of US Magnesium’s site to an offsite storage facility where we are actively marketing the MDLE Plant to potential customers. There are a limited number of potential customers that own or control the natural resources that would utilize our MDLE Plant. Consequently, we expect that we will be highly dependent on a limited number of customers in the future. This expected concentration of our customer base increases risks related to the financial condition of our customers, and the deterioration in financial condition of a single customer or the failure of a single customer to perform their respective contractual obligations could have a material adverse effect on our future results of operations and cash flow. In the event that any of our future customers experience a decline in usage of our MDLE Plant technology for any reason or decide to discontinue the use of our MDLE Plant technology, we may be compelled to lower our lease prices or risk losing a significant customer. Such developments could adversely affect our profit margins and financial position, leading to a negative impact on our revenue and operational results. There are inherent risks whenever a large percentage of revenues are concentrated with a limited number of customers. We are unable to predict the future level of demand for our MDLE Plant technology that will be generated by our future customers. In addition, we cannot assure that any of our future customers will not cease purchasing our proprietary technology from us. Should future customers prefer DLE technology from our competitors, significantly reduce orders, or seek price reductions in the future, any such event could have a material adverse effect on our revenue, profitability, and results of operations.

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Our dependence on third-party suppliers could negatively affect our operating results.

We rely on third-party suppliers to provide components and raw materials (including lithium bearing salt brines) for our MDLE Plant. While we have not recognized any trends or experienced any major disruptions or delays related to manufacturing costs or the availability of components supplied to us by our vendors, actions taken by third-party suppliers in operating their business, as well as any disruptions to their business operations (or their supplier’s business operations), could disrupt our supply chain or operations and materially negatively impact our ability to supply the market, substantially decrease sales, lead to higher costs, and damage our reputation with our future customers. Longer-term disruptions could potentially result in the permanent loss of our future customers, which could reduce our future recurring revenues and long-term profitability.

Global financial conditions pose risks for us.

Global financial conditions have been subject to continued volatility. Government debt, the risk of sovereign defaults, bank failures, political instability and wider economic concerns in many countries have been causing significant uncertainties in the markets. Disruptions in the credit and capital markets can have a negative impact on the availability and terms of credit and capital. Uncertainties in these markets could have a material adverse effect on our liquidity, ability to raise capital and cost of capital. High levels of volatility and market turmoil could also adversely impact commodity prices, exchange rates and interest rates and have a detrimental effect on our business. Concerns over global economic conditions may also have the effect of heightening many of the other risks described herein, including, but not limited to, risks relating to fluctuations in the market price of lithium-based products, the terms and availability of financing, supply chain constraints and cost overruns, geopolitical concerns, and changes in law, policies or regulatory requirements.

We may not be able to obtain or maintain sufficient general liability insurance.

Our business may expose us to a number of risks and hazards, including general liability risks related to our technology. Such occurrences could result in damage to property, inventory, facilities, personal injury or death to end-user customers or operators, damage to our properties or the properties of others, monetary losses and possible legal liability. Although we maintain insurance to protect against certain risks in such amounts as we consider to be reasonable, our insurance may not cover all the potential risks associated with our operations. We may be unable to maintain insurance to cover these risks at economically feasible premiums. Insurance coverage may not continue to be available or may not be adequate to cover any resulting liability. We might become subject to liability which may not be insured against or which we may elect not to insure against because of premium costs or other reasons. Losses from these events may cause us to incur significant costs that could have a material adverse effect upon our financial performance and results of operations.

Increased cybersecurity requirements, vulnerabilities, threats and more sophisticated and targeted computer crime could pose a risk to our systems, networks, products, solutions, services and data.

Increased global cybersecurity vulnerabilities, threats, computer viruses and more sophisticated and targeted cyber-related attacks, as well as cybersecurity failures resulting from human error and technological errors, pose a risk to the security of our and our customers’, business partners’ and suppliers’ products, systems and networks and the confidentiality, availability and integrity of data on these products, systems and networks. As the perpetrators of such attacks become more capable, and as critical infrastructure is increasingly becoming digitized, the risks in this area continue to grow. While we attempt to mitigate these risks by employing a number of measures, including employee training, monitoring and testing, and maintenance of protective systems, we remain potentially vulnerable to additional known or unknown threats, and we cannot assure that the impact from such threats will not be material. In addition to existing risks, the adoption of new technologies may also increase our exposure to cybersecurity breaches and failures. Additionally, we have access to sensitive, confidential or personal data or information that is subject to privacy and security laws, regulations or customer-imposed controls. Despite our implementation of controls to protect our systems and sensitive, confidential or personal data or information, we may be vulnerable to material security breaches, theft, misplaced, lost or corrupted data, employee errors and/or malfeasance (including misappropriation by departing employees) that could potentially lead to the compromising of sensitive, confidential or personal data or information, improper use of our systems, software solutions or networks, unauthorized access, use, disclosure, modification or destruction of information, defective products, production downtimes and operational disruptions. In addition, a cyber-related attack could result in other negative consequences, including damage to our reputation or competitiveness, remediation or increased protection costs, litigation or regulatory action. Although we have experienced occasional actual or attempted breaches of our computer systems, to date we do not believe any of these breaches has had a material effect on our business, operations or reputation.

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We do not have an absolute restrictions on the ability of our directors and officers to serve on the boards of directors or as officers of other companies, with the result that potential conflicts of interest may arise.

We do not have an absolute restrictions on the ability of our directors and officers to serve on the boards of directors or as officers of other companies, although our Code of Conduct, as amended in March 2025, which is applicable to all directors and executive officers prohibits any activity that could give rise to conflicts of interest is prohibited unless specifically approved in advance. Furthermore, where a conflict involves a member of the Board, our Articles and Code of Conduct both require that the Board member involved must disclose the nature and extent of the conflict as required by the Business Corporations Act to the Board and refrain from voting on the matter giving rise to the conflict, in accordance with applicable law. Conflicts of interest may therefore arise as a result of any of our directors or officers also holding positions as directors or officers of other companies. Some of the individuals that are directors and officers of our Company have been and may in the future be engaged in the identification and evaluation of assets, businesses and companies on their own behalf and on behalf of other companies, and situations may arise where our directors and officers will be in direct competition with us. This could potentially result in the diversion of opportunities which would be appropriate for us to other entities or persons with which any such director or officer of our Company is associated or has an interest, rather than offering such opportunities to us. To the extent that such conflicts of interests are approved by the disinterested directors or are not adequately disclosed, it could result in the loss of potential opportunities.

The requirements of being a reporting public company in the United States may strain our resources and divert management’s attention.

As a reporting public company in the United States, we will be subject to the reporting requirements of the Exchange Act, the U.S. Sarbanes-Oxley Act, the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), the U.S. Foreign Corrupt Practices Act and other applicable rules and regulations. Compliance with these rules and regulations will increase our legal and financial compliance costs, make some activities more difficult, time-consuming, or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company” or a “smaller reporting company” and lose the benefit of certain accommodations and exemption granted to such registrants. The Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business and results of operations.

Changing laws, regulations and standards relating to corporate governance and public disclosure create uncertainty for public companies, increase legal and financial compliance costs and increase time expenditures for internal personnel. These laws, regulations and standards are subject to interpretation, in many cases due to their lack of specificity, and their application in practice may evolve over time as regulators and governing bodies provide new guidance. These changes may result in continued uncertainty regarding compliance matters and may necessitate higher costs due to ongoing revisions to filings, disclosures and governance practices. If we invest additional resources to comply with evolving laws, regulations and standards, this investment would likely result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate regulatory or legal proceedings against us and our business may be adversely affected.

Failure to maintain effective controls over financial reporting could have a material adverse effect on our business and share price.

Our consolidated financial statements are prepared in accordance with United States generally accepted accounting principles. We must periodically adjust and strengthen our operating, financial, accounting, and other systems, procedures, and controls, which could increase our costs and may adversely affect our gross profits and our ability to achieve profitability if we do not generate increased revenues to offset the costs. As a public company, our information and control systems must enable us to prepare accurate and timely financial information and other required disclosures. If we discover deficiencies in our existing information and control systems that impede our ability to satisfy our reporting requirements, we must successfully implement improvements to those systems in an efficient and timely manner. Any failure to identify and remediate such deficiencies could subject us to regulatory enforcement action, and materially adversely affect our share price and reputation.

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In addition, the assets, liabilities, and expenses reported in the consolidated financial statements depend on varying degrees of estimates made by management. An estimate is considered a critical accounting estimate if it requires us to make assumptions about matters that are highly uncertain and if different estimates could have been used that would have a material impact. The significant areas requiring the use of management estimates relate to the valuation of inventory, useful lives of property and equipment and intangible assets and the valuation of share-based payments and Warrants issued in the Company exercisable for Common Shares. These estimates are based on historical experience and reflect certain assumptions about the future that we believe to be both reasonable and conservative. Actual results could differ from those estimates. We continually evaluate these estimates and assumptions.

We have identified a material weakness in our internal controls over financial reporting. If we are unable to remediate this material weakness, or if we identify additional material weaknesses in the future or otherwise fail to maintain an effective system for internal control over financial reporting, our ability to produce timely and accurate financial statements could be impaired, which could adversely affect our operating results, our ability to operate our business, our share price and access to the capital markets.

We have identified a material weakness in our internal control over financial reporting, leading to the conclusion that our internal control over financial reporting and disclosure controls and procedures were not effective as of December 31, 2024. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of annual or interim financial statements will not be prevented or detected on a timely basis. The material weakness related to our failure to design or maintain sufficient controls over the capitalization of capital assets or the initial determination and reassessment of their useful lives. The above material weakness resulted in a material misstatement of our unaudited condensed consolidated financial statements as of and for the three and six months ended September 30, 2024, and as of and for the three and nine months ended December 31, 2024, for which we recently amended and restated.

We have taken and are taking steps to remediate this material weakness, including establishing and implementing a formal written policy governing the Company’s approach to capital asset accounting. We have also implemented additional review controls and processes that require additional levels of review for material capital assets at each reporting period.

We cannot assure you that we have identified all material weaknesses. Material weaknesses may still exist when we report on the effectiveness of our internal control over financial reporting as required under Section 404 of the Sarbanes-Oxley Act after the completion of this offering. In the future, it is possible that additional material weaknesses or significant deficiencies may be identified. Our ability to comply with the annual internal control reporting requirements will depend on the effectiveness of our financial reporting and data systems and controls across our Company. Any weaknesses or deficiencies or any failure to implement new or improved controls, or difficulties encountered in the implementation or operation of these controls, could harm our operating results and cause us to fail to meet our financial reporting obligations, or result in material misstatements in our consolidated financial statements, which could adversely affect our business, financial condition and results of operations and reduce our share price.

We can give no assurance that the measures we have taken and plan to take in the future will remediate the material weaknesses identified or that any additional material weaknesses or restatements of financial results will not arise in the future due to a failure to implement and maintain adequate internal control over financial reporting or circumvention of these controls. In addition, even if we are successful in strengthening our controls and procedures, in the future, those controls and procedures may not be adequate to prevent or identify irregularities or errors or to facilitate the fair presentation of our financial statements.

Changes in U.S. tax laws and tax examinations could have a material adverse effect on our business, cash flow, results of operations and financial conditions.

We are subject to income and other taxes in the U.S. at the state and federal level. Changes in applicable U.S. state or federal tax laws and regulations, or their interpretation and application, could materially affect our tax expense and profitability. Tax examinations are often complex as tax authorities may disagree with the treatment of items reported by us, the result of which could have a material adverse effect on our financial condition and results of operations.

We face risks relating to natural disasters, public health crises, political crises, and other catastrophic events or other events outside of our control.

We and our third-party manufacturers, suppliers and other outside parties upon which we rely are exposed to a number of global and regional risks outside of our control. These include, but are not limited to natural disasters, such as earthquakes, tsunamis, power shortages or outages, floods or monsoons; public health crises, such as pandemics and epidemics; political crises, such as terrorism, war, political instability or other conflict; or other events outside of our control. These events may damage our facilities or disrupt our operations, or damage the facilities or disrupt the operations of our third-party manufacturers, suppliers or other outside parties upon which we rely, and could delay or impair our ability to initiate or complete or commercialize our technology.

We cannot predict the scope and severity of any potential business shutdowns or disruptions, but if we or any of the outside parties with whom we engage, including our third-party manufacturers, suppliers, regulators and other outside parties with whom we conduct business, were to experience shutdowns or other business disruptions, our ability to conduct our business in the manner and on the timelines presently planned could be materially and negatively impacted.

Additionally, we may be affected by possible political or economic instability in the countries in which we expect to operate, such as Argentina and Chile. The risks include, but are not limited to, changes in government, domestic or foreign terrorism, military operations, extreme fluctuations in currency exchange rates and high rates of inflation. Our operations may be affected in varying degrees by government regulations. The effect of these factors cannot be accurately predicted.

We are required to comply with anti-corruption and bribery laws, and the potential for significant penalties could result in material adverse effect on our reputation and results of operations.

Our operations are governed by, and involve interactions with, many levels of government in other countries. We are required to comply with anti-corruption and anti-bribery laws, including the Criminal Code, the Corruption of Foreign Public Officials Act (Canada), the U.S. Foreign Corrupt Practices Act as well as similar laws in the countries in which we conduct our business. In recent years, there has been a general increase in both the frequency of enforcement and the severity of penalties under such laws, resulting in greater scrutiny and punishment to companies convicted of violating anti-corruption and anti-bribery laws. Measures that we have adopted to ensure compliance with these laws are not always effective in ensuring that we, our employees, or third-party agents will comply strictly with such laws. Furthermore, a company may be found liable for violations by not only its employees, but also by its contractors and third-party agents. If we finds ourself subject to an enforcement action or is found to be in violation of such laws, this may result in significant penalties, fines and/or sanctions imposed on us, which could result in a material adverse effect on our reputation and results of operations.

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We may qualify as a passive foreign investment company, or “PFIC,” which could result in adverse U.S. federal income tax consequences to U.S. investors.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the section of this prospectus captioned “Material United States Federal Income Tax Considerations”) of our ordinary shares or rights, the U.S. Holder may be subject to adverse U.S. federal income tax consequences and may be subject to additional reporting requirements. Our actual PFIC status for our current taxable year may depend on whether we qualify for the PFIC start-up exception (see the section of this prospectus captioned “Material United States Federal Income Tax Considerations — U.S. Holders — Passive Foreign Investment Company Status”). Depending on particular circumstances, the application of the start-up exception may be subject to uncertainty, and there cannot be any assurance that we will qualify for the start-up exception. Accordingly, there can be no assurances with respect to our status as a PFIC for our current taxable year or any future taxable year. Our actual PFIC status for any taxable year, however, will not be determinable until after the end of such taxable year. If we determine we are a PFIC for any taxable year, we will endeavor to provide to a U.S. Holder such information as the Internal Revenue Service (“IRS”) may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a “qualified electing fund” election, but there can be no assurance that we will timely provide such required information, and such election would likely be unavailable with respect to our rights.

We urge U.S. Holders to consult their own tax advisors regarding the possible application of the PFIC rules. For a more detailed explanation of the tax consequences of PFIC classification to U.S. Holders, see the section of this prospectus captioned “Material United States Federal Income Tax Considerations — U.S. Holders — Passive Foreign Investment Company Status.”

Risks Relating to Government Regulation

We anticipate that we are and will continue to be, subject to the authority and approvals of certain regulatory agencies, both domestically and internationally, with regard to the development, testing, manufacture, and installation of the MDLE Plant, and there can be no assurance that any required regulatory approvals may be obtained or maintained.

Mining operations and exploration activities are subject to extensive laws and regulations. Such regulations relate to production, development, exploration, exports, imports, taxes and royalties, labor standards, occupational health, waste disposal, protection, and remediation of the environment, mine decommissioning and reclamation, mine safety, toxic and radioactive substances, transportation safety and emergency response, and other matters. Compliance with such laws and regulations increases the costs of exploring, drilling, developing, constructing and operating refining and other facilities. It is possible that in the future the costs, delays and other effects associated with such laws and regulations may impact our future customers’ decisions with respect to the exploration and development of properties and, as a consequence, our decisions with respect to the deployment of the MDLE Plant. Our customers and, to the extent we have agreed to operate the MDLE Plant on behalf of our customers, we, will be required to expend significant financial and managerial resources to comply with such laws and regulations. Since legal requirements change frequently, are subject to interpretation and may be enforced in varying degrees in practice, we are unable to predict the ultimate cost of compliance with these requirements or their effect on operations. Furthermore, future changes in governments, regulations and policies and practices, such as those affecting exploration and development of the properties in which the MDLE Plant is located, could materially and adversely affect our results of operations and financial condition in a particular year and in its long-term business prospects.

We may be subject to the authority and approvals of certain regulatory agencies both domestically and internationally. The process of obtaining such approvals can be costly and time consuming, and there can be no assurance that any required regulatory approvals may be obtained or maintained. Any failure to obtain (or significant delay in obtaining) or maintain approvals could materially adversely affect our ability to market our products successfully and could therefore have a material adverse effect on our business.

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Ensuring maintenance of community relations and license to operate is critical in ensuring the future success of our existing operations.

Our relationship with the host communities where we operate is critical to ensure the future success of our existing operations and the construction and development of our projects. There is an increasing level of public concern relating to the perceived effect of mining activities on the environment and on communities impacted by such activities. Certain non-governmental organizations, some of which oppose globalization and resource development, are often vocal critics of the mining industry and its practices, including the use of cyanide and other hazardous substances in processing activities. Adverse publicity generated by such non-governmental organizations or others related to extractive industries generally, or our development activities specifically, could have an adverse effect on our reputation. Reputation loss may result in decreased investor confidence, increased challenges in developing and maintaining community relations and an impediment to our overall ability to advance our MDLE Plant, which could have a material adverse impact on our results of operations, financial condition, and prospects. While we are committed to operating in a socially responsible manner, there is no guarantee that our efforts in this respect will address these potential risks.

We may not have or be able to obtain adequate funding to complete any additional studies or other steps that regulatory authorities may impose in assessing our technology for regulatory approval.

If regulatory authorities require additional time or studies to assess the performance, reliability, and safety of our technology, we may not have or be able to obtain adequate funding to complete the necessary steps for approval for the technology or may be unable to technically meet their requirements. Additional delays may result if any required regulatory authority/certifications recommend non-approval or restrictions on any potential approval.

Domestic and foreign government regulation and enforcement of data practices and data tracking technologies is expansive, broadly defined and rapidly evolving. Such regulation could directly restrict portions of our business.

As a Company incorporated in British Columbia, Canada, we are subject to diverse laws and regulations relating to data privacy and security, including the Personal Information Protection and Electronic Documents Act (Canada) (“PIPEDA”), the Personal Information Protection Act (British Columbia) (“PIPA”). The PIPEDA and the PIPA implement stringent operational requirements for controllers of personal data, including, for example, higher standards for obtaining consent from individuals to process their personal data (including, in certain circumstances for marketing and other follower engagement), more robust disclosures to individuals and a strengthened individual data rights regime, shortened timelines for data breach notifications, limitations on retention of information, additional obligations when we contract third-party processors in connection with the processing of personal data, and certain restrictions when transferring personal data outside of Canada.

Failure to comply with Canadian privacy laws, including failure under the PIPEDA and the PIPA may result in significant fines on us, which may be onerous and adversely affect our business, financial condition, results of operations and prospects. The PIPEDA and the PIPA also confers a private right of action on data subjects and consumer associations to lodge complaints with supervisory authorities, seek judicial remedies, and obtain compensation for damages resulting from violations of data privacy and security.

If our treatment of data, privacy practices or data security measures fail to comply with these current or future laws and regulations in any of the jurisdictions in which we collect and/or process information, we may be subject to litigation, regulatory investigations, civil or criminal enforcement, financial penalties, audits or other liabilities in such jurisdictions, or our customers may terminate their relationships with us. In addition, data protection laws, such as the PIPEDA and the PIPA, foreign court judgments or regulatory actions could affect our ability to transfer, process and/or receive transnational data that is critical to our operations, including data relating to users, customers, or partners outside Canada.

Furthermore, the uncertain and shifting regulatory environment and trust climate may cause concerns regarding data privacy and may cause our customers or our customers’ customers to resist providing the data necessary to allow our customers to use our services effectively. Even the perception that the privacy of personal information is not satisfactorily protected or does not meet regulatory requirements could inhibit sales of our services or technology.

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Any failure or perceived failure by us to comply with federal, state or foreign laws or regulations, industry standards, contractual obligations or other legal obligations, or any actual or suspected security incident, whether or not resulting in unauthorized access to, or acquisition, release or transfer of personal data or other data, may result in governmental enforcement actions and prosecutions, private litigation, fines and penalties or adverse publicity and could cause our customers to lose trust in us, which could have an adverse effect on our reputation and business. Any inability to adequately address privacy and security concerns, even if unfounded, or comply with applicable laws, regulations, policies, industry standards, contractual obligations or other legal obligations could result in additional cost and liability to us, damage our reputation, inhibit sales and adversely affect our business.

Indemnification of our officers and directors may cause us to use corporate resources to the detriment of our shareholders.

Our Articles eliminate the personal liability of our directors for monetary damages arising from a breach of their fiduciary duty as directors to the fullest extent permitted by British Columbia law. This limitation does not affect the availability of equitable remedies, such as injunctive relief or rescission.

Under British Columbia law, we may indemnify our directors or officers or other persons who were, are or are threatened to be made a named defendant or respondent in a proceeding because the person is or was our director, officer, employee or agent, if we determine that the person:

●	conducted himself or herself in good faith, reasonably believed, in the case of conduct in his or her official capacity as our director or officer, that his or her conduct was in our best interests, and, in all other cases, that his or her conduct was at least not opposed to our best interests; and
●	in the case of any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

These persons may be indemnified against expenses, including attorneys’ fees, judgments, fines, excise taxes and amounts paid in settlement, actually and reasonably incurred by the person in connection with the proceeding. If the person is found liable to the corporation, no indemnification will be made unless the court in which the action was brought determines that the person is fairly and reasonably entitled to indemnity in an amount that the court will establish. As permitted by British Columbia law, we have entered into indemnification agreements with each of directors and executive officers.

Resource Extraction companies are subject to numerous stringent laws, regulations and standards, including environmental protection laws and regulations. If any changes occur that would make these laws, regulations and standards more stringent, it may require capital outlays in excess of those anticipated or cause substantial delays, which would have a material adverse effect on our operations.

Resource extraction activities are subject to stringent environmental protection laws and regulations at the federal, state and local levels. These laws and regulations include but are not limited to, permitting and reclamation requirements, regulate emissions, water storage and discharges and disposal of hazardous wastes. Resource extraction activities are also subject to laws and regulations which seek to maintain health and safety standards by regulating the design and use of resource extraction methods. Various permits from governmental and regulatory bodies are required for resource extraction activities to commence or continue, and no assurance can be provided that required permits will be received in a timely manner. Furthermore, environmental protection laws and regulations may become more stringent in the future, and compliance with such changes may require capital outlays in excess of those anticipated or cause substantial delays, which would have a material adverse effect on our operations.

While the very heart of our business—lithium extraction from resource-bearing sources—helps to address global climate change and reduce air pollution, the world’s focus on addressing climate change will require the Company to continue to conduct all of its operations in a manner that minimizes the use of resources, including the unnecessary use of energy resources, in order to continue to minimize air emissions at our facilities, which can also increase mine and facility, construction, development and operating costs. Regulatory and environmental standards may also change over time to address global climate change, which could further increase these costs. To the best of our knowledge, our operations are in compliance, in all material respects, with all applicable laws, regulations and standards.

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We are also subject to corporate sustainability, corporate social responsibility, and environmental, social, and governance principles, which are integral to our operations but also present potential challenges. Compliance with evolving environmental, social, and governance expectations may necessitate increased reporting requirements, operational adjustments, and resource allocation, which could lead to higher administrative and operational costs. Additionally, failure to meet stakeholder expectations on sustainability and governance matters could adversely impact our reputation and ability to attract investment. These considerations highlight the potential financial and operational impacts associated with integrating environmental, social, and governance principles into our business.

Canada’s new modern slavery reporting legislation may adversely affect supply chains and the Company’s business and retention of key employees, directors, and officers.

The Fighting Against Forced Labor and Child Labor Supply Chains Act (the “FAFLCL”) received royal assent on May 11, 2023, and came into effect on January 1, 2024. The purposes of the FAFLCL is to implement Canada’s international commitment to combat forced labor and child labor by imposing reporting obligations on (i) government institutions producing, purchasing or distributing goods in Canada or elsewhere; and (ii) certain business entities producing goods in Canada or elsewhere or importing goods produced outside Canada. The FAFLCL imposes certain obligations on in-scope entities to report on, among other things, the steps taken during the previous financial year to prevent and reduce the risk of child labor or forced labor being used by them or in their supply chains. The FAFLCL gives significant investigative powers to persons designated by the minister and the minister has broad power to require an entity to take any measures that the minister considers necessary to ensure compliance.

Every person or entity that fails to comply with the FAFLCL (including by failing to prepare a report or make a report publicly available, by failing to assist in an investigation, by obstructing an investigation or by failing to comply with a corrective order), is guilty of an offence punishable on summary conviction and liable to a fine of not more than CAD$250,000. Every person or entity that knowingly makes any false or misleading information or knowingly provides false or misleading information to the minister or one of the minister’s designates is also guilty of an offence punishable on summary conviction and liable to a fine of not more than CAD$250,000.

The Company’s incorporation in British Columbia and operations in the United States, makes it subject to the provisions and obligations of the FAFLCL and the Company may incur significant capital expenditures to ensure its ongoing compliance with the FAFLCL, as well as defending any potential claims that could arise in the future for a breach of the FAFLCL.

Risks Related to Intellectual Property

Patent terms may be inadequate to protect our competitive position on our core technology for an adequate amount of time.

Patents have a limited lifespan, and the protection patents afford is limited. In the United States, if all maintenance fees are timely paid, the natural expiration of a patent is generally 20 years from its earliest U.S. non-provisional filing date. Even if patents covering our core technology is obtained, once the patent life has expired, we may be subject to competition from competitive products and technologies. As a result, our patent portfolio may not provide us with sufficient rights to exclude others from commercializing DLE technology similar or identical to ours. In addition, although upon issuance in the United States a patent’s life can be increased based on certain delays caused by the USPTO, this increase can be reduced or eliminated based on certain delays caused by the patent applicant during patent prosecution. If we do not have sufficient patent life to protect our technologies, products, and product candidates, our business and results of operations will be adversely affected.

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Intellectual property rights do not necessarily address all potential threats to our business.

While we seek broad coverage under our patents for the core technology of our MDLE Plant, there is always a risk that an alteration to the core technology or process for lithium extraction may provide sufficient basis for a competitor to avoid infringing our patent claims. In addition, patents, if granted, expire and we cannot provide any assurance that any potentially issued patents will adequately protect our products and technology. Once granted, patents may remain open to invalidity challenges including opposition, interference, re-examination, post-grant review, inter partes review, nullification or derivation action in court or before patent offices or similar proceedings for a given period after allowance or grant, during which time third parties can raise objections against such grant. In the course of such proceedings, which may continue for a protracted period of time, the patent owner may be compelled to limit the scope of the allowed or granted claims thus attacked or may lose the allowed or granted claims altogether.

In addition, the degree of future protection afforded by our intellectual property rights is uncertain because even granted intellectual property rights have limitations, and may not adequately protect our business, provide a lawful barrier to entry against our competitors or potential competitors or permit us to maintain our competitive advantage. Moreover, if a third party has intellectual property rights that cover the practice of our DLE processes or technologies, we may not be able to fully exercise or extract value from our intellectual property rights. The following examples are illustrative:

●	others may be able to develop and/or practice DLE processes or technologies that are similar to our processes or technologies or aspects of our processes or technologies, but that are not covered by the claims of the patents that we own or control, assuming such patents have issued or do issue;
●	we or our licensees or any future strategic partners might not have been the first to conceive or reduce to practice the core technologies covered by the issued patents that we own or have exclusively licensed;
●	we or our licensees or any future strategic partners might not have been the first to file patent applications covering our core technologies;
●	others may independently develop similar or alternative processes or technologies to extract lithium or duplicate any of our processes or technologies without infringing our intellectual property rights;
●	it is possible that our pending patent applications will not lead to issued patents;
●	issued patents that we own or have exclusively licensed may not provide us with any competitive advantage, or may be held invalid or unenforceable, as a result of legal challenges by our competitors;
●	our competitors might conduct research and development activities in countries where we do not have patent rights and then use the information learned from such activities to develop competitive lithium extraction processes or technologies to service our potential customers;
●	parties may assert an ownership interest in our intellectual property and, if successful, such disputes may preclude us from exercising exclusive rights over that intellectual property;
●	we may not develop or in-license additional proprietary technologies that are patentable;
●	we may not be able to obtain and maintain necessary licenses on commercially reasonable terms, or at all; and
●	the patents of others may have an adverse effect on our business.

Should any of these events occur, they could have a material adverse effect on our business, financial condition, results of operations and prospects.

If we are unable to protect the confidentiality of our trade secrets, our business and competitive position could be harmed.

While we have patent protection for our core technologies, such as our various types of extraction apparatuses, mobile extraction arrays, ion extraction columns, silica fouling prevention technologies, sorbents for lithium extraction, and other related technologies, we also rely in part on trade secret protection in order to protect our proprietary trade secrets and unpatented know-how, such as the chemical structure of the selective absorption media used in our extraction columns, the exact design and interaction of the extraction columns, as well as various manufacturing and extraction processes, formulas, compositions. However, trade secrets are difficult to protect, and we cannot be certain that others will not develop the same or similar technologies and processes on their own. We have taken steps, including entering into confidentiality agreements with our employees, consultants, outside collaborators, researchers and other advisors, to protect our trade secrets and unpatented know-how. These agreements generally require that the other party keep confidential and not disclose to third parties all confidential information developed by us, the party or made known to the party by us during the course of the party’s relationship with us. We also typically obtain agreements from these parties which provide that inventions conceived by the party in the course of rendering services to us will be our exclusive property. However, these agreements may not be honored and may not effectively assign intellectual property rights to us. Our security measures may not prevent an employee or consultant from misappropriating our trade secrets and providing them to a competitor, and recourse we take against such misconduct may not provide an adequate remedy to protect our interests fully. Unauthorized parties may also attempt to copy or reverse engineer certain aspects of our product that we consider proprietary. Enforcing a claim that a party illegally obtained and is using our trade secrets or know-how is difficult, expensive and time consuming, and the outcome is unpredictable. Even though we use commonly accepted security measures, trade secret violations are often a matter of state law, and the criteria for protection of trade secrets can vary among different jurisdictions. In addition, courts outside the United States may be less willing to protect trade secrets or know-how. Further, trade secrets may be independently developed by others in a manner that could prevent legal recourse by us. If any of our confidential or proprietary information, such as our trade secrets, were to be disclosed or misappropriated, or if any such information was independently developed by a competitor, our business and competitive position could be harmed.

We may be subject to claims that our employees, consultants or independent contractors have wrongfully used or disclosed confidential information of their former employers or other third parties.

We do and may employ individuals who were previously employed at other material science companies, including our competitors or potential competitors. Although we try to ensure that our employees, consultants, and independent contractors do not use the proprietary information or know-how of others in their work for us, and we are not currently subject to any claims that our employees, consultants or independent contractors have wrongfully used or disclosed confidential information of third parties, we may in the future be subject to such claims.

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Litigation may be necessary to defend against these claims. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel. Such intellectual property rights could be awarded to a third party, and we could be required to obtain a license from such third party to commercialize our DLE process and MDLE Plant technology. Such a license may not be available on commercially reasonable terms or at all. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees and could result in customers seeking other sources for the DLE technology or processes or ceasing from doing business with us.

Our ability to obtain intellectual property protection for our technology is limited. If we cannot obtain intellectual property protection for our technology our business may be negatively impacted.

Our success depends, in part, on our ability to maintain or obtain and enforce patent and other intellectual property protections for our processes and technologies and to operate without infringing upon the proprietary rights of outside parties or having outside parties circumvent the rights we own or license. We have applications and registrations in the United States and other jurisdictions, and we expect to seek additional patents and registrations in the future.

Patents provide some degree of protection for intellectual property. However, patent protection involves complex legal and factual determinations and is therefore uncertain. We cannot be assured that our patents or patent applications will be valid or will issue over prior art. Additionally, we cannot be assured that the scope of any claims granted in any patent will be commercially useful or will provide adequate protection for the technology used currently or in the future. Moreover, we cannot be certain that the creators/conceptualizers of the core technology incorporated into our MDLE Plan were the first inventors of the DLE processes covered by our patents and patent applications or that they were the first to file. Accordingly, it cannot be assured that our patents will be valid or will afford protection against competitors with similar technology or processes. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy or otherwise obtain and use our proprietary information. Monitoring unauthorized use of confidential information is difficult and we cannot be certain the steps taken to prevent unauthorized use of confidential information will be effective. In addition, the laws governing patent protection continue to evolve and are different from one country to another, all of which causes further uncertainty in the usefulness of a patent. In addition, issued patents or patents licensed to us may be successfully challenged, invalidated, circumvented or may be unenforceable so that our patent rights would not create an effective competitive barrier. We also rely upon unpatented proprietary manufacturing expertise, innovation and other trade secrets and know-how to develop and maintain our competitive position. In addition, our trade secrets and know-how may be improperly obtained by other means, such as a breach of our information technologies security systems or other theft.

Moreover, the laws of some countries may not protect our proprietary rights to the same extent, as do the laws of the United States. There are also countries in which we intend to sell or lease our technology, but have no patents or pending patent applications, or trademark registrations. Our ability to prevent others from making or selling duplicate or similar technologies will be impaired in those countries in which there is no intellectual property protection. If we are not able to adequately protect our intellectual property and proprietary technology, our competitive position, future business prospects and financial performance may be adversely affected. Unpatented trade secrets, technological innovation and confidential know-how are important to our success. Although protection is sought for proprietary information through confidentiality agreements and other appropriate means, these measures may not effectively prevent disclosure of proprietary information, may not provide meaningful protection for our trade secrets and proprietary manufacturing expertise, may not provide us with adequate remedies in the event of an unauthorized use or disclosure of our trade secrets or manufacturing expertise, and it cannot be assured that others will not independently develop the same or similar information or gain access to the same or similar information. In view of these factors, our intellectual property positions have a degree of uncertainty. Setbacks in these areas could negatively affect our ability to compete and materially and adversely affect our business, financial condition, and results of operations.

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If we infringe the intellectual property rights of others, we may be required to cease operations related to infringement in some markets and our business may be negatively affected.

Our commercial success depends, in part, upon not infringing or violating intellectual property rights owned by others. The markets in which we intend to compete has participants that own, or claim to own, intellectual property. We cannot determine with certainty whether any existing outside-party patents, or the issuance of any new outside-party patents, would require us to alter our technologies, obtain licenses or cease certain activities.

We may in the future receive claims from outside parties asserting infringement and other related claims. Litigation may be necessary to determine the scope, enforceability, and validity of outside-party intellectual property rights or to protect, maintain and enforce our intellectual property rights. Some of our competitors have, or are affiliated with companies having, substantially greater resources, and these competitors may be able to sustain the costs of complex intellectual litigation to a greater degree and for longer periods than we can. Regardless of whether claims that it is infringing or violating patents or other intellectual property rights have any merit, those claims could:

●	adversely affect our relationships with future customers who utilize our technology;
●	adversely affect our reputation with potential customers;
●	be time-consuming and expensive to evaluate and defend;
●	divert management’s attention and resources;
●	subject us to significant liabilities and damages;
●	require us to enter into royalty or licensing agreements; or
●	require us to cease certain activities, including the sale or lease of our technology.

If it is determined that we have infringed, violated or is infringing or violating a patent or the intellectual property right of any other person or if we are found liable in respect of any other related claim, then, in addition to being liable for potentially substantial damages, we may be prohibited from developing, using, distributing, selling or commercializing certain technologies unless it obtains a license from the holder of the patent or other intellectual property right. We cannot assure that we will be able to obtain any such license on a timely basis or on commercially favorable terms, or that any such licenses will be available, or that workarounds will be feasible and cost-efficient. If we do not obtain such a license or find a cost-efficient workaround, our business, operating results and financial condition may be materially affected, and we may be required to cease related business operations in some markets and restructure our business to focus on our continuing operations in other markets.

Risks Relating to Our Common Shares

This is not an initial public offering of stock to investors at large, and there is no guarantee that the selling shareholders will sell the Common Shares. Alternatively, if a large number of Common Shares are sold, the public price of our Common Shares on the TSX Venture Exchange and the OTCQB will decrease.

This registration statement is being filed to offer liquidity to the selling shareholder who is one of our existing security holders and has rights to the Common Shares underlying warrants previously issued to it in our previous financing rounds. This is not an initial public offering of stock to investors at large, and there is not a fixed number of securities available for sale. The selling shareholder may offer, sell or distribute all or a portion of its Common Shares publicly or through private transactions at prevailing market prices on the TSXV or at negotiated prices, or choose not to sell any or part of the Common Shares at all. Given the selling shareholder’s discretion in this regard, a reader should not expect a guaranteed ability to purchase any of the Common Shares registered hereunder. We disclaim any responsibility for causing the selling shareholder to sell to any person reading this registration statement and offer no assurance as to whether the selling shareholder will decide to sell its Common Shares. The reader should be advised that if, alternatively, the selling shareholder sell its Common Shares or there is a public perception the selling shareholder may sell its Common Shares, the public price of our Common Shares on the TSX Venture Exchange or the OTCQB may decrease in value.

Our Common Shares is currently thinly traded on the TSX Venture Exchange and on OTCQB and the public price for our Common Shares is volatile. We can offer no assurance that an active trading market for our Common Shares will develop or that the public price of our Common Shares will become less volatile.

An active market for our shares of Common Shares may never develop. In the absence of an active public trading market, investors may not be able to liquidate their investments in our shares of Common Shares. An inactive market may also impair our ability to raise capital by selling our shares of Common Shares, our ability to motivate our employees through future equity incentive awards and our ability to acquire other companies, products or technologies by using our shares of Common Shares as consideration. We can offer no assurance that the public price of our Common Shares will cease to be volatile, as there are many factors which affect the public price which are beyond our control. These factors include, without limitation:

●	the number of shares of our Common Shares publicly owned and available for trading;
●	overall performance of the equity markets and/or publicly-listed companies that offer DLE;
●	changes in the financial projections we provide to the public or our failure to meet these projections;
●	failure of securities analysts to initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet the estimates or the expectations of investors;
●	any major change in our Board, management, or key personnel;
●	the economy as a whole and market conditions in our industry;
●	rumors and market speculation involving us or other companies in our industry;
●	new laws or regulations or new interpretations of existing laws or regulations applicable to our business, in the U.S. or globally;
●	other events or factors, including those resulting from war, incidents of terrorism, or responses to these events and
●	sales or expected sales of our Common Shares by us and our officers, directors, and principal shareholders.

In addition, stock markets have experienced price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner often unrelated to the operating performance of those companies. In the past, shareholders have instituted securities class action litigation against companies following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business and harm our business, results of operations and financial condition.

We are a “smaller reporting company” and we cannot be certain if the reduced disclosure requirements applicable to smaller reporting companies will make our Common Shares less attractive to investors.

We are a “smaller reporting company,” as defined in Rule 12b-2 under the U.S. Exchange Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, such as, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. Our status as a smaller reporting company is determined on an annual basis. We cannot predict if investors will find our Common Shares less attractive or our Company less comparable to certain other public companies because we will rely on these exemptions. For example, if we do not adopt a new or revised accounting standard, our future financial results may not be as comparable to the financial results of certain other companies in our industry that adopted such standards. If some investors find our Common Shares less attractive as a result, there may be a less active trading market for our Common Shares and our stock price may be more volatile.

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We are an “emerging growth company” and the reduced disclosure requirements applicable to emerging growth companies could make our Common Shares less attractive to investors.

We are an “emerging growth company”. Under the Jumpstart Our Business Startups Act of 2012, or “JOBS Act,” emerging growth companies can take advantage of certain exemptions from various U.S. securities law reporting requirements that are applicable to other public companies (other than, in some cases, smaller reporting companies) including, without limitation, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, exemptions from the requirements of holding a non-binding advisory shareholder vote on executive compensation and golden parachute payments, exemption from the “pay versus performance” proxy disclosure requirements of Section 14(i) of the Exchange Act and from the pay ratio disclosure requirements of Section 953(b) of the Dodd-Frank Act and certain disclosure requirements of the Dodd-Frank Act relating to compensation of chief executive officers; exemption from the requirement of auditor attestation in the assessment of our internal control over financial reporting, and exemption from any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about our audit and the financial statements (auditor discussion and analysis). As a result of the foregoing, the information that we provide shareholders may be different than what is available with respect to other public companies (other than, in some cases, smaller reporting companies).

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the U.S. Securities Act for complying with new or revised accounting standards. We plan to elect to use the extended period for compliance and, as a result, our financial statements may not be comparable to companies that comply with public company effective dates.

Our operating results may fluctuate, which may cause volatility in the trading price of our Common Shares.

Our operating results may fluctuate in the future, which may cause volatility in the trading price for our Common Shares. Our net sales, expenses and operating results may vary significantly from year to year and quarter to quarter for several reasons, including, without limitation:

●	our ability to implement our business plan;
●	there will likely be ongoing development activities relating to our MDLE Plant including expending up to $10 million of additional funds to increase the water handling throughput (additional pumping capacity, heating capabilities, storage and expanding our column capacity to include our proprietary media), all depending on the lithium content of a specific customer’s brine content;
●	the ability of our sales force to effectively market and promote our technology, and the extent to which our technology gains market acceptance;
●	the possibility that cybersecurity breaches, data breaches, and other disruptions could compromise our proprietary information or result in the unauthorized disclosure of confidential information;
●	the rate and size of expenditures incurred on our manufacturing, sales, marketing, and technology development efforts;
●	the availability of key components, materials and contract services, which depends on our ability to forecast sales, among other things;
●	variations in timing and quality in lithium bearing source brine;
●	temporary manufacturing interruptions or disruptions;
●	increased competition, or new technologies;
●	litigation, including patent, employment, securities class action, stockholder derivative, general commercial and other lawsuits;
●	volatility in the global market and worldwide economic conditions;
●	volatility in commodities prices, including for lithium;
●	compliance with various local, state and federal environmental laws and regulations including but not limited to obtaining various permits and approvals before installing our MDLE Plant technology on a customer’s site;
●	the financial health of our customers and their ability to purchase our technology in the current economic environment; and
●	the other risks summarized in this “Risk Factors” section.

As a result of any of these factors, our consolidated results of operations may fluctuate significantly, which may in turn cause volatility in the trading price of our Common Shares.

As a pre-revenue company, we expect to fund our operations with equity offerings, including common shares and warrants, until we can generate sufficient cash from operations to support the business. In connection with these equity offerings, shareholders may experience immediate dilution and, as a result, our share price may decline.

As a pre-revenue company we expect to fund our operations with equity offerings, including common shares and warrants, until we can generate sufficient cash from operations to support the business. As a result, we expect that, from time-to-time, we will sell additional Common Shares at a discount from the existing trading price of our Common Shares. Consequently, our shareholders would experience immediate dilution upon the sale of any of our Common Shares at such discount. In addition, as opportunities present themselves, we may enter into financing or similar arrangements in the future, including the issuance of Common Shares, warrants and/or debt securities. If we issue Common Shares or securities convertible into Common Shares, our shareholders would experience additional dilution and, as a result, our share price may decline.

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We have outstanding warrants and options. Conversions of these securities could result in substantial dilution of our Common Shares and may cause a decline in our market price. Our Board of Directors may seek to change the number of authorized shares in the future, may seek to adjust the number of shares issued or issuable upon the exercise of warrants, may choose to reduce the exercise price of any outstanding warrants and may choose to issue shares to acquire businesses or to provide additional financing in the future. The issuance of any such shares may result in a reduction of market price of the outstanding Common Shares. If we issue any such additional shares, such issuance will cause a reduction in the proportionate ownership of current shareholders.

Volatility in the price of our Common Shares may be caused by message board and social media influences and, as a result, our share price may decline.

There are many message boards, chat rooms, blogs, or written articles that are followed by our shareholders. Opinions regarding our Company are expressed on message boards that may or may not be factual in nature. We are not in a position to respond to or actively influence these news forums. Influencers can drastically affect the stock price based on little to no material information, and potentially could cause a collapse in the stock price that may not be recoverable by the Company.

Our Warrants are not currently traded and our Common Shares may become thinly traded and investors may be unable to sell at or near ask prices, or at all, and may lose some or all of their investment. A positive return in an investment in the Common Shares is not guaranteed.

We cannot predict the extent to which an active public market for trading our Common Shares will be sustained or if an active trading market for our Warrants will be developed. The trading volume of our Common Shares may be sporadically or “thinly-traded,” meaning that the number of persons interested in purchasing our Common Shares at or near bid prices at certain given times may be relatively small or non-existent. Furthermore, our Warrants are not currently traded and given there is no active trading for the Warrants, that may make it more difficult to sell the Warrants resulting in lack of liquidity. All of this, could consequently result in our Common Shares and Warrants being less attractive, causing our overall stock price to be more volatile.

This situation is attributable to a number of factors, including the fact that we are a small company, which is relatively unknown to stock analysts, stockbrokers, institutional investors and others in the investment community who generate or influence sales volumes. Even if we came to the attention of such persons, those persons may be reluctant to follow, purchase, or recommend the purchase of shares of an unproven company such as ours until such time as we become more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give any assurance that a broader or more active public trading market for our Common Shares will develop or be sustained.

Additionally, there is no guarantee that an investment in our Common Shares will earn any positive return in the short or long term. A purchase of our Common Shares involves a high degree of risk and should be undertaken only by investors whose financial resources are sufficient to enable them to assume such risks and who have no need for immediate liquidity in their investment. An investment in our Common Shares is appropriate only for investors who have the capacity to absorb a loss of some or all of their investment.

Volatility in the price of our Common Shares may cause our share price to decline and subject us to securities litigation.

The market for our Common Shares may be characterized by significant price volatility as compared to seasoned issuers, and we expect that our share price will be more volatile than that of a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. Should this occur or continue to occur, we may be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

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If securities or industry analysts do not publish research or reports about our Company, or if they issue adverse or misleading opinions regarding us or our stock, our stock price and trading volume could decline.

Although we have only limited research coverage by securities and industry analysts, if coverage is not maintained, the market price for our stock may be adversely affected. Our stock price also may decline if any analyst who covers us issues an adverse or erroneous opinion regarding us, our business model, our intellectual property or our stock performance, or if our commercialization activities and operating results fail to meet analysts’ expectations. If analysts cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline and possibly adversely affect our ability to engage in future financings.

The market price of the Common Shares is volatile and may not accurately reflect the long-term value of the Company.

Securities markets have a high level of price and volume volatility, and the market price of securities of many companies have experienced substantial volatility in the past, often based on factors unrelated to the financial performance or prospects of the companies involved. These factors included macroeconomic developments in North America and globally, and market perceptions of the attractiveness of particular industries. The price of the Common Shares is also likely to be significantly affected by changes in the financial condition or results of operations as reflected in our financial reports. If an active market for the Common Shares does not continue, the liquidity of an investor’s investment may be limited and the price of the Common Shares may decline below the price at which such Common Shares were purchased. If an active market does not continue, investors may lose their entire investment in the Common Shares. As a result of any of these factors, the market price of the Common Shares at any given point in time may not accurately reflect the long-term value of the Company.

Our Common Shares are considered a “penny stock,” and is thereby subject to additional sale and trading regulations that may make it more difficult to sell. Further, the market for penny stocks has suffered in recent years from patterns of fraud and abuse.

Our Common Shares are considered a “penny stock” as defined in Rule 3a51-1 promulgated by the SEC under the U.S. Exchange Act. The penny stock rules require a broker-dealer, prior to a transaction in penny stock not otherwise exempt from the rules, to deliver a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth (x) the basis on which the broker or dealer made the suitability determination and (y) the fact that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

These disclosure rules have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. So long as our Common Shares are subject to the penny stock rules, it may be more difficult to sell the Common Shares. Further, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include but are not limited to: (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

Techniques employed by short sellers may drive down the market price of the Common Shares.

Short selling is the practice of selling securities that the seller does not own but rather has borrowed from a third party with the intention of buying identical securities back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale.

As it is in the short seller’s interest for the price of the security to decline, many short sellers publish, or arrange for the publication of, negative opinions regarding the relevant issuer and our prospects to create negative market momentum and generate profits for themselves after selling a security short. These short attacks have, in the past, led to selling of shares in the market.

It is not clear what effect such negative publicity could have on us. If we were to become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we could have to expend significant resources to investigate such allegations and/or defend ourselves.

While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable state law or issues of commercial confidentiality. Such a situation could be costly and time-consuming, and could distract our management from growing our business. Even if such allegations are ultimately proven to be groundless, allegations against us could severely impact our business, and any investment in the Common Shares could be greatly reduced or even rendered worthless.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of any of our Common Shares by the selling shareholder. We may receive proceeds from the cash exercise of the Warrants by the selling shareholder. We will pay certain expenses associated with the registration of the securities covered by this prospectus, as described in the section entitled “Plan of Distribution.”

DIVIDEND POLICY

Our Board of Directors has discretion as to whether we will pay dividends in the future, subject to restrictions under the Business Corporations Act (British Columbia) (the “BCBCA”) and our Articles. We have never declared or paid any cash dividends on our Common Shares. We intend to retain future earnings, if any, to finance the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination related to dividend policy will be made at the discretion of our Board of Directors after considering our financial condition, results of operations, capital requirements, business prospects and other factors our Board of Directors deems relevant, and subject to the restrictions contained in the BCBCA or any future credit facilities or other financing arrangements.

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BUSINESS

Overview

We are an advanced technology and manufacturing company focused on exploiting our proprietary and patented technology used in our modular direct lithium extraction plants, or MDLE Plants, to assist owners of lithium brine deposits to extract lithium chloride at sufficient concentration and purity to economically facilitate the production of Lithium Carbonate, an integral component in the manufacture of batteries. Our proprietary and patented MDLE Plant is (1) modular, meaning it can be deployed and then redeployed at a different brine deposit when the resource source is spent and (2) scalable, meaning the component-driven system can specifically configure valves, pumps, our propriety columns and media and many other pieces to customize the plant to a customer’s requirements based on their needs and that multiple MDLE Plants can be linked together based on the characteristics of the resource location. In addition, our proprietary absorption extraction process is designed to be an environmentally responsible, low-cost method of producing high-quality commercial grade lithium products.

We believe our MDLE Plants can be utilized by owners on a variety of different brine deposits including, (i) salar or salt lake brine deposits, such as those found in the Lithium Triangle of Argentina, Chile and Bolivia, (ii) brine reservoirs in the US and Canada, including in the US states of North Dakota, Wyoming, Oklahoma, Pennsylvania, Arkansas and Texas (including the Smackover geological formation found in Arkansas and Texas), and (iii) any other naturally occurring lithium brine deposits around the world. In addition, we plan to market our technology to industrial customers who have lithium rich brine by-products from their operations. While our existing MDLE Plant was initially designed for potential customers in the Lithium Triangle, we believe that the US owners of brine reservoirs, especially within the Smackover geological formation in Arkansas and Texas, are currently best positioned to benefit from our existing MDLE Plant. Consequently, we are actively marketing our current MDLE Plant and our technology to US owners of brine reservoirs. Assuming we can deploy our existing MDLE plant, depending on the lithium content of the brine resource, we expect to spend up to $10 million in additional funds to increase the water handling throughput (additional pumping capacity, heating capabilities, storage and expanding our column capacity to include our proprietary media). We have not yet delivered MDLE Plants nor licensed our technology to customers and are therefore a pre-revenue company.

Market Opportunity

In recent years, the lithium-ion battery market has been the primary driver of the growth of lithium demand and is anticipated to continue to drive growth in the future according to a report by McKinsey & Company dated January 16, 2023. The proliferation of vehicle electrification has required a significant increase in the production of lithium-ion batteries, which is expected to drive lithium market growth over time. Moreover, pressure from regulators on automakers to reduce carbon dioxide emissions from vehicles has resulted in further demand for lithium-ion batteries in the automotive sector, as automakers shifted interest toward producing more EVs. However, according to Goldman Sachs Research report dated May 21, 2024, recent market forecast for demand associated with the EV market, a primary market for lithium-ion batteries, has declined as the rate of sales growth for EVs has slowed. According to a Fastmarkets report dated February 6, 2025, a leading cross-commodity price reporting agency in the agriculture, forest products and metals and mining markets, this has led to market perception that the lithium market is oversupplied and resulted in a dramatic decline in prices for lithium carbonate and lithium hydroxide, the primary lithium compounds used to produce lithium-ion batteries. We expect these market conditions to continue for the next year or two, which emphasizes the importance of being the low-cost lithium extraction technology.

Traditionally, lithium has been produced from either hard rock mining or solar evaporation ponds which each produce lithium with high environmental costs.

●	Hard rock mining entails drilling and blasting of solid rock in open pit mines to obtain the lithium containing minerals spodumene, lepidolite or petalite which can be crushed and processed to extract lithium. The hard rock mining process is very energy intensive and consumes large quantities of water and chemicals. Furthermore, hard rock mining produces significant amount of waste rock or tailings which can contain toxic chemicals or heavy metals.

●	In solar evaporation for lithium extraction, lithium containing brines are pumped from underground aquifers into large ponds on the surface, resulting in the long-term depletion of the aquifer. This process consumes a staggering amount of water, with some studies including a June 2024 report by the International Lithium Association, reflecting that approximately 180+ metric tons of water is necessary to produce 1 metric ton of lithium. The brine is concentrated by allowing the water to evaporate over 12 to 18 months. The brine is then processed to extract the lithium salts by removing other metals and dissolved solids through chemical processes that include large quantities of freshwater, often depleting, and risking contamination of nearby freshwater aquifers. The lithium salts are then further processed into either lithium carbonate or lithium hydroxide for shipment to customers.

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In response to the environmental costs of hard rock mining and the use of solar evaporation to extract lithium compounds, the industry has focused on developing direct lithium extraction (“DLE”) technologies. DLE technologies are focused on extracting the lithium compounds directly from the brine and allowing the brine to be re-injected back into the reservoir.

While DLE technologies still require freshwater, the systems are designed to recycle the freshwater to reduce the environmental impact. The development of DLE technologies have focused on absorption and adsorption technologies, ion exchange, solvent extraction and membrane technologies. While each of these technologies have made advancements in the laboratory and small pilot scale projects, the first generation of technology, on which our absorption process technology was designed and overseen by our founder, Dr. Burba, was used to achieve commercial success at a facility in Argentina. This was one of the first DLE project in the world at the time and one of only a few commercial DLE facilities in operation today.

Our Strategy

Our strategy is to deploy our current MDLE Plant and continue to build upon our proprietary DLE technology developed by Dr. Burba to develop and deploy additional MDLE plants. We believe that our advanced brine extraction technologies and methodologies for selective mineral extraction is less capital intensive and a more environmentally responsible approach compared to traditional lithium extraction processes of hard rock mining and solar evaporation. We believe that this approach is environmentally sustainable because our process does not deconstruct land structures as is the case from hard rock mining nor does it waste precious water as is the case in solar evaporation. Instead, our technology is designed to extract the desired lithium chloride from subsurface brine and typically re-injects the brine into the aquifer to maintain pressure after lithium extraction. Essential features of our growth strategy include:

●	Deploy our current MDLE Plant in a Commercial Setting. We believe we are one of the first DLE technology providers that has developed and deployed a commercial scale direct lithium extraction plant in the U.S. and the only that has developed a modular plant. Our existing MDLE Plant was deployed during a three-month demonstration period in 2024 during which it produced approximately 25 metric tons of battery-grade lithium carbonate. We intend to build upon this success by deploying our current MDLE Plant with an owner of an oil field brine reservoir that is interested in implementing DLE technologies. While our MDLE Plants are modular and capable of being located on a wide variety of geographies, we need to customize the MDLE Plant to the specific needs and resources of each customer, and depending on the lithium content within a specific brine resource. We are currently targeting deploying our existing MDLE Plant at naturally occurring brine reservoirs in the U.S and based on ongoing discussions with potential customers and their requirements based on their specific brine concentrations, we anticipate that we will need to spend between $1.0 million and $10.0 million for customizations, which could include adding components such as additional heat exchangers, pumps, condensate coolers, a reverse osmosis unit, chillers, tanks and pipelines to increase the flowrate to fully utilize the twelve-column absorption capacity and expand the MDLE Plant’s capacity.

●	Continue Development of Our MDLE Plant Technology. We believe that our patented MDLE Plant technology will continue to be an important component of the energy transition. We are currently in the preliminary stages of researching and developing the media and design for the next generation of our MDLE Plant technology which we anticipate could provide customers with additional options for processing brine solutions and increasing lithium chloride production.

●	Explore Opportunities in new geographic areas. We believe there is increasing support by U.S. and international governments for the sustainable production of lithium compounds. We plan to continue to explore opportunities in various areas within North America and in new geographical areas. For example, we entered into an 18-month exclusive collaboration agreement on September 30, 2025, with a major Middle East energy services provider to jointly pursue DLE opportunities across the region. The agreement contemplates joint participation in proposals and tenders and provides the counterparty the exclusive right to receive and operate processing plants based on our proprietary DLE technology in Saudi Arabia, UAE and Oman for an 18-month period, subject to a three-year extension if a project is contracted during the initial term.

●	License our technology. We believe there will be opportunities to license our technology to lithium brine resource developers to allow them to deploy our proprietary columns, media, and processes in their plant and developments, thus allowing them to control the construction of their own DLE plant while also benefitting from our technology.

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●	Engage in joint-ventures. We will evaluate opportunities to enter into joint venture agreements or strategic partnerships with one or more parties, including landowners, producers and financial backers, to participate in the full development of lithium brine resources. While we have not yet identified a joint venture partner, we anticipated that we would deploy IBAT’s MDLE technology into the development and participate in the extraction of brine resources, full plant development, and ultimate sale of lithium carbonate. We are also exploring opportunities, working with key third party vendors, to provide potential customers with end-to-end solutions for lithium carbonate. Our MDLE Plant produces lithium chloride which must then be converted to lithium carbonate (the input for battery production) in a separate refining unit. We believe that providing customers a turn-key solution, from brine to lithium carbonate, will make our MDLE Plant more attractive to potential customers.

Our Strengths and Competitive Advantage

We believe our proprietary and patented MDLE Plant technology provides us the following competitive advantages as compared to other DLE technologies and other lithium extraction processes:

●	Has Demonstrated Commercial-Scale Technology. We believe that the results of our 2024 demonstration study, support that our proprietary MDLE Plant technology is capable of achieving commercial scale production of lithium chloride, which can be processed into lithium carbonate, with over 99% purity. We intend to build upon this success by deploying our initial MDLE Plant with industrial customers that have already committed to DLE technologies. While our MDLE Plants are modular and capable of being located on a wide variety of geographies, the MDLE Plant must be customized to the specific needs and resources of each customer and depending on the lithium content within a specific brine resource. As we are currently targeting deploying our existing MDLE Plant at naturally occurring brine reservoirs in the U.S., we anticipate that we will need to spend between $1.0 million and $10.0 million for customizations, which could include adding components to increase the flowrate to fully utilize the twelve-column absorption capacity and expand the MDLE Plant’s capacity.

●	Increases Lithium Recovery through our Highly Selective Proprietary Absorption Technology. The proprietary absorbent utilized in our proprietary extraction columns is highly selective of lithium ions and screens for chloride ions which efficiently produces a lithium chloride solution by flushing the extraction columns with fresh water. Competing direct lithium extraction technologies use various combinations of selective membranes and ion exchanges, requiring alternating applications of acids and bases with less selectivity, resulting in having to run multiple cycles and generating excess salts as waste materials. Our process benefits from reduced cycles, reducing energy consumption, eliminating most of the chemicals and avoiding waste materials.

●	Maximizes Water-Conservation through Reduced Water Usage and Waste. Our MDLE Plant and extraction process for lithium chloride has significant water conservation advantages for both the management of the brine aquifers and reduction of clean water usage as compared to other DLE technologies. Our proprietary process maintains the cleanliness of the water used in the process because it does not require chemicals for the lithium extraction and the operator of the brine re-injects the remaining brine back into the reservoir.

●	Eliminates Dangerous Chemicals in the Lithium Extraction Process. Our proprietary MDLE extraction absorption process does not rely on hydrochloric acid and sodium hydroxide to process the brine. Instead, our absorbent removes the lithium and allows the remaining brine to be injected back into the aquifer without further treatment. This has cost advantages over competitors that use chemicals in their process as they must either dispose of the contaminated brine (reducing the brine aquifer), or further process the brine for reinjection. Additionally, for the clean water used in our process, we believe that we will be able to recycle up to 98% of the water due to the efficiency of our reverse osmosis unit and incorporation of mechanical evaporation.

●	Enhances Optionality for Plant Design and Reduce CapEx Through our Patented Modular Technology. We believe that the modular design of our proprietary and patented MDLE Plant provides an economic advantage compared to existing alternative technologies based on our ability to customize the plant to reflect site limitations and requirements. Our MDLE Plant customers can customize the MDLE Plant to meet the specific site requirements, by modifying the number and size of the modules to support the size and geography of the resource site, the quantity of brine available, the concentration of lithium in the brine, and their desired level of production. Furthermore, the modularity gives customers the option to scale up operations by adding additional modules in the future with little disruption to the existing operations. The modules are fabricated in manufacturing facilities and then by trucks to the customer site, which reduces costs from traditional onsite construction plants.

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●	Delivers Customers Cost-Efficient DLE with Reduced Operating Costs. As a result of our highly selective absorption process and the elimination of chemicals from the extraction process, we believe our MDLE Plant is more efficient for customers and has lower operating costs as compared to our DLE competitors.

Our Technology

Our MDLE Plant is designed to process brine solutions to extract lithium chloride which can be further processed into lithium carbonate or lithium hydroxide and used for industrial purposes or as a battery component. We believe that the technology we employ in our MDLE Plant is a more cost effective, environmentally safer version of DLE technology which uses selective absorption to extract lithium and chloride ions, without using any acids or chemicals. The technology uses a set of proprietary extraction columns and proprietary selective absorption media to extract lithium and efficiently minimizes brine impurities in the extraction process. Once saturated with lithium chloride, the columns are flushed with a water solution to recover the lithium chloride, and then the brine is reinjected into the ground leaving no harmful waste in the ground. The extracted lithium chloride is then sent to a lithium carbonate plant for high purity lithium carbonate production. If the lithium carbonate plant is remote, we can evaporate the lithium chloride solution to about 35% lithium chloride for shipping and recover an additional 4% of our process water providing a 98% process water recycle.

Our MDLE Plant is also a component-driven system, which allows us to specially configure valves, pumps, our propriety columns and media and many other pieces to customize the plant to a customer’s requirements based on their needs. While traditional lithium extraction facilities take five to six years to construct, our MDLE Plant is built for flexibility and speed, which we believe will allow us to deploy the technology in the field in 18-24 months. The MDLE Plant is modular, which also allows potential customers to execute their lithium extraction plans in phases, which helps them manage risks and may shorten the time to market. As a result, of these factors, we believe that our MDLE Plants will be a lower capital and less operating expense DLE option that will enable a customer to achieve profitability faster than expected. We believe that this puts us in a favorable position to meet DLE demand arising from existing or newly discovered brine reservoirs.

Our existing MDLE Plant was constructed with twelve absorption columns, which form the core of the direct lithium extraction process. In operation, brine flows continuously through these columns, where lithium and chloride ions are selectively captured and subsequently eluted to produce a concentrated lithium chloride solution. Our MDLE Plant was designed for a specific deployment in the Lithium Triangle in South America which had lithium concentrations of roughly 1,800 ppm and therefore required lower flow rates, of approximately 300 gallons per minute of brine, to efficiently recover lithium. However, the MDLE Plant is designed to be scalable and commercially flexible and was engineered to permit retrofitting to process a range of alternative brine resources of different lithium concentrations. We are currently targeting deploying our existing MDLE Plant at naturally occurring brine reservoirs in the U.S which have brine concentrations in the range of 250 to as high as 800 ppm, although brine concentrations in the Smackover play in Texas and Arkansas are generally estimated to be between 200 and 400 ppm based on publicly published recent brine resource lithium concentrations by a number of resource owners. At 400 ppm, the MDLE Plant can operate at approximately 200 gallons per minute, resulting in output of between 600 and 700 metric tons per year of lithium chloride, on a lithium carbonate equivalent basis. Based on ongoing discussions with potential customers and their requirements based on their specific brine concentrations, we have evaluated various customizations that we could implement to increase flow rate and expand the MDLE Plant’s capacity. For example, management has designed a case to optimize the flowrate to fully utilize the twelve-column absorption capacity by adding components such as additional heat exchangers, pumps, condensate coolers, a reverse osmosis unit, chillers, tanks and pipelines. We estimate that the optimized MDLE Plant could increase throughput to approximately 480 gallons per minute, which based on a 400 parts per million brine stream, we believe would be capable of producing approximately 2,000 metric tons per year of lithium chloride, on a lithium carbonate equivalent basis. Depending on the level of customization required, we anticipate that we could incur between $1.0 million to $10.0 million of additional capital expenditures in connection with the deployment of the MDLE Plant at a customer’s brine reservoir site. The low-end of this estimate is based on “make-ready expenditures” to adapt the MDLE Plant to the customer’s location and retain the 600 to 700 metric tons per year capacity, while the high-end represents implementing a full range of customizations to upgrade the MDLE Plant to approximately 2,000 metric tons per year capacity.

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Research and Development

The industries and market segments in which we operate and plan to operate are subject to rapid technological developments, evolving industry standards, changes in customer requirements and competitive new products and features. As a result, we believe our success, in part, will depend on our ability to build and enhance our products in a timely and efficient manner and to develop and introduce new products that meet potential customers’ needs. To achieve these objectives, we plan to make research and development investments through activities such as (i) deploying machine learning techniques to automate our MDLE Plant technology which could help identify patterns and anomalies indicative of lithium rich deposits, drastically reducing the time and resources required for exploration and extraction, (ii) efficiently customizing column sizing to adapt the MDLE Plant to a customer’s requirements based on their needs and (iii) developing a quick-to-deploy demonstration set-up at customer sites, harnessing the modular feature of our MDLE Plant.

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We are currently in the preliminary stages of researching and developing the media and design for the next generation of our MDLE Plant technology which we anticipate could provide customers with additional options for processing brine solutions and increasing lithium chloride production. The goal of the next generation module is to have standard module sets that allow a customer to scale the configuration of the MDLE Plant to meet their site-specific requirements. For instance, the next generation lithium extraction modules containing our proprietary absorbent are expected to have four times the production capacity of the first-generation modules, which would allow a customer to economically process significantly larger volumes of source brine. We intend to develop standard sets of modules for each phase of our MDLE Plant including pretreating filtration, heat exchangers, boilers, extraction columns, polishing module, reverse osmosis and concentration module. The introduction of the next generation modules for the MDLE Plants would be complementary to our first-generation modules. However, as a pre-revenue company with a difficult path to the commercialization of a new technology, we are required to closely control resource utilization, there can be no assurance that we will be able to make the research and development investments to achieve these objectives.

Intellectual Property

We believe that our intellectual property, including our patents, trademarks, trade secrets, and other intellectual property are essential to our business operations, ability to compete, and market position. We own and actively manage a broad intellectual property portfolio, which covers and protects our technology, brands, and proprietary information. Specifically, we rely on a combination of patent, trademark, trade secrets, intellectual property licenses, and other intellectual property for the protection of the intellectual property used in our business.

Patents - We have filed patent applications for, and have obtained issued patents related to, our core technologies. For example, our issued patents and pending patent applications cover our technologies including, but not limited to, various types of extraction apparatuses, mobile extraction arrays, ion extraction columns, silica fouling prevention technologies, sorbents for lithium extraction, and other related technologies. We have filed for patents in key jurisdictions including the United States, Argentina, Chile, Australia, Canada, Europe, and Hong Kong. We believe that our patent filings provide us with a competitive edge by protecting our proprietary technologies and preventing unauthorized use by competitors.

As of the date of this filing, we currently hold six issued patents and twenty-five pending patent applications. Additional patent filings related to our core technologies and related technologies are currently under consideration. We also commission freedom-to-operate searches and opinions and landscape analyses as it relates to our technologies. We continue to invest in research and development to expand the Company’s patent portfolio.

Trade Secrets – We rely on trade secrets to protect important aspects of our absorption technology, such as the chemical structure of the selective absorption media used in our extraction columns, the exact design and interaction of the extraction columns, as well as various manufacturing and extraction processes, formulas, compositions. For example, we rely on trade secrets relating to extraction apparatuses, extraction arrays, chemical preparations, extraction columns, fouling preventing technologies, sorbents, and other related technologies. Our trade secrets are safeguarded through protective measures.

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Trademarks - We own and have registered trademarks to protect our key brand name, brand acronym, logos, and slogans, including INTERNATIONAL BATTERY METALS, design logos for INTERNATIONAL BATTERY METALS, IBAT, our battery logo, ETHICAL LITHIUM PRODUCTION, and ETHICAL LITHIUM EXTRACTION. We have filed for trademarks in key jurisdictions including the United States, Chile and Canada. Our trademarks distinguish our products and services from competitors in the marketplace and are integral to our marketing and branding strategies. As of the date of this filing, we currently hold nine registered trademarks and fifteen pending trademark applications. Additional trademark filings related to our brands are currently under consideration.

Know How - In addition to our portfolio of patents, trademarks, and trade secrets, we also possess valuable know how and proprietary technologies relating to our business operations. Our know how includes an accumulation of skills, processes, knowledge, and experience relating to the extraction of lithium and other metals, the processing of lithium and other metal-based salts, extraction apparatuses, extraction arrays, chemical preparations, extraction columns, fouling preventing technologies, sorbents, and other related technologies.

Licenses - In addition to marketing our MDLE Plan directly, we have entered into licensing agreements, as a licensor, to facilitate the deployment of our technology and to monetize our intellectual property portfolio. We currently have entered into exclusive licensing agreements with two entities that are controlled by one of our former material shareholders with respect to potential sales in Chile and Argentina.

Customers

We are focused on marketing our technology to customers who have naturally occurring brine deposits: (i) salar or salt lake brine deposits, such as those found in the Lithium Triangle of Argentina, Chile and Bolivia, (ii) brine reservoirs in the US and Canada, including in the US states of North Dakota, Wyoming, Oklahoma, Pennsylvania, Arkansas and Texas (including the Smackover geological formation found in Arkansas and Texas), and (iii) any other naturally occurring lithium brine deposits around the world. In addition, we plan to market our technology to industrial customers who have lithium rich brine by-products from their operations. In the near term, these marketing efforts are focused owners of brine reservoirs in the western United States, the central United States area referred to as the Smackover formation. In addition, we are working with our licensee to evaluate the opportunities in Argentina and Chile and our Middle East collaboration partner to evaluate the opportunities in those countries.

Sales and Marketing

Our sales and marketing efforts are currently focused on (i) identifying a US owner of oil field brine reservoirs to take possession of our current MDLE Plant and (ii) demonstrating to other owners of natural brine reservoirs that our proprietary absorption technology can process their brine into a lithium chloride with a lithium concentration and purity that they require. The first step of this marketing process is to evaluate and test the brine samples from brine reservoirs which are supplied to us by potential customers. We have recently begun testing brines from an operator in the Smackover play in Arkansas and another operator in Argentina. After an initial batch of brine testing to ensure that the MDLE plant achieved the extraction production and purity that had been produced in the demonstration project, one of our potential customers has engaged us to, and is covering the costs of, running a material number of additional tests to assist them in evaluating whether repeated extractions would result in a degradation of production or purity. This testing process typically takes between six and nine months. In addition, we have also been having discussions regarding brine testing with additional operators from the Smackover play of East Texas as well as Argentina, Chile and other locations in the USA. Demonstrating the capability of our proprietary technology through these brine tests is the first step to developing a long-term commercial relationship.

Once we establish the brine content and its compatibility with our technology, we will seek to enter into commercial contracts to commercialize our proprietary technology. These contracts may be based on a fixed fee model, a joint venture model, a royalty or licensing model, a lease with option to purchase model, or a combination of these models and produce a lithium eluent that can be produced into battery grade Lithium carbonate through a carbonation plant. The battery grade Lithium will be sold directly to customers through offtake agreements throughout North America, Asia and Europe. We anticipate that we would be paid based on the commercial contracts or licensing agreements entered into with the brine resource owner or through the joint venture agreement. As we continue to commercialize our MDLE Plants, we expect to hire more sales and marketing professionals. We plan to hire sales engineers with deep technical expertise and background in process engineering to help us implement customer acquisition plans and provide technical support to our prospective customers.

Although we are in the early commercialization stage of our business, we intend to enter into contracts with new customers that we aim to attract. However, we have not yet entered into any contracts with customers.

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Competition

There are several DLE technologies under development and being proposed and often associated with lithium brine mining companies. The primary reason for this focus is the increasing environmental concerns present in the traditional evaporation ponds being used today. The other reason is that new potential lithium brine deposits with very low concentration of lithium ions and existing in North America and elsewhere, do not have suitable locations for feasible traditional extraction operations.

Our proprietary DLE technology and patented MDLE Plant compete with other emerging companies with competing DLE technologies and more broadly in the mineral and mining industry with traditional mining companies extracting lithium from hard rock mines and evaporation ponds. We compete by providing advanced technology which will allow potential customers to extract lithium from brine with a high degree of purity, reliability and at the lowest costs, while prioritizing safety and environmental sustainability. The competition includes the ability to access capital, access to undeveloped resources, skilled personnel, access to equipment and materials, and potentially the ability to obtain required approvals from regulatory agencies. Many of our competitors, both emerging DLE companies as well as traditional mining companies who may expand their portfolio into DLE technology licensing services, have substantially greater access to capital than we do.

As we may derive a portion of our revenues from royalties based on the sale of lithium-based products under future arrangements with customers, we indirectly compete with large, well-capitalized and diversified mining and chemical companies in the highly competitive market for lithium compounds. The pricing and ability to contract for the sale of lithium compounds is determined by product quality, product diversity, reliability and quantity of supply and customer service. Furthermore, significant customers of lithium products, such as automotive original equipment manufacturers have invested in and have long-term contractual relationships with mining and chemical companies which may limit access to these customers.

Human Capital

Our ability to hire and retain talent is essential to our success. Our human capital objective is to hire and develop skilled personnel who have the technical know-how capabilities and are able to further the Company’s vision.

We are a pre-revenue company with a more limited budget and a difficult path to the commercialization of a new technology that requires us to closely control resource utilization. This requires us to hire fewer personnel with specialized talent and technical know-how to fill the small number of roles. As of the date of this prospectus, we had eleven employees in the United States. In order to manage variable cash flows, we have relied on consultants and outsource services providers to perform the necessary administrative and operational functions. As we expand our business, we anticipate increasing our number of employees in the future.

Seasonality

Our operations are generally not impacted by seasonality.

Government Regulation

Our business is subject to a broad array of employee health and safety laws and regulations, including those under the Occupational Safety and Health Administration (“OSHA”). We also are subject to similar state laws and regulations as well as local laws and regulations for our non-U.S. operations. Compliance with these laws and regulations generally will be the responsibility of the customers for whom we deploy MDLE Plants, however the ability of our customers to comply with these laws and regulations will have a material effect on our business. We engage licensed third-party manufacturers to construct the components of our MDLE Plants in fully regulated and licensed workshops, and those third parties are required to comply with OSHA and other applicable health and safety laws and regulations in connection with these contracted activities.

The Foreign Corrupt Practices Act (“FCPA”) prohibits any U.S. individual or business from paying, offering, or authorizing payment or offering of anything of value, directly or indirectly, to any foreign official, political party or candidate for the purpose of influencing any act or decision of the foreign entity in order to assist the individual or business in obtaining or retaining business. The FCPA also obligates companies whose securities are listed in the United States to comply with accounting provisions requiring us to maintain books and records that accurately and fairly reflect all transactions of the corporation, including international subsidiaries, if any, and to devise and maintain an adequate system of internal accounting controls for international operations.

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We are also subject to government regulation in the US, which may differ from state to state, and in non-U.S. jurisdictions in which we conduct our business. These jurisdictions may have different tax codes, environmental regulations, labor codes and legal frameworks, which add complexity to our compliance with these regulations. The requirements for compliance with these laws and regulations may be unclear or indeterminate and may involve significant costs, including additional capital expenditures or increased operating expenses, or require changes in business practice, in each case that could result in reduced profitability for our business. Our having to comply with these foreign laws or regulations may provide a competitive advantage to competitors who are not subject to comparable restrictions or prevent us from taking advantage of growth opportunities. Determination of noncompliance can result in penalties or sanctions that could also adversely impact our operating results and financial condition.

The Company’s incorporation in British Columbia and registration with the TSXV, also requires us to comply with anti-corruption, anti-bribery, and anti-money laundering laws in Canada, including the Criminal Code, the Corruption of Foreign Public Officials Act (Canada), the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), and other applicable laws that prohibit certain actions of the Company. In recent years, there has been a general increase in both the frequency of enforcement and the severity of penalties under such laws, resulting in greater scrutiny and punishment to companies convicted of violating anti-corruption, anti-bribery, or anti-money laundering laws. Measures that we have adopted to mitigate these risks are not always effective in ensuring that the Company, its employees, or third-party agents will comply strictly with such laws. Furthermore, a company may be found liable for violations by not only its employees, but also by its contractors and third-party agents. If we find ourselves subject to an enforcement action or is found to be in violation of such laws, this may result in significant penalties, fines and/or sanctions imposed on us, resulting in a material adverse effect on the Company’s reputation and results of its operations.

Environmental Regulation

We are subject to numerous foreign, federal, state and local environmental laws and regulations, including those governing the discharge of pollutants into the air and water, the management and disposal of hazardous substances and wastes and the cleanup of contaminated properties. Ongoing compliance with such laws and regulations is an important consideration for us. Key aspects of our operations are subject to these laws and regulations. In addition, we incur substantial capital and operating costs in our efforts to comply with them.

Under certain circumstances, we may be responsible under our agreements with prospective customers to operate the MDLE Plant on behalf of our customers, which may subject us to potential liability for any non-compliance under applicable environmental laws. Our future customers may become subject to claims for personal injury and/or property damage relating to the release of such substances into the environment which in turn could impact us. The occurrence of disruptions, shutdowns or other material operating problems at our MDLE Plants installed at a customer’s site, due to any of these hazards may diminish our ability to meet our contractual obligations with those customers and achieve the desired production and output.

Availability of Reports and Other Information

Once the registration statement of which this prospectus forms a part is declared effective by the SEC, we will be required to file proxy statements, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K with the SEC. The SEC maintains an internet site, www.sec.gov, where these reports are available free of charge. We will also make these reports available free of charge on our website, https://www.ibatterymetals.com, under the heading “Investors.” The reference to our website does not constitute incorporation by reference of any information contained on that site.

Properties

We currently lease our principal corporate office located at 6100 Tennyson Parkway, Suite 240, Plano, Texas 75024. Our lease expires in August 2027. We have no other material properties.

Legal Proceedings

In the ordinary course of business, we may be subject to certain contingent liabilities with respect to existing or potential claims, lawsuits, and other proceedings, including those involving tax, social security, labor lawsuits and other matters.

On April 23, 2021, Ms. Christina Borgese and Mr. Marc Privitera, two former employees and member of board of directors of the Company, as well as shareholders of NAL, the entity with which we entered into the Share Exchange Agreement, filed claims against us in the United States District Court for the District of Colorado (“Court”), seeking specific performance and damages. The complaint alleges that we breached the executive employment agreements entered into with Ms. Borgese and Mr. Privitera by not permitting them to pursue external consulting opportunities and that we breached certain portions of the Share Exchange Agreement. On April 22, 2022, we filed a counterclaim against the plaintiffs and moved a motion for summary judgment denying the allegations in the complaint and stating that the allegations are without merit. On September 30, 2024, the Court granted our motion in large part, dismissing some of the plaintiff’s claims and directed us to jointly file with the plaintiffs a joint notice to the Court, identifying the precise claims, counterclaims and theories that remain in this action to be tried. On November 11, 2024, the plaintiffs and us filed such joint notice of claims identifying the remaining claims that are still in dispute. On April 28, 2025, the Parties engaged in a settlement conference that resulted in a settlement agreement and the claims were subsequently dismissed on July 14, 2025.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business, includes forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements,” You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause our actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

We are an advanced technology and manufacturing company focused on exploiting our proprietary and patented technology used in our modular direct lithium extraction plants, or MDLE Plants, to assist owners of lithium brine deposits to extract lithium chloride at sufficient concentration and purity to economically facilitate the production of Lithium Carbonate, an integral component in the manufacture of batteries. Our proprietary and patented MDLE Plant is (1) modular, meaning it can be deployed and then redeployed at a different brine deposit when the resource source is spent and (2) scalable, meaning the component-driven system can specifically configure valves, pumps, our propriety columns and media and many other pieces to customize the plant to a customer’s requirements based on the needs and that multiple MDLE Plants can be linked together based on the characteristics of the resource location. In addition, our proprietary absorption extraction process is designed to be an environmentally responsible, low-cost method of producing high-quality commercial grade lithium products.

We believe our MDLE Plants can be utilized by owners on a variety of different brine deposits including, (i) salar or salt lake brine deposits, such as those found in the Lithium Triangle of Argentina, Chile and Bolivia, (ii) brine reservoirs in the US and Canada, including in the US states of North Dakota, Wyoming, Oklahoma, Pennsylvania, Arkansas and Texas (including the Smackover geological formation found in Arkansas and Texas), and (iii) any other naturally occurring lithium brine deposits around the world. In addition, we plan to market our technology to industrial customers who have lithium rich brine by-products from their operations. While our existing MDLE Plant was initially designed for potential customers in the Lithium Triangle, we believe that the US owners of brine reservoirs, especially within the Smackover geological formation in Arkansas and Texas, are currently best positioned to benefit from our existing MDLE Plant. Consequently, we are actively marketing our current MDLE Plant and our technology to US owners of brine reservoirs and anticipate that we will need to spend between $1.0 million and $10.0 million to customize the existing MDLE Plant to meet the needs of this initial customer depending on the reservoir’s lithium concentration and purity. We have not yet delivered MDLE Plants nor licensed our technology to customers and are therefore a pre-revenue company.

Our strategy is to deploy our current MDLE Plant and continue to build upon our proprietary DLE technology developed by Dr. Burba to develop and deploy additional MDLE plants. We believe that our advanced brine extraction technologies and methodologies for selective mineral extraction is less capital intensive and a more environmentally responsible approach compared to traditional lithium extraction processes of hard rock mining and solar evaporation. We believe that this approach is environmentally sustainable because our process does not deconstruct land structures as is the case from hard rock mining nor does it waste precious water as is the case in solar evaporation. Instead, our technology is designed to extract the desired lithium chloride from subsurface brine and typically re-injects the brine into the aquifer to maintain pressure after lithium extraction.

We are currently in the preliminary stages of researching and developing the media and design for the next generation of our MDLE Plant Technology which we anticipate could provide customers with additional options for processing brine solutions and increasing lithium chloride production. We have recently purchased two larger diameter columns and is currently conducting laboratory and field studies to determine the optimal process for utilizing these columns. We currently estimate that the cost for instrumentation and engineering related to the next generation module and columns of the MDLE Plant will be approximately $500,000 with an additional estimated $250,000 relating to the construction and testing of the larger diameter columns.

Components of the Statement of Operations

Revenue

We generated revenue by testing brine content of potential customers. However, we anticipate generating future revenues through a combination of technology licensing agreements, equipment rentals, constructing MDLE plants and selling them with an associated technology licensing agreement, participation in joint ventures or special purpose entities with resource developers and management fees for overseeing the construction and development of future lithium extraction facilities.

Operating Costs

We operate with a small number of corporate employees to oversee our operations and development with the primary functions including accounting, engineering, fabrication, laboratory, legal, and research being outsourced to third party service providers. This model has allowed us to continue to develop our business and scale the operations as we had funds available. We anticipate that we will add to both our corporate staff and field staff as we commence commercial operations and work to continue developing our technology. To date, we have not experienced any shortages of available employees or outsourced service providers.

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Results of Operations

Three Months Ended September 30, 2025, as compared to the Three Months Ended September 30, 2024

The operating results for the three months ended September 30, 2025 and 2024, are summarized as follows (in thousands):

	Three Months Ended September 30,
	2025	2024
REVENUE
Service	$64	$-
Reimbursable	-	639
Total revenue	64	639

COST OF REVENUE
Service	11	-
Total cost of revenue	11	-
Gross margin	53	639

OPERATING COSTS AND EXPENSES
Operating costs, excluding depreciation	509	461
Selling, general and administrative expenses, excluding depreciation	2,197	2,945
Reimbursable	-	639
Amortization of intangible assets	269	269
Depreciation	504	396
Operating loss	(3,426)	(4,071)
Excess fair value of warrants over private placement proceeds	-
Gain/(loss) on warrants modification	(2,444)	-
Change in fair value of warrant liability	8,848	20,788
Net income (loss) before income tax provision	2,978	16,717
Net income (loss) and comprehensive income (loss)	$2,978	$16,717

Revenue

For the three months ended September 30, 2025 we generated testing revenue on brine content for a potential customer. For the comparative period ended September 30, 2024, we generated revenue associated with the incurring reimbursable costs during the start-up of the MDLE Plant.

Operating Cost

For the three months ended September 30, 2025 and 2024, we incurred operating costs of $0.5 million and $0.5 million, respectively, consisting of salaries and maintenance related to the MDLE Plant.

Selling, General And Administrative Expenses

The major components of selling, general and administrative expenses for the three months ended September 30, 2025 and September 30, 2024, are as follows (in thousands):

	Three Months Ended September 30,
	2025	2024
Compensation expense	$796	$735
Share-based compensation	413	826
Professional fees	410	364
Legal fees	267	609
Engineering	86	-
Rent and miscellaneous office	132	209
Other	93	202
	$2,197	$2,945

Compensation expense increased compared to the prior year period primarily due to severance costs related to a former employee. Additionally, we hired permanent employees to reduce the use of outside consultants.

Share-based compensation decreased as compared to the prior year period as a result of the cancellation of a large number of options during the three months ended June 30, 2025, which resulted in fewer options remaining to be accounted for during the three months ended September 30, 2025.

Professional fees increased compared to the prior year period as a result of recruitment fees related to the hiring of a number of permanent employees as we transition away from contract employees and additional accounting and auditing fees related to the filing of the registration statement.

Legal fees decreased as compared to the prior year period due to timing of certain expenses related to our registration statement process.

Rent and miscellaneous office costs decreased compared to the prior year period due to reduced overall costs at our new Plano office including utilities and insurance.

Other expenses decreased as compared to the prior year period primarily due to no settlement accruals in the current year as well as a reduction in travel costs. ..

Excess Fair Value of Warrants over Private Placement Proceeds

For the three months ended September 30, 2025 and 2024, the Company did not record an expense for excess of fair value of warrants over private placement proceeds.

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Gain/Loss on Warrants Modification

For the three months ended September 30, 2025, the Company modified certain of it warrants which led to a loss of $2.4 million. For the three months ended September 30, 2024, the Company did not have any modifications of the warrants which led to a gain or loss.

Changes in Fair Value of Warrant Liability

The Company values the outstanding warrant liabilities at each balance sheet date based on the Black-Scholes option pricing model. Any change in the fair value of the warrants is recognized as a change in fair value of warrant liability in the condensed consolidated statement of loss. During the three months ended September 30, 2025, the Company recognized a gain of approximately $8.8 million as compared to a gain of approximately $20.8 million for the three months ended September 30, 2024, for the change in fair value of warrant liability during the period. The primary reason for the decrease in the warrant liability valuation was the change in our stock price.

Six Months Ended September 30, 2025, as compared to the Six Months Ended September 30, 2024

The operating results for the six months ended September 30, 2025 and 2024, are summarized as follows (in thousands):

	Six Months Ended September 30,
	2025	2024
REVENUE
Service	$71	$-
Reimbursable	-	885
Total revenue	71	885

COST OF REVENUE
Service	12	-
Total cost of revenue	12	-
Gross margin	59	885

OPERATING COSTS AND EXPENSES
Operating costs, excluding depreciation	1,109	2,075
Selling, general and administrative expenses, excluding depreciation	4,474	4,628
Reimbursable	-	885
Amortization of intangible assets	538	538
Depreciation	1,002	562
Operating loss	(7,064)	(7,803)
Excess fair value of warrants over private placement proceeds	-	(659)
Gain/(Loss) on warrants modification	(2,444)	-
Change in fair value of warrant liability	14,171	15,521
Net income (loss) before income tax provision	4,663	7,059
Net income (loss) and comprehensive income (loss)	4,663	7,059

OTHER COMPREHENSIVE INCOME
Other income	3	-
Comprehensive income (loss)	4,666	7,059

Revenue

For the six months ended September 30, 2025 we generated $0.1 million of testing revenue on brine content for potential customers. For the comparative period ended September 30, 2024, we generated revenue associated with the incurring reimbursable costs during the start-up of the MDLE Plant.

Operating Cost

For the six months ended September 30, 2025, we incurred operating costs of $1.1 million consisting of salaries and maintenance related to the MDLE Plant and research and development costs. In comparison, during the six months ended September 30, 2024, the Company incurred operating costs of $2.1 million, which consisted of the cost of providing onsite personnel, travel and housing costs, materials and supplies during the commissioning and start-up of the MDLE Plant.

Selling, General And Administrative Expenses

The major components of selling, general and administrative expenses for the six months ended September 30, 2025 and September 30, 2024, are as follows (in thousands):

	Six Months Ended September 30,
	2025	2024
Compensation expense	$2,171	$1,227
Share-based compensation	137	878
Professional fees	910	459
Legal fees	685	1,189
Engineering	86	11
Rent and miscellaneous office	279	460
Other	206	404
	$4,474	$4,628

Compensation expense increased compared to the prior year period primarily due to severance costs related to our former CEO and CFO. Additionally, we hired permanent employees to reduce the use of outside consultants.

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Share-based compensation decreased as compared to the prior year period as a result of the cancellation of a large number of options during the six months ended September 30, 2025, which resulted in a negative expense during the period as the Company recognized a benefit.

Professional fees increased compared to the prior year period as a result of additional accounting and auditing fees related to the filing of the registration statement as well as additional recruitment fees related to the hiring of a number of permanent employees as we transition away from contract.

Legal fees decreased as compared to the prior year period due to timing of certain expenses related to our registration statement process.

Rent and miscellaneous office costs decreased compared to the prior year period due to reduced overall costs at our new Plano office including utilities and insurance and other miscellaneous costs.

Other expenses decreased as compared to the prior year period primarily due to no additional legal settlement accruals as well as a reduction in travel, public relations, consulting and transfer agent related costs from prior year.

Excess Fair Value of Warrants over Private Placement Proceeds

For the six months ended September 30, 2025, the Company did not record an expense for excess of fair value of warrants over private placement proceeds. For the six months ended September 30, 2024, the Company estimated the fair value of warrants issued in the June 19, 2024, private placement and recorded an expense of approximately $0.7 million for excess of fair value of warrants over private placement proceeds.

Gain/Loss on Warrants Modification

For the six months ended September 30, 2025, the Company modified some of it warrants which led to a loss of $2.4 million. For the three months ended September 30, 2024, the Company did not have any modifications of the warrants which led to a gain or loss.

Changes in Fair Value of Warrant Liability

The Company values the outstanding warrant liabilities at each balance sheet date based on the Black-Scholes option pricing model. Any change in the fair value of the warrants is recognized as a change in fair value of warrant liability in the condensed consolidated statement of loss. During the six months ended September 30, 2025, the Company recognized a gain of approximately $14.2 million as compared to a gain of approximately $15.5 million for the six months ended September 30, 2024, for the change in fair value of warrant liability during the period. The primary reason for the decrease in the warrant liability valuation was the change in our stock price.

Year Ended March 31, 2025 as compared to March 31, 2024

The operating results for the fiscal years ended March 31, 2025, and March 31, 2024, are summarized as follows (in thousands):

	Year Ended March 31,
	2025	2024
REVENUE	$871	$-

OPERATING COSTS AND EXPENSES
Operating costs, excluding depreciation	3,533
Selling, general and administrative expenses, excluding depreciation	9,042	9,513
Reimbursable expense	871	-
Amortization of intangible assets	1,076	1,076
Depreciation	1,552	3
Operating loss	(15,203)	(10,592)
Bad debt expense	(502)	-
Excess fair value of warrants over private placement proceeds	(1,040)	-
Change in fair value of warrant liability	(13,229)	2,082
Net loss before income tax provision	(3,516)	(8,510)
Provision for income taxes	-	-
Net loss and comprehensive loss	$(3,516)	$(8,510)

Net loss per share, basic and diluted	$(0.01)	$(0.04)
Weighted average shares outstanding, basic and diluted	238,431	204,216

Revenue

For the fiscal year ended March 31, 2025, we generated revenue associated with the incurring reimbursable costs during the start-up of the MDLE Plant. For the fiscal year ended March 31, 2024, we did not generate any revenue from operations. Our primary focus in 2024 was marketing the MDLE Plant and the Company’s technology to potential customers and maintaining the corporate office. The primary focus in 2025 was to prove the Company’s technology and begin marketing that technology across the industry.

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Selling, General and Administrative Expenses

The major components of selling, general and administrative expenses for the fiscal years ended March 31, 2025, and March 31, 2024, are as follows (in thousands):

	Year Ended March 31.
	2025	2024
Compensation expense	$2,310	$1,763
Share-based compensation	1,752	2,649
Professional fees	1,219	1,161
Legal fees	2,017	1,872
Engineering	11	836
Rent and miscellaneous office	808	870
Other	925	362
	$9,042	$9,513

For the fiscal years ended March 31, 2025, and 2024, we focused our efforts on marketing the MDLE Plant and our technology to potential customers and maintaining the corporate office. We maintained limited number of employees and outsourced several functions to manage costs. During 2025, we began bringing some of those functions in-house.

Compensation expense for the fiscal year ended March 31, 2025 increased compared to the prior year period primarily due to increase in the permanent employee headcount during the year including onboarding our Chief Financial Officer and a Co-Chief Executive Officer. The Chief Financial Officer replaced an Interim Chief Financial Officer who was a consultant and whose costs were included in professional fees and the Co-Chief Executive Officer was a new position.

Share-based compensation for the fiscal year ended March 31, 2025 decreased compared to the prior year period primarily due to the equity grants in prior year for the board members.

Professional fees for the fiscal year ended March 31, 2025 remained relatively flat compared to the prior year period due to an increase in business activity which resulted in increased accounting-related expenses partially offset by a decrease in marketing expenses.

Legal fees for the fiscal year ended March 31, 2025 increased compared to the prior year period primarily due to an increase general legal fees associated patents, contracts, proposal preparation, financings, the Company’s outstanding litigation, and an increase in legal expenses related to registering our Common Shares in the United States.

Engineering costs for the fiscal year ended March 31, 2025 decreased compared to the prior year period primarily due to these employee costs being categorized as operating costs once the MDLE Plant was mobilized and operational.

Rent and miscellaneous office costs for the fiscal year ended March 31, 2025 remained relatively flat compared to the prior year period while being able to increase business activity and relocate our US headquarters from Houston, TX to Plano, TX.

Other expenses increased for the fiscal year ended March 31, 2025 compared to the same period in the prior year due to an increase in business activity and travel and an increase in recruitment fees related to the permanent employees hired this year.

Excess Fair Value of Warrants over Private Placement Proceeds

The Company estimated the fair value of warrants issued in the Company’s private placement of units closed on June 19, 2024 and recorded an expense of approximately $1.0 million for excess of fair value of warrants over private placement proceeds. The Company did not have a similar transaction in the prior year period.

Changes in Fair Value of Warrant Liability

The Company values the outstanding warrant liabilities at each balance sheet date based on the Black-Scholes option pricing model. Any change in the fair value of the warrants is recognized as a change in fair value of warrant liability in the condensed consolidated statement of loss. During the twelve months ended March 31, 2025 and 2024, the Company recognized a gain of approximately $13.2 million and $2.1 million, respectively for the change in fair value of warrant liability during the period. The primary reason for the decrease in the warrant liability valuation was the change in the Company’s stock price.

Liquidity and Capital Resources

As of September 30, 2025, we had an accumulated deficit of approximately $34.9 million and a working capital of approximately $9.6 million, due to raising capital through a $7.6 million private placement that was funded on March 31, 2025, an additional $0.7 million private placement that was funded on April 11, 2025, and $5.0 million private placement that was funded on August 5, 2025.

As of fiscal year, ended March 31, 2025, we had an accumulated deficit of approximately $39.6 million and a working capital of approximately $10.6 million, due to raising capital through a $7.6 million private placement that funded on March 31, 2025.

As previously discussed, our existing MDLE Plant was designed for a specific deployment in the Lithium Triangle in South America which had lithium concentrations of roughly 1,800 ppm and therefore required lower flow rates of approximately 300 gallons per minute of brine to efficiently recover lithium. However, the MDLE Plant is designed to be scalable and commercially flexible and was engineered to permit retrofitting to process a range of alternative brine resources of different lithium concentrations. We are currently targeting deploying our existing MDLE Plant at naturally occurring brine reservoirs in the U.S which have brine concentrations in the range of 250 to as high as 800 ppm, although brine concentrations in the Smackover play in Texas and Arkansas are generally estimated to be between 200 and 400 ppm based on publicly published recent brine resource lithium concentrations by a number of resource owners. Based on ongoing discussions with potential customers and their requirements based on their specific brine concentrations, we anticipate that we will need to spend between $1.0 million and $10.0 million for customizations, which would include adding components such as additional heat exchangers, pumps, condensate coolers, a reverse osmosis unit, chillers, tanks and pipelines to increase the flowrate to fully utilize the twelve-column absorption capacity and expand the MDLE Plant’s capacity. Management estimates that the full range of customizations at a cost of approximately $10.0 million could increase the MDLE Plant’s throughput to approximately 480 gallons per minute and have production capacity of approximately 2,000 metric tons per year of lithium chloride, on a lithium carbonate equivalent basis, based on a 400 ppm brine stream. The cash we have on hand as of September 30, 2025 will not be sufficient to fund these expenditures. We will have to raise additional funds from current or new investors to fund the modifications to the MDLE Plant to allow us to fully recover the current amounts capitalized on our balance sheet. We expect we will embark on a fund raising process for these proceeds within the next 6 months.

On July 20, 2025, the Company entered into binding subscription agreements (“Encompass Subscription Agreements”) with Encompass for the purchase of up to 25,765,259 units (the “2025 Encompass Units”) at a price of CAD $0.26625 per unit (USD$0.19406 per unit) (the “2025 Encompass Offering”). Each 2025 Encompass Unit consists of one Common Share and one warrant, with each warrant entitling the holder to purchase one additional Common Share for a period of three years from the closing date of the 2025 Encompass Offering at an exercise price of CAD$0.355 per share. In addition, the Company has agreed to grant Encompass the right but not the obligation, to purchase up to $2.0 million of additional units of the Company, at any time on or before December 31, 2025. The closing of the 2025 Encompass Offering occurred on August 5, 2025, for gross proceeds to the Company of $5.0 million.

On February 28, 2025, the Company entered the 2025 Letter Agreement with EV Metals, a company controlled by Jacob Warnock, a director of the Company, agreeing to the principal terms and conditions upon which EV Metals, directly or through one or more of its subsidiaries or affiliates, has the option but not the obligation to purchase, in one or more transactions, up to $15.0 million of units (the “2025 EV Metals Offering”), which each unit (the “2025 EV Metals Units”) consisting of one Common Share and one warrant to purchase a Common Share. On March 2, 2025, two entities controlled by EV Metals, EV Metals 7 LLC and EV Metals VI LLC, entered into binding subscription agreements for the purchase of a portion of the 2025 EV Metals Units. The first issuance under the 2025 Letter Agreement occurred on March 31, 2025 for gross proceeds of $7.55 million and the second issuance under the 2025 Letter Agreement occurred on April 11, 2025 for gross proceeds of $679,000. In connection with the two issuances, EV Metals 7 LLC and EV Metals VI LLC acquired a total of 27,739,348 (25,393,475 in the first issuance and 2,345,873 in the second issuance) and 690,979 2025 EV Metal Units, respectively. The pricing of the 2025 EV Metals Units was CAD $0.4168 per share (USD$0.2894 per share), which was based on the five-day trading average of the Common Shares on the TSXV, less a discount of 25% (the maximum allowable discount permitted by the rules of the TSXV).

On October 30, 2025, the Company and EV Metals came to an agreement under the 2025 Letter Agreement for EV Metals to acquire an additional 12,464,000 units priced at $0.16 per unit (CAD$0.255) for gross proceeds to the Company of $2.0 million. Each unit consists of one Common Share and one warrant to purchase a Common Share. Each warrant, which expires four years from the date of issuance, entitles the holder to purchase one Common Share at a price of CAD$0.30. As part of this offering, the Company paid Mr. Warnock a fee of 5% of the gross proceeds or $0.1 million.

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The pricing of the 2025 EV Metals Units was based on the five-day trading average of the Common Shares on the TSXV for the applicable tranche less the maximum allowable discount permitted by the rules of the TSXV. The warrants included in the 2025 EV Metals Units will have a term of four years from date of issuance and will entitle the holders to purchase a common share at an exercise price equal to the closing price of the common shares on the TSXV as of the date immediately preceding the date of the news release announcing the 2025 EV Metals Offering or the closing of the applicable tranche of the 2025 EV Metals Offering. In connection with the first and second issuance of the 2025 EV Metals Units, the Company paid structuring fees of $411,450 to Mr. Warnock, a director and control person of EV Metals.

On June 19, 2024, the Company completed another private placement with EV Metals VI and Encompass, issuing 8,478,246 units and 3,000,000 units, respectively, for a total of 11,478,246 units and total proceeds of approximately $6.4 million. Each unit consisted of one common share and one common share purchase warrant with each warrant entitling the holder to purchase one additional common share for a period of two years from the date of issuance at an exercise price of CAD$0.9579. The Company agreed to pay Jacob Warnock, a director of the Company and controlling shareholder of EV Metals VI, a structuring fee of approximately $238,000 which was paid by issuing an additional 423,912 common shares and agreed to cover certain costs incurred in connection with the private placement by Encompass, which was paid in cash totaling $45,000.

On May 6, 2024, the Company completed a private placement with EV Metals VI and Encompass Capital Advisors LLC acting for certain fund entities and managed accounts for which Encompass Capital Advisors LLC exercises investment direction (collectively, “Encompass”), issuing 7,924,157 units and 10,717,977 units, respectively, for a total of 18,642,134 units and total proceeds of approximately $10.4 million. Each unit consisted of one common share and one common share purchase warrant, with each warrant entitling the holder to purchase on additional common share for a period of two years from the date of issuance at an exercise price of CAD$0.9579. The Company agreed to pay EV Metals VI a structuring fee of approximately $322,000 which was paid by issuing an additional 574,840 common shares and agreed to cover certain costs incurred in connection with the private placement by Encompass, which was paid by issuing an additional 80,385 common shares.

Based on the completion of the first and second issuances of the 2025 EV Metals Offering and the closing of the 2025 Encompass Offering, we currently believe that we have sufficient cash to meet our current financial commitments for the next twelve months. However, we continue to incur operating losses and negative cash flows and therefore will need to continue to rely on private placements to support the Company’s operations until we have entered into an agreement for the placement of our MDLE Plant. The Company has not made any adjustments to the carrying value of the Company’s assets or liabilities which would be necessary in the event that the Company is unable to continue as a going-concern.

Summary of Cash Flows

The cash flows for the six months ended September 30, 2025, and September 30, 2024, are as follows (in thousands):

	Six Months Ended September 30,
	2025	2024
Cash used in operating activities	$(5,761)	$(8,376)
Cash used in investing activities	(359)	(961)
Cash provided by financing activities	4,806	16,661
Net change in cash	$(1,314)	$7,324

Operating Activities

Cash used in operating activities for the six months ended September 30, 2025 decreased compared to prior year period because operating expenses decreased year-over-year as activity decreased related to putting the MDLE Plant in operation.

Cash used in operating activities for the six months ended September 30, 2024 was approximately $8.4 million as compared to cash used in operation activities of $3.2 million in the prior year. The increase in cash used in operating activities was due to the start-up of operations of the MDLE Plant.

Investing Activities

Cash used in investing activities for the six months ended September 30, 2025 decreased compared to prior year period because we completed the majority of the purchases related to the MDLE Plant buildout in the prior year and our purchase of equipment was limited in the current year.

Cash used in investing activities for the six months ended September 30, 2024, was approximately $1.0 million. The cash used in investing consist of purchasing equipment for upgrades to the MDLE Plant.

Financing Activities

Cash provided by financing activities for the six months ended September 30, 2025 decreased compared to prior year period, as we raised proceeds of $4.8 million for the proceeds of private placements during the six months ended September 30, 2025.

Cash provided by financing activities for the six months ended September 30, 2024, was approximately $16.7 million due to the proceeds from private placements.

The cash flows for the fiscal years ended March 31, 2025, and March 31, 2024, are as follows (in thousands):

	Year Ended March 31.
	2025	2024
Cash used in operating activities	$(13,455)	$(5,907)
Cash used in investing activities	(1,328)	(2,617)
Cash provided by financing activities	24,494	9,249
Net change in cash	$9,711	$725

Operating Activities

Cash used in operating activities for the year ended March 31, 2025 increased compared to prior year period because operating expenses increased year-over-year as activity increased and employees were hired as the MDLE Plant was deployed. Additionally, the non-cash gain related to the fair value of warrant liabilities increased year over year by $11.1 million.

Investing Activities

Cash used in investing activities for the year ended March 31, 2025 decreased compared to prior year period because we completed the majority of the purchases related to the MDLE Plant buildout in the prior year and our purchase of equipment was limited in the current year.

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Financing Activities

Cash provided by financing activities for the year ended March 31, 2025 increased compared to prior year period, which consisted of approximately $24.4 million proceeds from private placements. During the prior year ended March 31, 2024, we raised proceeds of $9.3 million for the proceeds of private placements and approximately $181,000 from the exercise of warrants and $112,000 from the exercise of stock options.

Critical Accounting Estimates

The preparation of the Company’s consolidated financial statements in conformity with United States Generally Accepted Accounting Practice (“US GAAP”) requires management to make judgments, estimates and assumptions that affect the reported amounts of assets, liabilities and contingent liabilities at the date of the consolidated financial statements and reported amounts of income and expenses during the reporting period. Estimates and assumptions are continuously evaluated and are based on management’s experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. However, actual outcomes can differ from these estimates.

Judgement, estimates and assumptions where there is significant risk of material adjustments to assets and liabilities in future accounting periods are outlined below:

We have determined that intangible asset costs incurred which were capitalized have future economic benefits and will be economically recoverable. Management uses several criteria in its assessments of economic recoverability and probability of future economic benefits including anticipated cash flows and estimated economic life. The amortization expense related to intangible assets is determined using estimates relating to the useful life of the intangible asset.

We evaluate our fixed assets, primarily the MDLE Plant, for indicators of impairment as they become apparent. When indicators of impairment are evident, we evaluate the future cash flows of the asset, or assets, for recovery. In determining future cash flows for our MDLE Plant, we utilized key assumptions including the following: (i) parts per million of lithium content in the brine reservoirs where we anticipate deploying the MDLE Plant, (ii) brine temperature, compatibility and efficiency with our media and other contaminants in the brine, (iii) the useful life of the MDLE plant, (iv) our ability to fund up to $10.0 million in capital expenditures to increase the capacity of the existing MDLE Plant to meet the needs of the initial customer and (v) future prices of lithium carbonates. Estimates of useful life are based on industry standards and our engineer’s evaluation of the useful life of the MDLE Plant. Furthermore, many of these assumptions are based on management’s estimates and limited public information and therefore are subject to risks that such assumptions may not be accurate. For example, (ii) our estimates of lithium content in the targeted brine reservoirs are based on limited public releases by brine owners and therefore may not be representative of the lithium concentration in the full U.S. Smackover play or of our initial customer once identified and (iii) our estimates of the type and cost of the capital expenditures that an initial customer will require to the existing MDLE Plant in connection with its deployment is based on initial discussions with potential customers and analysis of our engineers of the components and cost to implement such customizations as well as management’s assumption that it will be able to raise sufficient capital to fund such capital expenditures. In addition, there is limited history upon which to base future lithium carbonate prices and therefore third-party data regarding assumptions for future prices of lithium carbonate are only reasonably confident through the end of 2026 and therefore management used the shape of the forward curve through the end of 2026 to estimate lithium carbonate prices in future years. Furthermore, as the MDLE Plant only produces lithium chloride, which needs to be converted to lithium carbonate in a separate refining unit, management’s estimate of what price the lithium chloride will be able to be sold to a refiner may be not be accurate. Based on our analysis as of September 30, 2025, we have not recognized an impairment of our MDLE Plant. However, if any of the key assumptions that management made in calculating future cash flows is materially inaccurate, then we would have needed to recognize an impairment of our MDLE Plant.

The functional currency for us and our subsidiaries is the currency of the primary economic environment in which the entity operates. Determination of the functional currency involves certain judgments to determine the primary economic environment and we reconsider the functional currency of our entities if there is a change in events and conditions which determined the primary economic environment. We have determined that our functional currency is the United States dollar.

The evaluation of the fair value of financial instruments, including the Company’s warrants and options to purchase Common Shares requires judgement in selecting the appropriate methodologies and models, and evaluating the ranges of assumptions and financial inputs to calculate estimates of fair value.

These consolidated financial statements have been prepared on a basis which assumes we will continue to operate for the foreseeable future and will be able to realize our assets and discharge our liabilities in the normal course of operations. In assessing whether this assumption is appropriate, management takes into account all available information about the future, which is at least, but not limited to, 12 months from the end of the reporting period. This assessment is based upon planned actions that may or may not occur for a number of reasons including the Company’s own resources and external market conditions.

Critical accounting policies are disclosed in the Company’s annual audited consolidated financial statements for the fiscal year ended March 31, 2025.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements and we do not contemplate having them in the foreseeable future.

Financial Instruments and Other Instruments

The carrying values of cash, other receivable, trade payables and other liabilities and lease liability approximate their fair values because of the short-term maturity of these financial instruments. We have no exposure to asset backed commercial paper.

Accounting Policies

A detailed summary of all the Company’s significant accounting policies is included in Note 3 to the audited consolidated financial statements for the year ended March 31, 2025, found elsewhere in this prospectus.

New Accounting Standards Issued but Not Yet Effective

Certain new accounting standards and interpretations have been issued but are not mandatory for the current period and have not been early adopted. These new accounting standards include:

In December 2023, the Financial Accounting Standard Board (“FASB”) issued ASU No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. This ASU enhances existing income tax disclosures to better assess how an entity’s operation and related tax risks, tax planning, and operational opportunities affect its tax rate and prospects for future cash flows. The ASU is effective for annual periods beginning after December 15, 2024. We are currently evaluating the effect the guidance will have on our consolidated financial statements.

In November 2024, the Financial Accounting Standard Board (“FASB”) issued ASU No. 2024-03, Income Statement – Reporting Comprehensive Income – Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses. This ASU enhances existing disclosures to better assess the company’s operating expenses. The ASU is effective for annual periods beginning after December 15, 2026. We are currently evaluating the effect the guidance will have on our consolidated financial statements.

In January 2025, the Financial Accounting Standard Board (“FASB”) issued ASU No. 2025-01, Income Statement – Reporting Comprehensive Income – Expense Disaggregation Disclosures (Subtopic 220-40): Clarifying the Effective Date. This ASU enhances existing disclosures to better assess the company’s operating expenses. The ASU is effective for annual periods beginning after December 15, 2026 and interim periods beginning after December 15, 2027. We are currently evaluating the effect the guidance will have on our consolidated financial statements.

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MANAGEMENT

Director and Executive Officer Biographies

The following table sets forth our directors and executive officers as of the date of this prospectus and their respective positions.

Name	Age	Position
Joseph A. Mills	65	Chief Executive Officer, Director
Michael Rutledge	55	Chief Financial Officer
Dr. John Burba	73	Chief Technology Officer, Founder and Chairman
Norma Garcia	58	General Counsel, Corporate Secretary
James Schultz	65	Director
Keith Solar	64	Director
John Souther	40	Director
Jacob Warnock	40	Director

Joseph A. Mills, Chief Executive Officer, Director

Mr. Mills joined us as Chief Executive Officer and member of the Board in April 2025. Prior to joining us, Mr. Mills served as Chief Executive Officer of Samson Resources II, LLC, a privately held E&P company, from March 2017 to May 2021 and from September 2023 to April 2025, and still currently serves as the Chief Executive Officer of Samson Resources II, LLC and serves as a member of its board of directors since March 2017. From August 2024 to January 2025, Mr. Mills served as the Interim CEO and President of Talos Energy Company, the 4th largest deepwater Gulf of Mexico Operator where he also served as a member of the Board of Directors from March 2024 to January 2025. From 2018 to 2019, Mr. Mills served as the Executive Chairman, PEO and member of the Board of Directors of Roan Resources Company, a NYSE publicly traded upstream company, where he successfully reduced the spend rate, improved drilling results and ultimately led the Company through a Strategic Evaluation which resulted in the sale of the company for $1.0 B cash to Citizens Energy. Prior to that, Mr. Mills served as the Chief Executive Officer and Chairman of the Board of Eagle Rock Energy Partners, L.P., a NASDAQ publicly traded midstream / upstream MLP from 2007 until its merger with Vanguard Natural Resources in October 2015. Mr. Mills began his career with Sonat Exploration where during his 18-year tenure served as the Vice President and Business Unit Manager of the Gulf of Mexico Business Unit and Mid-Continent Business Unit. Mr. Mills is a graduate of the University of Houston with an MBA in Finance and the University of Texas with a BBA in Petroleum Land Management.

Mr. Mills brings to the board his extensive experience and expertise in creating, building and leading oil & gas Upstream, Midstream and Mineral businesses and vast public company knowledge and leadership experience having held various leadership and board positions in public companies, including CEO, president, chairman of the board and audit committee chair.

Michael Rutledge, Chief Financial Officer

Mr. Rutledge joined us as our Interim Chief Financial Officer in March 2025 and then as our Chief Financial Officer in June 2025. From September 2021 to October 2024, Mr. Rutledge served as Chief Financial Officer, President of ADDvantage Technologies Group. From 2015 to 2020, Mr. Rutledge served as Vice President, Finance at SomnoMed Group prior to spending two years as the Chief Financial Officer at BG Staffing, where he played a key role in taking the company public and raising $16 million. Prior to that. he spent three years as Vice President of Finance with Cantel Medical Corporation, a publicly owned manufacturer of medical products, which acquired Byrne Medical, Inc., where he was the Chief Financial Officer. He joined Byrne Medical from N.F. Smith & Associates, a privately owned distributor of electronic components, where he spent four years as the Chief Financial Officer. Mr. Rutledge began his career at Ernst & Young, where he spent 12 years ultimately as Senior Audit Manager and was involved in several IPOs. Mr. Rutledge is a CPA in the State of Texas and holds a Bachelor of Business Administration in Accounting from Texas A&M University.

Dr. John Burba, Chief Technology Officer and Chairman

Dr. Burba joined us in 2018 in connection with our acquisition of NAL and SAL which he founded in 2016. Dr. Burba served as our Chief Executive Officer from 2018 until December 2022, our Chief Technology Officer from 2018 through present and a member of our Board since 2018. In November 2024, Dr. Burba was appointed as Chairman of the Board. Dr. Burba is a physical chemist and has deep experience in lithium and other mineral extraction technologies and created the patents upon which our current technology is based. He has more than 40-years of experience working on a number of lithium brine projects in North and South America, notably with Dow Chemical Co., FMC Corp., and Chemtura Corp. Dr. Burba served as CEO of Simbol Materials, a company focused on the recovery of lithium from geothermal brines in Southern California from 2013 to 2016. Under his leadership, Simbol Materials successfully developed a proprietary process capable of producing lowcost, high-purity lithium products from brines that were previously believed to be too high in contaminants to be economically processed. Prior to that, Dr. Burba served as Chief Technology Officer and Executive Vice President of Molycorp Inc. since December 2009, where he was instrumental in identifying and developing numerous rare earths technologies as part for the Project Phoenix re-development of the Mountain Pass facilities. Dr. Burba received a Bachelor of Science in Chemistry and completed doctoral studies in Physical Chemistry at Baylor University.

As the founder and creator of IBAT’s technology and innovative system, Dr. Burba brings to the Board his extensive experience and expertise in lithium extraction, garnered over a more than 40-year career.

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Norma Garcia, General Counsel and Corporate Secretary

Ms. Garcia serves as our General Counsel and Corporate Secretary since November 2024. She has over 20 years of extensive legal and executive leadership experience with publicly traded companies, having held senior roles overseeing corporate governance, human resources, risk management, and contract management. Her background includes serving as General Counsel, Corporate Secretary and Chief Human Resource Officer with Stryve Foods (NASDAQ: SNAX), Vice President and Assistant General Counsel with oversight of legal, compliance, employment, and risk management matters with Rent-A-Center (NASDAQ: UPBD), and Assistant General Counsel at Walmart (NYSE: WMT), where she managed compliance, litigation, real estate, and labor and employment issues. She began her legal career as an Assistant District Attorney in Texas, where she served as Chief of Domestic Violence and prosecuted numerous jury trials. Ms. Garcia received her Juris Doctor degree from Oklahoma City University School of Law.

Jacob Warnock, Director

Mr. Warnock joined the Board in February 2024 as the nominee of EV Metals in connection with the Company’s February 2024 financing transaction. He currently serves as Chief Executive Officer of Silver Creek Resources, LLC, a company specializing in mineral and royalty acquisitions of high-growth oil and gas rights in top-tier U.S. basins. Since 2020, he has overseen operations and acquisitions in the Eagle Ford and Haynesville Shale.

Previously, Mr. Warnock was the Managing Partner of Delago Resources, LLC, a Texas-based upstream oil and gas company focused on acquiring and developing oil and gas reserves. In 2019, he played a pivotal role in the successful $185 million sale of Delago’s assets to Marathon Oil. Over the last five years, he has directed the acquisition of more than $100 million in mineral interests across Texas and Louisiana, particularly in the Haynesville and Eagle Ford shales. A seasoned investor in the energy and infrastructure space, Mr. Warnock is also an active investor in emerging companies and startups, including Fermi America. His anchor investment and strategic involvement propelled the company’s rapid early-stage growth and contributed to its successful dual listing on both the Nasdaq and the London Stock Exchange. A serial entrepreneur, Mr. Warnock currently manages 18 companies and brings more than 20 years of experience founding and leading upstream oil and gas enterprises, as well as structuring and operating multiple joint ventures across several U.S. basins. He holds a Bachelor of Science in Business Management from Midwestern State University.

Mr. Warnock brings to the Board expertise in leasing, curative, permitting, surface operations, facility construction, pipelines, negotiations and strategic exits.

James Schultz, Director

Mr. Schultz joined us as a director in October 2024. Mr. Schultz founded Open Prairie Ventures, Inc. in 1999, a private capital management company, and has served as its Chairman and Chief Executive Officer since 1999. He previously led and oversaw the management of five private equity funds with investments in innovative technologies spanning agriculture, advanced materials, medical devices, and information systems. Mr. Schultz also served in newly elected State of Illinois Governor Bruce Rauner’s cabinet as the Director of the Illinois Department of Commerce and Economic Opportunity. Currently, Mr. Schultz is a member of Prime Banc Corporation/Dieterich Bank Board’s Asset/Liability Management Committee (Chair) along with serving on the Loan Committee. He earned his MBA in Finance and Entrepreneurship from the Kellogg School of Management at Northwestern University, a Juris Doctor Degree from DePaul University College of Law, and a Bachelor of Business Administration from Southern Methodist University.

Mr. Schultz brings to the Board expertise in advanced materials, semiconductor, software development, e-commerce, construction, financial services and information technology.

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Keith Solar, Director

Mr. Solar joined us as a director in November 2024. Mr. Solar is a founding partner at Parks & Solar, LLP, a boutique law firm of which he has been managing partner since June 2017. Mr. Solar specializes in water law, with a sub-specialties in desalination and potable reuse. Since 2012, he has represented IDE Americas, Inc., a world leader in water treatment solutions, including the development, engineering, construction, and operation of enhanced desalination and industrial water treatment plants. From 2002 to 2024, Mr. Solar served as special counsel to the City of Carlsbad, which he assisted in negotiating land use and water purchase agreements, respectively, for the Claude “Bud” Lewis Carlsbad Seawater Desalination Plant, the largest desalination plant in the Western Hemisphere. From 2000 to 2006, Mr. Solar served as general counsel to Basin Water, Inc., which focused on treating contaminated water at the well head primarily through ion-exchange technology and became publicly traded on Nasdaq following its initial public offering in May 2006. From 2000 to 2009, Mr. Solar served as a member of the board of directors of Basin Water, Inc., including as chair of its compensation committee from 2006 to 2009 and as chair of its nominating and governance committee from 2007 to 2009. Mr. Solar has authored several published commentaries on water issues and is a lecturer at local and international water conferences and CLE programs. Mr. Solar earned his Juris Doctor, with highest distinction, from McGeorge School of Law, University of the Pacific in 1985, and his A.B. With Great Distinction from Indiana University in 1982. He is admitted to practice law in California, Texas and Tennessee.

Mr. Solar brings to the Board significant legal and governance experience representing public and private clients regarding water rights and water-related issues, with particular emphasis in desalination and potable reuse as well as public company chair and committee experience on public company boards.

John Souther, Director

Mr. Souther holds an MBA from Harvard Business School and a BA in Government from Harvard College. He has over 15 years of leadership experience in industrials, technology, retail, consumer packaged goods, and consulting, with a focus on global operations and digital strategy. At Carrier Corporation, he oversees digital strategy for a $10 billion business portfolio, including ERP transformation, cloud migration, and connected solutions. He has managed global teams across North America and EMEA. His experience includes cybersecurity oversight, sustainability initiatives involving AI- and IoT-enabled energy management, and workforce transformation programs. He has served in executive forums addressing financial reporting, audit compliance, compensation structures, and risk management.

Mr. Souther brings to the Board significant experience driving digital transformation and operational excellence across diverse industries — including industrials, retail, technology, and consumer packaged goods.

Corporate Governance

Board Size and Term

Our Articles of Incorporation provide that our Board of Directors shall consist of at least three directors and that each director shall hold office until the close of the next annual general meeting of our shareholders, or until his or her successor is duly elected or appointed, unless his or her office is earlier vacated. Our Board of Directors currently consists of six directors.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Director Independence

As we are listed on the TSXV, we evaluate whether our directors are “independent” in accordance with National Policy 58-201 - Corporate Governance Guidelines (“NP 58-201”) issued by the British Columbia Securities Commission (“BCSC”). NP 58-201 states that “a director is independent if he or she would be independent for the purposes of National Instrument 58-101 Disclosure of Corporate Governance Practices (“NI 58-101”) NI 58-101(2) states that “[i]n British Columbia, a director is independent if . . . a reasonable person with knowledge of all the relevant circumstances would conclude that the director is independent of management of the issuer and of any significant security holder . . . .” In addition, we evaluate whether our directors who serve on our Audit Committee meet the enhanced level of independence required for Audit Committee members in accordance with National Instrument 52-110 “Audit Committees” (“NI 52-110”). NI 52-110 provides under Section 1.4 “Meaning of Independence” that “(1) [a]n audit committee member is independent if he or she has no direct or indirect material relationship with the issuer.”

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In determining whether a “material relationship” exists NI 52-110 provides certain situations where an individual is deemed to have a material relationship, which include but are not limited to:

(a)	an individual who is, or has been within the last three years, an employee or executive officer of the issuer;

(b)	an individual whose immediate family member is, or has been within the last three years, an executive officer of the issuer;

(c)	an individual whose immediate family member is, or has been within the last three years, an executive officer of the issuer; and

(d)	an individual who accepts, directly or indirectly, any consulting, advisory or other compensatory fee from the issuer or any subsidiary entity of the issuer, other than as remuneration for acting in his or her capacity as a member of the board of directors or any board committee, or as a part-time chair or vice-chair of the board or any board committee; or is an affiliated entity of the issuer or any of its subsidiary entities.

Consistent with TSXV rules, our Board conducted its annual review of director independence. During the review, our Board considered relationships and transactions since incorporation between each director or any member of her immediate family, on the one hand, and us on the other hand. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent. Our Board of Directors has determined that each of our directors (i.e., James Schultz, Keith Solar, and John Souther), other than Dr. John Burba, Mr. Jacob Warnock and Mr. Joseph Mills, are considered to be “independent” in accordance with NI 58-101.

Related Party Transactions

The Board has adopted a written related party transactions policy, which is administered by the Audit Committee. This policy applies to any transaction or series of related transactions involving a related party and the Company or any subsidiary. However, under U.S. securities laws, the Company may not make any loan or other extension of credit to any of its directors or executive officers.

For purposes of the policy, “related party” consist of executive officers, directors, director nominees, any shareholder beneficially owning more than five percent of any class of our voting securities, and immediate family members of any such persons. In reviewing related party transactions or potential conflict of interest, the Audit Committee will be provided with written materials when appropriate and will consider all relevant facts and circumstances, including without limitation the commercial reasonableness of the terms, the benefit and perceived benefit, or lack thereof, to the Company, opportunity costs of alternate transactions, the materiality and character of the Related Party’s direct or indirect interest, and the actual or apparent conflict of interest of the Related Party. If the Audit Committee determines that the potential conflict of interest issues and other circumstances warrant, the Audit Committee shall consider recommending to the Board that the proposed transaction be approved by the independent directors.

No member of the Audit Committee may participate in any discussion, consideration, approval or ratification of a proposed related party transaction for which he or she or any of his or her immediate family members is the related party. All related party transactions will be disclosed in filings as required under applicable securities laws.

Board Committees

Member	Independent (1)	Audit	Corporate Governance, Nominating and Compensation Committee
Dr. John Burba(2)	No	No	No
Joseph Mills	No	No	No
John Souther(1)	Yes	Yes	Yes
James Schultz(1)	Yes	Yes(3)	No
Keith Solar(1)	Yes	Yes	Yes(3)
Jacob Warnock	No	No	Yes

(1)	Independent as determined under Canadian securities laws and TSXV corporate governance rules.
(2)	Dr. John Burba is the Chairman of the Board of Directors.
(3)	Denotes Chairperson of the relevant Committee.

Audit Committee

The Audit Committee of the Board consists of three members, John Souther, James Schultz and Keith Solar, with Mr. Schultz being the Chairman of the Audit Committee.

Our Board of Directors has determined that each of the Audit Committee members meets the heightened Audit Committee independence requirements under NI 52-110, and that James Schultz is considered an “audit committee financial expert,” as defined in applicable SEC regulations.

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The Audit Committee is responsible for overseeing our financial reporting process on behalf of the Board, including overseeing the work of the independent auditors who report directly to the Audit Committee. The specific responsibilities of our Audit Committee, among others, include:

●	assisting directors to meet their oversight responsibilities;

●	enhancing communication between directors and the external auditors;

●	ensuring the independence of the external auditor;

●	increasing the credibility and objectivity of financial reports; and

●	strengthening the role of the directors by facilitating in-depth discussions among directors, management, and the external auditor.

Our Board of Directors has adopted a written charter for our Audit Committee, which is available on our website at www.ibatterymetals.com.

Corporate Governance, Nominating & Compensation Committee

The Corporate Governance, Nominating and Compensation Committee (the “CGNC Committee”) consists of Keith Solar, John Souther and Jacob Warnock, with Mr. Solar serving as Chairman of the CGNC Committee.

The CGNC Committee as appointed by the Board is designed to enable the Board to discharge its responsibilities and obligations with respect to:

●	developing and implementing an effective corporate governance system;

●	reviewing and assessing on an ongoing basis the Company’s corporate governance and public disclosure;

●	identifying and recommending candidates for election to the Board and all committees of the Board;

●	developing and reviewing compensation plans;

●	assessing on an annual basis the performance of the Board;

●	managing compensation related risk;

●	recommending to the Board corporate governance principles, and any changes thereto as appropriate;

●	performance reviews of the Board, Board committees and individual directors;

●	establishing criteria for selecting new directors which shall reflect, among other facets, a candidate’s integrity and business ethics, strength of character, judgment, experience and independence, as well as factors relating to the composition of the Board, including its size and structure, the relative strengths and experience of current Board members and principles of diversity;

●	recruiting candidates to fill new positions on the Board;

●	advising the Board with respect to the charters, structure and operations of the various committees of the Board and qualifications for membership thereon; and

●	developing and reviewing compensation plans and assessing the Board’s performance on an annual basis.

Our Board of Directors has adopted a written charter for our CGNC Committee, which is available on our website at www.ibatterymetals.com.

Code of Conduct

We have adopted a written Code of Conduct which addresses issues including, but not limited to conflicts of interest, related party transactions, compliance with laws and regulations, protection and proper use of corporate opportunities, protection and proper use of corporate assets, confidentiality of corporate information, fair dealing with customers, suppliers, competitors and employees, insider trading, whistle blowing, and integrity of business records and financial disclosure. The Code of Conduct applies to all of our directors, officers and employees. Any waivers of the provisions of the Code of Conduct for our executive officers or directors must be approved by the Board of Directors and will be promptly disclosed.

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EXECUTIVE COMPENSATION

As an emerging growth company under the JOBS Act, we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies” as such term is defined in the rules promulgated under the Securities Act, which permit us to limit reporting of executive compensation to our principal executive officer and our two other most highly compensated executive officers.

The following table contains compensation data for our named executive officers for the fiscal year ended March 31, 2025. In this section, “Named Executive Officer” or “NEO” means (i) all individuals serving as the our principal executive officer or acting in a similar capacity during the last completed fiscal year (ii) each of the two most highly compensated executive officers, other than the principal executive officer, who were serving as executive officer of us at March 31, 2025 and whose total salary and bonus exceeds $100,000, and (iii) up to two additional individuals for whom disclosure would have been provided under clause (ii) except that the individual was not serving as an executive officer of us at March 31, 2025. For the 2025 fiscal year, our NEOs are as follows:

● ●	Iris Jancik, Former Chief Executive Officer Douglas Smith, Former Chief Financial Officer;
●	Dr. John Burba, Chief Technology Officer;
● ●	Norma Garcia, General Counsel Garry Flowers, Former Chief Executive Officer; and
●	Libor Michel, Former Co-Chief Executive Officer.

Iris Jancik served as the Chief Executive Officer from August 11, 2024 until April 7, 2025. Mr. Smith served as Chief Financial Officer from December 11, 2023 until March 6, 2025. Mr. Michel served as Co-Chief Executive Officer from December 11, 2023, and resigned from such role effective as of April 10, 2024. Mr. Flowers served as Chief Executive Officer from December 2, 2022, and served until August 20, 2024.

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Summary Compensation Table

The following table sets forth all compensation paid to or earned by the NEOs for the last two fiscal years ended March 31, 2025 and March 31, 2024.

Summary Compensation Table

The following table sets forth all compensation paid to or earned by the NEOs for the last two fiscal years ended March 31, 2025 and March 31, 2024.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)		Option Awards ($)(1)	All Other Compensation ($)(3)	Total ($)
Iris Jancik, Former CEO(4)	2025	370,385	-	$2,916,634	(2)	$1,442,988	-	4,730,007
Garry Flowers, Former CEO(5)	2025	125,417	20,000	-		-	-	145,417
	2024	325,000	-	-		282,493	-	607,493
Libor Michel, Former Co-CEO(6)	2025	12,500	-	-		-	100,000	112,500
	2024	93,182	-	-		321,551	-	414,733
Dr. John Burba, Chief Technology Officer(7)	2025	221,667	-	126,689		-	-	348,356
	2024	200,000	-	-		211,873	-	411,873
Norma Garcia, General Counsel(8)	2025	99,375	-	34,620		120,519	-	254,514
Doug Smith, Former CFO (9)	2025	265,458	45,000	-		-	162,063	472,522
	2024	85,417	-	-		241,163	-	326,580

(1)	Represents the aggregate grant date fair value computed in accordance with ASC Topic 718. These amounts reflect the Company’s calculation of the value of these awards at the grant date and do not necessarily correspond to the actual value that may ultimately be realized by the NEO. Assumptions used in the calculation of these amounts are included in Note 11 to the Company’s audited consolidated financial statements for the fiscal years ended March 31, 2024, which are included elsewhere in this prospectus.

(2)	The performance metrics of PSU awards with a fair market value of $1,842,526 were deemed not probable in accordance with ASC Topic 718 and therefore no amounts were initially accrued but are included in this table. PSUs are either earned at 100% or not earned at all based on Company’s achievement on the relevant performance metric. As discussed below, in connection with Ms. Jancik’s termination all outstanding PSU awards and stock options were forfeited.

(3)	With respect to Mr. Libor, represents severance payments made or accrued in connection with his termination on April 10, 2024. With respect to Mr. Smith, represents severance payments made or accrued in connection with his termination on March 6, 2025. Mr. Smith received severance equal to six months of salary payable over six months and a portion of his COBRA premiums for the same period.

(4)	Ms. Jancik served as Chief Executive Officer from August 11, 2024, until April 7, 2025.

(5)	Garry Flowers was appointed as CEO of the Company on December 2, 2022, and resigned from such role effective as of August 20, 2024.

(6)	Libor Michel was appointed as Co-CEO of the Company on December 11, 2023, and resigned from such role effective as of April 10, 2024

(7)	Dr. John Burba is also a member of the Board of Directors. The table above reflects the compensation paid to Dr. Burba for his service as Chief Technology Officer as well as the $126,689 RSUs granted in 2025 as compensation for his role as a director.

(8)	Ms. Garcia was appointed as General Counsel on November 18, 2024.

(9)	Mr. Smith served as Chief Financial Officer from December 11, 2023 until March 6, 2025. In connection with his termination, Mr. Smith’s unvested options were forfeited.

Agreements With NEOs

Joseph Mills, Chief Executive Officer

On April 7, 2025, we entered into an executive employment agreement with Mr. Joseph Mills (“Mills Employment Agreement”). The Mills Employment Agreement has a three-year term beginning on April 7, 2025, and ending on the third anniversary of the date of the Mills Employment Agreement (“Expiration Date”). Following the Expiration Date, the Mills Employment Agreement will automatically renew each year thereafter for a period of one year (“Renewal Date”), provided, neither party has provided written notice within 60 days of the Expiration Date or the Renewal Date, as the case may be, of such party’s intention to terminate the Mills Employment Agreement. We entered into an amendment to the Mills Employment Agreement as of November 4, 2025, pursuant to which (i) Mr. Mills agreed to forego a portion of his salary until July 31, 2026 in exchange for additional equity and (ii) the parties clarified the terms of various equity awards that had been required to be issued pursuant to the initial agreement (which had not yet been issued).

Pursuant to the Mills Employment Agreement, as amended, Mr. Mills is entitled to: (i) an annual base salary of $500,000 (subject to annual review by the CGNC Committee) which will increase to $600,000 starting August 1, 2026; (ii) a discretionary bonus with a target amount equal to 100% of Mr. Mills’ annual base salary, to be determined by the Board and based on the Company’s financial performance and the Board’s assessment of Mr. Mills’ individual performance; and (iii) an award of 3,000,000 Restricted Share Units (“RSUs”), of which, 1,000,000 will vest on April 7, 2026, and 2,000,000 will vest upon completion of the building and deployment of two additional DLE plants (the “DLE Award”). In addition, subject to approval of the 2025 Omnibus Equity Incentive Plan (i) upon listing of the Company on the Toronto Stock Exchange, Mr. Mills will be granted an additional 500,000 RSUs, (ii) upon vesting of the DLE Award, Mr. Mills will be entitled to an RSU award representing 0.5% of the then outstanding fully-diluted Common Shares, which shall vest based on production and (iii) RSU awards equal to 1.5% of the Company’s then outstanding fully-diluted Common Shares of which 1% shall vest based on the Company achieving EBITDA of $25 million and 0.5% shall vest upon the Company having a market capitalization of $750 million. In addition, Mr. Mills is entitled to receive additional RSUs and Stock Options upon the issuance of future equity. Mr. Mills is also eligible to participate in all benefit plans and programs made available by us for our employees, including participation in bonus and incentive compensation plans and programs established for officers and directors of the Company on terms determined by the Board.

Upon a Change of Control, Mr. Mills will receive a cash payment equal to (i) 1% of the Company’s then issued and outstanding shares multiplied by the fair market value of all consideration paid (cash or securities) to shareholders in connection with the Change in Control divided by the number of the Company’s then issued and outstanding shares immediately prior to the Change in Control and (ii) if the RSU award of 0.5% of the then outstanding fully-diluted Common Shares, which will vest based on production has not been issued, Mr. Mills will be entitled to receive an additional cash bonus equal to 0.5% of the Company’s fully diluted outstanding Common Shares immediately prior to the Change in Control multiplied by the fair market value of all consideration paid (cash or securities) to shareholders in connection with the Change in Control.

Under the Mills Employment Agreement, in the event that Mr. Mills’ employment is terminated by the Company for cause or if Mr. Mills terminates his employment without good reason, Mr. Mills is entitled to receive: (i) accrued but unpaid base salary, bonus, expense reimbursement and other accrued benefits; (ii) reimbursement for unreimbursed business expenses properly incurred by Mr. Mills; and (iv) such employee benefits (including equity compensation) to which Mr. Mills may have been entitled under an applicable award agreement or benefit plan as of the termination date ((i) through (iv) collectively referred to as “Mills Accrued Amounts”).

Under the Mills Employment Agreement, in the event that Mr. Mills’ employment is terminated by Mr. Mills for good reason or by the Company without cause, Mr. Mills is entitled to: (i) the Mills Accrued Amounts; (ii) his then base salary for twelve months, to be paid in periodic installments; (iii) any unpaid bonus with respect to any calendar year preceding the year in which the termination occurs, plus a pro rata portion of his annual bonus as determined by the Board; (iv) reimbursement of premiums for health insurance continuation benefits for a period of 12 months following his termination; (v) acceleration of vesting of all time based RSUs; and (vi) subject to the actual achievement of the performance-based vesting conditions, continued vesting of any performance-based RSUs that would have vested during the 12 month period following the termination date had Mr. Mills’ employment continued ((i) through (vi) collectively referred to as the “Mills Separation Benefits”).

In the event the Company terminates Mr. Mills’ employment without cause or Mr. Mills terminates his employment for good reason two and one-half months prior to a change of control or within 12 months following a change in control, Mr. Mills would be entitled to the Mills Separation Benefits, except that Mr. Mills’ would be entitled to receive his then base salary for twelve months in a single lump sum within 30 days of such termination.

Mr. Mills is subject to a one-year non-compete covenant following termination of his employment anywhere in the United States or any other country which the Company operates, regardless of whether the termination is voluntary or involuntary. He is also subject to a one-year non-solicitation covenant following termination of his employment, regardless of whether the termination is voluntary or involuntary.

Dr. John Burba, Chief Technology Officer

On June 26, 2018, we entered into an executive employment agreement with Dr. John Burba. Pursuant to the employment agreement, Dr. Burba was hired as our Chief Executive Officer, with a term commencing on June 26, 2018, for an indefinite term unless terminated on account of his death, resignation or disability or terminated by us for cause or without cause (the “Dr. Burba Employment Agreement). Dr. Burba served as our Chief Executive Officer from June 26, 2018, and then assumed the role of Chief Technology Officer on July 26, 2023. In accordance with the Dr. Burba Employment Agreement, he is entitled to an annual base salary of $200,000 (subject to annual review by the CGNC Committee) and is eligible to participate in all benefit plans and programs made available by us for our employees, including participation in bonus and incentive compensation plans and programs established for officers and directors of the Company on terms determined by the Board.

Pursuant to the Dr. Burba Employment Agreement, in the event that Dr. Burba’s employment is terminated as a result of death, disability or for cause, he would be entitled to accrued salary, benefits and vacation, including the then unused accrued vacation (the “Dr. Burba Accrued Benefits”), up to and including the date of termination in a single lump sum within 30 days of such termination.

Pursuant to the Dr. Burba Employment Agreement, if the Company terminates Dr. Burba’s employment without cause or if Dr. Burba terminates his employment for good reason, and such termination does not occur within the 24-month period following a change of control, Dr. Burba will be entitled to: (i) the Dr. Burba Accrued Benefits in a single lump sum and (i) an amount equal to Dr. Burba’s target bonus amount.

Pursuant to the Dr. Burba Employment Agreement, if, during the 24-month period following a change of control, the Company terminates Dr. Burba’s employment without cause or Dr. Burba terminates his employment for good reason, Dr. Burba will be entitled to: (i) the Dr. Burba Accrued Benefits in a single lump sum within 30 days of such termination, (ii) a lump sum payment in an amount equal to his base salary at the time of such termination, payable in a lump sum, as well as continuation of his base salary for a period of one year following such termination, and (iv) a lump sum payment in an amount equal to two times his target bonus amount, payable in lump sum.

Dr. Burba is subject to a one-year non-compete covenant following termination of his employment anywhere in North America, Central America, South America, Asia and Australia, regardless of whether the termination is voluntary or involuntary. He is also subject to a one-year non-solicitation covenant following termination of his employment, regardless of whether the termination is voluntary or involuntary.

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Michael Rutledge, Chief Financial Officer

On June 2, 2025, we entered into an executive employment agreement with Mr. Michael Rutledge (“Rutledge Employment Agreement”). The Rutledge Employment Agreement has a two-year term beginning on June 2, 2025, and ending on the second anniversary of the date of the Rutledge Employment Agreement (“Expiration Date”). Following the Expiration Date, the Rutledge Employment Agreement will automatically renew each year thereafter for a period of one year (“Renewal Date”), provided, neither party has provided written notice within 60 days of the Expiration Date or the Renewal Date, as the case may be, of such party’s intention to terminate the Rutledge Employment Agreement. We entered into an amendment to the Rutledge Employment Agreement as of November 4, 2025, pursuant to which the parties clarified the terms of various equity awards that had been required to be issued pursuant to the initial agreement (which had not yet been issued). Pursuant to the Rutledge Employment Agreement, as amended, Mr. Rutledge is entitled to: (i) an annual base salary of $350,000 (subject to annual review by the CGNC Committee); (ii) a discretionary bonus with a target amount equal to 60% of Mr. Rutledge’s annual base salary, to be determined by the Board and based on the Company’s financial performance and the Board’s assessment of Mr. Rutledge’s individual performance; and (iii) an award of 450,000 RSUs of which, 450,000 will vest on June 2, 2026, and 900,000 RSUs which will vest upon completion of the building and deployment of two additional DLE plants (the “DLE Award”). In addition, subject to approval of 2025 Omnibus Equity Incentive Plan (i) 300,000 RSUs which will vest with 60 days upon listing of the Company on the Toronto Stock Exchange, The Nasdaq Stock Market or The New York Stock Exchange, (ii) Mr. Rutledge will be entitled to an RSU award representing 0.25% of the then outstanding fully-diluted Common Shares, which shall vest based on production and (iii) RSU awards equal to 0.45% of the Company’s then outstanding fully-diluted Common Shares of which 50% of the RSUs shall vest based on the Company achieving EBITDA of $25 million and the remaining 50% shall vest upon the Company having a market capitalization of $50 million and (iv) RSU award equal to 0.25% of the Company’s then outstanding fully-diluted Common Shares of which, 50% of the RSUs will vest based upon the Company achieving $750 million market capitalization (based on a 60-day VWAP) and the remaining 50% will vest upon the Company achieving $1.5 billion market capitalization (based on 60-day VWAP). In addition, Mr. Rutledge is entitled to receive additional RSUs and Stock Options upon the issuance of future equity. Mr. Rutledge is also eligible to participate in all benefit plans and programs made available by us for our employees, including participation in bonus and incentive compensation plans and programs established for officers on terms determined by the Board.

Under the Rutledge Employment Agreement, in the event that Mr. Rutledge’s employment is terminated by the Company for cause or if Mr. Rutledge terminates his employment without good reason, Mr. Rutledge is entitled to receive: (i) accrued but unpaid base salary, bonus, expense reimbursement and other accrued benefits; (ii) reimbursement for unreimbursed business expenses properly incurred by Mr. Rutledge; and (iii) such employee benefits (including equity compensation) to which Mr. Rutledge may have been entitled under an applicable award agreement or benefit plan as of the termination date ((i) through (iii) collectively referred to as “Rutledge Accrued Amounts”).

Under the Rutledge Employment Agreement, in the event that Mr. Rutledge’s employment is terminated by Mr. Rutledge for good reason or by the Company without cause, Mr. Rutledge is entitled to: (i) the Rutledge Accrued Amounts; (ii) his then base salary for ten months, to be paid in periodic installments; (iii) any unpaid bonus with respect to any calendar year preceding the year in which the termination occurs, plus a pro rata portion of his annual bonus as determined by the Board; and (iv) reimbursement of premiums for health insurance continuation benefits for a period of 10 months following his termination ((i) through (iv) collectively referred to as the “Rutledge Separation Benefits”).

Upon a Change of Control, Mr. Rutledge will receive a cash payment equal to (i) 0.45% of the Company’s fully diluted outstanding Common Shares immediately prior to the Change of Control, multiplied by the fair market value of all consideration paid (cash or securities) to shareholders in connection with the Change in Control and (ii) if the RSU award of 0.25% of the then outstanding fully-diluted Common Shares, which will vest based on production has not been issued, Mr. Rutledge will be entitled to receive an additional cash bonus equal to 0.25% of the Company’s fully diluted outstanding Common Shares immediately prior to the Change in Control multiplied by the fair market value of all consideration paid (cash or securities) to shareholders in connection with the Change in Control.

In the event the Company terminates Mr. Rutledge’s employment without cause or Mr. Rutledge terminates his employment for good reason in connection with a change of control, Mr. Rutledge would be entitled to the Rutledge Separation Benefits, except that Mr. Rutledge would be entitled to receive his then base salary for ten months in a single lump sum within 30 days of such termination.

Mr. Rutledge is subject to a one-year non-compete covenant following termination of his employment anywhere in the United States or any other country which the Company operates, regardless of whether the termination is voluntary or involuntary. He is also subject to a one-year non-solicitation covenant following termination of his employment, regardless of whether the termination is voluntary or involuntary.

Iris Jancik, Former CEO

During her employment with us, the terms of Ms. Jancik’s employment was governed by an executive employment agreement entered into on August 6, 2024 (the “Jancik Employment Agreement”). Pursuant to the Jancik Employment Agreement, Ms. Jancik was entitled to (i) an annual base salary of $600,000 (subject to annual review by the CGNC Committee), (ii) a discretionary bonus to be determined by the Board and based on the Company’s financial performance and the Board’s assessment of Ms. Jancik’s individual performance, (iii) an award of 4,227,630 Restricted Share Units (“RSUs”) and (iv) Stock Options to purchase up to 2,113,814 Common Shares.

Under the Jancik Employment Agreement, in the event that Ms. Jancik’s employment is terminated by the Company for cause or if Ms. Jancik terminates her employment without good reason, Ms. Jancik is entitled to receive (i) accrued but unpaid base salary, bonus, expense reimbursement and other accrued benefits; (ii) reimbursement for unreimbursed business expenses properly incurred by Ms. Jancik; and (iv) such employee benefits (including equity compensation) to which Ms. Jancik may have been entitled under an applicable award agreement or benefit plan as of the termination date ((i) through (iv) collectively referred to as “Jancik Accrued Amounts”).

Under the Jancik Employment Agreement, in the event that Ms. Jancik’s employment is terminated by Ms. Jancik for good reason or by the Company without cause whether or not such termination follows a change of control of the Company, Ms. Jancik is entitled to (i) the Jancik Accrued Amounts, (ii) her then base salary for twelve months, to be paid in periodic installments, (iii) any unpaid bonus with respect to any calendar year preceding the year in which the termination occurs, plus a pro rata portion of her annual bonus as determined by the Board, (iv) reimbursement of premiums for health insurance continuation benefits for a period of 12 months following her termination and (v) acceleration of all vesting of RSUs and Stock Options with any performance-based vesting conditions applicable to the award being deemed met on the date of termination or date of the change in control.

On April 11, 2025, we entered into a Severance and General Release Agreement (the “Jancik Severance Agreement”) with Ms. Jancik. . Pursuant to the Jancik Severance Agreement, Ms. Jancik and the Company agreed that her employment would be terminated effective April 11, 2025 and that in connection with such termination she would be entitled to receive, in lieu of the amounts and benefits set forth in the Jancik Employment Agreement, (i) $800,000 to be paid in three periodic installments over a four-month period and (ii) continued health and medical benefits for a period of six months following the date of termination. In exchange, Ms. Jancik agreed to (i) forfeit all vested and unvested stock options and vested and unvested RSUs, (ii) provide a customary general release and waiver of any and all claims relating to her employment with Company, (iii) a twelve-month non-compete for anywhere in the United States and in all other countries where the Company operates through license of its intellectual property or otherwise and (iv) a twelve-month non-solicitation of any of the Company’s employees or independent contractors and any current, former or prospective customers of the Company with whom Ms. Jancik had contact with during her employment.

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Garry Flowers, Former CEO

During his employment with us, the terms of Mr. Flowers’ employment were governed by an executive employment agreement entered into on July 1, 2022 (as amended on July 29, 2024, and further amended on July 31, 2024, the “Flowers Employment Agreement”). Pursuant to the Flowers Employment Agreement, Mr. Flowers’ was hired as our President, with a term commencing on July 1, 2022, and ending on July 1, 2024, which term was further extended until August 20, 2024, unless terminated earlier or extended by mutual consent of the parties. On December 2, 2022, Mr. Flowers’ was promoted to the role of Chief Executive Officer in succession of Dr. John Burba, which role terminated upon Mr. Flowers’ resignation on August 20, 2024. In accordance with his employment agreement, Mr. Flowers was entitled to (i) an annual base salary of $275,000 (subject to annual review by the CNGC Committee), (ii) an additional salary of $50,000 in periodic installments, (iii) a discretionary bonus up to the Board’s discretion, (iv) Stock Options to purchase up to 600,000 Common Shares, (v) 600,000 RSUs (which were converted to 220,902 Stock Options on September 29, 2023), (vi) a one-time bonus of $20,000 payable at the end of his employment term, and (vii) reimbursement of certain relocation expenses.

Under the Flowers Employment Agreement, in the event that Mr. Flowers’ employment was terminated by the Company for cause or if Mr. Flowers terminated his employment without good reason, Mr. Flowers was entitled to receive any Accrued Amounts to which he would have been entitled as of the termination date.

Under the Flowers Employment Agreement, in the event that Mr. Flowers’ employment was terminated by Mr. Flowers for good reason or by the Company without cause within two years following a change of control of the Company, Mr. Flowers was entitled to (i) the Accrued Amounts, (ii) a lump sum amount equal to Mr. Flowers’ then base salary for a period of six months and (iii) retain all RSUs and Stock Options granted pursuant to the Flowers Employment Agreement.

Under the Flowers Employment Agreement, in the event that Mr. Flowers’ employment was terminated by the Company without cause or by Mr. Flowers for good reason, Mr. Flowers was entitled to (i) the Accrued Amounts, (ii) his then base salary for six months, to be paid in periodic installments, (iii) a pro rata portion of his annual bonus as determined by the Board, (iv) reimbursement of premiums for health insurance continuation benefits for a period of 12 months following his termination and (v) acceleration of vesting of all RSUs and Stock Options granted pursuant to the Flowers Employment Agreement.

Mr. Flowers is subject to a 24-month non-compete covenant following termination of his employment anywhere in the United States and in all other countries where the Company operates through license of its intellectual property or otherwise, regardless of whether the termination is for cause or for any other reason. He is also subject to a 24-month non-solicitation covenant following termination of his employment, regardless of whether the termination is for cause or for any other reason.

Libor Michel, Former Co-CEO

During his employment with us, the terms of Mr. Michel’s employment were governed by an executive employment agreement entered into on December 11, 2023 (the “Michel Employment Agreement”). Pursuant to the Michel Employment Agreement, Mr. Michel was hired as our Co-Chief Executive Officer with a term commencing on December 11, 2023, for an indefinite term until terminated, which role terminated upon his resignation on April 10, 2024. In accordance with his employment agreement, Mr. Michel was entitled to (i) an annual base salary of $300,000 (subject to annual review by the CNGC Committee), (ii) discretionary bonus of up to 100% of his annual base salary, (iii) a one-time bonus of $150,000 payable on or before April 1, 2024 upon a specified capital raise by the Company, (iv) a signing bonus in the form of an equity grant of Common Shares with a value equal to $150,000, and (v) Stock Options to purchase up to 600,000 Common Shares.

Under the Michel Employment Agreement, in the event that Mr. Michel’s employment was terminated by the Company for cause or if Mr. Michel terminated his employment without good reason, Mr. Michel was entitled to receive any Accrued Amounts to which he would have been entitled as of the termination date.

Under the Michel Employment Agreement, in the event that Mr. Michel employment was terminated by Mr. Michel for good reason or by the Company without cause within two years following a change of control of the Company, Mr. Michel was entitled to (i) the Accrued Amounts, (ii) a lump sum amount equal to Mr. Michel’s then base salary for a period of 18 months and (iii) retain all RSUs and Stock Options granted pursuant to the Michel Employment Agreement.

Under the Michel Employment Agreement, in the event that Mr. Michel’s employment was terminated by the Company without cause or for good reason, Mr. Michel was entitled to (i) the Accrued Amounts, (ii) his then base salary for six months, to be paid in periodic installments, (iii) a pro rata portion of his annual bonus as determined by the Board, (iv) reimbursement of premiums for health insurance continuation benefits for a period of 12 months following his termination and (v) acceleration of vesting of all RSUs and Stock Options granted pursuant to the Michel Employment Agreement.

Mr. Michel was subject to a six-month non-compete covenant following termination of his employment anywhere in the United States and in all other countries where the Company operates through license of its intellectual property or otherwise, regardless of whether the termination was for cause or for any other reason. He was also subject to a six-month non-solicitation covenant following termination of his employment, regardless of whether the termination was for cause or for any other reason.

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Douglas Smith, Former Chief Financial Officer

On December 11, 2023, we entered into an executive employment agreement with Mr. Douglas Smith (the “Smith Employment Agreement”). Pursuant to the Smith Employment Agreement, Mr. Smith was hired as our Chief Financial Officer, with a term commencing on December 11, 2023, for an indefinite term until terminated. In accordance with his employment agreement, Mr. Smith is entitled to (i) an annual base salary of $275,000 (subject to annual review by the CGNC Committee), (ii) a discretionary bonus of up to 100% of his annual base salary, and (iii) Stock Options to purchase up to 450,000 Common Shares.

Under the Smith Employment Agreement, in the event that Mr. Smith’s employment is terminated by the Company for cause or if Mr. Smith terminates his employment without good reason, Mr. Smith is entitled to receive any Accrued Amounts to which he would have been entitled as of the termination date. Under the Smith Employment Agreement, in the event that Mr. Smith’s employment is terminated by Mr. Smith for good reason or by the Company without cause within two years following a change of control of the Company, Mr. Smith is entitled to (i) the Accrued Amounts, (ii) a lump sum amount equal to Mr. Smith’s then base salary for a period of 18 months and (iii) retain all RSUs and Stock Options granted pursuant to the Smith Employment Agreement. Under the Smith Employment Agreement, in the event that Mr. Smith’s employment is terminated by the Company without cause or by Mr. Smith for good reason, Mr. Smith is entitled to (i) the Accrued Amounts, (ii) his then base salary for six months, to be paid in periodic installments, (iii) a pro rata portion of his annual bonus as determined by the Board, (iv) reimbursement of premiums for health insurance continuation benefits for a period of 12 months following his termination and (v) acceleration of all vesting of RSUs and Stock Options granted pursuant to the Smith Employment Agreement.

On March 4, 2025, we entered into a Severance and General Release Agreement (the “Smith Severance Agreement”) with Mr. Smith. Pursuant to the Smith Severance Agreement, Mr. Smith and the Company agreed that his employment would be terminated effective March 4, 2025 and that in connection with such termination he would be entitled to receive, in lieu of the amounts and benefits set forth in the Smith Employment Agreement, (i) $157,500 to be paid in periodic installments over a six-month period, (ii) continued health and medical benefits for a period of six months following the date of termination. In exchange, Mr. Smith agreed to (i) forfeit unvested stock options, (ii) agreed to a one-year post-termination expiration date for all vested Stock Options (ii) provided a customary general release and waiver of any and all claims relating to her employment with Company, (iii) a six-month non-compete for anywhere in the United States and in all other countries where the Company operates through license of its intellectual property or otherwise and (iv) a six-month non-solicitation of any of the Company’s employees or independent contractors and any current, former or prospective customers of the Company with whom Mr. Smith had contact with during his employment.

Offer Letter

Norma Garcia, General Counsel

On October 13, 2024, we entered into an offer letter with Ms. Garcia (the “Garcia Offer Letter”) pursuant to which Ms. Garcia is entitled to receive (i) an annual base salary of $265,000 which will increase to $300,000 following completion of 12 months of continuous employment, (ii) Stock Options to purchase up to 400,000 Common Shares (iii) an award of 100,000 RSUs and (iv) a discretionary performance bonus to be determined by the CEO and the Board.

Under the Garcia Offer Letter, in the event that Ms. Garcia’s employment is terminated by the Company without cause or by Ms. Garcia for good reason following a change in control event, Ms. Garcia will be entitled to (i) her then base salary for 12 months to be paid in periodic installments in accordance with the Company’s customary payroll, (ii) acceleration of vesting of all Stock Options granted to Ms. Garcia and (iii) a continuation of all medical, dental and retirement plans including 401k plan for a period of 12 months following her termination.

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Outstanding Equity Awards at Fiscal Year-End

The following table sets forth outstanding equity awards for the NEOs as of the end of the fiscal year ended March 31, 2025.

	Option Awards					Restricted Stock Units
	Number of Securities Underlying Unexercised Options (#)								Equity Incentive Plan Awards
Name	Exercisable	Unexercisable		Option Exercise Price	Option Expiration Date	Number of RSUs Not Vested ($)		Market Value RUSs Not Vested ($)	RSUs not Vested and Unearned(5) (#)	RSUs Not Vested and Unearned ($) (5)
Iris Jancik	852,352	1,261,512	(1)	CAD$0.93	8/20/2034	—		—	3,927,630	2,120,920
Garry Flowers	600,000	—		CAD$1.41	8/19/2025	—		—	—	—
	220,092	—		CAD$3.50	8/19/2025	—		—	—	—
Libor Michel	200,000	—		CAD$0.89	4/9/2025	—		—	—	—
Dr. John Burba	300,000	—		CAD$1.12	5/3/2028	541,126	(3)	CAD $292,208	—	—
	4,898,500	—		CAD$0.38	1/5/2026	—		—	—	—
Norma Garcia		400,000	(2)	CAD$0.50	2/12/2030	100,000	(4)	CAD $54,000	—	—
Douglas Smith	300,000	—		CAD$0.89	3/4/2026	—		—	—	—

(1)	Represents 1,261,512 Stock Options held by Ms. Jancik which were scheduled to vest in five equal amounts on the last day of each six-month period following the grant date. All of these Stock Options were forfeited upon her termination in accordance with the Jancik Severance Agreement.
(2)	Represents 400,000 Stock Options held by Ms. Garcia of which, 200,000 will vest on the first and second anniversary of the grant date.
(3)	The RSUs held by Dr. Burba will vest on November 26, 2025.
(4)	The 100,000 RSUs held by Ms. Garcia vest over a three-year period, with one-third of the RSUs vesting on each subsequent anniversary of the grant date.
(5)	Represents 3,927,630 performance based RSUs which were scheduled to vest upon the satisfaction of the performance criteria specified by the Board. All of these RSUs were forfeited upon Ms. Jancik’s termination in accordance with the Jancik Severance Agreement.

On December 17, 2025, the Company’s shareholders approved the Omnibus Plan at the Company’s Annual General Meeting of Shareholders. The following is a summary of the material terms of the Omnibus Plan:

●

the maximum number of Common Shares available and reserved for issuance under the Omnibus Plan, together with any other security-based compensation arrangements adopted by the Company shall not exceed 20% of the issued and outstanding Common Shares on December 17, 2025, the date of approval by the Company’s shareholders (the “Effective Date”). On the Effective Date, 62,394,661 Common Shares were available and reserved for issuance under the Omnibus plan. This number includes any Common Shares as of the Effective Date which may be issued upon (i) the exercise of any outstanding stock options (“Existing Options”) granted pursuant to the Company’s Rolling 10% Incentive Share Option Plan (the “Existing Option Plan”) and (ii) restricted share units (“Existing RSUs”) granted pursuant to the Company’s Fixed 10% Restricted Share Unit Plan (the “Existing RSU Plan”).

●

the types of awards that may be granted under the Omnibus Plan include Options, Restricted Share Awards (RSAs), Restricted Share Units (RSUs), Performance Share Units (PSUs), Deferred Share Units (DSUs), Stock Appreciation Rights (SARs) and Dividend-Equivalent Rights (each an “Award”). RSUs, PSUs and DSUs shall be collectively referred to as “Share Units”;

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●	Options granted must be exercised no later than 10 years from the date of grant or such lesser period as may be determined by the Board, subject to extensions during black-out periods. The exercise price for each Option shall be established by the Board, which shall not be less than the fair market value of a Common Share on the effective date of grant of the Option. With the approval of the Board, a participant may elect to exercise a Option, in whole or in part using the “Cashless Exercise” or “Net Exercise” provisions of Policy 4.4 of the TSXV Policies;

●	the Board will establish the exercise price at the time each Option Award is granted and the fair market value at the time each other type of Award is granted. The Omnibus Plan provides that the exercise price and fair market value shall be calculated based on the volume weighted average price for the five days preceding the date of the grant of the Award subject to compliance with the minimum pricing requirements of the TSX-V or such stock exchange which the majority of the trading volume and value of Common Shares are listed (“Exchange”);

●	the Board may grant RSUs or PSUs that entitle their holders to dividend-equivalent rights, which are rights to receive cash or additional RSUs and/or PSUs whose value is equal to any cash dividends the Company pays. Dividend equivalent rights will be subject to the same vesting conditions and settlement terms as the original Award. The Board may grant dividend-equivalent rights with respect to other share-based Awards that will be subject to the same vesting conditions and settlement terms as the original Award;

●	Common Shares underlying outstanding Awards that for any reason expire or are terminated, forfeited or cancelled shall again be available for issuance under the Omnibus Plan. Also, any Common Shares forfeited, cancelled or otherwise not issued for any reason under the Existing Options and/or Existing RSUs pursuant to the Option Plan and the Existing RSU Plan, respectively, shall be available for grants under the Omnibus Plan. Any Existing Options and/or Existing RSUs outstanding under the Existing Option Plan and the Existing RSU Plan shall remain subject to the terms of those awards and such predecessor equity compensation plans. Common Shares will not be deemed to have been issued pursuant to the Omnibus Plan with respect to any portion of an Award that is settled in cash;

●	if a change in control occurs, the award agreement for a particular Award may provide that (1) the successor Company will assume each Award or replace it with a substitute Award on terms substantially similar to the existing Award, (2) that the Award will be surrendered for a cash payment made by the successor Company, (3) the vesting of Awards be accelerated to provide that such outstanding Awards shall be fully vested and exercisable prior to or contemporaneously with the completion of the change in control; and

●

in accordance with the TSXV Policies, (a) the aggregate number of Common Shares reserved for issuance under Awards granted to insiders (as a group) of the Company and any other security-based compensation arrangements of the Company at any point in time shall not exceed 10% of the issued and outstanding Common Shares at such time (b) the aggregate number of Common Shares issued pursuant to Awards granted to insiders (as a group) of the Company and any other security-based compensation arrangements of the Company within any twelve-month period shall not exceed 10% of the issued and outstanding Common Shares at the time of the grant of the Award, and (c) the aggregate number of Common Shares reserved for issuance pursuant to Awards granted to any one person together with any other security-based compensation arrangements of the Company within any twelve-month period shall not exceed 10% of the issued and outstanding Common Shares at the time of the grant of the Award.

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DIRECTOR COMPENSATION

The form and amount of director compensation is reviewed annually and as deemed advisable by the Corporate Governance, Nominating and Compensation Committee (“CGNC Committee”), which shall make recommendations to the Board based on such review. The CGNC Committee reviews director compensation on an annual basis to ensure that we offer director compensation that is: (i) commensurate with the efforts we expect from existing Board members; (ii) competitive in the Company’s industry in order that we might attract the best possible candidates to assist we and its shareholders in a fiduciary capacity to maximize the opportunity presented by that growth; and (iii) aligned with shareholder interests as we grows. The Board retains the ultimate authority to determine the form and amount of director compensation.

The chart below outlines the Company’s current director compensation program for its non-employee directors:

Type of Fee	Role	Amount (Per Year)
Board Retainers	Board Member	$60,000
Committee Retainers	Audit Committee Chair	$10,000
	CGNC Committee Chair	$7,500
	Audit Committee Member	$5,000
	CGNC Committee Member	$3,750
Annual Equity Award	Board Member	$125,000 RSUs

In addition, each member of the Board of Directors is entitled to reimbursement for reasonable travel and other expenses incurred in connection with attending Board meetings and meetings for any committee on which he or she serves.

The following table sets forth all compensation paid to or earned by each director during the fiscal year ended March 31, 2025, other than Dr. Burba whose compensation is set forth above in the Summary Compensation Table.

Name	Fees earned or paid in cash (US$)	Stock awards(1) (US$)	Option awards (US$)	Total (US$)
Tony Colletti(2)	56,250	—	—	56,250
Daniel Layton(3)	—	—	—	—
Jacob Warnock	15,938	126,689	—	142,627
William Webster(2)	67,500		—	67,500
James Schultz	35,000	126,689	—	161,689
John Souther	34,376	126,689	—	161,065
Keith Solar	36,250	126,689	—	162,939

(1)	The amounts reported in the Stock Awards column reflects aggregate grant date fair value computed in accordance with ASC Topic 718. These amounts reflect the Company’s calculation of the value of these awards at the grant date and do not necessarily correspond to the actual value that may ultimately be realized by the director. Assumptions used in the calculation of these amounts are included in Note 11 to the Company’s audited consolidated financial statements for the fiscal years ended March 31, 2025, and 2024, which are included elsewhere in this prospectus.

Name	Aggregate Number of Stock awards (a)	Aggregate Number of Option awards (b)
Tony Colletti(2)	—	600,000
Daniel Layton(3)	—	—
Jacob Warnock	541,126	—
William Webster(2)	—	600,000
James Schultz	541,126	—
John Souther	541,126	—
Keith Solar	541,126	—

(a)	The Stock Awards represent an award of RSUs issued to each director on November 24, 2024 as compensation which vest on the first anniversary.

(b)	Upon the termination of their role as directors, the Board approved that the stock options for Mr. Colletti and Webster would expire on the first anniversary of their leaving the Board.

(2)	Mr. Colletti’s and Mr. Webster’s service as a director ended effective October 31, 2024.
(3)	Mr. Layton was appointed to the Board on January 18, 2024, and was not entitled to any compensation as a director for the fiscal year ending March 31, 2025. Mr. Layton’s service as a director ended effective September 25, 2024.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of the Common Shares as of January 30, 2026, for (i) each member of the Board of Directors, (ii) each NEO, (iii) each person known to us to be the beneficial owner of more than 5% of the Company’s securities and (iv) the members of the Board and the executive officers as a group.

The percentage ownership of Common Shares is based on 316,573,123 Common Shares outstanding as of January 30, 2026.

The information regarding beneficial ownership of our Common Shares has been presented in accordance with the rules of the SEC. Under these rules, a person may be deemed to beneficially own any of our Common Shares as to which such person, directly or indirectly, has or shares voting power or investment power, and as to which such person has the right to acquire voting or investment power within 60 days through the exercise of any stock option or other right. The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing (1) (i) the number of shares beneficially owned by such person plus (ii) the number of shares as to which such person has the right to acquire voting or investment power within 60 days by (2) the total number of shares outstanding as of such date, plus any shares that such person has the right to acquire from us within 60 days. Including those shares in the tables does not, however, constitute an admission that the named shareholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all Common Shares listed as owned by that person or entity, subject to applicable community property laws.

Unless otherwise indicated, the address of each of the executive officers and directors named below is c/o International Battery Metals Ltd., 6100 Tennyson Parkway, Suite 240, Plano, Texas 75024.

Name and Address	Amount and nature of beneficial ownership		Percent of Class
Directors and Named Executive Officers
Dr. John Burba	12,245,362	(1)	3.9%
Jacob Warnock	144,898,181	(2)	38.3%
James Schultz	1,691,080		— *
Keith Solar	1,691,080		— *
John Souther	1,691,080		— *
Joseph Mills	—		—
Garry Flowers	—		—
Libor Michel	—		—
Iris Jancik	—		—
Norma Garcia	233,000		— *
Douglas Smith	490,443	(3)	*
All directors and executive officers as a group (10 persons)	162,449,783	(4)	42.9%
Greater than 5% shareholders
Ensorcia Metals Corporation	23,609,445	(5)	7.5%
EV Metals VI LLC	144,898,181	(6)	38.3%
Entities managed or sub-managed by Encompass Capital Advisors LLC	103,777,316	(7)	19.9%

* Represents less than 1% issued and outstanding Common Shares.

(1)	Includes options to acquire 300,000 Common Shares.
(2)	Mr. Jacob Warnock’s indirect beneficial ownership of shares held by EV Metals and related affiliated parties. Amount includes 61,999,130 Common Shares underlying warrants which are vested or will vest within 60 days.
(3)	Includes options to acquire 300,000 Common Shares which are vested or will vest within 60 days.
(4)	Includes options and restricted stock units to acquire 533,000 Common Shares and 61,999,130 Common Shares underlying warrants, in each case which are vested or will vest within 60 days.
(5)	Ensorcia Metals Corporation’s address is 333 West Wacker Drive Suite 2600, Chicago, IL. 60606. Mr. Layton exercises sole voting and dispositive control over the Common Shares beneficially owned by Ensorcia Metals Corporation.
(6)	EV Metals VI LLC’s address is 1 Calle Cervantes #5 San Juan PR 00907. Mr. Warnock serves as investment advisor to EV Metals and exercises sole voting and dispositive control over the Common Shares beneficially owned by EV Metals. Includes EV Metals LLC, EV Metals II LLC, EV Metals III LLC, EV Metals IV LLC, EV Metals VI LLC, EV Metals 7 LLC, EV Metals 8 LLC, Elegante Energy LLC, Perk Salar LLC, and JAW Puerto Rico Trust. Amount includes 61,999,130 Common Shares underlying warrants which are vested or will vest within 60 days Of the shares included, 11,707,404 of the Common Shares are subject to a pledge.
(7)	Includes 45,880,235 Common Shares underlying warrants which are vested or will vest within 60 days. Each of the warrants are restricted from being exercised to the extent that Common Shares beneficially held by the Encompass entities would exceed 19.9% of our Common Shares outstanding. The securities are held by certain fund entities and managed accounts for which Encompass Capital Advisors LLC exercises investment discretion. Todd Kantor, as the managing member of Encompass Capital Advisors LLC, may be deemed to have shared voting and dispositive power with respect to the shares held by Encompass and Mr. Kantor may also be deemed to beneficially own such securities. Mr. Kantor disclaims beneficial ownership of the foregoing, except to the extent of his pecuniary interest therein. The business address of Encompass Capital Advisors LLC and Mr. Kantor is 200 Park Avenue, Suite 1604, New York, New York 10166.

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SELLING SHAREHOLDER

The Common Shares being offered by the selling shareholder are those previously sold to the selling shareholder pursuant to the private placement transaction that closed on August 5, 2025 and are being registered pursuant to amended and restated registration rights agreement entered into by and between us and the selling shareholder dated July 20, 2025 (the “Registration Rights Agreement”). For additional information regarding the issuance of the Common Shares, see “Certain Relationships and Related Party Transactions” in this prospectus. We are registering the Common Shares in order to permit the selling shareholder to offer the Common Shares for resale from time to time. Except for the ownership of these Common Shares and for the transactions as described in the section “Certain Relationships and Related Party Transactions” in this prospectus, the selling shareholder has not had any material relationship with us within the past three years.

The table below lists the selling shareholder and other information regarding the beneficial ownership of Common Shares by the selling shareholder being offered in this prospectus as of January 30, 2026. For the purposes of the following table, we have assumed that the selling shareholder will have sold all of the Common Shares covered by this prospectus upon the completion of this offering. However, the selling shareholder may sell all, some or none of their Common Shares in this offering. See “Plan of Distribution.”

Name of Selling Shareholder	Number of Common Shares Beneficially Owned prior to this Offering		Percentage of Common Shares Beneficially Owned Prior to the Offering	Maximum number of Common Shares to be Sold pursuant to this Prospectus	Number of Common Shares Beneficially Owned after this Offering(1)	Percentage of Common Shares Beneficially Owned after this Offering(2)
			%			%
Entities managed or sub-managed by Encompass Capital Advisors LLC(3)	103,777,316	(4)	19.9%	51,530,518	52,246,798	15.5%

* Less than 1%

(1)	The percentage of beneficial ownership after this offering is calculated based on 316,573,123 Common Shares outstanding as of the date of this prospectus. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them. The amount of Common Shares that will be held by the selling shareholder after completion of this offering is based on the assumptions that (a) all Common Shares registered for resale by the registration statement of which this prospectus is part will be sold and (b) no other Common Shares are acquired or sold by the selling shareholder prior to completion of this offering. However, the selling shareholder may sell all, some or none of the Common Shares offered pursuant to this prospectus and may sell other Common Shares that they may own pursuant to another registration statement under the Securities Act or sell some or all of their shares pursuant to an exemption from the registration provisions of the Securities Act, including under Rule 144.
(2)	Represents the percentage of Common Shares beneficially owned by the selling shareholder after this offering without taking into account any limitations on exercises of Warrants.
(3)	The securities are held by certain fund entities and managed accounts for which Encompass Capital Advisors LLC exercises investment discretion, collectively the Encompass entities and managed accounts are referred to as the “selling shareholder”. Todd Kantor, as the managing member of Encompass Capital Advisors LLC, may be deemed to have shared voting and dispositive power with respect to the shares held by Encompass and Mr. Kantor may also be deemed to beneficially own such securities. Mr. Kantor disclaims beneficial ownership of the foregoing, except to the extent of his pecuniary interest therein. The business address of Encompass Capital Advisors LLC and Mr. Kantor is 200 Park Avenue, Suite 1604, New York, New York 10166.
(4)	Includes 45,880,235 Common Shares issuable upon exercise of outstanding Warrants. Each of the warrants are restricted from being exercised to the extent that Common Shares beneficially held by the Encompass entities would exceed 19.9% of our Common Shares outstanding.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We describe below transactions or series of similar transactions, since April 1, 2022, or currently proposed, to which we were a party or will be a party, in which, the amounts involved exceeded $120,000 or 1% of the Company’s average total assets at year-end for the last two fiscal years, whichever is less, and in which any of our directors, executive officers or beneficial holders of more than 5% of any class of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

We recognize that transactions between us and any of our directors or executives or with a third party in which one of our officers, directors or significant shareholders has an interest can present potential or actual conflicts of interest and create the appearance that our decisions are based on considerations other than the best interests of us and our shareholders.

On March 4, 2018, we entered into a Royalty Agreement (“Royalty Agreement”) with NAL. The Royalty Agreement was entered into in connection with the acquisition by the Company of all of NAL’s data, analysis and reports related to lithium extraction from oilfield brines for petrol-lithium extraction projects. Pursuant to the Royalty Agreement, the Company agreed to pay to NAL on a fiscal quarterly basis a royalty equal to 5% of the Company’s “Product Income”, which is defined in the agreement as “the proceeds received by the Company from the sale of any Products less the Production Costs incurred by the Company.” The Royalty Agreement defines Products as “any saleable material.” The royalty may be paid at the election of NAL in cash, issuance of Common Shares or any combination of both. Based on the Company’s current business model, the Company does not anticipate selling any “Products” in the foreseeable future but rather leasing the MDLE Plants, which would generate lease revenue, and operating and maintaining the MDLE Plant, which would generate services revenue. The controlling shareholder of NAL is Dr. John Burba, the Company’s Chief Technology Officer. However, Dr. Burba was not at the time of entering into the Royalty Agreement, a related party.

On November 7, 2018, we entered into a licensing agreement with (i) Ensorcia Metals, a British Virgin Islands corporation and (ii) Sorcia Minerals, a Delaware limited liability company, controlled by Ensorcia Metals which provided to Sorcia Minerals, exclusive limited license to the Company’s technology in Chile and Argentina (Ensorcia Metals and Sorcia Minerals are collectively referred to as “Ensorcia” and the agreement is referred to as the “Ensorcia Licensing Agreement”). The controlling shareholder of Ensorcia is Mr. Daniel Layton, a former member of our Board who held in excess of 10% of our Common Shares at the time of the transaction (who now holds approximately 8.7% of our common shares). The Ensorcia Licensing Agreement provide Ensorcia the exclusive rights to market and develop the Company’s technology in Chile and Argentina provided that an MDLE Plant is installed and operational no later than December 31, 2028. The Ensorica Licensing Agreement provide Ensorcia the right to use the Company’s technology but does not transfer any ownership to Ensorcia. As consideration for us providing technology, know-how, design, construction, installation, operation of the MDLE Plant and making certain technical employees available, the Ensorica Licensing Agreement provides that we are entitled to a 6% royalty based on net sales, and a 10% equity interest in each project, as defined under the Ensorcia Licensing Agreements. The Ensorcia Licensing Agreements include other customary terms and conditions.

On February 19, 2021, the Company entered into a private placement transaction wherein the Company agreed to issue up to 17,250,000 units to each of Sorcia Minerals and EVL Holdings, with each unit comprised of one Common Share and one Warrant (the “2021 Private Placement”). The controlling shareholder of Sorcia Minerals is Mr. Daniel Layton, who is a greater than 5% shareholder and is a former member of our Board of Directors. Sorcia Minerals and EVL Holdings is a greater than 5% shareholder.

On March 30, 2023, we entered into a licensing agreement with Entec LLC (“Entec”), a Delaware limited liability company controlled by Mr. Daniel Layton, a former member of our Board, and a controlling shareholder of Entec, who owns approximately 12.9% of our Common Shares (the “Entec Licensing Agreement”). The Entec Licensing Agreement provides Entec, a non-exclusive, world-wide license (except Argentina and Chile) to access all patents, trade secrets, and other proprietary rights (“IP Rights”) for use by Entec solely for the purposes of (i) extracting lithium salts from brine and (ii) for the production and sale of products using the Company’s patented extraction systems licensed under the Entec Licensing Agreement. In consideration for receiving the IP Rights, Entec agreed to provide us with a royalty equal to 6% of the net sales, as defined under the Entec Licensing Agreement, with respect to the first resource project or lithium extraction facility utilizing the Company’s licensed technology as well as an interest in the underlying project equal to 10% of Entec’s interest in the same project. The Entec Licensing Agreement allows Entec to sub-license the IP Rights to affiliates of Entec without written consent from the Company.

On April 21, 2023, we completed a non-brokered private placement (“April 2023 Placement”) and issued 6,396,999 Units, consisting of 6,396,999 Common Shares and 6,396,999 Warrants (“April 2023 Warrants”) to Encompass, an accredited investor, in reliance on Regulation S of the Securities Act, with each Unit being priced at CAD$1.04635 per share for gross proceeds of $5.0 million. Each unit is comprised of one Common Share and one Warrant entitling the holder to purchase one Common Share for a period of two years at an exercise price of CAD$1.21. The proceeds from the private placement were used for working capital needs, to accelerate research and development efforts, product development and technology adoption, and for preplacement orders of MDLE Plants for sitting on customer brine resources.

On December 8, 2023, we entered into a transaction, whereby Mr. Garry Flowers, former Chief Executive Officer, Dr. John Burba, current Chief Technology Officer and Director, and an outside consultant subscribed for an aggregate of 1,629,838 units, with each unit comprised of one Common Share and one Warrant, for an aggregate amount of US$840,000.

On December 29, 2023, we entered into a transaction, whereby we agreed to issue 2,694,804 units, with each unit comprised of one Common Share and one Warrant to certain investors, including Douglas Smith, current Chief Financial Officer of the Company for gross proceeds of approximately $1.4 million. Pursuant to the private placement, Mr. Smith subscribed for 190,443 units for an aggregate subscription price of US$100,000.

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On February 11, 2024, we entered into a binding term sheet with EV Metals VI, a private company controlled by Mr. Jacob Warnock, a current director of ours pursuant to which EV Metals VI agreed to subscribe for units for aggregate consideration of up to US$20 million (the “Term Sheet”). Below is a summary of the various transactions that have occurred to date pursuant to the Term Sheet:

●	On February 29, 2024 (the “February 2024 Placement”), EV Metals VI acquired 2,702,400 units at a deemed unit price of US$1.00 for aggregate proceeds of US$2 million. Each unit is comprised of one Common Share and one Warrant entitling the holder thereof to acquire one additional Common Share at an exercise price of CAD$1.25, until March 1, 2026 (“February 2024 Warrants”).

●	On May 6, 2024 (the “May 2024 Placement”), EV Metals VI and Encompass acquired a total of 18,642,134 units at a deemed unit price of CAD$0.76632 for aggregate proceeds of approximately US$10.4 million (“May 2024 Warrants”). Encompass was not a party to the Term Sheet and acquired the units as a result of its exercise of the pre-emptive rights granted to Encompass (“Encompass Pre-Emptive Rights”) pursuant to the terms of an investment agreement dated April 21, 2023 (“Encompass Investment Agreement”) entered into with Encompass in respect of the April 2023 Placement. Each unit is comprised of one Common Share and one Warrant entitling the holder thereof to acquire one additional Common Share at an exercise price of CAD$0.9579, until May 3, 2026. In addition to the issuance of the May 2024 Warrants, we also agreed to extend the expiry date of the April 2023 Warrants previously issued on April 21, 2023, from April 21, 2025 to May 3, 2026 (For more information about this transaction, See “Item 15. Recent Sales of Unregistered Securities”). In connection with the May 2024 Placement, EV Metals VI acquired 7,924,157 Units for gross proceeds of US$4.4 million, representing approximately 42.51% of the aggregate proceeds we raised in the private placement. In addition, we paid EV Metals VI a structuring and financing fee in connection with the private placement in the amount of USD$322,000, payable through the issuance of 574,840 Common Shares with each share having a deemed issuance price of CAD$0.76632. Furthermore, we also issued an additional 80,385 Common Shares to Encompass as payment to cover certain expenses incurred by Encompass.

●	On June 19, 2024 (the “June 2024 Placement”), EV Metals VI and Encompass (pursuant to the Encompass Pre-Emptive Rights) acquired a total of 11,478,246 units at a deemed unit price of CAD$0.76632 for aggregate proceeds of approximately US$6.4 million. Each unit was comprised of one Common Share and one Warrant entitling the holder thereof to acquire one additional Common Share at an exercise price of CAD$0.9579, until June 19, 2026 (the “June 2024 Warrants”).

●	In connection with the June 2024 Placement, we paid EV Metals VI a financing and structuring fee in the amount of US$238,000, which was satisfied through the issuance of an additional 423,912 Common Shares to Mr. Jacob Warnock, a current director who controls EV Metals VI. In connection with the June 2024 Placement, EV Metals VI acquired 8,478,246 Units for gross proceeds of approximately USD$4.8 million, representing approximately 73.86% of the aggregate proceeds raised by us in the private placement, and Encompass acquired 3,000,000 Units for gross proceeds of USD$1.6 million, pursuant to the Encompass Pre-Emptive Rights, which represented approximately 26.14% of the aggregate proceeds raised by us in the June 2024 Placement.

On February 28, 2025, the Company entered into the 2025 Letter Agreement with EV Metals, a company controlled by Jacob Warnock, a director of the Company, agreeing to the principal terms and conditions upon which EV Metals, directly or through one or more of its subsidiaries or affiliates, has the option but not the oblation to purchase up to $15.0 million of 2025 EV Metals Units in the 2025 EV Metals Offering. The 2025 EV Metals Units consist of one Common Share of stock and one warrant to purchase a Common Share. The first issuance of the 2025 EV Metals Offering occurred on March 31, 2025 for gross proceeds of $7.6 million and the second issuance of the 2025 EV Metals Offering occurred on April 11, 2025 for gross proceeds of $0.7 million. In connection with the two issuances, EV Metals 7 LLC and EV Metals VI LLC acquired a total of 27,739,348 and 690,979 2025 EV Metals Units, respectively.

The pricing of the 2025 EV Metals Units was CAD $0.4168 per share (USD$0.2894 per share), which was based on the five-day trading average of the Common Shares on the TSXV, less a discount of 25% (the maximum allowable discount permitted by the rules of the TSXV). The warrants included in the 2025 EV Metals Units will have a term of four years from date of issuance and will entitle the holders to purchase a Common Share at an exercise price equal to the closing price of the Common Shares on the TSXV as of the date immediately preceding the date of the news release announcing the 2025 EV Metals Offering or the closing of the applicable tranche of the 2025 EV Metals Offering. In connection with the first and second issuance of the 2025 EV Metals Offering, the Company paid structuring fees of $411,450 to Mr. Warnock, a director and control person of EV Metals.

In connection with the 2025 EV Metals Offering, on March 31, 2025, we entered into an amendment (the “IRA Amendment”) to the investor rights agreement dated February 23, 2024 between the Company and EV Metals, which, among other things, previously granted EV Metals the right to appoint one director to the Company’s board of directors for as long as EV Metals and its affiliates maintained beneficial ownership of at least 5% of the issued and outstanding Common Shares and so long as the board of directors is comprised of five or less individuals. EV Metals initial nominee to the Company’s board of directors was Jacob Warnock. The IRA Amendment grants EV Metals the right to approve, in its sole discretion, the appointment of one additional individual to the Company’s board of directors so long as the board of directors is comprised of more than five individuals, provided that the additional appointee is independent of EV Metals and IBAT. Such nomination right will continue for as long as EV Metals and its affiliates maintain beneficial ownership of at least 5% of the issued and outstanding Common Shares.

On July 20, 2025, the Company entered into the Encompass Subscription Agreements with Encompass, a beneficial owner of more than 5% of the Company’s securities, for the purchase of up to 25,765,259 units at a price of CAD $0.26625 per unit (USD$0.19406 per unit). Each 2025 Encompass Unit consists of one Common Share and one warrant, with each warrant entitling the holder to purchase one additional Common Share for a period of three years from the closing date of the 2025 Encompass Offering at an exercise price of CAD$0.355 per share. In addition, the Company has agreed to grant Encompass the right but not the obligation to purchase up to $2.0 million additional units of the Company at any time on or before December 31, 2025. The closing of the 2025 Encompass Offering occurred on August 5, 2025, for gross proceeds to the Company of $5.0 million.

On July 20, 2025, the Company entered into amended and restated registration rights agreements with each of EV Metals (the “EV Metals A&R Registration Rights Agreement”) and Encompass (the “Encompass A&R Registration Rights Agreement”, and together with the EV Metals A&R Registration Rights Agreement, the “A&R Registration Rights Agreements”) which amended the Registration Rights Agreements with each of EV Metals and Encompass. Pursuant to the A&R Registration Rights Agreements, we have agreed to use our reasonable best efforts to cause the previously filed registration statement to be declared effective as promptly as reasonably practicable but in no event later than July 20, 2026. In addition, pursuant to the Encompass A&R Registration Rights Agreement, we have agreed to use our commercially reasonable efforts to (i) file this Registration Statement registering the Common Shares issued at closing of the 2025 Encompass Offering, including the Common Shares issuable upon exercise of the warrants which form a part of the 2025 Encompass Units within 90 days of August 5, 2025, the closing date of the 2025 Encompass Offering and (ii) have this Registration Statement declared effective as promptly as reasonably practicable following the filing thereof but in no event later than 60 days if this Registration Statement is not reviewed by the SEC or 180 days if subject to review. The A&R Registration Rights Agreements provide that, subject to certain requirements and customary conditions, each of EV Metals and Encompass will have “piggy-back” registration rights with respect to underwritten offerings by us and other shareholders. In addition, upon the request of EV Metals, we have agreed to take necessary steps to facilitate up to two underwritten offerings which must occur prior to the third anniversary of the effective date of this registration statement on Form S-1; provided that the aggregate price of such offering is expected to be $25 million or less.

The A&R Registration Rights Agreements contain customary cross-indemnification provisions, under which we are obligated to indemnify the selling shareholders therein in the event of material misstatements or omissions in the registration statement and any violation or alleged violation by us of the Securities Act, Exchange Act, or any state securities law, or any rule or regulation thereunder, and the selling shareholders are obligated to indemnify us for material misstatements or omissions attributable to them. We will generally pay all registration expenses in connection with our obligations under the A&R Registration Rights Agreements, regardless of whether any of our Common Shares are sold pursuant to a registration statement.

In connection of the foregoing, pursuant to the A&R Registration Rights Agreements, we agreed to extend the expiration date of the warrants previously issued to Encompass and EV Metals pursuant to the private placements which occurred on April 21, 2023, February 29, 2024, May 3, 2024, and June 19, 2024 to the earlier of (i) five years from the date of such warrants original issuance or (ii) three years from the date of the closing of the 2025 Encompass Offering (the “Warrant Amendments”) and each of EV Metals and Encompass has agreed to waive their respective rights to any possible claims, including the right to liquidation damages, under the Registration Rights Agreements provided that the Warrant Amendments are approved by the TSXV.

On October 30, 2025, the Company and EV Metals came to an agreement under the 2025 Letter Agreement for EV Metals to acquire an additional 12,464,000 units priced at $0.16 per unit (CAD$0.255) for gross proceeds to the Company of $2.0 million. Each unit consists of one Common Share and one warrant to purchase a Common Share. Each warrant, which expires four years from the date of issuance, entitles the holder to purchase one Common Share at a price of CAD$0.30. As part of this offering, the Company paid Mr. Warnock a fee of 5% of the gross proceeds or $0.1 million.

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DESCRIPTION OF SHARE CAPITAL

The following description of our share capital summarizes certain provisions of our Articles. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of our Articles, a copy of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors are urged to read the exhibits to the registration statement of which this prospectus forms a part for a complete understanding of our Articles.

Authorized/Issued Capital

The Company’s authorized share capital consists of an unlimited number of Common Shares without par value.

Common Shares

Each Common Share carries the right to attend and vote at all general meetings of shareholders. Holders of the Company’s Common Shares are entitled to dividends, if any, as and when declared by the Board and to one vote per Common Share at meetings of shareholders. In addition, upon liquidation, dissolution or winding-up of the Company, holders of Common Shares may share, on a pro rata basis, the remaining assets as are distributable to holders of Common Shares of the Company. We may, subject to certain exceptions, purchase, redeem or otherwise acquire any of its shares at the price and upon the terms determined by the Board of Directors. The Company’s Common Shares are not subject to call or assessment rights, rights regarding purchase for cancellation or surrender, or any pre-emptive or conversion rights.

As of January 30, 2026, we had 107 holders of record of our Common Shares.

Warrants

As of January 30, 2026, an aggregate of 105,879,365 Common Shares are issuable upon the exercise of outstanding Warrants at a weighted average exercise price of CAD$0.63 per Warrant. Each Warrant entitles the holder to purchase or receive one Common Share.

Stock Options

As of January 30, 2026, an aggregate of 1,600,000 Common Shares are issuable upon the exercise of outstanding incentive stock options at a weighted average exercise price of CAD$0.88 per option. Each stock option entitles the holder to purchase or receive one Common Share of the Company.

Voting Rights

All holders of Common Shares will be entitled to receive notice of any meeting of shareholders of the Company, and to attend, vote and speak at such meetings. A quorum for the transaction of business at a meeting of shareholders shall be one shareholder present and being, or one shareholder represented by proxy, with such shareholder holding not less than one Common Share. On all matters upon which holders of Common Shares are entitled to vote, each Common Share is entitled to one vote per Common Share.

Dividend Rights

Holders of Common Shares are entitled to receive dividends out of the assets available for the payment or distribution of dividends at such times and in such amount and form as the Company’s Board may from time to time determine. We are permitted to pay dividends unless there are reasonable grounds for believing that: (i) we are insolvent; or (ii) the payment of the dividend would render us insolvent.

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Registration Rights

We are currently a party to the Encompass A&R Registration Rights Agreement providing for the filing of the registration statement of which this prospectus forms a part with the SEC registering the resale of 25,765,259 Common Shares issued at closing of the 2025 Encompass Offering and the 25,765,259 Common Shares issuable upon exercise of the warrants which form a part of the 2025 Encompass Units.

The registration statement of which this prospectus forms a part is intended to satisfy our requirements under the Encompass A&R Registration Rights Agreement.

Liquidation Rights

In the event of the liquidation, dissolution or winding-up or any other distribution of its assets among its shareholders for the purpose of winding-up its affairs, whether voluntarily or involuntarily, the holders of Common Shares will be entitled to receive all of the Company’s assets remaining after payment of all debts and other liabilities.

Pre-emptive and Redemption Rights

In accordance with the Encompass Investment Agreement, we provided Encompass pre-emptive rights for a period of 24 months from April 25, 2023, being the closing date under the Encompass Investment Agreement, which provided Encompass with a right to subscribe for and be issued an equivalent number of securities to maintain its respective pro rata percentage shareholding in us existing immediately prior to any equity financing option pursued by the Company, at a price proposed by us or on terms substantially similar to the equity financing options pursued by the Company. These pre-emptive rights have expired.

Anti-takeover Provisions in the Company’s Articles and the BCBCA

Certain provisions of the Articles, as well as certain provisions of the BCBCA, may make more difficult or discourage a takeover of our business.

Under the BCBCA and our Articles, certain extraordinary company alterations, such as changes to authorized share structure, continuances, into or out of province, certain amalgamations, sales, leases or other dispositions of all or substantially all of the undertaking of a company (other than in the ordinary course of business) liquidations, dissolutions, and certain arrangements are required to be approved by ordinary or special resolution as applicable.

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An ordinary resolution is a resolution (i) passed at a shareholders’ meeting by a simple majority, or (ii) passed, after being submitted to all of the shareholders, by being consented to in writing by shareholders who, in the aggregate, hold shares carrying at least two-thirds of the votes entitled to be cast on the resolution. A special resolution is a resolution (i) passed by not less than two-thirds of the votes cast by the shareholders who voted in respect of the resolution at a meeting duly called and held for that purpose or (ii) signed by all shareholders entitled to vote on the resolution.

Under the BCBCA, an action that prejudices or interferes with a right or special right attached to issued shares of a class or series of shares must be approved by a special separate resolution of the holders of the class or series of shares being affected.

Under the BCBCA, arrangements are permitted, and a company may make any proposal it considers appropriate “despite any other provision” of the BCBCA. In general, a plan of arrangement is approved by a company’s board of directors and then is submitted to a court for approval. It is not unusual for a company in such circumstances to apply to a court initially for an interim order governing various procedural matters prior to calling any security holder meeting to consider the proposed arrangement. Plans of arrangement involving shareholders must be approved by a special resolution of shareholders, including holders of shares not normally entitled to vote. The court may, in respect of an arrangement proposed with persons other than shareholders and creditors, require that those persons approve the arrangement in the manner and to the extent required by the court. The court determines, among other things, to whom notice shall be given and whether, and in what manner, approval of any person is to be obtained and also determines whether any shareholders may dissent from the proposed arrangement and receive payment of the fair value of their shares. Following compliance with the procedural steps contemplated in any such interim order (including as to obtaining security holder approval), the court would conduct a final hearing and approve or reject the proposed arrangement.

Under the policies of the TSXV, the TSXV defines a “Control Person” as any Person that holds or is one of a combination of Persons that holds a sufficient number of any of the securities of an issuer so as to affect materially the control of that issuer, or that holds more than 20% of the outstanding voting shares of an issuer except where there is evidence showing that the holder of those securities does not materially affect the control of the issuer. In situations where transactions are being contemplated by us that would lead to a new Control Person, the TSXV will require disinterested shareholder approval (i.e. those shareholders other than the new Control Person) of an ordinary resolution approving the new Control Person unless a formal exemption is obtained.

According to our Articles, all directors cease to hold office immediately before the election or appointment of directors at every annual general meeting but are eligible for re-election or re-appointment. Under Section 14.1 of the Articles, shareholders may remove any director before the expiration of his or her term of office by a special resolution of shareholders. This system of electing and removing directors generally makes it more difficult for shareholders to replace a majority of our directors.

Under the BCBCA, the holders of not less than 5% of the Company’s Common Shares may require that the directors call a meeting of shareholders for the purpose of transacting any business that may be transacted at a general meeting. Upon receiving a requisition that complies with the technical requirements set out in the BCBCA, the directors must, subject to certain limited exceptions, call a meeting of shareholders to be held not more than 4 months after receiving the requisition. If the directors do not call such a meeting within 21 days after receiving the requisition, the requisitioning shareholders or any of them holding in aggregate not less than 2.5% of our issued shares that carry the right to vote at general meetings may call the meeting.

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Under the BCBCA, shareholder proposals may be made by registered or beneficial owners of shares entitled to vote at general meetings of shareholders who have been the registered or beneficial owner of such shares for an uninterrupted period of at least two years before the date of signing of the proposal, and who together in the aggregate constitute at least 1% of the issued shares that carry on the right to vote at general meetings or have a fair market value of shares in excess of CAD$2,000. Those registered or beneficial holders must, alongside the proposal, submit and sign a declaration providing the requisite information under the BCBCA. To be a valid proposal, the proposal must be submitted at least three months before the anniversary of the previous year’s annual reference date.

Nominations of persons for election to the Company’s Board of Directors may be made at any annual meeting of shareholders, or at any special meeting of shareholders if one of the purposes for which the special meeting was called was the election of directors: (a) by or at the direction of the board of directors, including pursuant to a notice of meeting; (b) by or at the direction or request of one or more shareholders pursuant to a proposal made in accordance with the provisions of the BCBCA, or a requisition of the shareholders made in accordance with the provisions of the BCBCA; or (c) by any person (a “Nominating Shareholder”): (A) who, at the close of business on the date of the giving of the notice and on the record date for notice of such meeting, is entered in the securities register as a holder of one or more shares carrying the right to vote at such meeting or who beneficially owns shares that are entitled to be voted at such meeting; and (B) who complies with the notice procedures set forth in our Articles.

These provisions may have the effect of deterring unsolicited offers to acquire we or delaying changes in control of our management. These provisions could also have the effect of delaying until the next shareholder meeting any shareholder actions, even if they are favored by the holders of a majority of our outstanding voting securities.

Protection of Minority Shareholder Interests

In addition to the Anti-takeover provisions as provided pursuant to the Articles and the BCBCA, we are also subject to certain minority protection requirements pursuant to NP 61-101 “Protection of Minority Securities Holders in Special Transactions” of the BCSC (“NP 61-101”), when completing a “Related Party Transaction” as such term is defined within NP 61-101.

In situations where a transaction is deemed to be a “Related Party Transaction”, unless exempted pursuant to Section 5.7(1)(a) or (b) of NP 61-101, such transaction will require disinterested shareholder approval (i.e. those shareholders not a party to the transaction) of an ordinary resolution approving the Related Party Transaction.

Certain Amendments

In addition to any other voting right or power to which the holders of Common Shares shall be entitled by law or regulation or other provisions of the Articles from time to time in effect, but subject to the provisions of the Articles, holders of Common Shares shall each be entitled to vote separately as a class, in addition to any other vote of shareholders that may be required, in respect of any alteration, repeal or amendment of the Company’s Articles which would adversely affect the rights or special rights of the holders of Common Shares.

The rights, privileges, conditions and restrictions attaching to the Common Shares may be modified if the amendment is authorized by not less than 66 2/3% of the votes cast at a meeting of holders of Common Shares duly held for that purpose.

Transfer Agent and Registrar

Our transfer agent and registrar is Computershare Trust Company of Canada whose address is 100 University Ave, 8th Floor, Toronto, Ontario, M5J 2Y1. Computershare Trust Company of Canada maintains our registered list of shareholders.

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MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of the material U.S. federal income tax consequences of the purchase, ownership and disposition of our Common Shares to a U.S. Holder (as defined below), but does not purport to be a complete analysis of all potential tax considerations relevant to a U.S. Holder. This discussion is based upon current U.S. federal income tax law, which is subject to change, possibly with retroactive effect. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a U.S. Holder in light of such holder’s particular circumstances or to U.S. Holders subject to special rules under the U.S. federal income tax laws, including:

●	banks, other financial institutions, or insurance companies;

●	tax-exempt entities, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts;

●	persons who hold shares as part of a straddle, synthetic security, hedge or other integrated transaction, conversion transaction or other integrated investment;

●	persons who have been, but are no longer, citizens or residents of the United States or former long-term residents of the United States;

●	controlled foreign corporations or passive foreign investment companies;

●	persons holding shares through a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes), S corporation, or other fiscally transparent entity;

●	dealers or traders in securities, commodities or currencies;

●	U.S. persons whose “functional currency” is not the U.S. dollar;

●	regulated investment companies and real estate investment trusts;

●	persons that are subject to the “applicable financial statement” rules under Section 451(b) of the Code (as defined below);

●	persons who received shares through the exercise of incentive options or through the issuance of restricted stock under an equity incentive plan or through a tax-qualified retirement plan; or

●	persons who own (directly, indirectly or constructively) 10 percent or more of our shares by vote or value.

In addition, this discussion is limited to U.S. Holders who hold our Common Shares as capital assets for U.S. federal income tax purposes, and does not address the U.S. federal alternative minimum tax, any U.S. federal taxes other than the U.S. federal income taxes (such as estate and gift taxes), or any U.S. state, local, or non-U.S. tax considerations.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations, and judicial and administrative interpretations thereof, each as in effect and available on the date of this prospectus supplement. Each of the foregoing is subject to change, potentially with retroactive effect, and any such change could affect the U.S. federal income tax considerations described below:

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In General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Common Shares that for U.S. federal income tax purposes is:

●	a citizen or individual resident of the United States;

●	a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia;

●	an estate whose income is subject to U.S. federal income tax regardless of its source; or

●	a trust if either (1) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) the trust has a valid election in effect to be treated as a U.S. person under applicable Treasury regulations.

If a partnership or other entity treated as a partnership for U.S. federal income tax purposes holds our Common Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A partner in a partnership considering an investment in our Common Shares should consult its tax advisor with regard to the U.S. federal income tax treatment of the purchase, ownership and disposition of our Common Shares.

Each prospective purchaser of our Common Shares should consult its tax advisor concerning the tax consequences of an investment in our Common Shares in light of its particular circumstances, including the application of the U.S. federal income tax considerations discussed below, as well as the application of state, local, non-U.S. or other tax laws.

Taxation of Distributions

Subject to the discussion under “—Passive Foreign Investment Company Status” below, the gross amount of any distribution made by us with respect to our Common Shares (including any amounts withheld in respect of Canadian withholding taxes), will be taxable to U.S. Holders as a dividend for U.S. federal income tax purposes to the extent paid out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes). Such amount (including any Canadian taxes withheld) will be included in a U.S. Holder’s gross income on the day actually or constructively received. Such dividends will not be eligible for the dividends received deduction allowed to corporations. To the extent that the amount of any distribution exceeds our earnings and profits, the distribution will first be treated as a tax-free return of capital (with a corresponding reduction in the adjusted tax basis of a U.S. Holder’s Common Shares), and thereafter will be taxed as capital gain recognized on a taxable disposition.

Subject to the discussion under “—Passive Foreign Investment Company Status” below, as long as our Common Shares are traded on the NYSE (or certain other exchanges) and/or we qualify for benefits under the U.S.-Canada Tax Treaty, dividends received by individuals and other non-corporate U.S. Holders will be subject to tax at preferential rates applicable to long-term capital gains, provided that such persons hold the Common Shares for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date and meet other requirements. U.S. Holders should consult their tax advisors regarding the application of the relevant rules to their particular circumstances.

The amount of any dividend paid in a foreign currency will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars. If the dividend is converted into U.S. dollars on the date of receipt, U.S. Holders generally will not be required to recognize foreign currency gain or loss in respect of the dividend income. However, a U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt. The foreign currency gain or loss will be equal to the difference, if any, between (i) the U.S. dollar value of the amount included in income when the dividend was received and (ii) the amount received on the conversion of the foreign currency into U.S. dollars. Generally, any such gain or loss will be treated as ordinary income or loss and will generally be treated as U.S. source income. U.S. Holders are encouraged to consult their tax advisors regarding the treatment of foreign currency gain or loss on any foreign currency received that is converted into U.S. dollars on a date subsequent to the date of receipt.

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A dividend distribution will generally be treated as foreign-source “passive” income for U.S. foreign tax credit purposes. A U.S. Holder may be entitled to deduct or credit any Canadian withholding taxes on dividends in determining its U.S. income tax liability, subject to certain limitations (including that the election to deduct or credit foreign taxes applies to all of such U.S. Holder’s foreign taxes for a particular tax year). However, under U.S. foreign tax credit rules, a withholding tax may need to satisfy certain additional requirements in order to be considered a creditable tax for a U.S. Holder. We have not determined whether these requirements have been met and, accordingly, no assurance can be given that any withholding tax on dividends paid by us will be creditable. The rules governing the calculation and timing of foreign tax credits and the deduction of foreign taxes are complex and depend upon a U.S. Holder’s particular circumstances. U.S. Holders should consult their tax advisors regarding the availability of the foreign tax credit in their particular circumstances.

Sale or Other Disposition of Common Shares

Subject to the discussion under “—Passive Foreign Investment Company Status” below, a U.S. Holder will recognize gain or loss for U.S. federal income tax purposes upon a sale or other disposition of its Common Shares in an amount equal to the difference, if any, between the amount realized from such sale or disposition and the U.S. Holder’s adjusted tax basis in such Common Shares. Such gain or loss will be capital gain or loss and will be long term capital gain or loss if our Common Shares have been held for more than one year. Long term capital gain recognized by individuals and other non-corporate U.S. Holders are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

If a Canadian tax is imposed on the sale or other disposition of our Common Shares, a U.S. Holder’s amount realized will include the gross amount of the proceeds before deduction of the Canadian tax. Because a U.S. Holder’s gain from the sale or other disposition of Common Shares will generally be U.S. source gain, a U.S. Holder generally will be unable to claim a credit against its U.S. federal tax liability for any Canadian tax on any such gains. In lieu of claiming a foreign tax credit, a U.S. Holder may elect to deduct foreign taxes, including Canadian taxes, if any, in computing taxable income, subject to generally applicable limitations under U.S. federal income tax law (including that the election to deduct or credit foreign taxes applies to all of such U.S. Holder’s foreign taxes for a particular tax year). The rules governing the calculation and timing of foreign tax credits and the deduction of foreign taxes are complex and depend upon a U.S. Holder’s particular circumstances. U.S. Holders should consult their tax advisors regarding the availability of the foreign tax credit in their particular circumstances.

Medicare Tax

Certain U.S. Holders that are individuals, estates or trusts are subject to a 3.8% tax on all or a portion of their “net investment income,” which may include all or a portion of their dividend income and net gains from the disposition of Common Shares. Each U.S. Holder that is an individual, estate or trust is encouraged to consult its tax advisors regarding the applicability of the Medicare tax to its income and gains in respect of its investment in the Common Shares.

Passive Foreign Investment Company Status

Certain adverse tax consequences could apply to a U.S. Holder if we are treated as a passive foreign investment company, or PFIC, for any taxable year during which the U.S. Holder holds our Common Shares. A non-U.S. corporation, such as our company, will be classified as a PFIC for U.S. federal income tax purposes for any taxable year in which, after applying certain look-through rules, either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year produce or are held for the production of passive income. Passive income generally includes dividends, interest, royalties, rents, annuities, net gains from the sale or exchange of property producing such income and net foreign currency gains.

Because we are in the early commercialization stage of our business and have historically incurred losses, there is a risk that we will be classified a PFIC for our current taxable year or in future taxable years. However, the determination of whether we are or will be a PFIC must be made annually as of the close of each taxable year. Because PFIC status depends upon the composition of our income and assets and the market value of our Common Shares and our assets from time to time, there can be no assurance as to our PFIC status for any taxable year, or that the IRS or a court will agree with our determination.

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If we were to be treated as a PFIC, U.S. Holders of our Common Shares could be subject to certain adverse U.S. federal income tax consequences with respect to gain realized on a taxable disposition of such shares, and certain distributions received on such shares. In addition, dividends received with respect to our Common Shares would not constitute qualified dividend income eligible for preferential tax rates if we are treated as a PFIC for the taxable year of the distribution or for the preceding taxable year. Certain elections (including a mark-to-market election) may be available to U.S. Holders to mitigate some of the adverse tax consequences resulting from PFIC treatment. We do not expect to provide U.S. Holders with the information that is necessary to make a qualified electing fund election. U.S. Holders should consult their tax advisors regarding the application of the PFIC rules to their investment in our Common Shares.

Foreign Asset Reporting

Certain U.S. Holders may be required to submit to the IRS certain information with respect to their beneficial ownership of our Common Shares, if such Common Shares are not held on their behalf by a financial institution. Substantial penalties may be imposed on a U.S. Holder if such U.S. Holder is required to submit such information to the IRS and fails to do so.

FATCA

Pursuant to legislation commonly known as the Foreign Account Tax Compliance Act (“FATCA”), foreign financial institutions (which include most foreign hedge funds, private equity funds, mutual funds, securitization vehicles and other investment vehicles) and certain other foreign entities must comply with information reporting rules with respect to their U.S. account holders and investors or be subject to a withholding tax on certain U.S. source payments made to them (whether received as a beneficial owner or as an intermediary for another party). More specifically, a foreign financial institution or other foreign entity that does not comply with FATCA reporting requirements will generally be subject to a 30% withholding tax with respect to “withholdable payments.” For this purpose, “withholdable payments” include generally U.S.-source payments otherwise subject to nonresident withholding tax (e.g., U.S.-source dividends). Pursuant to proposed Treasury regulations, this 30% withholding does not apply to gross proceeds. In its preamble to the proposed Treasury regulations, the U.S. Treasury stated that taxpayers may generally rely on the proposed regulations until final regulations are issued. The FATCA withholding tax will apply even if the payment would otherwise not be subject to U.S. nonresident withholding tax.

Information Reporting and Backup Withholding

Dividend payments with respect to our Common Shares and proceeds from the sale, exchange or redemption of our Common Shares, may be subject to information reporting to the IRS and possible U.S. federal backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder’s U.S. federal income tax liability, and a U.S. Holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.

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CERTAIN CANADIAN INCOME TAX CONSIDERATIONS

The following is, as of the date of this prospectus, as summary of the principal Canadian federal income tax considerations under the Tax Act generally applicable to a holder of Common Shares acquired under this offering. This summary applies to a holder who either: (i) at all relevant times for purposes of Tax Act, is or is deemed to be resident in Canada, deal at arm’s length with and is not affiliated with the Company, any underwriters or a subsequent purchaser of the Common Shares and acquires and holds the Common Shares as capital property (a “Resident Holder”); or (ii) at all relevant times for purposes of the Tax Act, is not resident or deemed to be resident in Canada, deals at arm’s length with and is not affiliated with the Company, any underwriters or a subsequent purchaser of the Common Shares acquires and holds the Common Shares as capital property and does not use or hold the Common Shares in the courses of carrying on, or otherwise in connection with, a business in Canada or as “designated insurance property”, and who has never been a resident of Canada, and has not held or used (and does not hold or use) the Common Shares in connection with a permanent establishment or fixed base in Canada (a “Non-Resident Holder”).

Generally, the Common Shares will be considered to be capital property to a holder thereof provided that the holder does not use the Common Shares in the course of carrying on a business and such holder has not acquired them in one or more transactions considered to be an adventure or concern in the nature of trade. Certain Resident Holders may, in certain circumstances, make an irrevocable election under subsection 39(4) of the Tax Act to have their Common Shares, and every “Canadian security” (as defined in the Tax Act) owned by such Resident Holder in the taxation year of the election and in all subsequent years deemed to be capital property. Resident Holders should consult their own tax advisors for advice as to whether an election under subsection 39(4) is available and/or advisable in their particular circumstances.

This summary is not applicable to (i) a holder that is a “financial institution” (as defined in the Tax Act for the purposes of the mark-to-market rules) or a “specified financial institution”, (ii) a holder, an interest in which is a “tax shelter investment” for the purposes of the Tax Act; (iii) a Non-Resident Holder who is a non-resident insurer carrying on an insurance business in Canada and elsewhere; (iv) an “authorized foreign bank” (as defined in the Tax Act); or (v) a holder that has made a functional currency reporting election under the Tax Act. Such holders should consult their own tax advisors with respect to an investment in Units.

This summary is based upon the current provisions of the regulations thereunder (the “Regulations”) in force as of the date hereof, all specific proposals (the “Proposed Amendment”) to amend the Tax Act or the Regulations that have been publicly announced by, or on behalf of, the Minister of Finance (Canada) prior to the date hereof and our understanding of the current published administrative and assessing practices of the Canada Revenue Agency (the “CRA”). No assurance can be given that the Proposed Amendments will be enacted in their current proposed form, if at all.

This summary is of a general nature only, is not exhaustive of all possible Canadian federal income tax considerations and is not intended to be, nor should it be construed to be, legal or tax advice to any particular holder. Holders should consult their own tax advisors with respect to their particular circumstances.

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PLAN OF DISTRIBUTION

We are registering the resale or other distribution by the selling shareholder named herein of up to 51,530,518 Common Shares consisting of up to 25,765,259 Common Shares previously issued and up to 25,765,259 Common Shares that may be issued upon the exercise of Warrants to purchase Common Shares by the selling shareholder.

The selling shareholder may offer and sell, from time-to-time, its Common Shares covered by this prospectus. The selling shareholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then-current market price or in negotiated transactions. The selling shareholder may use any one or more of the following methods when disposing the securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the selling shareholder to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling shareholder may also sell Common Shares under Rule 144 or any other exemption from registration under the U.S. Securities Act, if available. The selling shareholder also may transfer the Common Shares in other circumstances, in which case the transferees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

The selling shareholder may sell the securities at prices then prevailing, related to the then-prevailing market price or at negotiated prices. The offering price of the securities from time-to-time will be determined by the selling shareholder and, at the time of the determination, may be higher or lower than the market price of our securities on any exchange or market on which our Common Shares are listed.

The selling shareholder may also sell our securities short and deliver the securities to close out their short positions or loan or pledge the securities to broker-dealers that, in turn, may sell the securities. The shares may be sold directly or through broker-dealers acting as principal or agent or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.

Broker-dealers engaged by the selling shareholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

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In connection with the sale of the Common Shares, the selling shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Shares in the course of hedging the positions they assume. The selling shareholder may also sell Common Shares short and deliver these Common Shares to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Common Shares offered by this prospectus, which Common Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Common Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the selling shareholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the Common Shares may be freely resold by the selling shareholder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144 or (ii) all of the Common Shares have been sold pursuant to this prospectus. The Common Shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the Common Shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Common Shares may not simultaneously engage in market making activities with respect to the securities for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling shareholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Shares by the selling shareholder or any other person. We will make copies of this prospectus available to the selling shareholder and have informed them of the need to deliver a copy of this prospectus to each purchaser of the Common Shares at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

To the extent required, this prospectus may be amended and/or supplemented from time-to-time to describe a specific plan of distribution. Instead of selling the securities under this prospectus, the selling shareholder may sell the securities in compliance with the provisions of Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act.

Section 15(g) of the Exchange Act a/k/a “Penny Stock” Rules

Our Common Shares is defined as “penny stock” under the Securities Exchange Act of 1934, and its rules. The Securities and Exchange Commission (SEC) has adopted regulations that define “penny stock” to include Common Shares that has a market price of less than $5.00 per share, subject to certain exceptions. These rules include the following requirements:

●	broker-dealers must deliver, prior to the transaction, a disclosure schedule prepared by the SEC relating to the penny stock market;
●	broker-dealers must disclose the commissions payable to the broker-dealer and its registered representative;
●	broker-dealers must disclose current quotations for the securities;
●	if a broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealers presumed control over the market; and
●	a broker-dealer must furnish its customers with monthly statements disclosing recent price information for all penny stocks held in the customers account and information on the limited market in penny stocks.

Additional sales practice requirements are imposed on broker-dealers who sell penny stocks to persons other than established customers and accredited investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and must have received the purchasers written consent to the transaction prior to sale. If our Common Shares becomes subject to these penny stock rules these disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for our Common Shares, if such trading market should occur. As a result, fewer broker-dealers are willing to make a market in our stock. You would then be unable to resell your shares.

Resales Under Canadian Securities Laws

Any resale of our securities in Canada must comply with applicable securities laws that will vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions from the prospectus and registration requirements of applicable Canadian securities laws, or under a discretionary exemption from such requirements granted by the applicable Canadian securities regulatory authority. Selling Shareholders are advised to seek legal advice prior to any resale of our securities.

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LEGAL MATTERS

Certain legal matters relating to the offering will be passed upon for us by Greenberg Traurig, P.A., Fort Lauderdale, Florida with respect to matters of U.S. law and by Bennett Jones LLP with respect to matters of Canadian law.

EXPERTS

The consolidated financial statements of International Battery Metals Ltd. as of and for the year ended March 31, 2025, included in this prospectus have been audited by CBIZ CPAs P.C., independent registered public accounting firm, as stated in their report included in this prospectus. Such consolidated financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of International Battery Metals Ltd. as of and for the year ended March 31, 2024, included in this prospectus have been audited by Marcum LLP, independent registered public accounting firm, as stated in their report included in this prospectus. Such consolidated financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Certain information related to our laboratory demonstration results and our MDLE Plant performance included in this prospectus have been derived from reports prepared by the SLR International Corporation and Greg Mehos & Associates LLP. All such information has been so included on the authority of such firm as an expert regarding the matters contained in its reports.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 to register the resale of the Common Shares offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our Common Shares, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document is not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The SEC also maintains an internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

We are subject to the information and reporting requirements of the Exchange Act and, in accordance with these laws, will file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information will be available over the internet at the website of the SEC referred to above. We also maintain the website www.ibatterymetals.com. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only. The information contained in, or accessible through, our website does not constitute part of, and is not incorporated into, this prospectus.

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F-1

International Battery Metals Ltd.

Condensed Consolidated Balance Sheets (Unaudited)

As of September 30, 2025 and March 31, 2025

(In thousands)

	September 30,	March 31,
	2025	2025
	(Unaudited)
ASSETS
Current assets
Cash	$9,423	$10,737
Accounts receivable	515	459
Inventory	1,061	1,061
Other current assets	394	273
Total current assets	11,393	12,530

Plant and Equipment, net	27,810	28,450
Intangible assets, net	2,728	3,266
Right of use asset	187	232
Total assets	$42,118	$44,478

Current liabilities
Accounts payable	$1,046	$1,293
Accrued liabilities	657	533
Obligation to issue shares, related party	-	679
Lease obligation, current	94	89
Total current liabilities	1,797	2,594

Warrant liability	8,070	15,151
Lease obligation, long-term	95	143
Total liabilities	9,962	17,888

Commitments and contingencies

Shareholders’ equity
Share capital, no par, 296,803 and 268,993 common shares issued and outstanding, respectively as of September 30, 2025 and March 31, 2025	67,056	66,156
Accumulated deficit	(34,900)	(39,566)
Total shareholders’ equity	32,156	26,590
Total liabilities and shareholders’ equity	$42,118	$44,478

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-2

International Battery Metals Ltd.

Condensed Consolidated Statements of Income (Loss) and Comprehensive Income (Loss) (Unaudited)

For the Three and Six Months Ended September 30, 2025 and 2024

(In thousands, except per share amounts)

	Three Months Ended September 30,		Six Months Ended September 30,
	2025	2024	2025	2024
REVENUE
Service	$64	$-	$71	$
Reimbursable	-	639	-		885
Total revenue	64	639	71		885

COST OF REVENUE
Service	11	-	12		-
Total cost of revenue	11	-	12		-
Gross margin	53	639	59		885

OPERATING COSTS AND EXPENSES
Operating costs, excluding depreciation	509	461	1,109		2,075
Selling, general and administrative expenses, excluding depreciation	2,197	2,945	4,474		4,628
Reimbursable	-	639	-		885
Amortization of intangible assets	269	269	538		538
Depreciation	504	396	1,002		562
Operating loss	(3,426)	(4,071)	(7,064)		(7,803)
Excess fair value of warrants over private placement proceeds	-	-			(659)
Gain/(Loss) on warrants modification	(2,444)		(2,444)
Change in fair value of warrant liability	8,848	20,788	14,171		15,521
Net income before income tax provision	2,978	16,717	4,663		7,059
Net income and comprehensive income	$2,978	$16,717	$4,663		$7,059

OTHER COMPREHENSIVE INCOME
Other income	-	-	3
Comprehensive income	$2,978	$16,717	$4,666		$7,059

Net income and comprehensive income per share, basic	$0.01	$0.07	$0.02		$0.03
Net income and comprehensive income per share, diluted	$0.01	$0.07	$0.02		$0.03

Weighted average shares outstanding, basic	286,976	242,742	279,059		233,978
Weighted average shares outstanding, diluted	291,632	246,284	284,140		242,639

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-3

International Battery Metals Ltd.

Condensed Consolidated Statements of Cash Flows (Unaudited)

For the Six Months Ended September 30, 2025 and 2024

(In thousands)

	Six Months Ended September 30,
	2025	2024
CASH USED IN OPERATING ACTIVITIES
Net income (loss)	$4,666	$7,059
Adjustments to reconcile net income (loss) to cash used in operating activities:
Share-based compensation	137	894
Amortization of intangible assets	538	538
Depreciation	1,002	562
Excess of fair value of warrants over proceeds of private placement	-	659
Change in fair value of warrant liabilities	(14,171)	(15,521)
Changes in assets and liabilities:
Gain/Loss on warrants modification	2,444	-
Accounts receivable	(132)	(868)
Inventory	-	(1,070)
Prepaid expenses	(120)	88
Lease Liability	1	-
Trade payables and other liabilities	(126)	(717)
Net cash used in operating activities	(5,761)	(8,376)

CASH USED IN INVESTING ACTIVITIES
Purchase of equipment	(359)	(961)
Net cash used in investing activities	(359)	(961)

CASH PROVIDED BY FINANCING ACTIVITIES
Proceeds from private placement of shares and warrants	5,000	16,867
Share issuance costs	(194)	(206)
Net cash provided by financing activities	4,806	16,661

Net change in cash	(1,314)	7,324
Beginning cash balance	10,737	1,026
Ending cash balance	$9,423	$8,350

Supplemental disclosures of non-cash transactions:
Equipment purchases included in trade payables	2	-
Excess fair value of warrants over private placements proceeds	-	659
Shares issued for debt settlement	679	-
Value of common shares issued share issuance costs		1,005
Private placement proceeds allocated to derivative liabilities	4,647	-
Private placement proceeds allocated to warrant liability	-	15,442
Accounts receivable settled through share cancellation	75	-

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-4

International Battery Metals Ltd.

Condensed Consolidated Statements of Changes in Shareholders’ Equity (Unaudited)

For the Three and Six Months Ended September 30, 2025 and 2024

(In thousands)

				Total
	Common	Share	Accumulated	Shareholders’
	Shares	Capital	Deficit	Equity
Balance as of June 30, 2025	271,338	$65,827	$(37,878)	$27,949
Private placements of shares	25,765	1,024	-	1,024
Shares cancelled	(300)	201	-	201
Share-based compensation	-	137	-	137
Shares issuance costs	-	(133)	-	(133)
Net loss for the period	-	-	2,978	2,978
Balance as of September 30, 2025	296,803	$67,056	$(34,900)	$32,156

				Total
	Common	Share	Accumulated	Shareholders’
	Shares	Capital	Deficit	Equity
Balance as of March 31, 2025	268,992	$66,156	$(39,566)	$26,590
Private placements of shares	28,111	1,032	-	1,032
Shares cancelled	(300)	(75)	-	(75)
Share-based compensation	-	137	-	137
Shares issuance costs	-	(194)	-	(194)
Net income for the period	-	-	4,666	4,666
Balance as of September 30, 2025	296,803	$67,056	$(34,900)	$32,156

				Total
	Common	Share	Accumulated	Shareholders’
	Shares	Capital	Deficit	Equity
Balance as of June 30, 2024	242,595	$65,039	$(45,708)	$19,331
Shares issued for restricted stock units	313	220	-	220
Share-based compensation	-	607	-	607
Net income for the period	-	-	16,717	16,717
Balance as of September 30, 2024	242,908	$65,866	$(28,991)	$36,875

				Total
	Common	Share	Accumulated	Shareholders’
	Shares	Capital	Deficit	Equity
Balance as of March 31, 2024	211,381	$63,733	$(36,050)	$27,683
Private placements of shares	31,200	1,239	-	1,239
Shares issued for restricted stock units	313	220	-	220
Shares issued for bonus	14	16	-	16
Share-based compensation	-	658	-	658
Net income for the period	-	-	7,059	7,059
Balance as of September 30, 2024	242,908	$65,866	$(28,991)	$36,875

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-5

International Battery Metals Ltd.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

For the Three and Six Months Ended September 30, 2025 and 2024

1.	Organization and Description of the Business

International Battery Metals Ltd. (the “Company”) was incorporated under the Business Corporations Act (British Columbia) on July 29, 2010. The Company trades on the TSX Venture Exchange in Canada under the stock symbol “IBAT”. The Company also trades on the Over-The-Counter Markets (“OTC”) in the United States of America under the stock symbol “IBATF”. The Company’s registered and records office is located at Royal Centre, Suite 1750 – 1055 W Georgia Street, Vancouver, BC V6E 3P3.

The Company is an advanced technology and manufacturing business focused on environmentally responsible methods of extracting lithium compounds from brine. The Company provides its technology and equipment to holders of resource properties such as oilfield brines, subsurface brine aquifers and industrial customers who have lithium rich brine by products from their operations. The Company’s proprietary extraction process is environmentally friendly, low cost and able to produce high-quality commercial grade lithium chloride products.

The Company’s current operations consist of the development of a modular direct lithium extraction plant (“MDLE Plant”) which can be rapidly deployed and assembled onsite at a customers’ property. The MDLE Plant is designed to process brine solutions to extract lithium chloride which can be further processed into lithium carbonate and used for industrial purposes or as a battery component. The Company constructed the first demonstration MDLE Plant in Lake Charles, Louisiana where it performed feasibility testing and was made available for demonstration to potential customers. The Company is developing the next generation of our MDLE Plant technology which we anticipate could provide customers with additional options for processing brine solutions and increasing lithium chloride production.

On May 1, 2024, the Company entered into a lease agreement with US Magnesium LLC (“US Magnesium”), a producer of metals and minerals including the production of lithium carbonate (the “US Magnesium Lease”). Pursuant to the US Magnesium Lease, the Company mobilized it’s first MDLE Plant to US Magnesium’s facility in Salt Lake City, Utah for the integration of the MDLE Plant with US Magnesium’s facilities. The MDLE Plant was used to process a solution produced from lithium containing waste salts derived from prior magnesium production, generating a lithium chloride eluent. The lithium chloride eluent was further processed in US Magnesium’s onsite facilities to produce a high-purity lithium carbonate. On September 25, 2024, due to the low demand and market price of lithium chloride and its impact on their desired profitability, US Magnesium decided to idle the MDLE Plant. The Company was not under any obligation to keep the MDLE Plant at the US Magnesium facilities if they are not operating. The Company subsequently moved its MDLE Plant away from the US Magnesium site to an offsite storage facility. Since that time, the Company has been actively marketing the MDLE Plant to potential customers.

2.	Basis of Presentation

Basis of Presentation and Principles of Consolidation

The Company’s consolidated financial statements have been prepared in accordance with the accounting principles generally accepted in the United States of America (“GAAP”) on a going concern basis, which contemplates the realization of assets and the discharge of liabilities in the normal course of business for the foreseeable future. The consolidated financial statements include the results of the Company and its subsidiaries. A subsidiary is consolidated from the date upon which control is acquired by the Company and all intercompany transactions and balances have been eliminated.

Functional Currency

The Company has determined that the U.S. dollar is the functional currency for all the Company’s operations since the Company conducts the significant majority of its operations through its U.S subsidiary, IBAT USA, Inc., compensates all of it corporate officers and the board of directors in U.S. dollars and historically the majority of its expenditures are also denominated in U.S. dollars. The Company has maintained limited amounts of Canadian dollars to cover administration expenses associated with the Company’s registration in Canada. The Company has limited exposure to exchange rate fluctuations, and for the three months ended September 30, 2025, and 2024, the Company recognized net transaction losses of approximately $6,000 and $10,000, respectively, related to currency exchange rates. For the six months ended September 30, 2025, and 2024, the Company recognized net transaction losses of approximately $7,000, and $21,000, respectively, related to currency exchange rates.

F-6

International Battery Metals Ltd.

Notes to the Condensed Consolidated Financial Statements

For the Three and Six Months Ended September 30, 2025 and 2024

Liquidity and Capital Resources

As of September 30, 2025, the Company’s had an accumulated deficit of approximately $34.9 million and a working capital of approximately $9.6 million. During the six months ending September 30, 2025, the Company raised additional cash in two private placements totaling $5.7 million. The Company raised approximately $7.6 million through a private placement on March 31, 2025 with EV Metals 7 LLC and EV Metals VI LLC Under the same agreement the Company raised an additional $0.7 million on April 11, 2025.

Our existing MDLE Plant was constructed with twelve absorption columns, which form the core of the direct lithium extraction process. In operation, brine flows continuously through these columns, where lithium and chloride ions are selectively captured and subsequently eluted to produce a concentrated lithium chloride solution. Our MDLE Plant was designed for a specific deployment in the Lithium Triangle in South America which had lithium concentrations of roughly 1,800 ppm and therefore required lower flow rates, of approximately 300 gallons per minute of brine, to efficiently recover lithium. However, the MDLE Plant is designed to be scalable and commercially flexible and was engineered to permit retrofitting to process a range of alternative brine resources of different lithium concentrations. We are currently targeting deploying our existing MDLE Plant at naturally occurring brine reservoirs in the U.S which have brine concentrations in the range of 250 to as high as 800 ppm, although brine concentrations in the Smackover play in Texas and Arkansas are generally estimated to be between 200 and 400 ppm based on publicly published recent brine resource lithium concentrations by a number of resource owners. At 400 ppm, the MDLE Plant can operate at approximately 200 gallons per minute, resulting in output of between 600 and 700 metric tons per year of lithium chloride, on a lithium carbonate equivalent basis. Based on ongoing discussions with potential customers and their requirements based on their specific brine concentrations, we have evaluated various customizations that we could implement to increase flow rate and expand the MDLE Plant’s capacity. For example, management has designed a case to optimize the flowrate to fully utilize the twelve-column absorption capacity by adding components such as additional heat exchangers, pumps, condensate coolers, a reverse osmosis unit, chillers, tanks and pipelines. We estimate that the optimized MDLE Plant could increase throughput to approximately 480 gallons per minute, which based on a 400 parts per million brine stream, we believe would be capable of producing approximately 2,000 metric tons per year of lithium chloride, on a lithium carbonate equivalent basis. Depending on the level of customization required, we anticipate that we could incur between $1.0 million to $10.0 million of additional capital expenditures in connection with the deployment of the MDLE Plant at a customer’s brine reservoir site. The low-end of this estimate is based on “make-ready expenditures” to adapt the MDLE Plant to the customer’s location and retain the 600 to 700 metric tons per year capacity, while the high-end represents implementing a full range of customizations to upgrade the MDLE Plant to approximately 2,000 metric tons per year capacity. The cash we have on hand as of September 30, 2025 will not be sufficient to fund these expenditures. We will have to raise additional funds from current or new investors to fund the modifications to the MDLE Plant to allow us to fully recover the current amounts capitalized on our balance sheet. We expect we will embark on a fund raising process for these proceeds in the next 6 months.

On July 20, 2025, the Company entered into binding subscription agreements (“Encompass Subscription Agreements”) with Encompass, acting for certain fund entities and managed accounts for which Encompass exercises investment discretion, for the purchase of up to 25,765,259 units (the “2025 Encompass Units”) at a price of CAD $0.26625 per unit (USD$0.19406 per unit) for gross proceeds of $5.0 million to the Company (the “2025 Encompass Offering”). Each 2025 Encompass Unit consists of one Common Share and one warrant, with each warrant entitling the holder to purchase one additional Common Share for a period of three years from the closing date of the 2025 Encompass Offering at an exercise price of CAD$0.355 per share. In addition, the Company has agreed to grant Encompass the right but not the obligation, to purchase up to $2.0 million of additional units of the Company, at any time on or before December 31, 2025. The 2025 Encompass Offering closed on August 5, 2025.

While the cash from the private placements is anticipated to support the Company’s operations, the Company continues to incur operating losses and negative cash flows. The Company has historically relied on raising funds through private placements of the Company’s common shares and warrants and there is no assurance that the Company will be able to do so in the future or raise such funds at terms acceptable to the Company. Without additional funds, management believes there would be substantial doubt about the Company’s ability to meet its obligations as they come due over the next twelve months from the date of the financial statements. However, with the working capital the Company has on hand and the proceeds from the private placement with EV Metals, which were received on October 30, 2025 (see Note 17), the Company has sufficient capital to alleviate the substantial doubt and the Company would continue as a going concern for at least twelve months from the date of the financial statements.

3.	Summary of Significant Accounting Policies

Cash

Cash consists of deposits with financial institutions.

Revenue

The Company had two revenue transactions for the six months ended September 30, 2025 for preliminary brine testing one of which occurred during the three months ended September 30, 2025. The Company had no revenue transactions for the three months ended September 30, 2024.

The Company follows the five steps approach for revenue recognition under Topic 606: (i) identify the contract(s) with a customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligations in the contract, and (v) recognize revenue when (or as) we satisfy a performance obligation. Billings to customers for which services are not rendered are considered deferred revenue. The Company’s revenue is recognized when it satisfies a single performance obligation by transferring control of its products or providing services to a customer. The Company’s general payment terms are short-term in duration. The Company does not have significant financing components or payment terms.

Inventory

Inventories are carried at the lower of cost or net realizable value and primarily consist of spare parts for the MDLE Plant. The Company determines the costs for inventory using the weighted average cost method.

Plant and Equipment

Equipment is recorded at cost, less accumulated depreciation and impairment losses. The Company provides for depreciation over the expected useful life of the assets. No depreciation is recorded on assets prior to their initial commencement of operations. Costs include expenditures to acquire or construct an asset, including the preparation of an asset to commence operations, installation, commissioning, and certification costs. Subsequent costs are capitalized, either to the asset’s carrying amount or recognized as a separate asset when it is probable that the Company will derive future economic benefits, generally from extending the assets’ life or enhancing its’ productive capacity. The estimated useful lives of assets are reviewed by management and adjusted if necessary. Repair and maintenance costs are charged to profit or loss during the period they are incurred.

The Company substantially completed the construction of its first MDLE Plant in November 2021. As the MDLE Plant did not commence commercial operations, the Company did not initiate the recognition of depreciation on the MDLE Plant until June 19, 2024, when it was briefly placed into service at US Magnesium. Prior to commencement of operations, the Company utilized the MDLE Plant to perform feasibility studies and as a demonstration plant for potential customers. During these feasibility studies and demonstrations, based on the results, the Company continued to make enhancements to the MDLE Plant and capitalize the associated costs.

Fixed assets include tangible assets with useful lives that exceed one year and valued at historical cost-plus costs incurred to place that asset into service. Subsequent expenditures are only capitalized if it will increase the future economic benefit of the asset. Subsequent expenditures that do not increase the future economic benefit are recognized as profit and loss when incurred. Depreciation is recorded using the straight-line method over the useful life of the estimated useful lives of the assets as follows:

●	Computer equipment and furniture and fixtures	5 years
●	Leasehold improvements	remaining term of lease
●	Plant	15 – 20 years

F-7

International Battery Metals Ltd.

Notes to the Condensed Consolidated Financial Statements

For the Three and Six Months Ended September 30, 2025 and 2024

Intangible Assets

Intangible assets include patented technology acquired by the Company and have finite useful lives measured at cost less accumulated amortization and any accumulated impairment losses. Subsequent expenditure is capitalized only when it increases the future economic benefits embodied in the specific asset to which it relates. All other expenditures are recognized in profit or loss as incurred. Amortization is recorded using the straight-line method and is intended to amortize the cost of the assets over their estimated useful lives as follow:

●	Patents	20 years
●	Intellectual property	10 years

Amortization methods, useful lives and residual values are reviewed at each reporting date and adjusted, if appropriate.

Fair Value of Financial Instruments

The Company has classified fair value measurements of its financial instruments using a fair value hierarchy that reflects the significance of inputs used in making the measurements as follows:

●	Level 1 fair value measurements are those derived from quoted prices in active markets for identical assets or liabilities.
●	Level 2 fair value measurements are those derived from inputs other than quoted prices included within Level 1, that are observable either directly or indirectly.
●	Level 3 fair value measurements are those derived from valuation techniques that include inputs that are not based on observable market data.

The fair value of financial assets and financial liabilities at amortized cost is determined based on discounted cash flow analysis or using prices from observable current market transactions. The Company considers that the carrying amount of all its financial assets and financial liabilities recognized at amortized cost in the consolidated financial statements approximates their fair value due to the demand nature or short-term maturity of these instruments. Cash is measured using level 1 of the fair value hierarchy. Financial assets do not include amounts due from a government agency as it is a statutory (not contractual) obligation.

Leases

The Company assesses at the inception of a contract whether it contains a lease. A contract is classified as a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. The Company recognizes a right-of-use asset and lease liability at the lease commencement date. The right-of-use asset is initially measured at cost, which comprises of the initial amount of the lease liability adjusted for any lease payments made at or before the commencement date, plus any indirect costs incurred. The right-of-use asset is subsequently depreciated using the straight-line method from the commencement date to the earlier of the end of the useful life of the right-of-use asset or the end of the lease term. The estimated useful lives of right-of-use assets are determined using the same criteria as those for property and equipment. In addition, the right-of-use asset is periodically reduced by impairment losses and adjusted for certain remeasurements of the lease liability, if any.

The lease liability is initially measured at the present value of the lease payments that are not paid at the commencement date, discounted using the interest rate implicit in the lease or, if that rate cannot be determined, the Company’s incremental borrowing rate. The lease liability is subsequently increased by the interest cost on the lease liability and decreased by lease payments made. It is remeasured when there is a change in future lease payments arising from a change in an index or rate, or changes in assessment of whether a purchase or extension option is reasonably certain to be exercised or a termination option is reasonably certain not to be exercised. The Company has elected not to recognize right-of-use assets and lease liabilities for short-term leases that have a term of 12 months or less and leases of low-value assets. The Company recognizes the lease payments associated with these leases as an expense on a straight-line basis over the lease term.

F-8

International Battery Metals Ltd.

Notes to the Condensed Consolidated Financial Statements

For the Three and Six Months Ended September 30, 2025 and 2024

Research and Development

Research costs are expensed in the period in which they are incurred. Development costs are expensed in the period in which they are incurred unless certain criteria, including technical feasibility, commercial feasibility, intent and ability to develop and use the technology, are met for capitalization and amortization.

Earnings (Loss) Per Share

Basic earnings (loss) per share is computed by dividing the net earnings (loss) attributable to common shareholders by the weighted average number of common shares outstanding during the reporting period. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the weighted average number of common shares outstanding is adjusted for the number of shares that are potentially issuable in connection with stock options and warrants (if dilutive). The Company assumes that outstanding dilutive stock options and warrants were exercised and that the proceeds from such exercises (after adjustment of any unvested portion of stock options) were used to acquire Common Shares at the average market price during the reporting periods.

Shareholders’ Equity

Share issuance costs are recorded as a reduction of share capital when the related shares are issued. When shares and warrants are issued together as units the proceeds are allocated between common share and share purchase warrants on a pro-rata basis based on relative fair values at the date of issuance. The fair value of common shares is based on the market closing price on the date the units are issued and the fair value of share purchase warrants is determined using the Black-Scholes Option Pricing Model as of the date of issuance. When compensation options are issued to agents who refer investors to the Company, their fair value is determined using the Black-Scholes Option Pricing Model as of the date of issuance. The fair value of compensation options is recorded as a reduction of share capital as share issuance costs. When a warrant is exercised, forfeited or expires, the initial value recorded is reversed from reserves and credited to share capital.

Share-Based Payments

Share-based payments to employees are measured at the fair value of the instruments issued and recognized over the vesting periods. Share-based payments to non-employees are measured at the fair value of goods or services received or the fair value of the equity instruments issued if it is determined the fair value of the goods or services cannot be reliably measured and are recorded at the date the goods or services are received. The fair value of options is determined using the Black-Scholes Option Pricing Model which incorporates vesting conditions. The number of shares and options expected to vest is reviewed and adjusted at the end of each reporting period such that the amount recognized for services received as consideration for the equity instruments granted shall be based on the estimated number of equity instruments that will eventually vest. Over the vesting period, share-based payments are recorded as an operating expense and additional paid-in capital. When options are exercised, the consideration received is recorded as additional paid-in capital.

The Company grants RSUs to eligible directors, officers, employees, and consultants of the Company. The fair value of the estimated number of RSUs that will eventually vest, determined at the date of grant, is recognized as share-based payments expense over the vesting period, with a corresponding amount recorded as equity since the Company expects to settle the RSUs with common shares. The fair value of the RSUs is estimated using the market value of the underlying shares as well as assumptions related to the market and non-market conditions at the grant date.

Warrants

The Company determines the accounting classification of warrants it issues as either liability or equity classified by first assessing whether the warrants meet liability classification. Warrants are considered liability classified if the warrants are mandatorily redeemable, obligate the Company to settle the warrants or the underlying shares by paying cash or other assets, or warrants that must or may require settlement by issuing variable number of shares. Warrants that require or may require the settlement in cash are accounted for as liabilities, irrespective of the likelihood of the transaction occurring that triggers the cash settlement feature. Liability classified warrants require fair value accounting at issuance and subsequent to initial issuance with all changes in fair value after the issuance date recorded in the statements of operations. Equity classified warrants only require fair value accounting at issuance with no changes recognized subsequent to the issuance date.

F-9

International Battery Metals Ltd.

Notes to the Condensed Consolidated Financial Statements

For the Three and Six Months Ended September 30, 2025 and 2024

Income Taxes

Current tax expense is based on the results for the year as adjusted for items that are not taxable or not deductible. Current tax is calculated using tax rates and laws that were enacted or substantively enacted at the end of the reporting period, adjusted for amendments if any, to tax payable from previous years. Management periodically evaluates positions taken in tax returns with respect to situations in which applicable tax regulation is subject to interpretation. Provisions are established, where appropriate, on the basis of amounts expected to be paid to tax authorities. Deferred tax is calculated based on all temporary differences at the balance sheet date between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes.

Deferred tax liabilities are generally recognized for all taxable temporary differences. Deferred tax assets are generally recognized for all deductible temporary differences to the extent that it is probable that taxable profits will be available against which those deductible temporary differences can be utilized. Such deferred tax assets and liabilities are not recognized if the temporary difference arises from goodwill or from the initial recognition (other than in a business combination) of other assets and liabilities in a transaction that affects neither the taxable profit nor the accounting profit.

The carrying amount of deferred tax assets is reviewed at each reporting date and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow all or part of the deferred income tax asset to be utilized.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply to the year when the asset is realized or the liability is settled, based on the tax rates that have been enacted or substantively enacted at the reporting date.

Impairment of Long-lived Assets

The Company performs impairment testing on long-lived assets, including property, plant, and equipment, and intangible assets with finite lives, in accordance with ASC 360, “Property, Plant, and Equipment.” Impairment testing is conducted whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Such events or changes in circumstances may include a significant decrease in the market price of a long-lived asset, a significant change in the extent or manner in which an asset is used, a significant change in legal factors or in the business climate, a significant deterioration in the amount of revenue or cash flows expected to be generated from a group of assets, a current expectation that, more likely than not a long-lived asset will be sold or otherwise disposed of significantly before the end of its previously estimated useful life, or any other significant adverse change that would indicate that the carrying value of an asset or group of assets may not be recoverable. The Company performs impairment testing at the asset group level that represents the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. If events or changes in circumstances indicate that the carrying amount of an asset group may not be recoverable and the expected undiscounted future cash flows attributable to the asset group are less than the carrying amount of the asset group, an impairment loss equal to the excess of the asset’s carrying value over its fair value is recorded. To date, the Company has not recorded any impairment losses on long-lived assets.

Related Party Transactions

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control. Related parties may be individuals or corporate entities. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties. The Company did not have any outstanding payable balances with related parties on September 30, 2025.

F-10

International Battery Metals Ltd.

Notes to the Condensed Consolidated Financial Statements

For the Three and Six Months Ended September 30, 2025 and 2024

Contingencies

Contingencies are assessed on an ongoing basis to evaluate the appropriateness of liabilities and disclosures for such contingencies. Liabilities for estimated loss contingencies when management believes a loss is probable and the amount of the probable loss can be reasonably estimated. Once established, the liabilities are adjusted to the carrying amount of a contingent liability upon the occurrence of a recognizable event when facts and circumstances change, altering previous assumptions with respect to the likelihood or amount of loss. Corresponding assets are recognized for those loss contingencies that are probable of being recovered through insurance. Legal costs are expensed as they are incurred, and with a corresponding asset for such legal costs expected to be recovered through insurance.

Segment Reporting

The Company adopted FASB (as defined below) Accounting Standards Update (“ASU”) 2023-07, Improvements to Reportable Segment Disclosures (Topic 280), as of March 31, 2025. This standard enhances segment disclosures by requiring additional information about significant segment expenses and other segment items on an annual and interim basis.

The Company operates as a single operating and reportable segment because:

●	The Chief Operating Decision Maker (“CODM”), the Company’s Chief Executive Officer, reviews operating results on a consolidated basis.

●	The Company’s activities are focused on the development of extracting lithium compounds from brine, with no distinguishable lines of business or revenue streams.

The Company does not currently generate product or service revenues and, therefore, does not have separate segment-level financial information. The adoption of ASU 2023-07 did not have a material impact on the Company’s financial statements or related disclosures, other than the inclusion of additional qualitative information related to its single reportable segment.

Accounting Standards Issued but Not Yet Effective

In December 2023, the Financial Accounting Standard Board (“FASB”) issued ASU No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. This ASU enhances existing income tax disclosures to better assess how an entity’s operation and related tax risks, tax planning, and operational opportunities affect its tax rate and prospects for future cash flows. The ASU is effective for annual periods beginning after December 15, 2024. We are currently evaluating the effect the guidance will have on our consolidated financial statements.

In November 2024, the FASB issued ASU No. 2024-03, Income Statement – Reporting Comprehensive Income – Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses. This ASU enhances existing disclosures to better assess the company’s operating expenses. The ASU is effective for annual periods beginning after December 15, 2026. We are currently evaluating the effect the guidance will have on our consolidated financial statements.

In January 2025, the FASB issued ASU No. 2025-01, Income Statement – Reporting Comprehensive Income – Expense Disaggregation Disclosures (Subtopic 220-40): Clarifying the Effective Date. This ASU enhances existing disclosures to better assess the company’s operating expenses. The ASU is effective for annual periods beginning after December 15, 2026 and interim periods beginning after December 15, 2027. We are currently evaluating the effect the guidance will have on our consolidated financial statements.

4.	Significant Accounting Judgments, Estimates and Assumptions

The preparation of the Company’s consolidated financial statements in conformity GAAP requires management to make judgments, estimates and assumptions that affect the reported amounts of assets, liabilities and contingent liabilities at the date of the consolidated financial statements and reported amounts of income and expenses during the reporting period. Estimates and assumptions are continuously evaluated and are based on management’s experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. However, actual outcomes can differ from these estimates.

Significant judgement, estimates and assumptions that affect reported amounts of assets and liabilities are outlined below:

●	The Company has determined that intangible asset costs incurred which were capitalized have future economic benefits and will be economically recoverable. Management uses several criteria in its assessments of economic recoverability and probability of future economic benefits including anticipated cash flows and estimated economic life. The amortization expense related to intangible assets is determined using estimates relating to the useful life of the intangible asset.
●	The functional currency for the Company and its subsidiaries is the currency of the primary economic environment in which the entity operates. Determination of the functional currency involves certain judgments to determine the primary economic environment and the Company reconsider the functional currency of its entities if there is a change in events and conditions which determined the primary economic environment. The Company has determined that its functional currency is the United States dollar.
●	The evaluation of the fair value of financial instruments, including the Company’s warrants and options to purchase common shares requires judgement in selecting the appropriate methodologies and models, and evaluating the ranges of assumptions and financial inputs to calculate estimates of fair value.
●	These consolidated financial statements have been prepared on a basis which assumes the Company will continue to operate for the foreseeable future and will be able to realize its assets and discharge its liabilities in the normal course of operations. In assessing whether this assumption is appropriate, management takes into account all available information about the future, which is at least, but not limited to, 12 months from the end of the reporting period. This assessment is based upon planned actions that may or may not occur for a number of reasons including the Company’s own resources and external market conditions.

F-11

International Battery Metals Ltd.

Notes to the Condensed Consolidated Financial Statements

For the Three and Six Months Ended September 30, 2025 and 2024

5.	Accounts Receivable

The Company’s accounts receivables as of September 30, 2025 and March 31, 2025 are as follows (in thousands):

	September 30,	March 31,
	2025	2025
Accounts receivable	$510	$447
Sales tax refunds	5	12
	$515	$459

6.	Other Assets

The Company’s other assets as of September 30, 2025 and March 31, 2025 are as follows (in thousands):

	September 30,	March 31,
	2025	2025
Prepaid insurance	$210	$107
Rental deposit	9	9
Other	175	157
Total other assets	$394	$273

7.	Plant and Equipment

The Company’s plant and equipment as of September 30, 2025 and March 31, 2025 are as follows (in thousands):

	September 30,	March 31,
	2025	2025
MDLE Plant	$29,449	$29,429
Equipment	881	544
Office equipment	37	33
	30,367	30,006
Less: accumulated depreciation	2,557	1,556
	$27,810	$28,450

Depreciation expense for the three months ended September 30, 2025 and 2024 was $0.5 million and $0.4 million, respectively. Depreciation expense for the six months ended September 30, 2025 and 2024 was $1.0 million and $0.6 million, respectively. The MDLE Plant was mobilized to a customer site in June 2024, and depreciation began upon commencement. Depreciation expense for the six months ended September 30, 2024, does not represent a full six months of depreciation.

F-12

International Battery Metals Ltd.

Notes to the Condensed Consolidated Financial Statements

For the Three and Six Months Ended September 30, 2025 and 2024

8.	Lithium Extraction Technology Asset Purchase and Intangible Assets

On April 12, 2018, the Company closed an asset purchase agreement with North American Lithium, Inc. (“NAL”) and Selective Adsorption Lithium, Inc. (“SAL”), a company formerly controlled by shareholders of NAL, pursuant to which the Company acquired NAL’s data, analysis and reports related to lithium extraction from oilfield brines and all the outstanding shares of SAL, which held certain intellectual property (the “Acquisition”). The consideration for the Acquisition consisted of $875,000 cash, a 5% royalty on future product income, as defined, 4,700,000 common shares at closing and 20,609,488 common shares (“Milestone Shares”) based on the Company achieving certain milestones related to the filing of additional patents and raising additional financing. The total value of the Acquisition, including the Milestone Shares, was valued at approximately $9.1 million and recorded as intellectual property (the, “Intellectual Property”).

Additionally, the Company has filed additional patents to expand its intellectual property for the development of lithium extraction technologies. The Company’s intangible assets as of September 30, 2025, are as follows (in thousands):

				Weighted Average Remaining
	Gross Assets	Accumulated Amortization	Net Assets	Life (Years)
Intellectual property	$9,276	$(6,557)	$2,719	2.9
Patents	11	(2)	9	15.9
	$9,287	$(6,559)	$2,728

The Company’s intangible assets as of March 31, 2025, are as follows (in thousands):

				Weighted Average Remaining
	Gross Assets	Accumulated Amortization	Net Assets	Life (Years)
Intellectual property	$9,276	$(6,019)	$3,257	3.5
Patents	11	(2)	9	16.5
	$9,287	$(6,021)	$3,266

9.	Operating Lease

The Company entered into a sub-lease agreement for office space in Houston, Texas, commencing July 1, 2022, for a term of twenty-nine months at a monthly lease payment of $8,495. The lease liability is calculated using an incremental borrowing rate of 5.65%. The Houston lease ended on November 30, 2024.

The Company entered into a new sub-lease agreement for office space in Plano, Texas, commencing on November 16, 2024, for a term of thirty-four months at an average lease payment of $8,729. The lease liability is calculated using an incremental borrowing rate of 6.83%. Lease costs for the three months and six months ended September 30, 2025 and 2024 are as follows (in thousands):

	For the Three Months Ended September 30,		For the Six Months Ended September 30,
	2025	2024	2025	2024
Operating lease costs	$26	$26	52	51
Variable lease costs	-	23	-	46
Short-term lease costs	4	72	22	108
	$30	$121	74	205

F-13

International Battery Metals Ltd.

Notes to the Condensed Consolidated Financial Statements

For the Three and Six Months Ended September 30, 2025 and 2024

The Company has elected not to recognize a lease liability for leases with an expected term of 12 months or less. Additionally, certain variable lease payments are not permitted to be recognized as lease liabilities and are recognized in profit and loss as incurred. Lease balance sheet information as of September 30, 2025 and March 31, 2025 is as follows (in thousands):

	September 30,	March 31,
	2025	2025
Assets:
Operating Lease right-of-use asset	$187	$232
Liabilities:
Operating lease liabilities, current	94	89
Operating lease liabilities, long-term	95	143
Total operating lease liabilities	$189	$232

10.	Fair Value Measurements

The following table summarizes the Company’s assets and liabilities that are measured at fair value on a recurring basis, by level, with the fair value hierarchy as of September 30, 2025 and March 31, 2025 (in thousands):

	September 30, 2025
	Fair Value	Level 1	Level 2	Level 3
Liability
Warrant liability	8,070	-	8,070	-

	March 31, 2025
	Fair Value	Level 1	Level 2	Level 3
Liability
Warrant liability	15,151	-	15,151	-

11.	Shareholders Equity

Authorized

Authorized share capital: an unlimited number of common shares with no par value.

Issued and Outstanding

On July 20, 2025, the Company entered into the Subscription Agreements with Encompass Capital Advisors (“Encompass”), a beneficial owner of more than 5% of the Company’s securities, for the purchase of up to 25,765,259 units at a price of CAD $0.26625 per unit (USD$0.19406 per unit) for gross proceeds of $5.0 million to the Company (the “Encompass Offering”). The 2025 Encompass Offering closed on August 5, 2025. Each 2025 Encompass Unit consists of one Common Share and one warrant, with each warrant entitling the holder to purchase one additional Common Share for a period of three years from the closing date of the 2025 Encompass Offering at an exercise price of CAD$0.355 per share. In addition, the Company has agreed to grant Encompass the right but not the obligation to purchase up to $2.0 million additional units of the Company at any time on or before December 31, 2025.

On July 20, 2025, the Company entered into amended and restated registration rights agreements (“A&R Registration Rights Agreements”) which amended the Registration Rights Agreements with each of EV Metals and Encompass. Pursuant to the A&R Registration Rights Agreements, we have agreed to use our reasonable best efforts to cause this Registration Statement to be declared effective as promptly as reasonably practicable but in no event later than July 20, 2026. In addition, pursuant to the Encompass A&R Registration Rights Agreement, upon the closing of the 2025 Encompass Offering we have agreed that, upon request of Encompass, we will use our commercially reasonable efforts to (i) file a registration statement registering the Common Shares to be issued at closing of the 2025 Encompass Offering, including the Common Shares issuable upon exercise of the warrants which form a part of the 2025 Encompass Units within 90 days and (ii) have such registration statement declared effective as promptly as reasonably practicable following the filing thereof but in no event later than 60 days if the registration statement is not reviewed by the SEC or 180 days if subject to review. The A&R Registration Rights Agreements provide that, subject to certain requirements and customary conditions, each of EV Metals and Encompass will have “piggy-back” registration rights with respect to underwritten offerings by us and other shareholders. In addition, upon the request of EV Metals, we have agreed to take necessary steps to facilitate up to two underwritten offerings which must occur prior to the third anniversary of the effective date of this registration statement on Form S-1; provided that the aggregate price of such offering is expected to be $25 million or less.

The A&R Registration Rights Agreements contain customary cross-indemnification provisions, under which we are obligated to indemnify the selling shareholders in the event of material misstatements or omissions in the registration statement and any violation or alleged violation by us of the Securities Act, Exchange Act, or any state securities law, or any rule or regulation thereunder, and the selling shareholders are obligated to indemnify us for material misstatements or omissions attributable to them. We will generally pay all registration expenses in connection with our obligations under the A&R Registration Rights Agreements, regardless of whether any our Common Shares are sold pursuant to a registration statement.

In connection of the foregoing, pursuant to the A&R Registration Rights Agreements, we agreed to extend the expiration date of the warrants previously issued to Encompass and EV Metals pursuant to the private placements which occurred on April 21, 2023, February 29, 2024, May 3, 2024, and June 19, 2024 to the earlier of (i) five years from the date of such warrants original issuance or (ii) three years from the date of the closing of the 2025 Encompass Offering (the “Warrant Amendments”) and each of EV Metals and Encompass has agreed to waive their respective rights to any possible claims, including the right to liquidation damages, under the Registration Rights Agreements provided that the Warrant Amendments are approved by the TSXV.

On February 28, 2025, the Company entered into a letter agreement (the “2025 Letter Agreement”) with EV Metals 7 LLC (“EV Metals”), a company controlled by Jacob Warnock, a director of the Company, agreeing to the principal terms and conditions upon which EV Metals, directly or through one or more of its subsidiaries or affiliates, could complete one or more transactions to purchase up to $15.0 million of units (the “2025 Offering”), which each unit (the “2025 Units”) consisting of one Common Share of stock and one warrant to purchase a Common Share. On March 2, 2025, two entities controlled by EV Metals, EV Metals 7 LLC and EV Metals VI LLC, entered into binding subscription agreements for the purchase of a portion of the 2025 Offering. The first closing of the 2025 Offering occurred on March 31, 2025 for gross proceeds of $7.55 million and the second closing of the 2025 Offering occurred on April 11, 2025 for gross proceeds of $679,000, which are reflected in Obligation to issue shares as a liability. In connection with the two closings, EV Metals 7 LLC and EV Metals VI LLC acquired a total of 27,739,348 (25,393,475 in the first closing and 2,345,873 in the second closing) and 690,979 2025 Units, respectively. The pricing of the 2025 Units was CAD $0.4168 per share (USD$0.2894 per share), which was based on the five-day trading average of the Common Shares on the TSXV, less a discount of 25% (the maximum allowable discount permitted by the rules of the TSXV).

F-14

International Battery Metals Ltd.

Notes to the Condensed Consolidated Financial Statements

For the Three and Six Months Ended September 30, 2025 and 2024

The pricing of the 2025 Units was be based on the five-day trading average of the common shares on the TSXV for the applicable tranche less the maximum allowable discount permitted by the rules of the TSXV. The warrants included in the 2025 Units will have a term of four years from date of issuance and will entitle the holders to purchase a common share at an exercise price equal to the closing price of the common shares on the TSXV as of the date immediately preceding the date of the news release announcing the 2025 Offering or the closing of the applicable tranche of the 2025 Offering. In connection with the first and second closing of the 2025 Offering, the Company paid structuring fees of $411,450 to Mr. Warnock, a director and control person of EV Metals.

On June 19, 2024, the Company completed another further private placement with EV Metals VI and Encompass, issuing 8,478,246 units and 3,000,000 units, respectively, for a total of 11,478,246 units and total proceeds of approximately $6.4 million. Each unit consisted of one common share and one common share purchase warrant with each warrant entitling the holder to purchase on additional common share for a period of two years from the date of issuance at an exercise price of CAD$0.9579. The Company agreed to pay Jacob Warnock, a director of the Company and controlling shareholder of EV Metals VI, a structuring fee of approximately $238,000 which was paid by issuing an additional 423,912 common shares and agreed to cover certain cost incurred in connection with the private placement by the Encompass, which was paid in cash totaling $45,000.

On May 6, 2024, the Company completed a further private placement with EV Metals VI and Encompass Capital Advisors LLC (“Encompass”), issuing 7,924,157 units and 10,717,977 units, respectively, for a total of 18,642,134 units and total proceeds of approximately $10.4 million. Each unit consisted of one common share and one common share purchase warrant, with each warrant entitling the holder to purchase on additional common share for a period of two years from the date of issuance at an exercise price of CAD$0.9579. The Company agreed to pay EV Metals VI a structuring fee of approximately $322,000 which was paid by issuing an additional 574,840 common shares and agreed to cover certain costs incurred in connection with the private placement by Encompass, which was paid by issuing an additional 80,385 common shares.

Weighted-average Common Shares Outstanding

(in thousands, except per share amounts)	For the Three Months Ended September 30,		For the Six Months Ended September 30, 2025
	2025	2024	2025	2024
Net income (loss)	$2,978	$16,717	$4,663	$7,059
Weighted average number of shares:
Issued common shares at beginning of period	271,338	242,596	268,993	211,381
Effect of common shares issued during period	15,638	146	10,066	22,597
Weighted average number of shares, basic:	286,976	242,742	279,059	233,978
Assumed exercise of warrants	-	1,863	-	5,065
Assumed exercise of stock options	-	1,679	756	3,596
Assumed exercise of restricted shares	4,656	-	4,325	-
Weighted average number of shares, diluted:	291,632	246,284	284,140	242,639
Net income (loss) per share, basic	$0.01	$0.07	$0.02	$0.03
Net income (loss) per share, diluted	$0.01	$0.07	$0.02	$0.03

Anti-dilutive common share equivalents excluded from the computation of diluted net loss per share for the three and six months ended September 30, 2025 and 2024 are as follows (in thousands):

	For the Three Months Ended September 30,		For the Six Months Ended September 30, 2025
	2025	2024	2025	2024
Warrants to purchase common shares	97,740	41,682	97,740	38,479
Options to purchase common shares	7,799	10,404	7,042	3,928
Restricted share units	3,700	3,927	4,031	8,488
	109,239	56,013	108,813	50,895

F-15

International Battery Metals Ltd.

Notes to the Condensed Consolidated Financial Statements

For the Three and Six Months Ended September 30, 2025 and 2024

Stock Options

The Company has a stock option plan (the “Plan”) which provides eligible directors, officers, employees and consultants of the Company with the opportunity to acquire an ownership interest in the Company and is the basis for the Company’s long-term incentive scheme. The Plan is administered by the Board of Directors (the, “Board”), or if appointed, by a special committee of directors appointed from time to time by the Board. The maximum number of common shares issuable under the Plan shall not exceed 10% of the number of common shares of the Company issued and outstanding as of each award date, inclusive of all common shares reserved for issuance pursuant to previously granted stock options. The exercise price of options granted under the Plan will not be less than the closing market price of the Company’s common shares on the exchange. The options have a maximum term of ten years from date of issue and vesting is determined by the Board.

The Company’s has historically issued options utilizing Canadian dollars (CAD$) for the strike price as the Company’s principle public listing of common shares is reported on the Canadian Securities Exchange utilizing CAD$. There were no options issued during the three months ended September 30, 2025. The following table summarizes information regarding the options including the historical CAD$ strike prices during the six months ended September 30, 2025:

	Options	Weighted- Average Exercise	Weighted- Average Exercise
	Outstanding	Price	Life (years)
	(thousands)	(CAD$)
Balance as of March 31, 2025	12,283	$1.04	3.1
Granted	-	-	-
Forfeited	(4,485)	1.20
Balance as of September 30, 2025	7,798	$0.61	1.1

The share-based compensation expense for the three months ended September 30, 2025 and 2024 approximately $0.4 million and $0.8 million, respectively. The share-based compensation for the six months ended September 30, 2025 and 2024 was approximately $0.1 million and $0.1 million, respectively. Share-based compensation is included in general and expenses in the consolidated financial statements. There were no proceeds for option exercises during fiscal the three months ended September 30, 2025 and 2024. As of September 30, 2025, unrecognized compensation expense associated with unvested options granted and outstanding was approximately $0.1 million to be recognized over the remaining period of 1.25 years.

F-16

International Battery Metals Ltd.

Notes to the Condensed Consolidated Financial Statements

For the Three and Six Months Ended September 30, 2025 and 2024

Warrants

The Company has historically issued warrants utilizing CAD$ for the strike price as the Company’s principle public listing of common shares is reported on the Canadian Securities Exchange utilizing CAD$. The following table summarizes information regarding the warrants including the historical CAD$ strike prices during the periods ended September 30, 2025 and 2024:

	Warrants	Weighted- Average Exercise	Weighted- Average Exercise
	Outstanding	Price	Life (years)
	(thousands)	(CAD$)
Balance as of March 31, 2025	69,629	$0.82	2.2
Granted	28,111	0.37	2.9
Balance as of September 30, 2025	97,740	$0.69	2.9

	Warrants Outstanding	Weighted Average Exercise Price	Weighted Average Exercise Life (Years)
	(thousands)	(CAD$)
Balance as of March 31, 2024	13,424	$1.09	1.2
Granted	30,120	0.96	3.85
Balance as of September 30, 2024	43,544	$1.00	3.55

As the strike price of the warrants is stated in a currency, Canadian dollars, which is different than the Company’s functional currency, the warrants are treated as a liability in the consolidated balance sheets. The outstanding warrant liability as of September 30, 2025 and March 31, 2025 was approximately $8.1 million and $15.2 million, respectively. During the three months ended September 30, 2025 and 2024, the Company recognized a gain for the change in fair value of the warrants of approximately $8.8 million and $20.1 million respectively. During the six months ended September 30, 2025 and 2024, the Company recognized a gain for the change in fair value of the warrants of approximately $14.2 million and $15.5 million respectively. The fair value of the options was estimated using the Black-Scholes option pricing model with the following weighted average assumptions:

	As of September 30,
	2025	2024
Risk-free interest rate	2.5%	3.7%
Expected volatility	120%	126%
Expected life (years)	2.9	2.0
Expected dividend yield	0.0%	0.0%

Restricted Share Unit Plan

On November 25, 2020, as amended and restated December 15, 2023, the Company adopted a restricted share unit plan (the “RSU Plan”) which allows for certain discretionary bonuses and similar awards, related to the achievement of long-term financial and strategic objectives of the Company, to be provided to eligible directors, officers, employees and consultants of the Company. The RSU Plan is administered by the Board, or if appointed, by a special committee of directors appointed from time to time by the Board. The maximum number of common shares issuable under the RSU Plan is 20,477,824.

On August 20, 2024, the Company granted 4,227,630 performance-based RSUs of which 300,000 RSUs vested upon issuance. The Company evaluated both the probability of achieving each of the performance targets and the time required to determine the estimated vesting schedule and valuation of the RSUs. During the six months ended September 30, 2025, the Company recognized approximately $185,000 of compensation expense for the RSUs which is included in selling, general and administrative expenses in the condensed consolidated financial statements. The remaining 3,927,630 unvested RSUs were forfeited on April 7, 2025.

On November 26, 2024, the Company granted 2,705,630 RSUs to the Board of Directors, with each Director receiving 541,126 RSUs. The closing price on November 26, 2024, was CAD$0.33 and the cumulative value of these RSUs are approximately $633,446. The vesting period for these RSUs is one year and will be expensed over the vesting period.

On April 7, 2025, the Company granted 3,000,000 performance based RSUs to members of management. 1,000,000 of the RSUs vests after 1 year of continual service. The value of the 1,000,000 RSUs is $550,000 and will be expensed over the vesting period. The remaining 2,000,000 vest upon an executed agreement for the deployment of a second and third MDLE Plant.

On June 2, 2025, the company granted 2,550,000 RSUs to members of management. 850,000 of the vest upon 1 year of continual service. The value of the 850,000 RSUs is $637,500 and will be expensed over the vesting period. The remaining 1,700,000 vest upon an executed agreement for the deployment of a second and third MDLE plant.

F-17

International Battery Metals Ltd.

Notes to the Condensed Consolidated Financial Statements

For the Three and Six Months Ended September 30, 2025 and 2024

12.	Licensing Agreements with Related Parties

In November 2018, the Company entered into licensing agreements as amended with Ensorcia Metals Corporation (“Ensorcia”) and its wholly-owned subsidiaries, Sorcia and Ensorcia Argentina LLC (“EAL”) (collectively, “Ensorcia Group”) whereby the Company issued lithium extraction technology licenses to Sorcia and EAL to use extraction systems manufactured by the Company in exchange for a six percent royalty (6%) on the gross sales price of all products produced and sold, less selling costs, using the licensed technology and a ten percent (10%) participation interest in each of Sorcia’s and EAL’s future resource projects or lithium extraction facilities where the Company’s licensed rights are utilized. The definition of participation interest is to be agreed upon and calculated at the time any future resource projects are negotiated. Pursuant to the licensing agreements, as amended, Sorcia and EAL have a priority over construction of the Company’s next extraction system on the Company’s construction schedule. The Company can terminate the licensing agreements with Sorcia and EAL on or after December 31, 2028. Ensorcia, Sorcia and EAL are related parties of the Company by virtue of significant shareholdings. The controlling shareholder and Chairman of the Ensorcia Group was a director of the Company until October 31, 2024.

On March 30, 2023, the Company and Entec, an affiliate of the Ensorcia Group, entered into the Entec Licensing Agreement. Pursuant to the terms of the Entec Licensing Agreement, the Company will provide Entec with a non-exclusive, limited, world-wide (other than Chile and Argentina) license to access to all patents, trade secrets, and other proprietary rights for use by Entec within the territory solely for the use and operation of equipment and systems manufactured and sold in accordance with the Entec License Agreement for the extraction of lithium salts from lithium bearing raw brine. In consideration for entering the Entec Licensing Agreement, Entec has agreed to provide the Company with a royalty equal to 6% of the net sales with respect to the first resource project or lithium extraction facility utilizing the Company’s licensed technology as well as an interest in the project equal to 10% of Entec’s interest in the project (the “Entec Participation Interest”). With respect to additional resource projects, Entec has agreed to provide the Company with both royalty payments and the Entec Participation Interest equal to the last lithium production agreement entered into by the Company in the country where the project resides.

13.	Income Taxes

Provision for Income Taxes

The Company is incorporated in and subject to taxation in Canada and provincially British Columbia. As the Company primarily operates through its United States subsidiary, with its operations headquarters in Texas and its initial commercial operations in Utah, these jurisdictions are also subject to taxation. The provision for income tax (benefit) differs from the amount that would have resulted by applying the combined Canadian federal and provincial statutory tax rates due to the impact of United States and state income taxes, as well as certain non-deductible expenses. As the Company has not generated net taxable income since inception, the deferred tax assets are fully offset by a valuation allowance and no tax benefit has been included in the condensed consolidated financial statements.

14.	Contingency

In April 2021, former Company employees and directors and a company which they control, filed a complaint in the United States District Court for the District of Colorado against the Company for alleged wrongful dismissal and breach of a share exchange agreement. The complaint alleges non-payment of wages and benefits, appropriation of property and interference in outside employment. The Company is objecting to the complaint, has retained counsel to address and filed a countersuit alleging the counterclaim defendants diverted Company work to themselves and interfered with contractual relations. The complaint was dismissed on July 14, 2025, whereby the Company paid the claimants approximately $78,000.

F-18

International Battery Metals Ltd.

Notes to the Condensed Consolidated Financial Statements

For the Three and Six Months Ended September 30, 2025 and 2024

15.	Risk Management

Concentration of Credit risk

Financial instruments that potentially subject the Company to credit risk consist of cash. The Company manages its credit risk relating to cash by dealing only with high-rated financial institutions as determined by rating agencies. As a result, credit risk is considered insignificant. The Company does not consider any of its financial assets to be impaired.

Liquidity risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting obligations associated with financial liabilities. The Company manages liquidity risk by maintaining sufficient cash balances to enable settlement of transactions on the due date. The Company is exposed to liquidity risk. The Company addresses its liquidity by raising capital through the issuance of equity. While the Company has been successful in securing financings in the past, there is no assurance that it will be able to do so in the future.

Foreign currency risk

Foreign currency risk is the risk that a variation in exchange rates between the Canadian dollar and the U.S. dollar will affect the Company’s operations and financial results. The operating results and financial position of the Company are reported in U.S. dollars. As of September 30, 2025, the Company held approximately $185,000 of Canadian cash and trade payables and other liabilities of $166,000 denominated in Canadian dollars.

Other risks

Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest rate risk and commodity price risk arising from financial instruments.

16.	Segment Information

The Company operates as a single reportable segment, which reflects the manner in which the CODM manages the business, allocates resources, and evaluates performance. The Company’s activities to date have been limited to research and development and pre-commercialization activities and it has not generated any revenue from product sales or services.

Significant Expense Categories

As required by ASU 2023-07, the Company discloses significant segment expense categories that are regularly provided to the CODM. These categories, which represent the major costs incurred in the development of the Company’s technology and operations, are as follows:

	Three Months Ended September 30,		Six Months Ended September 30,
Expense Category	2025	2024	2025	2024
General and administrative	$1,784	$2,119	$4,337	$3,750
Stock-based compensation	$413	$826	$137	$878
Other operating expenses	$509	$461	$1,109	$2,075

The CODM reviews these expenses as part of the consolidated financial results. No other measures of segment profit or loss, or assets, are provided to the CODM.

Geographic Information

All operations and assets are located in the United States. As of September 30, 2025, the Company does not have revenue or long-lived assets located outside of the United States.

17.	Subsequent Events

In accordance with ASC 855, “Subsequent Events,” the Company has analyzed it operations subsequent to September 30, 2025 to the date these financial statements were issued and has determined the following subsequent events to disclose in these financial statements.

On October 30, 2025, the Company and EV Metals 7 LLC and EV Metals VI LLC (“EV Metals”), a company controlled by Jacob Warnock, a director of the Company, came to an agreement under the 2025 Letter Agreement for EV Metals to acquire an additional 12,464,000 units priced at $0.16 per unit (CAD$0.255) for gross proceeds to the Company of $2.0 million. Each unit consists of one Common Share and one warrant to purchase a Common Share. Each Warrant, which expires four years from the date of issuance, entitles the holder to purchase one Common Share at a price of CAD$0.30 which expires four years from the date of issuance. As part of this offering, the Company paid Mr. Warnock a fee of 5% of the gross proceeds or $0.1 million.

F-19

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of

International Battery Metals Ltd.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of International Battery Metals Ltd. (the “Company”) as of March 31, 2025, the related consolidated statements of loss and comprehensive loss, cash flows and changes in shareholders’ equity for the year ended March 31, 2025, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2025, and the results of its operations and its cash flows for the year ended March 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ CBIZ CPAs P.C.

We have served as the Company’s auditor since 2024 (such date takes into account the acquisition of the attest business of Marcum llp by CBIZ CPAs P.C. effective November 1, 2024).

Houston, Texas

July 30, 2025

F-20

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

International Battery Metals Ltd.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of International Battery Metals Ltd. (the “Company”) as of March 31, 2024, the related consolidated statements of loss and comprehensive loss, cash flows, and changes in shareholders’ equity for the year ended March 31, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2024, and the results of its operations and its cash flows for the year ended March 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Marcum LLP

We have served as the Company’s auditor since 2024 through 2025.

Houston, Texas

August 1, 2024

F-21

International Battery Metals Ltd.

Consolidated Balance Sheets

As of March 31, 2025 and 2024

(In thousands)

	As of March 31,
	2025	2024
ASSETS
Current assets
Cash	$10,737	$1,026
Accounts receivable	459	121
Inventory	1,061	-
Other current assets	273	336
Total current assets	12,530	1,483

Plant and equipment, net	28,450	28,793
Intangible assets, net	3,266	4,341
Right of use asset	232	67
Total assets	$44,478	$34,684

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$1,293	$1,263
Accrued liabilities	533	593
Accounts payable, related party	-	710
Obligation to issue shares, related party	679	-
Lease obligation, current	89	67
Total current liabilities	2,594	2,633

Warrant liability	15,151	4,368
Lease obligation, long-term	143	-
Total liabilities	17,888	7,001

Commitments and contingencies

Shareholders’ equity
Share capital, no par, 268,993 and 211,381 common shares issued and outstanding, respectively	66,156	63,733
Retained earnings (deficit)	(39,566)	(36,050)
Total shareholders’ equity	26,590	27,683
Total liabilities and shareholders’ equity	$44,478	$34,684

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-22

International Battery Metals Ltd.

Consolidated Statements of Loss and Comprehensive Loss

For the Years Ended March 31, 2025 and 2024

(In thousands, except per share amounts)

	Year Ended March 31,
	2025	2024
REVENUE	$871	$-

OPERATING COSTS AND EXPENSES
Operating costs, excluding depreciation	3,533	-
Selling, general and administrative expenses, excluding depreciation	9,042	9,513
Reimbursable expense	871	-
Amortization of intangible assets	1,076	1,076
Depreciation	1,552	3
Operating loss	(15,203)	(10,592)
Bad debt expense	(502)	-
Excess fair value of warrants over private placement proceeds	(1,040)	-
Change in fair value of warrant liability	13,229	2,082
Net loss before income tax provision	(3,516)	(8,510)
Provision for income taxes	-	-
Net loss and comprehensive loss	$(3,516)	$(8,510)

Net loss per share, basic and diluted	$(0.01)	$(0.04)

Weighted average shares outstanding, basic and diluted	238,431	204,216

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-23

International Battery Metals Ltd.

Consolidated Statements of Cash Flows

For the Years Ended March 31, 2025 and 2024

(In thousands)

	Year Ended March 31,
	2025	2024
CASH USED IN OPERATING ACTIVITIES
Net loss	$(3,516)	$(8,510)
Adjustments to reconcile net loss to cash used in operating activities
Share-based compensation	1,767	2,894
Shares issued for services	-	681
Amortization of intangible assets	1,076	1,076
Depreciation	1,552	3
Excess of fair value of warrants over proceeds of private Placement	1,040	-
Change in fair value of warrant liabilities	(13,229)	(2,082)
Changes in assets and liabilities:
Accounts receivable	(337)	(76)
Inventory	(1,061)	-
Prepaid expenses	62	143
Lease liability	1	-
Trade payables and other liabilities	(810)	(36)
Net cash used in operating activities	(13,455)	(5,907)

CASH USED IN INVESTING ACTIVITIES
Purchase of equipment	(1,328)	(2,617)
Net cash used in investing activities	(1,328)	(2,617)

CASH PROVIDED BY FINANCING ACTIVITIES
Proceeds from private placement of shares	24,417	9,256
Share issuance costs	(602)	(300)
Subscriptions received for private placement	679	-
Proceeds from exercise of warrants	-	181
Proceeds from exercise of options	-	112
Net cash provided by financing activities	24,494	9,249

Net change in cash	9,711	725
Beginning cash balance	1,026	301
Ending cash balance	$10,737	$1,026

Supplemental disclosures of non-cash transactions:
Equipment purchases included in trade payables	(119)	322
Value of common shares issued as milestone payments	-	908
Share issuance costs for common shares issued	188	-
Share issuance costs settled by issuance of shares	1,005	-
Private placement proceeds allocated to warrant liability	22,972	-

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-24

International Battery Metals Ltd.

Consolidated Statements of Changes in Shareholders’ Equity

For the Years Ended March 31, 2025 and 2024

(In thousands)

	Common Shares	Share Capital	Accumulated Deficit	Total Shareholders Equity
Balance as of March 31, 2023	195,436	57,065	(27,540)	29,525
Private placements of shares	13,424	2,603	-	2,603
Shares issued for exercise of stock options	800	112	-	112
Shares issued for exercise of warrants	422	378	-	378
Shares issued for employee bonuses	379	246	-	246
Shares issued to vendors for services	908	681	-	681
Shares issued for restrictive stock unit	12	11	-	11
Share-based compensation	-	2,637	-	2,637
Net loss for the period	-	-	(8,510)	(8,510)
Balance as of March 31, 2024	211,381	$63,733	$(36,050)	$27,683
Private placements of shares	56,205	1,445	-	1,445
Shares issued for restricted stock units	313	220	-	220
Shares issued for bonus	14	16	-	16
Share-based compensation	-	1,532	-	1,532
Share issuance costs	1,079	(790)	-	(790)
Net loss for the period	-	-	(3,516)	(3,516)
Balance as of March 31, 2025	268,992	$66,156	$(39,566)	$26,590

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-25

International Battery Metals Ltd.

Notes to the Consolidated Financial Statements

For the Years Ended March 31, 2025 and 2024

1.	Organization and Description of the Business

International Battery Metals Ltd. (the “Company”) was incorporated under the Business Corporations Act (British Columbia) on July 29, 2010. The Company trades on the TSX Venture Exchange under the stock symbol “IBAT”. The Company also trades on the Over-The-Counter Markets (“OTC”) under the stock symbol “IBATF”. The Company’s registered and records office is located at Royal Centre, Suite 1750 – 1055 W Georgia Street, Vancouver, BC V6E 3P3.

The Company is an advanced technology and manufacturing focused on environmentally responsible methods of extracting lithium compounds from brine. The Company provides its technology and equipment to holders of resource properties such as oilfield brines, subsurface brine aquifers and industrial customers who have lithium rich brine by products from their operations. The Company’s proprietary extraction process is environmentally friendly, low cost and able to produce high-quality commercial grade lithium products.

The Company’s current operations consist of the development of a modular direct lithium extraction plant (“MDLE Plant”) which can be rapidly deployed and assembled onsite at a customers’ property. The MDLE Plant is designed to process brine solutions to extract lithium chloride which can be further processed into lithium carbonate and used for industrial purposes or as a battery component. The Company constructed the first MDLE Plant in Lake Charles, Louisiana where it performed feasibility testing and was made available for demonstration to potential customers. The Company is developing a second generation MDLE Plant which will provide customers with the option to greatly increase the scale of the MDLE Plant’s capacity to process brine solutions and increase lithium chloride production.

On May 1, 2024, the Company entered into a lease agreement with US Magnesium LLC (“US Magnesium”), a producer of metals and minerals including the production of lithium carbonate (the “US Magnesium Lease”). Pursuant to the US Magnesium Lease, the Company mobilized the first MDLE Plant to US Magnesium’s facility in Salt Lake City, Utah for the integration of the MDLE Plant with US Magnesium’s facilities. The MDLE Plant was used to process a solution produced from lithium containing waste salts derived from prior magnesium production, generating a lithium chloride eluent. The lithium chloride eluent was further processed in US Magnesium’s onsite facilities to produce a high-purity lithium carbonate. On September 25, 2024, due to the low demand and market price of lithium and its impact on their desired profitability, US Magnesium decided to idle the MDLE Plant. The Company was not under any obligation to keep the MDLE Plant at the US Magnesium facilities if they are not operating. Accordingly, the Company is actively marketing the MDLE Plant to potential customers and has relocated the MDLE Plant to an offsite storage facility.

2.	Basis of Presentation

Basis of Presentation and Principles of Consolidation

The Company’s consolidated financial statements have been prepared in accordance with the accounting principles generally accepted in the United States of America (“GAAP”) on a going concern basis, which contemplates the realization of assets and the discharge of liabilities in the normal course of business for the foreseeable future. The consolidated financial statements include the results of the Company and its subsidiaries. A subsidiary is consolidated from the date upon which control is acquired by the Company and all intercompany transactions and balances have been eliminated.

Functional Currency

The Company has determined that the U.S. dollar is the functional currency for all the Company’s operations since the Company conducts the significant majority of its operations through its U.S subsidiary, IBAT USA, Inc., compensates all of it corporate officers and the board of directors in U.S. dollars and historically the majority of its expenditures are also denominated in U.S. dollars. The Company has maintained limited amounts of Canadian dollars to cover administration expenses associated with the Company’s registration in Canada. The Company has limited exposure currency to exchange rate fluctuations, and for the years ended March 31, 2025, and 2024, the Company recognized a net loss of approximately $38,000 and $6,000, respectively, related to currency exchange rates.

F-26

International Battery Metals Ltd.

Notes to the Consolidated Financial Statements

For the Years Ended March 31, 2025 and 2024

Liquidity and Capital Resources

As of March 31, 2025, the Company’s had an accumulated deficit of approximately $39.6 million and a working capital of approximately $10.6 million. During the year, the Company raised additional cash in two private placements totaling approximately $16.8 million. The Company raised approximately $7.6 million through a private placement on March 31, 2025 with EV Metals 7 LLC and EV Metals VI LLC.

On July 20, 2025, the Company entered into binding subscription agreements (“Encompass Subscription Agreements”) with Encompass, acting for certain fund entities and managed accounts for which Encompass exercises investment discretion, for the purchase of up to 25,765,259 units (the “2025 Encompass Units”) at a price of CAD $0.26625 per unit (USD$0.19406 per unit) for gross proceeds of $5.0 million to the Company (the “2025 Encompass Offering”). Each 2025 Encompass Unit consists of one Common Share and one warrant, with each warrant entitling the holder to purchase one additional Common Share for a period of three years from the closing date of the 2025 Encompass Offering at an exercise price of CAD$0.355 per share. In addition, the Company has agreed to grant Encompass the right but not the obligation, to purchase up to $2.0 million of additional units of the Company, at any time on or before December 31, 2025.

The 2025 Encompass Offering is expected to close on or around August 8, 2025, subject to satisfaction of customary closing conditions, including (i) receipt of the requisite regulatory approvals, including the approval of the TSXV and the Warrant Amendments, (ii) the accuracy of the representations and warranties of the other party, (iii) compliance with the terms, covenants, agreements and conditions of the Encompass Subscription Agreements, and (iv) no occurrence of a Material Adverse Effect (as defined in the Encompass Subscription Agreements) or that could reasonably be expected to occur, on the part of the Company.

While the cash from the private placements is anticipated to support the Company’s operations, the Company continues to incur operating losses and negative cash flows. The Company has historically relied on raising funds through private placements of the Company’s common shares and warrants and there is no assurance that the Company will be able to do so in the future or raise such funds at terms acceptable to the Company. Without additional funds, management believes there would be substantial doubt about the Company’s ability to meet its obligations as they come due over the next twelve months from the date of the financial statements. However, with the working capital the Company has on hand and the proceeds from the Encompass Subscription Agreements, which are expected to be received shortly after the date of the financial statements, the Company has sufficient capital to alleviate the substantial doubt and the Company would continue as a going concern for at least twelve months from the date of the financial statements.

3.	Summary of Significant Accounting Policies

Cash

Cash consists of deposits with financial institutions.

Revenue

The Company’s revenue producing activities during year ended March 31, 2025 consist of reimbursement of expenses pursuant to the US Magnesium Lease. We recognize the revenue for the expense reimbursement as we deliver the goods and services to our customer.

Inventory

Inventories are carried at the lower of cost or net realizable value and primarily consist of spare parts for the MDLE Plant. The Company determines the costs for inventory using the weighted average cost method.

Plant and Equipment

Equipment is recorded at cost, less accumulated depreciation and impairment losses. The Company provides for depreciation over the expected useful life of the assets. No depreciation is recorded on assets prior to their initial commencement of operations. Costs include expenditures to acquire or construct an asset, including the preparation of an asset to commence operations, installation, commissioning, and certification costs. Subsequent costs are capitalized, either to the asset’s carrying amount or recognized as a separate asset when it is probable that the Company will derive future economic benefits, generally from extending the assets life or enhancing its’ productive capacity. The estimated useful lives of assets are reviewed by management and adjusted if necessary. Repair and maintenance costs are charged to profit or loss during the period they are incurred.

The Company substantially completed the construction of its first MDLE Plant in November 2021. As the MDLE Plant did not commence commercial operations, the Company did not initiate the recognition of depreciation on the MDLE Plant until June 19, 2024, when it was briefly placed into service at US Magnesium. Prior to commencement of operations, the Company utilized the MDLE Plant to perform feasibility studies and as a demonstration plant for potential customers. During these feasibility studies and demonstrations, based on the results, the Company continued to make enhancements to the MDLE Plant and capitalize the associated costs.

Fixed assets include tangible assets with useful lives that exceed one year and valued at historical cost plus costs incurred to place that asset into service. Subsequent expenditures are only capitalized if it will increase the future economic benefit of the asset. Subsequent expenditures that do not increase the future economic benefit are recognized as profit and loss when incurred. Depreciation is recorded using the straight-line method over the useful life of the estimated useful lives of the assets as follows:

●	Computer equipment and furniture and fixtures	5 years
●	Leasehold improvements	remaining term of lease
●	Plant	15 – 20 years

F-27

International Battery Metals Ltd.

Notes to the Consolidated Financial Statements

For the Years Ended March 31, 2025 and 2024

Intangible Assets

Intangible assets include patented technology acquired by the Company and have finite useful lives measured at cost less accumulated amortization and any accumulated impairment losses. Subsequent expenditure is capitalized only when it increases the future economic benefits embodied in the specific asset to which it relates. All other expenditures are recognized in profit or loss as incurred. Amortization is recorded using the straight-line method and is intended to amortize the cost of the assets over their estimated useful lives as follow:

●	Patents	20 years
●	Intellectual property	10 years

Amortization methods, useful lives and residual values are reviewed at each reporting date and adjusted, if appropriate.

Fair Value of Financial Instruments

The Company has classified fair value measurements of its financial instruments using a fair value hierarchy that reflects the significance of inputs used in making the measurements as follows:

●	Level 1 fair value measurements are those derived from quoted prices in active markets for identical assets or liabilities.
●	Level 2 fair value measurements are those derived from inputs other than quoted prices included within Level 1, that are observable either directly or indirectly.
●	Level 3 fair value measurements are those derived from valuation techniques that include inputs that are not based on observable market data.

The fair value of financial assets and financial liabilities at amortized cost is determined based on discounted cash flow analysis or using prices from observable current market transactions. The Company considers that the carrying amount of all its financial assets and financial liabilities recognized at amortized cost in the consolidated financial statements approximates their fair value due to the demand nature or short-term maturity of these instruments. Cash is measured using level 1 of the fair value hierarchy. Financial assets do not include amounts due from a government agency as it is a statutory (not contractual) obligation.

Leases

The Company assesses at the inception of a contract whether it contains a lease. A contract is classified as a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. The Company recognizes a right-of-use asset and lease liability at the lease commencement date. The right-of-use asset is initially measured at cost, which comprises of the initial amount of the lease liability adjusted for any lease payments made at or before the commencement date, plus any indirect costs incurred. The right-of-use asset is subsequently depreciated using the straight-line method from the commencement date to the earlier of the end of the useful life of the right-of-use asset or the end of the lease term. The estimated useful lives of right-of-use assets are determined using the same criteria as those for property and equipment. In addition, the right-of-use asset is periodically reduced by impairment losses and adjusted for certain remeasurements of the lease liability, if any.

The lease liability is initially measured at the present value of the lease payments that are not paid at the commencement date, discounted using the interest rate implicit in the lease or, if that rate cannot be determined, the Company’s incremental borrowing rate. The lease liability is subsequently increased by the interest cost on the lease liability and decreased by lease payments made. It is remeasured when there is a change in future lease payments arising from a change in an index or rate, or changes in assessment of whether a purchase or extension option is reasonably certain to be exercised or a termination option is reasonably certain not to be exercised. The Company has elected not to recognize right-of-use assets and lease liabilities for short-term leases that have a term of 12 months or less and leases of low-value assets. The Company recognizes the lease payments associated with these leases as an expense on a straight-line basis over the lease term.

F-28

International Battery Metals Ltd.

Notes to the Consolidated Financial Statements

For the Years Ended March 31, 2025 and 2024

Research and Development

Research costs are expensed in the period in which they are incurred. Development costs are expensed in the period in which they are incurred unless certain criteria, including technical feasibility, commercial feasibility, intent and ability to develop and use the technology, are met for capitalization and amortization.

Earnings (Loss) Per Share

Basic earnings (loss) per share is computed by dividing the net earnings (loss) attributable to common shareholders by the weighted average number of common shares outstanding during the reporting period. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the weighted average number of common shares outstanding is adjusted for the number of shares that are potentially issuable in connection with stock options and warrants (if dilutive). The Company assumes that outstanding dilutive stock options and warrants were exercised and that the proceeds from such exercises (after adjustment of any unvested portion of stock options) were used to acquire Common Shares at the average market price during the reporting periods.

Shareholders’ Equity

Share issuance costs are recorded as a reduction of share capital when the related shares are issued. When shares and warrants are issued together as units the proceeds are allocated between common share and share purchase warrants on a pro-rata basis based on relative fair values at the date of issuance. The fair value of common shares is based on the market closing price on the date the units are issued and the fair value of share purchase warrants is determined using the Black-Scholes Option Pricing Model as of the date of issuance. When compensation options are issued to agents who refer investors to the Company, their fair value is determined using the Black-Scholes Option Pricing Model as of the date of issuance. The fair value of compensation options is recorded as a reduction of share capital as share issuance costs. When a warrant is exercised, forfeited or expires, the initial value recorded is reversed from reserves and credited to share capital.

Share-Based Payments

Share-based payments to employees are measured at the fair value of the instruments issued and recognized over the vesting periods. Share-based payments to non-employees are measured at the fair value of goods or services received or the fair value of the equity instruments issued if it is determined the fair value of the goods or services cannot be reliably measured and are recorded at the date the goods or services are received. The fair value of options is determined using the Black-Scholes Option Pricing Model which incorporates vesting conditions. The number of shares and options expected to vest is reviewed and adjusted at the end of each reporting period such that the amount recognized for services received as consideration for the equity instruments granted shall be based on the estimated number of equity instruments that will eventually vest. Over the vesting period, share-based payments are recorded as an operating expense and additional paid-in capital. When options are exercised, the consideration received is recorded as additional paid-in capital.

The Company grants RSUs to eligible directors, officers, employees, and consultants of the Company. The fair value of the estimated number of RSUs that will eventually vest, determined at the date of grant, is recognized as share-based payments expense over the vesting period, with a corresponding amount recorded as equity since the Company expects to settle the RSUs with common shares. The fair value of the RSUs is estimated using the market value of the underlying shares as well as assumptions related to the market and non-market conditions at the grant date.

Warrants

The Company determines the accounting classification of warrants it issues as either liability or equity classified by first assessing whether the warrants meet liability classification. Warrants are considered liability classified if the warrants are mandatorily redeemable, obligate the Company to settle the warrants or the underlying shares by paying cash or other assets, or warrants that must or may require settlement by issuing variable number of shares. Warrants that require or may require the settlement in cash are accounted for as liabilities, irrespective of the likelihood of the transaction occurring that triggers the cash settlement feature. Liability classified warrants require fair value accounting at issuance and subsequent to initial issuance with all changes in fair value after the issuance date recorded in the statements of operations. Equity classified warrants only require fair value accounting at issuance with no changes recognized subsequent to the issuance date.

F-29

International Battery Metals Ltd.

Notes to the Consolidated Financial Statements

For the Years Ended March 31, 2025 and 2024

Income Taxes

Current tax expense is based on the results for the year as adjusted for items that are not taxable or not deductible. Current tax is calculated using tax rates and laws that were enacted or substantively enacted at the end of the reporting period, adjusted for amendments if any, to tax payable from previous years. Management periodically evaluates positions taken in tax returns with respect to situations in which applicable tax regulation is subject to interpretation. Provisions are established, where appropriate, on the basis of amounts expected to be paid to tax authorities. Deferred tax is calculated based on all temporary differences at the balance sheet date between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes.

Deferred tax liabilities are generally recognized for all taxable temporary differences. Deferred tax assets are generally recognized for all deductible temporary differences to the extent that it is probable that taxable profits will be available against which those deductible temporary differences can be utilized. Such deferred tax assets and liabilities are not recognized if the temporary difference arises from goodwill or from the initial recognition (other than in a business combination) of other assets and liabilities in a transaction that affects neither the taxable profit nor the accounting profit.

The carrying amount of deferred tax assets is reviewed at each reporting date and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow all or part of the deferred income tax asset to be utilized.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply to the year when the asset is realized or the liability is settled, based on the tax rates that have been enacted or substantively enacted at the reporting date.

Impairment of Long-lived Assets

The Company performs impairment testing on long-lived assets, including property, plant, and equipment, and intangible assets with finite lives, in accordance with ASC 360, “Property, Plant, and Equipment.” Impairment testing is conducted whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Such events or changes in circumstances may include a significant decrease in the market price of a long-lived asset, a significant change in the extent or manner in which an asset is used, a significant change in legal factors or in the business climate, a significant deterioration in the amount of revenue or cash flows expected to be generated from a group of assets, a current expectation that, more likely than not a long-lived asset will be sold or otherwise disposed of significantly before the end of its previously estimated useful life, or any other significant adverse change that would indicate that the carrying value of an asset or group of assets may not be recoverable. The Company performs impairment testing at the asset group level that represents the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. If events or changes in circumstances indicate that the carrying amount of an asset group may not be recoverable and the expected undiscounted future cash flows attributable to the asset group are less than the carrying amount of the asset group, an impairment loss equal to the excess of the asset’s carrying value over its fair value is recorded. To date, the Company has not recorded any impairment losses on long-lived assets.

Related Party Transactions

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control. Related parties may be individuals or corporate entities. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties. The Company did not have an outstanding payable balance to EVL Holdings, LLC (“EVL”), on March 31, 2025. The Company did however, have an outstanding payable to EVL a greater than 10% shareholder of the Company, for approximately $710,000 on March 31, 2024 related to the construction of the Company’s MDLE Plant. The outstanding payable to EVL was paid in cash subsequent to March 31, 2024.

F-30

International Battery Metals Ltd.

Notes to the Consolidated Financial Statements

For the Years Ended March 31, 2025 and 2024

Contingencies

Contingencies are assessed on an ongoing basis to evaluate the appropriateness of liabilities and disclosures for such contingencies. Liabilities for estimated loss contingencies when management believes a loss is probable and the amount of the probable loss can be reasonably estimated. Once established, the liabilities are adjusted to the carrying amount of a contingent liability upon the occurrence of a recognizable event when facts and circumstances change, altering previous assumptions with respect to the likelihood or amount of loss. Corresponding assets are recognized for those loss contingencies that are probable of being recovered through insurance. Legal costs are expensed as they are incurred, and with a corresponding asset for such legal costs expected to be recovered through insurance.

Segment Reporting

The Company adopted FASB (as defined below) Accounting Standards Update (“ASU”) 2023-07, Improvements to Reportable Segment Disclosures (Topic 280), as of January 1, 2025. This standard enhances segment disclosures by requiring additional information about significant segment expenses and other segment items on an annual and interim basis.

The Company operates as a single operating and reportable segment because:

●	The Chief Operating Decision Maker (“CODM”), the Company’s Chief Executive Officer, reviews operating results on a consolidated basis.

●	The Company’s activities are focused on the development of extracting lithium compounds from brine , with no distinguishable lines of business or revenue streams.

As a prerevenue company, the Company does not currently generate product or service revenues and, therefore, does not have separate segment-level financial information. The adoption of ASU 2023-07 did not have a material impact on the Company’s financial statements or related disclosures, other than the inclusion of additional qualitative information related to its single reportable segment.

New Accounting Standards Issued but Not Yet Effective

In December 2023, the Financial Accounting Standard Board (“FASB”) issued ASU No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. This ASU enhances existing income tax disclosures to better assess how an entity’s operation and related tax risks, tax planning, and operational opportunities affect its tax rate and prospects for future cash flows. The ASU is effective for annual periods beginning after December 15, 2024. We are currently evaluating the effect the guidance will have on our consolidated financial statements.

4.	Significant Accounting Judgments, Estimates and Assumptions

The preparation of the Company’s consolidated financial statements in conformity GAAP requires management to make judgments, estimates and assumptions that affect the reported amounts of assets, liabilities and contingent liabilities at the date of the consolidated financial statements and reported amounts of income and expenses during the reporting period. Estimates and assumptions are continuously evaluated and are based on management’s experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. However, actual outcomes can differ from these estimates.

Judgement, estimates and assumptions where there is significant risk of material adjustments to assets and liabilities in future accounting periods are outlined below:

●	The Company has determined that intangible asset costs incurred which were capitalized have future economic benefits and will be economically recoverable. Management uses several criteria in its assessments of economic recoverability and probability of future economic benefits including anticipated cash flows and estimated economic life. The amortization expense related to intangible assets is determined using estimates relating to the useful life of the intangible asset.
●	The functional currency for the Company and its subsidiaries is the currency of the primary economic environment in which the entity operates. Determination of the functional currency involves certain judgments to determine the primary economic environment and the Company reconsiders the functional currency of its entities if there is a change in events and conditions which determined the primary economic environment. The Company has determined that its functional currency is the United States dollar.
●	The evaluation of the fair value of financial instruments, including the Company’s warrants and options to purchase common shares requires judgement in selecting the appropriate methodologies and models, and evaluating the ranges of assumptions and financial inputs to calculate estimates of fair value.
●	These consolidated financial statements have been prepared on a basis which assumes the Company will continue to operate for the foreseeable future and will be able to realize its assets and discharge its liabilities in the normal course of operations. In assessing whether this assumption is appropriate, management takes into account all available information about the future, which is at least, but not limited to, 12 months from the end of the reporting period. This assessment is based upon planned actions that may or may not occur for a number of reasons including the Company’s own resources and external market conditions.

F-31

International Battery Metals Ltd.

Notes to the Consolidated Financial Statements

For the Years Ended March 31, 2025 and 2024

5.	Accounts Receivable

The Company’s accounts receivables as of March 31, 2025 and 2024 are as follows (in thousands):

	As of March 31,
	2025	2024
Accounts receivable	$447	$105
Sales tax refunds	12	16
	$459	$121

6.	Other Assets

The Company’s other assets as of March 31, 2025 and 2024 are as follows (in thousands):

	As of March 31,
	2025	2024
Prepaid patent services	$-	$174
Prepaid insurance	107	65
Prepaid engineering services	-	50
Rental deposit	9	16
Technology licenses	-	11
Other	157	20
Total other assets	$273	336

7.	Plant and Equipment

The Company’s equipment as of March 31, 2025 and 2024 are as follows (in thousands):

	As of March 31,
	2025	2024
MDLE Plant	$29,429	$28,591
Equipment	544	183
Office equipment	33	23
	30,006	28,797
Less: accumulated depreciation	1,556	4
	$28,450	$28,793

The MDLE Plant was mobilized to a customer site in June 2024, and depreciation began upon commencement. Since the MDLE Plant was not operational for the year ended March 31, 2024, no depreciation was recorded related to the MDLE Plant.

F-32

International Battery Metals Ltd.

Notes to the Consolidated Financial Statements

For the Years Ended March 31, 2025 and 2024

8.	Lithium Extraction Technology Asset Purchase and Intangible Assets

On April 12, 2018, the Company closed an asset purchase agreement with North American Lithium, Inc. (“NAL”) and Selective Adsorption Lithium, Inc. (“SAL”), a company formerly controlled by shareholders of NAL, pursuant to which the Company acquired NAL’s data, analysis and reports related to lithium extraction from oilfield brines and all the outstanding shares of SAL, which held certain intellectual property (the “Acquisition”). The consideration for the Acquisition consisted of $875,000 cash, a 5% royalty on future product income, as defined, 4,700,000 common shares at closing and 20,609,488 common shares (“Milestone Shares”) based on the Company achieving certain milestones related to the filing of additional patents and raising additional financing. The total value of the Acquisition, including the Milestone Shares, was valued at approximately $9.1 million and recorded as intellectual property (the, “Intellectual Property”).

Additionally, the Company has filed additional patents to expand its intellectual property for the development of lithium extraction technologies. The Company’s intangible assets as of March 31, 2025, are as follows (in thousands):

	Gross	Accumulated	Net	Weighted Average Remaining
	Assets	Amortization	Assets	Life (Years)
Intellectual property	$9,276	$(6,019)	$3,257	3.5
Patents	11	(2)	9	16.5
	$9,287	$(6,021)	$3,266

The Company’s intangible assets as of March 31, 2024, are as follows (in thousands):

	Gross	Accumulated	Net	Weighted Average Remaining
	Assets	Amortization	Assets	Life (Years)
Intellectual property	$9,276	$(4,945)	$4,331	4.5
Patents	11	(1)	10	17.5
	$9,287	$(4,946)	$4,341

9.	Operating Lease

The Company entered into a sub-lease agreement for office space in Houston, Texas, commencing July 1, 2022, for a term of twenty-nine months at a monthly lease payment of $8,495. The lease liability is calculated using an incremental borrowing rate of 5.65%. The Houston lease ended on November 30, 2024.

The Company entered into a new sub-lease agreement for office space in Plano, Texas, commencing on November 16, 2024, for a term of thirty-four months at an average lease payment of $8,729. The lease liability is calculated using an incremental borrowing rate of 6.83%. Lease costs for the years ended December 31, 2025 and 2024 are as follows (in thousands):

	For the Year Ended March 31,
	2025	2024
Operating lease costs	$99	$101
Variable lease costs	53	91
Short-term lease costs	108	38
	$260	$230

F-33

International Battery Metals Ltd.

Notes to the Consolidated Financial Statements

For the Years Ended March 31, 2025 and 2024

The Company has elected not to recognize a lease liability for leases with an expected term of 12 months or less. Additionally, certain variable lease payments are not permitted to be recognized as lease liabilities and are recognized in profit and loss as incurred. Lease balance sheet information as March 31, 2025 and 2024 is as follows (in thousands):

	As of March 31,
	2025	2024
Assets:
Operating Lease right-of-use asset	$232	$67
Liabilities:
Operating lease liabilities, current	89	67
Operating lease liabilities, long-term	143	-
Total operating lease liabilities	$232	$67

10.	Fair Value Measurements

The following table summarizes the Company’s assets and liabilities that are measured at fair value on a recurring basis, by level, with the fair value hierarchy as of March 31, 2025 and 2024 (in thousands):

	March 31, 2025
	Fair Value	Level 1	Level 2	Level 3
Liability
Warrant liability	15,151	-	15,151	-

	March 31, 2024
	Fair Value	Level 1	Level 2	Level 3
Liability
Warrant liability	4,368	-	4,368	-

11.	Shareholders Equity

Authorized

Authorized share capital: an unlimited number of common shares with no par value.

Issued and Outstanding

On February 28, 2025, the Company entered into a letter agreement (the “2025 Letter Agreement”) with EV Metals 7 LLC (“EV Metals”), a company controlled by Jacob Warnock, a director of the Company, agreeing to the principal terms and conditions upon which EV Metals, directly or through one or more of its subsidiaries or affiliates, could complete one or more transactions to purchase up to $15.0 million of units (the “2025 Offering”), which each unit (the “2025 Units”) consisting of one Common Share of stock and one warrant to purchase a Common Share. On March 2, 2025, two entities controlled by EV Metals, EV Metals 7 LLC and EV Metals VI LLC, entered into binding subscription agreements for the purchase of a portion of the 2025 Offering. The first closing of the 2025 Offering occurred on March 31, 2025 for gross proceeds of $7.55 million and the second closing of the 2025 Offering occurred on April 11, 2025 for gross proceeds of $679,000, which are reflected in Obligation to issue shares as a liability. In connection with the two closings, EV Metals 7 LLC and EV Metals VI LLC acquired a total of 27,739,348 (25,393,475 in the first closing and 2,345,873 in the second closing) and 690,979 2025 Units, respectively. The pricing of the 2025 Units was CAD $0.4168 per share (USD$0.2894 per share), which was based on the five-day trading average of the Common Shares on the TSXV, less a discount of 25% (the maximum allowable discount permitted by the rules of the TSXV).

F-34

International Battery Metals Ltd.

Notes to the Consolidated Financial Statements

For the Years Ended March 31, 2025 and 2024

The pricing of the 2025 Units was be based on the five-day trading average of the common shares on the TSXV for the applicable tranche less the maximum allowable discount permitted by the rules of the TSXV. The warrants included in the 2025 Units will have a term of four years from date of issuance and will entitle the holders to purchase a common share at an exercise price equal to the closing price of the common shares on the TSXV as of the date immediately preceding the date of the news release announcing the 2025 Offering or the closing of the applicable tranche of the 2025 Offering. In connection with the first and second closing of the 2025 Offering, the Company paid structuring fees of $411,450 to Mr. Warnock, a director and control person of EV Metals.

On June 19, 2024, the Company completed another further private placement with EV Metals VI and Encompass, issuing 8,478,246 units and 3,000,000 units, respectively, for a total of 11,478,246 units and total proceeds of approximately $6.4 million. Each unit consisted of one common share and one common share purchase warrant with each warrant entitling the holder to purchase on additional common share for a period of two years from the date of issuance at an exercise price of CAD$0.9579. The Company agreed to pay Jacob Warnock, a director of the Company and controlling shareholder of EV Metals VI, a structuring fee of approximately $238,000 which was paid by issuing an additional 423,912 common shares and agreed to cover certain cost incurred in connection with the private placement by the Encompass, which was paid in cash totaling $45,000.

On May 6, 2024, the Company completed a further private placement with EV Metals VI and Encompass Capital Advisors LLC (“Encompass”), issuing 7,924,157 units and 10,717,977 units, respectively, for a total of 18,642,134 units and total proceeds of approximately $10.4 million. Each unit consisted of one common share and one common share purchase warrant, with each warrant entitling the holder to purchase on additional common share for a period of two years from the date of issuance at an exercise price of CAD$0.9579. The Company agreed to pay EV Metals VI a structuring fee of approximately $322,000 which was paid by issuing an additional 574,840 common shares and agreed to cover certain costs incurred in connection with the private placement by Encompass, which was paid by issuing an additional 80,385 common shares.

On February 11, 2024, the Company entered into a letter agreement (the, “Letter Agreement”), as amended, with EV Metals VI LLC (“EV Metals”) agreeing the principal terms and conditions upon which EV Metals, directly or through one or more of its subsidiaries or affiliates, could complete one or more transactions to purchase up to $20.0 million of units (the, “Offering”), which each unit consisting of one common shares of stock and one warrant to purchase a common share through June 10, 2024. The pricing established for the first closing (the, “Initial Closing”) was CAD $1.00 per unit and the exercise price for the warrants, with a two-year duration, as CAD $1.25 per common share. The Letter Agreement requires the Company to submit a price reservation with the Canadian Stock Exchange (“CSE”) to protect the pricing as permitted by CSE and to file for subsequent price reservations as such price reservations expire. Upon the occurrence of the Initial Closing, EV Metals shall have the right to appoint an individual to the Board of Directors of the Company and for as long as EV Metals maintains at least 5% of the issued and outstanding common shares, to nominate a potential director at subsequent shareholder meetings where directors are being considered. In addition to customary terms and conditions of such a private placement, the Letter Agreement provides EV Metals with registration rights upon EV Metals having subscribed an aggregate of $4.0 million pursuant to the Offering and maintaining beneficial ownership or control over 5% or more of all outstanding shares. On February 29, 2024, the Company completed the Initial Closing, issuing 2,704,400 units for proceeds of approximately $2.0 million. EV Metals appointed Jacob Warnock to the Board of Directors.

On December 29, 2023, the Company completed a private placement financing of 2,694,804 units for gross proceeds of approximately $1.4 million. Each unit consisted of one common share and one share purchase warrant, with each warrant entitling the holder to purchase one additional common share for a period of two years from the date of issuance at an exercise price of CAD $0.82 per share.

In December 2023, the Company issued 228,708 common shares as a signing bonus to the Co-Chief Executive Officer pursuant to an executive employment agreement, 150,000 for an officer’s performance bonus and 123,841 common shares to members of the Board of Directors in lieu of cash board fees. Additionally, the Company issued 307,947 shares to a law firm in lieu of payment for amounts owing for services rendered to the Company. The total value of these shares was approximately $500,000.

F-35

International Battery Metals Ltd.

Notes to the Consolidated Financial Statements

For the Years Ended March 31, 2025 and 2024

On December 8, 2023, the Company completed a private placement financing of 1,629,838 units for gross proceeds of approximately $840,000. Each unit consisted of one common share and one share purchase warrant, with each warrant entitling the holder to purchase one additional common share for a period of two years from the date of issuance at an exercise price of CAD $0.82 per share.

On September 21, 2023, the Company issued 400,000 common shares valued at approximately $359,000 to a law firm as a retainer for professional services to be provided to the Company. Approximately $210,000 of the retainer was amortized to expense during the year ended March 31, 2024 and approximately $149,000 remains in other current assets as of March 31, 2024.

On April 21, 2023, the Company completed a private placement financing (“April 2023 Placement”) with Encompass Capital Advisors LLC (“Encompass”) issuing 6,396,999 units for gross proceeds of $5.0 million. Each unit consisted of one common share and one share purchase warrant, with each warrant entitling the holder to purchase one additional common share for a period of two years from the date of issuance at an exercise price of CAD $1.21 per share. In connection with the offering, the Company paid an advisory fee of approximately $300,000. In connection with the closing of the April 2023 Placement, the Company agreed to amend the exercise price of 3,333,333 warrants (“Existing Warrants”) held by Encompass to $1.21 from the initial exercise price of $3.83. The Existing Warrants were allowed to expire in February 2024. The April 2023 Placement provided the Encompass with customary anti-dilution protection for a period of six months from closing and provided pre-emptive rights on future Company proposed issuances of equity, debt or other securities convertible into equity or with equity attached thereto, for a period of twenty-four months from the date of closing.

Weighted-average Common Shares Outstanding

(in thousands, except per share amounts)	For the Year Ended March 31,
	2025	2024
Net loss	(3,516)	(8,510)
Weighted average number of shares:
Issued common shares at beginning of period	211,381	195,436
Effect of common shares issued during period	27,050	8,780
Weighted average number of shares basic and diluted:	238,431	204,216
Net loss per share, basic and diluted	$(0.01)	$(0.04)

Anti-dilutive common share equivalents excluded from the computation of diluted net loss per share for the years ended March 31, 2025 and 2024 are as follows (in thousands):

	For the Year Ended March 31,
	2025	2024
Warrants to purchase common shares	69,629	13,424
Options to purchase common shares	12,283	10,569
	81,912	23,993

F-36

International Battery Metals Ltd.

Notes to the Consolidated Financial Statements

For the Years Ended March 31, 2025 and 2024

Stock Options

The Company has a stock option plan (the “Plan”) which provides eligible directors, officers, employees and consultants of the Company with the opportunity to acquire an ownership interest in the Company and is the basis for the Company’s long-term incentive scheme. The Plan is administered by the Board of Directors (the, “Board”), or if appointed, by a special committee of directors appointed from time to time by the Board. The maximum number of common shares issuable under the Plan shall not exceed 10% of the number of common shares of the Company issued and outstanding as of each award date, inclusive of all common shares reserved for issuance pursuant to previously granted stock options. The exercise price of options granted under the Plan will not be less than the closing market price of the Company’s common shares on the exchange. The options have a maximum term of ten years from date of issue and vesting is determined by the Board.

On June 7, 2023, the Company amended the exercise price of 1,800,000 stock options previously granted to officers, directors and employees of the Company with exercise prices ranging from CAD$3.50 to CAD$4.37 per share. To amend the exercise price of the 1,800,000 stock options, the Company cancelled 1,800,000 stock options on June 7, 2023, and issued replacement options on July 7, 2023, following a thirty-day grace period at the amended exercise price of CAD$1.41 per share, which was the trading price of the Company’s common shares on the date of grant.

The Company’s has historically issued options utilizing Canadian dollars (CAD$) for the strike price as the Company’s principle public listing of common shares is reported on the Canadian Securities Exchange utilizing CAD$. The following table summarizes information regarding the options including the historical CAD$ strike prices during the years ended March 31, 2025 and 2024:

	Options	Weighted- Average Exercise	Weighted- Average Exercise
	Outstanding	Price	Life (years)
	(thousands)	(CAD$)
Balance as of March 31, 2024	10,569	1.28	2.9
Granted	2,864	1.12
Forfeited	(1,150)	0.89
Balance as of March 31, 2025	12,283	$1.04	3.1

The weighted-average grant date fair value of the options granted during fiscal years 2025 and 2024 was $0.62 (CAD$0.82) and $0.52 (CAD$0.84) per share, respectively. The share-based compensation expense for fiscal years 2025 and 2024 was approximately $1.8 million and $2.6 million, respectively and is included in general and expenses in the consolidated financial statements. There were no proceeds for option exercises during fiscal year 2025. The total proceeds for option exercises during fiscal year 2024 were approximately $112,000 and the intrinsic value per share on date of exercise was approximately $0.73 (CAD$0.99). As of March 31, 2025, unrecognized compensation expense associated with unvested options granted and outstanding was approximately $1,050,000 to be recognized over the remaining period of 2.0 years.

The fair value of the options was estimated using the Black-Scholes option pricing model with the following weighted average assumptions:

	For the Year Ended March 31,
	2025	2024
Risk-free interest rate	2.9%	3.3%
Expected volatility	132%	126%
Expected life (years)	3.13	4.4
Expected dividend yield	0.0%	0.0%

The expected volatility assumptions have been developed taking into consideration historical volatility of the Company’s share price.

F-37

International Battery Metals Ltd.

Notes to the Consolidated Financial Statements

For the Years Ended March 31, 2025 and 2024

Warrants

The Company has historically issued warrants utilizing CAD$ for the strike price as the Company’s principle public listing of common shares is reported on the Canadian Securities Exchange utilizing CAD$. The following table summarizes information regarding the warrants including the historical CAD$ strike prices during the years ended March 31, 2025 and 2024:

	Warrants	Weighted- Average Exercise	Weighted- Average Exercise
	Outstanding	Price	Life (years)
	(thousands)	(CAD$)
Balance as of March 31, 2023	3,756	$3.46	0.8
Granted	13,424	1.09
Exercised	(423)	0.58
Expired	(3,333)	3.83	1.2
Balance as of March 31, 2024	13,424	1.09
Granted	56,205	0.82
Balance as of March 31, 2025	69,629	$0.82	2.2

As the strike price of the warrants is stated in a currency, Canadian dollars, which is different than the Company’s functional currency, the warrants are treated as a liability in the consolidated balance sheets. The outstanding warrant liability as of March 31, 2025 and 2024 was approximately $15.2 million and $4.4 million, respectively. During the years ended March 31, 2025 and 2024, the Company recognized a gain for the change in fair value of the warrants of approximately $13.2 million and $2.1 million respectively. The fair value of the options was estimated using the Black-Scholes option pricing model with the following weighted average assumptions:

	For the Year Ended March 31,
	2025	2024
Risk-free interest rate	2.5%	3.9%
Expected volatility	143%	114%
Expected life (years)	2.17	2.0
Expected dividend yield	0.0%	0.0%

Restricted Share Unit Plan

On November 25, 2020, as amended and restated December 15, 2023, the Company adopted a restricted share unit plan (the “RSU Plan”) which allows for certain discretionary bonuses and similar awards, related to the achievement of long-term financial and strategic objectives of the Company, to be provided to eligible directors, officers, employees and consultants of the Company. The RSU Plan is administered by the Board, or if appointed, by a special committee of directors appointed from time to time by the Board. The maximum number of common shares issuable under the RSU Plan is 20,477,824.

The Company granted 220,902 RSU’s on July 1, 2022, which were subsequently cancelled and replaced with 220,902 stock options on September 29, 2023. On June 30, 2023, the Company granted 12,500 RSU’s to an employee and concurrently issued the shares to settle the RSU’s. The Company had no RSU’s outstanding as of March 31, 2024.

On August 20, 2024, the Company granted 4,227,630 performance-based RSUs of which 300,000 RSUs vested upon issuance. The Company evaluated both the probability of achieving each of the performance targets and the time required to determine the estimated vesting schedule and valuation of the RSUs. During the year ended March 31, 2025, the Company recognized approximately $322,000 of compensation expense for the RSUs which is included in selling, general and administrative expenses in the condensed consolidated financial statements

On November 26, 2024, the Company granted 2,705,630 RSUs to the Board of Directors, with each Director receiving 541,126 RSUs. The closing price on November 26, 2024, was CAD$0.33 and the cumulative value of these RSUs are approximately $633,446. The vesting period for these RSUs is one year and will be expensed over the vesting period.

F-38

International Battery Metals Ltd.

Notes to the Consolidated Financial Statements

For the Years Ended March 31, 2025 and 2024

12.	Licensing Agreements with Related Parties

In November 2018, the Company entered into licensing agreements as amended with Ensorcia Metals Corporation (“Ensorcia”) and its wholly-owned subsidiaries, Sorcia and Ensorcia Argentina LLC (“EAL”) (collectively, “Ensorcia Group”) whereby the Company issued lithium extraction technology licenses to Sorcia and EAL to use extraction systems manufactured by the Company in exchange for a six percent royalty (6%) on the gross sales price of all products produced and sold, less selling costs, using the licensed technology and a ten percent (10%) participation interest in each of Sorcia’s and EAL’s future resource projects or lithium extraction facilities where the Company’s licensed rights are utilized. The definition of participation interest is to be agreed upon and calculated at the time any future resource projects are negotiated. Pursuant to the licensing agreements, as amended, Sorcia and EAL have a priority over construction of the Company’s next extraction system on the Company’s construction schedule. The Company can terminate the licensing agreements with Sorcia and EAL on or after December 31, 2028. Ensorcia, Sorcia and EAL are related parties of the Company by virtue of significant shareholdings. The controlling shareholder and Chairman of the Ensorcia Group was a director of the Company until October 31, 2024.

On March 30, 2023, the Company and Entec, an affiliate of the Ensorcia Group, entered into the Entec Licensing Agreement. Pursuant to the terms of the Entec Licensing Agreement, the Company will provide Entec with a non-exclusive, limited, world-wide (other than Chile and Argentina) license to access to all patents, trade secrets, and other proprietary rights for use by Entec within the territory solely for the use and operation of equipment and systems manufactured and sold in accordance with the Entec License Agreement for the extraction of lithium salts from lithium bearing raw brine. In consideration for entering the Entec Licensing Agreement, Entec has agreed to provide the Company with a royalty equal to 6% of the net sales with respect to the first resource project or lithium extraction facility utilizing the Company’s licensed technology as well as an interest in the project equal to 10% of Entec’s interest in the project (the “Entec Participation Interest”). With respect to additional resource projects, Entec has agreed to provide the Company with both royalty payments and the Entec Participation Interest equal to the last lithium production agreement entered into by the Company in the country where the project resides.

For the years ended March 31, 2025 and 2024, the Company has not received any revenue or incurred any expense associated with these licensing agreements with the related parties.

13.	Income Taxes

Provision for Income Taxes

The provision for income tax (benefit) differs from the amount that would have resulted by applying the combined Canadian federal and provincial statutory tax rates. A reconciliation of the statutory versus effective rates are as follows (amounts in thousands):

	For the Year Ended March 31,
	2025		2024
Income (tax benefit) at statutory rate (Canada)	$(949)	(27)%	$(2,298)	(27)%
Change in statutory, foreign exchange rates and other	-	-%	703	8%
Permanent differences	338	10%	159	2%
Share issuance costs	-	-%	(142)	(2)%
Adjustments to prior years’ provision	(1,061)	(30)%	1,578	19%
Non taxable gain on warrant obligations	(3,291)	(94)%	-	-%
Increase in valuation allowance (Canada)	4,265	121%	-	-%
US-Canadian rate differential	629	18%	-	-%
Other	69	2%	-	-%
Income tax benefit, net	$-	-%	$-	-%

F-39

International Battery Metals Ltd.

Notes to the Consolidated Financial Statements

For the Years Ended March 31, 2025 and 2024

The significant components of the Company’s unrecorded deferred tax assets are as follows (in thousands):

	As of March 31,
	2025	2024
Non-capital loss carryforward	$7,449	$3,452
Basis differences in fixed assets	(990)	128
Intangible assets	766	812
Accruals and reserves	233	-
Share issuance costs	1,163	202
Interest limitations	237	-
Capital losses	2	1
	8,860	4,595
Less: valuation allowance	(8,860)	(4,595)
Net deferred tax assets	$-	$-

As of March 31, 2025, the Company had non-capital tax loss carryforwards in Canada of approximately $17.6 million which can be applied to reduce future Canadian taxable income and will expire between 2031 and 2045. Additionally, the Company had net operating tax loss carryforwards in the United States of $13.2 million, which may be carried forward indefinitely to reduce future U.S. taxable income.

As of March 31, 2025, the Company has unrecognized deferred tax liability of approximately $1.5 million due to the timing differences arising on the initial recognition of the acquisition of all the issued and outstanding shares of a subsidiary acquired in 2018.

14.	Contingency

In April 2021, former Company employees and directors and a company which they control, filed a complaint in the United States District Court for the District of Colorado against the Company for alleged wrongful dismissal and breach of a share exchange agreement. The complaint alleges non-payment of wages and benefits, appropriation of property and interference in outside employment. The Company is objecting to the complaint, has retained counsel to address and filed a countersuit alleging the counterclaim defendants diverted Company work to themselves and interfered with contractual relations. The complaint was settled on July 7, 2025, whereby the Company paid the claimants approximately $78,000.

15.	Risk Management

Concentration of Credit risk

Financial instruments that potentially subject the Company to credit risk consist of cash. The Company manages its credit risk relating to cash by dealing only with high-rated financial institutions as determined by rating agencies. As a result, credit risk is considered insignificant. The Company does not consider any of its financial assets to be impaired.

Liquidity risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting obligations associated with financial liabilities. The Company manages liquidity risk by maintaining sufficient cash balances to enable settlement of transactions on the due date. The Company is exposed to liquidity risk. The Company addresses its liquidity by raising capital through the issuance of equity. While the Company has been successful in securing financings in the past, there is no assurance that it will be able to do so in the future.

Foreign currency risk

Foreign currency risk is the risk that a variation in exchange rates between the Canadian dollar and the U.S. dollar will affect the Company’s operations and financial results. The operating results and financial position of the Company are reported in U.S. dollars. As of March 31, 2025, the Company held approximately $117,000 of Canadian cash and trade payables and other liabilities of $104,000 denominated in Canadian dollars.

Other risks

Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest rate risk and commodity price risk arising from financial instruments.

16.	Segment Information

The Company operates as a single reportable segment, which reflects the manner in which the CODM manages the business, allocates resources, and evaluates performance. The Company’s activities to date have been limited to research and development and pre-commercialization activities and it has not generated any revenue from product sales or services.

Significant Expense Categories

As required by ASU 2023-07, the Company discloses significant segment expense categories that are regularly provided to the CODM. These categories, which represent the major costs incurred in the development of the Company’s technology and operations, are as follows:

	Year Ended March 31,
Expense Category	2025	2024
General and administrative	$7,290	$6,864
Stock-based compensation	$1,752	$2,649
Other operating expenses	$3,533	$-

The CODM reviews these expenses as part of the consolidated financial results. No other measures of segment profit or loss, or assets, are provided to the CODM.

Geographic Information

All operations and assets are located in the United States. As of March 31, 2025, the Company does not have revenue or long-lived assets located outside of the United States.

17.	Subsequent Events

In accordance with ASC 855, “Subsequent Events,” the Company has analyzed it operations subsequent to March 31, 2025 to the date these financial statements were issued and has determined that it does not have any material subsequent events to disclose in these financial statements.

On July 20, 2025, the Company entered into the Encompass Subscription Agreements with Encompass, a beneficial owner of more than 5% of the Company’s securities, for the purchase of up to 25,765,259 units at a price of CAD $0.26625 per unit (USD$0.19406 per unit) for gross proceeds of $5.0 million to the Company. Each 2025 Encompass Unit consists of one Common Share and one warrant, with each warrant entitling the holder to purchase one additional Common Share for a period of three years from the closing date of the 2025 Encompass Offering at an exercise price of CAD$0.355 per share. In addition, the Company has agreed to grant Encompass the right but not the obligation to purchase up to $2.0 million additional units of the Company at any time on or before December 31, 2025.

The 2025 Encompass Offering is expected to close on or around August 8, 2025, subject to satisfaction of customary closing conditions, including (i) receipt of the requisite regulatory approvals, including the approval of the TSXV and the Warrant Amendments, (ii) the accuracy of the representations and warranties of the other party, (iii) compliance with the terms, covenants, agreements and conditions of the Encompass Subscription Agreements, and (iv) no Material Adverse Effect (as defined in the Encompass Subscription Agreements) has occurred nor has any event or events occurred that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

On July 20, 2025, the Company entered into amended and restated registration rights agreements (“A&R Registration Rights Agreements”) which amended the Registration Rights Agreements with each of EV Metals and Encompass. Pursuant to the A&R Registration Rights Agreements, we have agreed to use our reasonable best efforts to cause this Registration Statement to be declared effective as promptly as reasonably practicable but in no event later than July 20, 2026. In addition, pursuant to the Encompass A&R Registration Rights Agreement, upon the closing of the 2025 Encompass Offering we have agreed that, upon request of Encompass, we will use our commercially reasonable efforts to (i) file a registration statement registering the Common Shares to be issued at closing of the 2025 Encompass Offering, including the Common Shares issuable upon exercise of the warrants which form a part of the 2025 Encompass Units within 90 days and (ii) have such registration statement declared effective as promptly as reasonably practicable following the filing thereof but in no event later than 60 days if the registration statement is not reviewed by the SEC or 180 days if subject to review. The A&R Registration Rights Agreements provide that, subject to certain requirements and customary conditions, each of EV Metals and Encompass will have “piggy-back” registration rights with respect to underwritten offerings by us and other shareholders. In addition, upon the request of EV Metals, we have agreed to take necessary steps to facilitate up to two underwritten offerings which must occur prior to the third anniversary of the effective date of this registration statement on Form S-1; provided that the aggregate price of such offering is expected to be $25 million or less.

The A&R Registration Rights Agreements contain customary cross-indemnification provisions, under which we are obligated to indemnify the selling shareholders in the event of material misstatements or omissions in the registration statement and any violation or alleged violation by us of the Securities Act, Exchange Act, or any state securities law, or any rule or regulation thereunder, and the selling shareholders are obligated to indemnify us for material misstatements or omissions attributable to them. We will generally pay all registration expenses in connection with our obligations under the A&R Registration Rights Agreements, regardless of whether any our Common Shares are sold pursuant to a registration statement.

In connection of the foregoing, pursuant to the A&R Registration Rights Agreements, we agreed to extend the expiration date of the warrants previously issued to Encompass and EV Metals pursuant to the private placements which occurred on April 21, 2023, February 29, 2024, May 3, 2024, and June 19, 2024 to the earlier of (i) five years from the date of such warrants original issuance or (ii) three years from the date of the closing of the 2025 Encompass Offering (the “Warrant Amendments”) and each of EV Metals and Encompass has agreed to waive their respective rights to any possible claims, including the right to liquidation damages, under the Registration Rights Agreements provided that the Warrant Amendments are approved by the TSXV.

F-40

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable solely by us in connection with the sale of the securities being registered hereby. All amounts, other than the SEC registration fee, are estimates.

Amount (US$)
SEC registration fee	761.45
Accounting fees and expenses*	11,000
Legal fees and expenses*	18,000
Miscellaneous fees and expenses*	-
Total	29,761.45

* These fees are estimated and accordingly are subject to change

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Business Corporations Act (British Columbia)

We are subject to the provisions of Part 5, Division 5 of the BCBCA.

Under Section 160 of the BCBCA, we may, subject to Section 163 of the BCBCA:

(a)	Indemnify an individual who:

(i)	is or was a director or officer of the Company;

(ii)	is or was a director or officer of another corporation at a time when such corporation is or was an affiliate of the Company; or

(iii)	at the Company’s request, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity, including, subject to certain limited exceptions, the heirs and personal or other legal representatives of that individual (collectively, an “eligible party”), against all eligible penalties, defined below, to which the eligible party is or may be liable; and

(b)	after final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding, where:

(i)	“eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding,

(ii)	“eligible proceeding” means a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, we or an associated corporation (A) is or may be joined as a party, or (B) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding,

(iii)	“expenses” includes costs, charges and expenses, including legal and other fees, but does not include judgments, penalties, fines or amounts paid in settlement of a proceeding, and

(iv)	“proceeding” includes any legal proceeding or investigative action, whether current, threatened, pending or completed.

II-1

Under Section 161 of the BCBCA, and subject to Section 163 of the BCBCA, we must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding if the eligible party (a) has not been reimbursed for those expenses and (b) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.

Under Section 162 of the BCBCA, and subject to Section 163 of the BCBCA, we may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of the proceeding, provided that we must not make such payments unless it first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited under Section 163 of the BCBCA, the eligible party will repay the amounts advanced.

Under Section 163 of the BCBCA, we must not indemnify an eligible party against eligible penalties to which the eligible party is or may be liable or pay the expenses of an eligible party in respect of that proceeding under Sections 160(b), 161 or 162 of the BCBCA, as the case may be, if any of the following circumstances apply:

(a)	if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, we were prohibited from giving the indemnity or paying the expenses by the Company’s memorandum or Articles;

(b)	if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, we are prohibited from giving the indemnity or paying the expenses by the Company’s memorandum or Articles;

(c)	if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests or the associated corporation, as the case may be; or

(d)	in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

If an eligible proceeding is brought against an eligible party by or on behalf or by or on behalf of an associated corporation, we must not either indemnify the eligible party under Section 160(a) of the BCBCA against eligible penalties to which the eligible party is or may be liable, or pay the expenses of the eligible party under Sections 160(b), 161 or 162 of the BCBCA, as the case may be, in respect of the proceeding.

Under Section 164 of the BCBCA, and despite any other provision of Part 5, Division 5 of the BCBCA and whether or not payment of expenses or indemnification has been sought, authorized or declined under Part 5, Division 5 of the BCBCA, on application or an eligible party, the court may do one or more of the following:

(a)	order us to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

(b)	order us to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

(c)	order the enforcement of, or any payment under, an agreement of indemnification entered into by us;

(d)	order us to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under Section 164 of the BCBCA; or

(e)	make any other order the court considers appropriate.

II-2

Section 165 of the BCBCA provides that we may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of or holding or having held a position equivalent to that of a director or officer of, we or an associated corporation.

Under Article 20.2 of the Company’s Articles, and subject to the BCBCA, we must indemnify an eligible party and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and it must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each eligible party is deemed to have contracted with we on the terms of the indemnity contained in the Company’s Articles.

Under Article 20.3 of the Company’s Articles, and subject to any restrictions in the BCBCA, we may indemnify any person. We have entered into indemnity agreements or employment agreements containing indemnification provisions with certain of the Company’s directors and officers. Under these indemnification provisions, an executive officer is entitled, subject to the terms and conditions thereof, to the right of indemnification by the Company for certain expenses to the fullest extent permitted by applicable law. We believe that these indemnification agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

Pursuant to Article 20.4 of the Company’s Articles, the failure of an eligible party to comply with the BCBCA or the Company’s Articles does not invalidate any indemnity to which he or she is entitled under the Company’s Articles.

Under Article 20.5 of the Company’s Articles, we may purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who: (1) is or was a director, officer, employee or agent of the Company; (2) at the request of the Company, is or was a director, officer, employee or agent of another corporation at a time when the corporation is or was an affiliate of the Company; (3) at the request of the Company, is or was a director, officer, employee or agent of a corporation or a partnership, trust, joint venture or other unincorporated entity; (4) at the request of the Company, holds or held a position equivalent to that of a director or officer of a partnership, trust, joint venture or other unincorporated entity; (5) against any liability incurred by him or her as such director, officer, employee or agent or person who holds or held such equivalent position.

We have an insurance policy covering our directors and officers, with respect to certain liabilities arising out of claims based on acts or omissions in their capacities as directors or officers.

We have entered into an indemnification agreement with each of our directors and executive officers, pursuant to which we have agreed, to the fullest extent not prohibited by law and promptly upon demand, to indemnify and hold harmless such director or officer, their heirs and legal representatives from and against (i) all costs, charges and expenses incurred by such director or officer in respect of any claim, demand, suit, action, proceeding or investigation in which such director or officer is involved or is subject by reason of being or having been a director or officer (ii) all liabilities, damages, costs, charges and expenses whatsoever that the director or officer may sustain or incur as a result of serving as a director or officer in respect of any act, matter, deed or thing whatsoever made, done, committed, permitted or acquiesced in by such director or officer in his capacity as a director or officer, whether before or after the effective date of such indemnification agreement.

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ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

The following information represents securities sold by us within the past three years, which were not registered under the Securities Act. Included in this section are new issues, securities issued in exchange for property, services or other securities, securities issued upon conversion from the Company’s other share classes and new securities resulting from the modification of outstanding securities. We sold all of the securities listed below pursuant to: (a) the exemptions from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D (“Regulation D”) under the Securities Act; (b) Rule 701 under the Securities Act, with respect to compensatory securities offered and sold to (i) directors, (ii) officers, (iii) employees, or (iv) consultants who are natural persons providing bona fide services to we and/or its subsidiaries not in connection with the offer or sale of securities in a capital-raising transaction, and which do not directly or indirectly promote or maintain a market for the Company’s securities (each, a “Rule 701 Eligible Person”); (c) Section 3(a)(9) of the Securities Act; or (d) the exclusion from registration provided by Rule 903 of Regulation S (“Regulation S”) under the Securities Act for offers and sales of our securities which took place outside the United States.

Common Share transactions during the year ended March 31, 2023:

On May 16, 2022, the Company and each of EVL Holdings and Sorcia Minerals entered into investment agreements based on EVL Holdings and Sorcia Minerals’ assumption of third-party fabrication costs of the MDLE Plant (collectively, the “EVL Sorcia Investment Agreements”) in the amount of US$4,812,850, and US$6,160,485 respectively (collectively the “Indebtedness”). Pursuant to the terms of the EVL Sorcia Investment Agreements, it was agreed that the subscription price of the 2021 Private Placement, as previously announced and approved by shareholders of the Company on April 19, 2021, would be satisfied by applying the amounts indebted to EVL Holdings and Sorcia Minerals with any excess thereunder being applied to the exercise of each of the Warrants issued pursuant to the terms of the 2021 Private Placement.

On August 15, 2022, we sold 400,000 Common Shares at a price per Common Share of CAD$0.19 and 100,000 Common Shares at a price per Common Share of CAD$0.38 to a Rule 701 Eligible Person in reliance on Rule 701 under the Securities Act, upon the exercise of Stock Options, for aggregate consideration of CAD$114,000.

On October 7, 2022, we sold 2,550,000 Common Shares at a price per Common Share of CAD$0.38 to Rule 701 Eligible Persons in reliance on Rule 701 under the Securities Act, upon the exercise of Stock Options, for aggregate consideration of CAD$969,000.

On October 20, 2022, we issued 300,000 Common Shares at a price per Common Share of CAD$0.62 to a Rule 701 Eligible Person in reliance on Rule 701 under the Securities, upon the exercise of Stock Options, for aggregate consideration of CAD$186,000.

On January 30, 2023, we issued 3,331,162 Common Shares to Ensorcia Metals, an accredited investor and greater than 5% shareholder, in reliance on Section 4(a)(2) of the Securities Act and Regulation D, and 3,331,162 Common Shares to an accredited investor, in reliance on Rule 903 of Regulation S, pursuant to their exercise of pre-emptive rights granted to them under a non-brokered private placement which closed on August 23, 2019, with each Common Share being priced at CAD$0.305 for aggregate consideration of CAD$2,032,009. The proceeds were used towards further testing and application of the MDLE Plant and to pay accounts payables.

On February 7, 2023, we issued 5,024,331 Common Shares to Dr. Burba, a director and an accreditor investor, in reliance on Section 4(a)(2) of the Securities Act and Regulation D, at the then market price of the Company’s Common Shares as traded on the CSE, pursuant to the completion of certain milestone achievements as provided for in the Share Exchange Agreement with SAL. No consideration was received by us for the issuance.

On March 10, 2023, the Company held a special meeting of the holders of Common Shares in which it obtain dis-interested shareholder re-approval of a resolution approving the 2021 Private Placement and thus re-affirming the pre-emptive rights granted to each of Sorcia Minerals and EVL Holdings under the terms of the 2021 Private Placement, and on March 21, 2023, the Company completed the 2021 Private Placement and issued 17,250,000 units to EVL Holdings LLC, an accredited investor, in reliance on Section 4(a)(2) of the Securities Act and Regulation D, and 16,827,502 units to Sorcia Minerals LLC, an accredited investor, in reliance on Section 4(a)(2) of the Securities Act and Regulation D, with each unit being priced at CAD$0.58 per unit for aggregate consideration of CAD$19,764,951.66. The proceeds from the 2021 Private Placement were used to offset the Indebtedness owing by the Company to each of EVL Holdings and Sorcia Minerals. On March 22, 2023, we issued 5,024,331 Common Shares to Christina Borgese an accredited investor and former executive officer of the Company, and 5,024,330 Common Shares to Marc Privitera, an accredited investor and former executive officer of the Company, in reliance Section 4(a)(2) of the Securities Act and Regulation D, at the then market price of the Company’s Common Shares as traded on the CSE, pursuant to the completion of certain milestone achievements as provided for in the SAL Share Exchange Agreement. No consideration was received by us for the issuance.

Common Share transactions during the year ended March 31, 2024:

On April 20, 2023, we sold 422,498 Common Shares at a price per Common Share of CAD$0.58 for gross proceeds of CAD$245,044 upon the exercise of Warrants by Sorcia Minerals, an accredited investor, in reliance on Section 4(a)(2) of the Securities Act and of Regulation D.

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On April 21, 2023, we completed a non-brokered private placement and issued 6,396,999 Units, consisting of 6,396,999 Common Shares and 6,396,999 Warrants to Encompass, an accredited investor, in reliance on Regulation S of the Securities Act, with each Unit being priced at CAD$1.04635 for gross proceeds of CAD$6,693,500.01. Each unit is comprised of one Common Share and one Warrant entitling the holder to purchase one Common Share for a period of two years an exercise a price of CAD$1.21. The proceeds from the private placement were used for working capital needs, to accelerate research and development efforts, product development and technology adoption, and for preplacement orders of MDLE Plants for sitting on customer brine resources.

On July 4, 2023, we sold 12,500 Common Shares to a Rule 701 Eligible Person in reliance on Rule 701 under the Securities Act, upon the vesting of RSUs of the Company, originally issued in reliance on Rule 701 under the Securities Act. No consideration was received by us for this issuance.

On August 28, 2023, we sold 800,000 Common Shares at a price per Common Share of CAD$0.19, to a Rule 701 Eligible Person in reliance on Rule 701 under the Securities Act, upon the exercise of Stock Options, for aggregate consideration of CAD$152,000.

On September 21, 2023, we sold 400,000 Common Shares at a price per Common Share of CAD$1.195, to a service provider in reliance on Section 4(a)(2) of the Securities Act and Regulation D.

On December 8, 2023, we completed a non-brokered private placement and sold 1,629,838 units to Garry Flowers, former Chief Executive Officer, Dr. John Burba, Chief Technology Officer and director, and a consultant, each an accredited investor, in reliance Section 4(a)(2) of the Securities Act on Regulation D, with each unit being priced at CAD$0.70 for gross proceeds of CAD$1.1 million/US$840,000. Each unit was comprised of one Common Share and one Warrant entitling the holder to purchase one Common Share for a period of two years at a price of CAD$0.82. The proceeds from the private placement were used towards the Company’s ongoing operations and other general corporate expenditures.

On December 11, 2023, we issued 228,708 Common Shares at a price per Common Share of CAD$0.89, to Libor Michel, then co-CEO and an accredited investor, in reliance on Section 4(a)(2) of the Securities Act and Regulation D, pursuant to the terms of his executive employment agreement with the Company. No consideration was received by us for the issuance.

On December 12, 2023, we issued 431,788 Common Shares, with 123,841 Common Shares are to having a deemed price of CAD$0.89, and 307,947 Common Shares having a deemed issuance price of CAD$0.70, to certain directors, officers, and consultants of the Company, in reliance on Section 4(a)(2) of the Securities Act and Regulation D, in lieu of cash payment for services rendered in that capacity. No consideration was received by us for the issuance.

On December 29, 2023, we issued 150,000 Common Shares with a deemed price of CAD$0.90 to Joshua Hebert, an accredited investor, in reliance on Section 4(a)(2) of the Securities Act and Regulation D, pursuant to certain amendments made to Mr. Hebert’s employment agreement with the Company. No consideration was received by us for the issuance.

On December 29, 2023, we also completed a non-brokered private placement and issued 2,694,804 units to certain insiders of the Company, and accredited investors, in reliance on Section 4(a)(2) of the Securities Act and Regulation D, with each unit being priced at CAD$0.70 for aggregate consideration of $1.4 million. Each Unit was comprised of one Common Share and one Warrant entitling the holder to purchase one Common Share at a price of CAD$0.82 until December 29, 2025. The proceeds from the private placement were used towards the Company’s ongoing operations and general corporate expenditures.

On February 29, 2024, we completed a first closing of a non-brokered private placement and issued 2,702,400 units to EV Metals VI, an accredited investor, in reliance on Section 4(a)(2) of the Securities Act and Regulation D, with each unit being priced at CAD$1.00, for aggregate consideration of CAD$2,702,400. Each unit was comprised of one Common Share and one Warrant entitling the holder to purchase one Common Share at a price of CAD$1.25 until March 1, 2026. The proceeds from the private placement were used towards the costs of mobilization and commission of the MDLE Plant.

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On March 27, 2024, we issued 76,005 Common Shares at a deemed price of CAD$1.00, to Mr. Tony Colletti, Mr. William Webster, then directors of the Company, and Roderick Kirkham, then Corporate Secretary to the Company, in reliance on Section 4(a)(2) of the Securities Act and Regulation D, in lieu of cash payment for services rendered in that capacity. No consideration was received by us for the issuance.

Common Share transactions during the year ended March 31, 2025:

On May 6, 2024, we completed a second closing of a non-brokered private placement (first closing occurred on February 29, 2024 as described above) and issued in total 18,642,134 units to Encompass and EV Metals VI, each an accredited investor in reliance on Regulation S of the Securities Act, with each unit being priced at CAD$0.76632, for aggregate consideration of approximately US$10.4 million. Encompass acquired the units as a result of its exercise of the Encompass Pre-Emptive Rights pursuant to the terms of the Encompass Investment Agreement entered into with Encompass in respect of the April 2023 Placement. Each unit was comprised of one Common Share and one Warrant entitling the holder to purchase one Common Share of ours for a period of two years at a price of CAD$0.9579. In addition, we also caused the issuance of 574,840 Common Shares to EV Metals VI, pursuant to certain financing structuring fees as agreed to by us and EV Metals VI under the terms of the investment agreement dated May 3, 2024. The proceeds of the private placement were used towards current obligations for the deployment of its MDLE Plant in the western United States, and for general working capital purposes.

On May 9, 2024, we also issued 80,385 Common Shares to Encompass, an accredited investor, in reliance on Regulation S of the Securities Act, with each Common Share being priced at CAD$0.76632. The Common Shares were issued to Encompass as payment to cover certain expenses incurred by Encompass for the non-brokered private placement, described above.

On May 31, 2024, we issued 14,624 Common Shares a Rule 701 Eligible Person in reliance on Rule 701 under the Securities Act, pursuant to the terms of such person’s employment with the Company. No consideration was received by us for the issuance.

On June 19, 2024, we completed a non-brokered private placement with EV Metals and Encompass, each an accredited investor, in reliance on Regulation S of the Securities Act, issuing 8,478,246 units and 3,000,000 units, respectively, constituting a total of 11,478,246 units, with each unit being priced at CAD$0.76632, for aggregate consideration of approximately US$6.4 million. Encompass acquired the units as a result of its exercise of the Encompass Pre-Emptive Rights. As part of this private placement, Encompass was issued 3,000,000 units for proceeds of approximately $1.6 million under the same terms and conditions as the May 2024 Placement. Each unit was comprised of one Common Share and one Warrant entitling the holder to purchase one Common Share from us for a period of two years at a price of CAD$0.9579. Included in this private placement, was the third closing with EV Metals, which received 8,478,246 units for proceeds of approximately $4.8 million. In connection with the offering to EV Metals, we also caused the issuance of 423,912 Common Shares to EV Metals VI, pursuant to certain financing structuring fees as agreed to by us and EV Metals VI under the terms of the investment agreement dated May 3, 2024. The proceeds of the private placement were used by us for expenditures to increase the production capacity of its MDLE Plant contracted for operations in the western United States as previously announced on January 11, 2024, and May 6, 2024, and for general working capital purposes.

On August 20, 2024, we issued 4,227,630 performance based RSUs of the Company of which 300,000 units vested upon issuance, to a Rule 701 Eligible Person in reliance on Rule 701 under the Securities Act. No consideration was received by us for this issuance.

On August 20, 2024, we issued 2,113,814 stock options to a Rule 701 Eligible Person in reliance on Rule 701 under the Securities Act and in accordance with the employment agreement, with an exercise price of CAD$0.94 and grant date fair value of US$0.68 (CAD$0.93) per stock option.

On February 28, 2025, we entered into the 2025 Letter Agreement with EV Metals, a company controlled by Jacob Warnock, a director of the Company, agreeing to the principal terms and conditions upon which EV Metals, directly or through one or more of its subsidiaries or affiliates, could complete one or more transactions to purchase up to $15.0 million of 2025 Units. The 2025 Units consist of one Common Share of stock and one warrant to purchase a Common Share. On March 2, 2025, two entities controlled by EV Metals, EV Metals 7 LLC and EV Metals VI LLC, entered into binding subscription agreements for the purchase of a portion of the 2025 Offering. The first closing of the 2025 Offering occurred on March 31, 2025 for gross proceeds of $7.55 million and the second closing of the 2025 Offering occurred on April 11, 2025 for gross proceeds of $679,000. In connection with the two closings, EV Metals 7 LLC and EV Metals VI LLC acquired a total of 27,739,348 and 690,979 2025 Units, respectively. The pricing of the 2025 Units was CAD $0.4168 per share (USD$0.2894 per share), which was based on the five-day trading average of the Common Shares on the TSXV, less a discount of 25% (the maximum allowable discount permitted by the rules of the TSXV). In connection with the first and second closing of the 2025 Offering, the Company paid Mr. Warnock, a director of the Company and control person of EV Metals aggregate structuring fees of $411,450. Proceeds from the offering will be used for general working capital purposes. The 2025 Units were issued by the Company in reliance on Section 4(a)(2) of the Securities Act for each of the two closings.

Common Share transactions post March 31, 2025:

During the period from March 31, 2025 through November 10, 2025, we issued an aggregate of 6,300,000 RSUs to Rule 701 Eligible Persons in reliance on Rule 701 under the Securities Act. No consideration was received by us for these issuances.

On July 20, 2025, the Company entered into the Encompass Subscription Agreements with Encompass, a beneficial owner of more than 5% of the Company’s securities, for the purchase of up to 25,765,259 units at a price of CAD $0.26625 per unit (USD$0.19406 per unit). Each 2025 Encompass Unit consists of one Common Share and one warrant, with each warrant entitling the holder to purchase one additional Common Share for a period of three years from the closing date of the 2025 Encompass Offering at an exercise price of CAD$0.355 per share. In addition, the Company has agreed to grant Encompass the right, but not the obligation, to purchase up to $2.0 million additional units of the Company at any time on or before December 31, 2025. The closing of the 2025 Encompass Offering occurred on August 5, 2025, for gross proceeds to the Company of $5.0 million.

On October 30, 2025, the Company and EV Metals came to an agreement under the 2025 Letter Agreement for EV Metals to acquire an additional 12,464,000 units priced at $0.16 per unit (CAD$0.255) for gross proceeds to the Company of $2.0 million. Each unit consists of one Common Share and one warrant to purchase a Common Share. Each warrant, which expires four years from the date of issuance, entitles the holder to purchase one Common Share at a price of CAD$0.30. As part of this offering, the Company paid Mr. Warnock a fee of 5% of the gross proceeds or $0.1 million.

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ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit Number	Description of Exhibit
3.1*	Articles of Incorporation dated August 28, 2017
5.1	Opinion of Gardiner Roberts LLP
10.1+*	Executive Employment Agreement, dated June 26, 2018, by and between Dr. John L. Burba and the Company
10.2(a)+*	Executive Employment Agreement, dated as of July 1, 2022, by and between Garry Flowers and IBAT USA
10.2(b)+*	Amendment to Executive Employment dated as of July 29, 2024, by and between Garry Flowers and IBAT USA
10.2(c)+*	Amendment to Executive Employment dated as of July 31, 2024, by and between Garry Flowers and IBAT USA
10.3+*	Executive Employment Agreement, dated as of December 11, 2023, by and between Douglas Smith and the Company
10.4+*	Executive Employment Agreement, dated as of December 11, 2023, by and between Libor Michel and the Company
10.5+*	Executive Employment Agreement, dated August 6, 2024, by and between Iris Jancik and the Company
10.6+*	Offer Letter, dated October 8, 2024, by and between the Company and Norma Garcia
10.7*	Rolling 10% Incentive Share Option Plan dated December 15, 2023
10.8*	Form of February 2024 Warrants
10.9*	Form of May 2024 Warrants
10.10#*	Registration Rights Agreement with Encompass Funds dated May 3, 2024
10.11#*	Investment Agreement with Encompass dated April 26, 2024
10.12*	Form of June 2024 Warrants
10.13+*	Severance and General Release Agreement dated March 3, 2025, by and between Douglas Smith and the Company
10.14+*	Severance and General Release Agreement dated April 11, 2025, by and between Iris Jancik and the Company
10.15*	Letter Agreement, dated February 28, 2025, by and between the Company and EV Metals 7 LLC
10.16*	Investor Rights Agreement, dated February 23, 2024, by and between the Company and EV Metals
10.17^*	Amendment to the Investor Rights Agreement dated March 31, 2025, between the Company and EV Metals 7 LLC
10.18#*	Subscription Agreement, dated March 2, 2025, by and between the Company and EV Metals 7 LLC
10.19#*	Subscription Agreement, dated March 2, 2025, by and between the Company and EV Metals VI LLC
10.20*	Royalty Agreement, dated March 4, 2018, by and between the Company and North American Lithium, Inc.
10.21+*	Executive Employment Agreement, dated April 7, 2025, by and between Joseph Mills and the Company
10.22+*	Executive Employment Agreement, dated June 2, 2025, by and between Michael Rutledge and the Company
10.23+*	Restricted Share Unit Agreement, dated April 18, 2025, by and between Joseph Mills and the Company
10.24+*	Restricted Share Unit Agreement, dated June 2, 2025, by and between Michael Rutledge and the Company
10.25+*	Form of Indemnity Agreement, entered into by Company with each of its Directors and Executive Officers
10.26*	Form of Subscription Agreement, date July 20, 2025, by and between the Company and each of the Encompass Funds
10.26(a)	Form of Warrant issued July 20, 2025
10.27*	Amended and Restated Registration Rights Agreement, dated July 20, 2025, by and between the Company EV Metals VI LLC
10.28#	Amended and Restated Registration Rights Agreement, dated July 20, 2025, by and between the Company and Encompass Capital Advisors LLC on behalf of certain fund entities
10.29*	Notice and Consent to the Amendments of Warrant Terms, dated July 20, 2025, by and between the Company and EV Metals VI LLC
10.30#	Notice and Consent to the Amendments of Warrant Terms, dated July 20, 2025, by and between the Company and Encompass Capital Advisors LLC on behalf of certain fund entities
10.31+*	First Amendment to Executive Employment Agreement, dated November 3, 2025, by and between the Company and Joseph Mills
10.32+*	First Amendment to Executive Employment Agreement, dated November 3, 2025, by and between the Company and Michael Rutledge
10.33*	Subscription Agreement, dated October 30, 2025 by and between the Company and EV Metals 7 LLC
10.34*	Subscription Agreement, dated October 30, 2025 by and between the Company and EV Metals 8 LLC
10.35*	Warrant Certificate, dated October 30, 2025
10.36*	Warrant Certificate, dated October 30, 2025
10.37+*	2025 Omnibus Equity Plan
21.1*	List of Subsidiaries of the Company
23.1	Consent of CBIZ CPAs P.C. Independent Registered Public Accounting Firm
23.2	Consent of Marcum LLP, Independent Registered Public Account Firm
23.3	Consent of Gardiner Roberts LLP (included in the opinion filed as Exhibit 5.1 to this registration statement)
23.4*	Consent of SLR International Corporation
23.5*	Consent of Greg Mehos & Associates LLC
24.1	Powers of Attorney (on signature page to Form S-1).
107	Filing Fee Table

* Previously filed and incorporated by reference to Item 16. Exhibits in Amendment No. 4 to the Company’s Registration Statement on Form S-1 (File No. 333- 286616) filed on December 30, 2025.

# Certain confidential portions (indicated by brackets and asterisks) of this exhibit have been omitted from this exhibit.

+ Indicates management contract or compensatory plan.

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ITEM 17. UNDERTAKINGS.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (ii), and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred and paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas on February 2, 2026.

INTERNATIONAL BATTERY METALS LTD.

By:	/s/ Joseph A. Mills
Name:	Joseph A. Mills
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph A. Mills and Norma Garcia, and each one of them, as his/her true and lawful attorneys-in-fact and agents, with full power of substitution and redistribution, for him and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective on filing pursuant to Rule 462(b) under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph A. Mills	Chief Executive Officer, Director	February 2, 2026
Joseph A. Mills	(principal executive officer)

/s/ Michael Rutledge	Chief Financial Officer	February 2, 2026
Michael Rutledge	(principal financial and accounting officer)

/s/ Dr. John Burba	Chief Technology Officer and Director	February 2, 2026
Dr. John Burba

/s/ James Schultz	Director	February 2, 2026
James Schultz

/s/ Keith Solar	Director	February 2, 2026
Keith Solar

/s/ John Souther	Director	February 2, 2026
John Souther

/s/ Jacob Warnock	Director	February 2, 2026
Jacob Warnock

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of International Battery Metals Ltd., has signed this registration statement or amendment thereto in Plano, Texas, on February 2, 2026.

Authorized U.S. Representative

By:	/s/ Norma Garcia
Name:	Norma Garcia
Title:	General Counsel, Corporate Secretary

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